Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-148403

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 29, 2008)

Banc of America Funding Corporation Depositor	Banc of America Funding 2009–R3 Trust Issuing Entity
Banc of America Securities LLC Sponsor

$6,501,699 (Approximate)
Mortgage Certificate-Backed Certificates, Series 2009-R3
Principal and/or interest payable monthly, beginning in April 2009

You should carefully consider the “Risk Factors” beginning on page S-16 of this prospectus supplement.

None of the Offered Certificates, the Mortgage Certificates or the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.  Please read both documents carefully to understand the risks associated with these investments.

The Issuing Entity will Issue —

•    Six classes of Certificates, including two classes of Exchangeable Certificates.

    •    The classes of Offered Certificates are listed in the table on page S-6.

    The Assets of the Issuing Entity will Consist Primarily of —

    •    An approximate 7.60% interest in the Class 4-A-1 Certificates issued by the Banc of America Mortgage 2006-B Trust.  The underlying Class 4-A-1 Certificates represent a senior interest in a pool of adjustable-rate mortgage loans secured by first liens on one- to four-family properties.

Credit Enhancement will Consist of —

    •    The credit enhancement provided to the underlying Class 4-A-1 Certificates as described in this prospectus supplement.

    •    Subordination of the Super Senior Support Certificates to the related Super Senior Certificates for the allocation of losses.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors.  The anticipated delivery date for the Offered Certificates is March 30, 2009.  Total proceeds to the Depositor for the Offered Certificates will be approximately 85% of the aggregate maximum initial class balance of the Offered Certificates, plus accrued interest, if applicable, before deducting expenses payable by the Depositor.

Banc of America Securities LLC

March 30, 2009

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS	S-4
SUMMARY OF TERMS	S-7
RISK FACTORS	S-16
General	S-16
Recent Developments in the Residential Mortgage Market	S-16
The Ratings on the Mortgage Certificates Have Been Downgraded	S-17
Modifications of the Mortgage Loans May Affect the Yields of the Offered Certificates	S-17
Governmental Actions May Affect Foreclosures	S-18
Proposed Changes to Accounting Standards Could Have an Adverse Impact on the Mortgage Certificates and Offered Certificates	S-18
Variability in Yield and Weighted Average Life	S-18
The Variable Rate of Interest on the Underlying Certificates Will Affect Your Yield	S-20
Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay	S-20
Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment	S-20
Alternative Underwriting Standards May Increase Risk of Loss	S-21
The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans	S-21
Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield	S-21
There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans	S-21
Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss	S-22
Credit Scores May Not Accurately Predict the Likelihood of Default	S-22
Decrement Tables Are Based Upon Assumptions and Models	S-22
There Is a Risk that Interest Payments on the Mortgage Certificates May Be Insufficient to Pay Interest on Your Certificates	S-22
Risks Related to Exchangeable REMIC Certificates and Exchangeable Certificates	S-23
Subordination of the Class A-2 Certificates Increases Risk of Loss	S-23
Limited Obligations	S-24
Limited Liquidity	S-24
Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster	S-24
Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment	S-24
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-25
United States Military Operations May Increase Risk of Relief Act Shortfalls	S-25
THE MORTGAGE CERTIFICATES	S-25
THE MORTGAGE POOL	S-26
Compensation and Payment of Expenses	S-29
THE UNDERLYING ORIGINATOR	S-30
MORTGAGE LOAN UNDERWRITING STANDARDS	S-30
SERVICING OF MORTGAGE LOANS	S-30
THE UNDERLYING SPONSOR	S-31
THE SPONSOR	S-31
STATIC POOL INFORMATION	S-32
THE UNDERLYING DEPOSITOR	S-32
THE DEPOSITOR	S-32
THE UNDERLYING ISSUING ENTITY	S-33
THE ISSUING ENTITY	S-33
THE TRUST AGREEMENT	S-33
Establishment of the Issuing Entity	S-33
The Trustee	S-34
Collections	S-34
Certificate Account	S-35
Termination of the Trust; Optional Termination	S-35
Resignation, Removal and Replacement of the Trustee	S-35
Modification of the Trust Agreement	S-36
Actions of the Trustee and Voting Rights	S-36
Governing Law	S-37
THE TRUSTEE	S-37
Compensation and Payment of Expenses of the Trustee	S-38
DESCRIPTION OF CERTIFICATES	S-38
Denominations and Form	S-38
Distributions	S-38
Exchangeable REMIC Certificates and Exchangeable Certificates	S-39
Interest	S-40
Principal	S-41
Allocation of Losses	S-42
PREPAYMENT AND YIELD CONSIDERATIONS	S-42
Assumptions Relating to Tables	S-43
Weighted Average Lives of the Offered Certificates	S-43
USE OF PROCEEDS	S-44
FEDERAL INCOME TAX CONSEQUENCES	S-44
Regular Interests	S-45

Exchangeable Certificates	S-45
Backup Withholding and Reporting Requirements	S-46
STATE, LOCAL OR FOREIGN TAXES	S-46
ERISA CONSIDERATIONS	S-46
REPORTS TO CERTIFICATEHOLDERS	S-48
METHOD OF DISTRIBUTION	S-48
LEGAL MATTERS	S-49
CERTIFICATE RATINGS	S-49
INDEX TO DEFINED TERMS	S-50
Appendix A: Mortgage Loan Data	A-1
Appendix B: Mortgage Certificates Offering Documents	B-1
Appendix C: Underlying Distribution Date Statements	C-1
Appendix D: Decrement Tables	D-1
Appendix E: Available Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates	E-1
Appendix F: Mortgage Certificate Cashflow Assumptions	F-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED

IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The Offered Certificates are described in two separate documents that progressively provide more detail:  (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the Depositor or from the underwriter.

Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information.  The “Table of Contents” in this prospectus supplement and the “Table of Contents” in the prospectus provide the locations of these captions.  The “Index to Defined Terms” beginning on page S-50 of this prospectus supplement and the “Index of Defined Terms” beginning on page 138 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents.  Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

Banc of America Funding Corporation’s principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 683-3996.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom, (2) have professional experience in matters relating to investments or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”).  This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the Offered Certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Offered Certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

THE SERIES 2009-R3 CERTIFICATES

		Pass-Through Rate			Initial Rating of Certificate(3)
Class	Maximum Initial Class Balance(1)		Principal Type(2)	Interest Type(2)	Fitch

Offered Certificates

Class A-1	$5,981,561	(4)	Super Senior, Sequential Pay, Accretion Directed, Exchangeable REMIC	Variable Rate	AAA
Class A-2	$520,138	(4)	Super Senior/Super Senior Support, Sequential Pay, Accretion Directed, Exchangeable REMIC	Accrual, Variable Rate	AAA
Class A-4	$6,501,699	(4)	Super Senior, Sequential Pay, Accretion Directed, Exchangeable	Variable Rate	AAA

Non-Offered Certificates

Class A-3	$2,167,234	(4)	Super Senior Support, Sequential Pay, Exchangeable REMIC	Accrual, Variable Rate	None
Class A-5	$2,687,372	(4)	Super Senior Support, Sequential Pay, Exchangeable	Accrual, Variable Rate	None
Class A-R	N/A	N/A	Residual	N/A	None

____________________

(1)
Approximate.  The maximum initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.  The maximum initial class balance of a class of Exchangeable Certificates represents the maximum class balance of such class that could be issued in an exchange.

(2)	See “Description of Certificates—Categories of Classes of Certificates” in the prospectus for a description of these principal and interest types.

(3)	The Offered Certificates will not be issued unless they receive at least the ratings set forth in this table. See “Certificate Ratings” in this prospectus supplement.

(4)
Interest will accrue on these Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date).

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement.  It does not contain all of the information that you need to consider in making your investment decision.  To understand the terms of the offered certificates, you should read this entire prospectus supplement, including the appendices, and the prospectus carefully.

Title of Series:	Banc of America Funding Corporation, Mortgage Certificate-Backed Certificates, Series 2009-R3

Depositor:	Banc of America Funding Corporation

Issuing Entity:	Banc of America Funding 2009-R3 Trust

Sponsor:	Banc of America Securities LLC

Trustee:	Wells Fargo Bank, N.A.

Underlying
Depositor:	Banc of America Mortgage Securities, Inc.

Underlying
Servicer:	Bank of America, National Association

Underlying
Originator:	Bank of America, National Association

Underlying
Sponsor:	Bank of America, National Association

Underlying
Trustee:	Wells Fargo Bank, N.A.

Distribution
Date:	The 20th day of each month (or, if not a business day, the next business day), beginning April 20, 2009

Closing Date:	On or about March 30, 2009

Cut-off Date:	March 1, 2009

Record Date:	The last business day of the month preceding the month of a Distribution Date

_____________________________

The Transaction Parties

On the Closing Date, the Sponsor will sell the Mortgage Certificates to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity.  The Issuing Entity will be formed by a trust agreement, dated the Closing Date, between the Depositor and the Trustee.  The Trustee will calculate distributions and other information regarding the Certificates.

The transfers of the Mortgage Certificates from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:

Offered Certificates

A summary table of the maximum initial class balances, principal types, pass-through rates, interest types and ratings of the Certificates offered by this prospectus supplement is set forth in the table on page S-6.

Classifications of Classes of Certificates
Certificates:	A-1, A-2, A-3, A-4, A-5 and A-R
Offered Certificates:	A-1, A-2 and A-4
Non-Offered Certificates:	A-3, A-5 and A-R
Super Senior Certificates:	A-1, A-2 and A-4
Super Senior Support Certificates:	A-2, A-3 and A-5
Accretion Directed Certificates:	A-1, A-2 and A-4
Accrual Certificates:	A-2, A-3 and A-5
Residual Certificate:	A-R
Exchangeable REMIC Certificates:	A-1, A-2 and A-3
Exchangeable Certificates:	A-4 and A-5

The Certificates consist of the six classes of Certificates set forth in the table above.  The Certificates will represent the entire beneficial ownership interest in the BAFC 2009-R3 Trust (the “Trust” or the “Issuing Entity”), to be established under a trust agreement dated the Closing Date (the “Trust Agreement”) between the Depositor and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Only the Class A-1, Class A-2 and Class A-4 Certificates are offered by this prospectus supplement.

The Class A-3, Class A-5 and Class A-R Certificates are not offered by this prospectus supplement.

Information provided about Non-Offered Certificates is included in this prospectus supplement to aid your understanding of the Offered Certificates.

A combination of classes of Exchangeable REMIC Certificates may be exchanged for a class of Exchangeable Certificates in the related combination and vice versa.  The two combinations of classes of Certificates that are exchangeable for one another are described in further detail in Appendix E to this prospectus supplement.  See also “Description of Certificates—Exchangeable REMIC Certificates and Exchangeable Certificates” in this prospectus supplement and in the prospectus for a detailed description of the Exchangeable REMIC Certificates and Exchangeable Certificates, exchange procedures and fees.

Trust Assets

The assets of the Trust (the “Trust Assets”) will consist primarily of an approximate 7.60% Percentage Interest of Banc of America Mortgage 2006-B Trust, Class 4-A-1 Certificates (the “Mortgage Certificates”), which were previously issued by the Banc of America Mortgage 2006-B Trust (the “Underlying Transaction”).

The Mortgage Certificates represent an ownership interest in a trust (the “Underlying Trust”) which consists of a pool (a “Mortgage Pool”) of fully-amortizing, adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.  The Mortgage Pool is divided into four loan groups.  The Mortgage Certificates are backed primarily by the mortgage loans in loan group 4 of the Underlying Transaction (the “Mortgage Loans”).  Under certain circumstances, certain principal and/or interest payments on the mortgage loans in the other loan groups of the Underlying Transaction may be allocated to the Mortgage Certificates.  See “Description of the Certificates—Cross-Collateralization” in the Underlying Prospectus.  In addition, if the mortgage loans in one or more of the loan groups suffer disproportionately large losses in relation to losses on the Mortgage Loans, the protection provided to the Mortgage Certificates by the subordinate certificates of the Underlying Trust will be reduced.

The tables in Appendix A set forth certain characteristics of the Mortgage Loans and the mortgage loans in the other loan groups of the Underlying Transaction as of the Cut-off Date.

Underlying Transaction

The Mortgage Certificates were issued pursuant to a pooling and servicing agreement, dated October 30, 2006 (the “Pooling Agreement”), among the Underlying Depositor, the Underlying Servicer and the Underlying Trustee.  The Mortgage Certificates are described in a prospectus dated September 26, 2006 and a prospectus supplement dated October 26, 2006 (collectively, the “Underlying Prospectus” and, together with the Pooling Agreement, the “Mortgage Certificates Offering Documents”).  The Mortgage Certificates Offering Documents are attached as Appendix B hereto.

Mortgage Pool

General

All of the Mortgage Loans are adjustable-rate mortgage loans secured by first liens on one- to four-family properties, substantially all of which have original terms to maturity of approximately 30 to 40 years.  All of the Mortgage Loans were originated by the Underlying Originator.

The Mortgage Loans have the following characteristics:

Initial Fixed Rate Period	Interest Rate Adjustment Frequency	Index	Interest Only Period (if applicable)
9 to 10 years	12 months	One-Year LIBOR	9 to 10 years

The interest rate of each Mortgage Loan will adjust to equal the sum of the index and a gross margin.  Interest rate adjustments generally will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment.  In addition, interest rate adjustments will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the related gross margin.  The index for each Mortgage Loan is the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable adjustment date or (ii) up to forty-five days before the applicable adjustment date.

The Depositor expects the Mortgage Loans to have the following approximate characteristics as of the Cut-off Date:

Selected Mortgage Loan Data as of March 1, 2009

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	311	—
Aggregate Unpaid Principal Balance	$197,988,937	—
Unpaid Principal Balance	$6,314 to $2,589,943	$636,620(1)
Mortgage Interest Rates	5.50% to 7.13%	6.46%
Gross Margin	2.25%	—
Rate Ceiling	10.50% to 12.13%	11.46%
Months to Next Adjustment Date	80 to 91 months	90 months
Administrative Fee Rate	0.25325%	—
Remaining Terms to Stated Maturity	325 to 450 months	331 months
Original Term	360 to 480 months	361 months
Loan Age	29 to 35 months	30 months
Original Loan-to-Value Ratio	18.46% to 90.00%	73.14%
Debt-to-Income Ratio	8.18% to 59.60%	36.41%
Credit Scores	633 to 816	744
Latest Maturity Date	September 2046	—
Percentage of Mortgage Loans Underwritten Using “Alternative-A” Standards(2)	7.72%	—
Percentage of Interest Only Mortgage Loans(2)	89.18%	—
Percentage of Mortgage Loans Secured by Investor Properties(2)	0.91%	—
Percentage of Mortgage Loans Secured by Leaseholds on Real Property(2)	0.26%	—
Percentage of Buy-Down Mortgage Loans(2)	1.06%	—
Percentage of Mortgage Loans with BPP(2)	2.23%	—
Geographic Concentration of Mortgaged Properties in Excess of 5% of the Aggregate Unpaid Principal Balance(2):
California	71.19%	—
Florida	6.89%	—
Maximum Single Zip Code Concentration(2)	1.31%	—

(1)	The balance shown is the average unpaid principal balance of the Mortgage Loans.
(2)	As a percentage of the unpaid principal balance of the Mortgage Loans.

Additional information on the Mortgage Loans appears under “The Mortgage Pool” in this prospectus supplement and in the tables in Appendix A.

The characteristics of the Mortgage Loans may change because Mortgage Loans may be removed due to repurchases by the Underlying Depositor for breaches of representations or failure to deliver required documents.  See “The Pooling Agreement—Repurchases of Mortgage Loans” in the Underlying Prospectus for a discussion of the circumstances under which the Underlying Depositor is required to repurchase Mortgage Loans.  These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

Compensation and Payment of Expenses of Transaction Parties

The Trustee will receive a fee for its services to the Trust.  The Trustee’s fee will consist of an amount agreed to between the Sponsor and the Trustee and paid by the Sponsor from its own funds and not from the Trust Assets.  Certain unanticipated Trust expenses such as fees and expenses of a successor trustee, taxes, if any, imposed on any REMIC created hereunder and indemnity payments, if any, owed to the Trustee will be paid by the Trustee from interest distributions on the Mortgage Certificates prior to distributions of interest or principal on the Offered Certificates.

See “The Trust Agreement—Compensation and Payment of Expenses of the Trustee” in this prospectus supplement for more information about fees and expenses of the Trustee.

The servicing fees and the trustee fees for the Mortgage Loans are payable out of interest payments on the Mortgage Loans, prior to any distributions to the related certificateholders.  The servicing fees accrue on the Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Mortgage Loans, (ii) net income from investment of funds relating to the Mortgage Loans in the servicer custodial account for the Underlying Transaction and (iii) any foreclosure profits from the liquidation of Mortgage Loans.  The trustee fees accrue on the Mortgage Loans at a rate of 0.00325% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Mortgage Loans in the certificate account for the Underlying Transaction.

See “The Pooling Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the Underlying Prospectus and “The Mortgage Pool—Compensation and Payment of Expenses” in this prospectus supplement for more information about the fees and expenses of the parties to the Underlying Transaction.

Optional Termination

The Call Right Holder will have the option to purchase the Mortgage Certificates, subject to certain conditions described under “The Trust Agreement—Termination of the Trust; Optional Termination” in this prospectus supplement.  This option can be exercised when the certificate balance of the Mortgage Certificates is less than 10% of their certificate balance as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.  The “Call Right Holder” is a Certificateholder who, as of the related Record Date, owns in the aggregate Certificates evidencing greater than 50% of aggregate class balance of the outstanding Certificates.  If the Call Right Holder exercises its right to purchase the Mortgage Certificates, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

The Underlying Depositor will have the option to purchase all the mortgage loans in the Underlying Transaction and any properties that were acquired in satisfaction of such mortgage loans, subject to certain conditions described in the Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate stated principal balance of such mortgage loans is less than 10% of the aggregate unpaid principal balance of such mortgage loans as of October 1, 2006.  If the Underlying Depositor exercises its right to repurchase all of the mortgage loans in the Underlying Transaction, the Mortgage Certificates and therefore the Certificates will be retired earlier than would otherwise be the case.

See “The Trust Agreement—Termination of the Trust; Optional Termination” and “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Final Scheduled Distribution Date

The final scheduled distribution date for the Certificates will be the Distribution Date in November 2036.  The final scheduled distribution date represents the latest final scheduled distribution date for the Mortgage Certificates.  The actual final payment on your Certificates could occur earlier or later than the designated final scheduled distribution date.

Denominations and Form

The Offered Certificates will be issuable in book-entry form only in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Distributions on the Certificates

Distributions on the Offered Certificates will be made on each Distribution Date, which is the same date as the related underlying distribution date (the “Mortgage Certificate Distribution Date”), from amounts received by the Trustee on the Mortgage Certificates since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date).  All of the distributions described herein are subject to the limitations set forth in this prospectus supplement under “Description of Certificates—Interest” and “—Principal.”

The source of the distributions to holders of the Offered Certificates is more fully described under “Description of Certificates” in this prospectus supplement.  The amount of interest and principal distributions on each class of Offered Certificates is more fully described under “Description of Certificates—Interest” and “—Principal” in this prospectus supplement.

Distributions or losses allocated to a class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have ever occurred.  If exchanges of all or a portion of a class of Exchangeable REMIC Certificates have occurred, a class of Exchangeable Certificates will be entitled to receive its proportionate share of distributions allocated to the related Exchangeable REMIC Certificates and will be allocated its proportionate share of realized losses, interest shortfalls and extraordinary trust expenses allocated to such Exchangeable REMIC Certificates.

Interest Distributions on the Certificates

On each Distribution Date, amounts received by the Trustee in respect of interest on the Mortgage Certificates will be allocated among the Certificates (other than the Class A-R Certificate and the Exchangeable Certificates) as described under “Description of Certificates—Distributions” and “—Interest” in this prospectus supplement.  This amount could be less than one-twelfth of the pass-through rate for each class of interest-bearing Certificates (as described in the table on page S-6 of this prospectus supplement) multiplied by the class balance on the Distribution Date if the Mortgage Certificates are allocated interest shortfalls arising from the timing of prepayments on the Mortgage Loans, interest limitations applicable to certain military or similar personnel or interest losses.  See “Description of the Certificates—Interest” in the Underlying Prospectus.  In addition, any Extraordinary Trust Expenses will reduce the amount of interest distributed on the Offered Certificates as set forth under “Description of Certificates—Interest” in this prospectus supplement.

The Class A-2, Class A-3 and Class A-5 Certificates are Accrual Certificates.  Prior to the applicable Accretion Termination Date, interest will accrue on these classes of Certificates (other than the Class A-5 Certificates, which are Exchangeable Certificates), but will not be distributed as interest to such classes.  Prior to such time, an amount equal to the accrued and unpaid interest on a class of Accrual Certificates (other than the Class A-5 Certificates) will be added to the class balance thereof and distributed to the related classes of Accretion Directed Certificates as described under “Description of Certificates—Principal” in this prospectus supplement.

Principal Distributions on the Certificates

On each Distribution Date, amounts received by the Trustee in respect of principal on the Mortgage Certificates will be allocated to the Certificates (other than the Class A-R Certificate and the Exchangeable Certificates) in the order of priority described under “Description of Certificates—Principal” in this prospectus supplement.

Exchangeable REMIC Certificates and Exchangeable Certificates

In the event Exchangeable REMIC Certificates are exchanged for related Exchangeable Certificates, the class balance of, amount of interest and principal distributable on, and Realized Loss Shortfalls, interest shortfalls and Extraordinary Trust Expenses allocated to, the Exchangeable Certificates will equal the aggregate class balance of, and the amounts that would have been distributed on or allocated to, such Exchangeable REMIC Certificates if such exchange had not occurred.

The class of Exchangeable Certificates in a combination will be entitled to the principal distributions and principal losses that would have been otherwise distributed on or allocated to the related Exchangeable REMIC Certificates.  Appendix E shows the combinations of the Exchangeable REMIC Certificates and Exchangeable Certificates.  See “Description of Certificates—Exchangeable REMIC Certificates and Exchangeable Certificates” in this prospectus supplement and in the prospectus for a description of Exchangeable REMIC Certificates and Exchangeable Certificates and exchange procedures and fees.

Credit Support for the Offered Certificates

Other than the credit enhancement provided by the Super Senior Support Certificates as set forth below under “—Credit Enhancement in this Transaction,” the Trust does not include any credit enhancement mechanisms for the Offered Certificates.  Additionally, credit enhancement is available to the Offered Certificates through the credit enhancement provided to the Mortgage Certificates by subordinate certificates, shifting interests in prepayments and other unscheduled principal collections on the Mortgage Loans in the manner described in the Mortgage Certificates Offering Documents, cross-collateralization and credit enhancement provided by super senior support certificates.

Subordination

In addition to issuing the Mortgage Certificates, the Underlying Trust issued six subordinate classes of certificates that are subordinated to the Mortgage Certificates.  These subordinate certificates provide credit enhancement to the Mortgage Certificates and to the other senior certificates in the Underlying Transaction as described in the Underlying Prospectus under the heading “Description of the Certificates—Cross-Collateralization” and “—Allocation of Losses.”  This credit enhancement to the Mortgage Certificates is generally provided by the allocation of realized losses on the Mortgage Loans to these subordinate certificates until their class balances are reduced to zero.  However, these subordinated certificates provide only limited protection against certain interest shortfalls and losses.  After the class balances of these subordinate certificates are reduced to zero, any realized losses on the Mortgage Loans will be allocated to the Mortgage Certificates pro rata with certain other senior certificates in the same group, unless such losses are allocated to the related super senior support certificates.  Realized losses that are related to special hazard losses, fraud losses or bankruptcy losses relating to the Mortgage Loans are allocated by the Pooling Agreement to these subordinate certificates, until their class balances are reduced to zero, and only then to the Mortgage Certificates pro rata with certain other senior certificates in the same group, unless such losses are allocated to the related super senior support certificates.

Shifting Interest in Prepayments

Additional credit enhancement for the Mortgage Certificates is provided by the allocation, subject to certain exceptions, of all principal prepayments and certain liquidation proceeds on the Mortgage Loans to the Mortgage Certificates and to other senior certificates in the same group entitled to distributions of principal for the first seven years after the closing date for the Underlying Transaction and the disproportionately greater allocation of collections to these senior certificates over the following four years.  This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of these senior certificates relative to the amortization of the subordinate certificates.  As a result, the credit support percentage for these senior certificates should be maintained and may be increased during the first eleven years of the Underlying Transaction.  See the Underlying Prospectus under the heading “Description of the Certificates—Principal.”

Cross-Collateralization

Under certain circumstances, certain principal and/or interest payments on the mortgage loans in a loan group otherwise distributable to the subordinate certificates may be allocated to the Mortgage Certificates and the other senior certificates in the same group.  See the Underlying Prospectus under the heading “Description of the Certificates—Cross-Collateralization.”

Super Senior Support Certificates

After the subordinate certificates of the Underlying Transaction are no longer outstanding, any principal losses allocated to the Mortgage Certificates will be borne by the related class of super senior support certificates, for so long as such class of super senior support certificates is outstanding.  See “Description of the Certificates—Allocation of Losses” and “—Cross-Collateralization” in the Underlying Prospectus.

Credit Enhancement in this Transaction

Additional credit support is provided for the Offered Certificates, which are all Super Senior Certificates, by the allocation of any Realized Loss Shortfalls, interest shortfalls and Extraordinary Trust Expenses to the related Super Senior Support Certificates for so long as such Super Senior Support Certificates are outstanding.  See “Description of Certificates—Allocation of Losses” in this prospectus supplement.

Prepayment and Yield Considerations

The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the Mortgage Loans, the rate, timing and amount of distributions on the Mortgage Certificates, the allocation of interest and principal collections to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans, the rate of liquidations and realized losses and the allocation of realized losses to the Mortgage Certificates.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal.  Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates.  Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this prospectus supplement and in the prospectus.

Weighted Average Lives (in years)(1)

CPR(2)
Class	5%	8%	12%	15%	18%
A-1	3.46	2.42	1.70	1.38	1.16
A-2	7.71	5.55	3.96	3.24	2.71
A-4	3.98	2.75	1.92	1.56	1.30

_________________
(1)
Determined as described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.  Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2)	“CPR” is the Constant Prepayment Rate, which is described under “Prepayment and Yield Considerations—Weighted Average Lives of the Offered Certificates” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of such assets or rights or obligations as specified in the Trust Agreement) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”).

•
The Offered Certificates (other than the Exchangeable Certificates) will each constitute a “regular interest” in a REMIC and generally will be treated as a debt instrument for federal income tax purposes.

•	The Class A-R Certificate will constitute the sole “residual interest” in each REMIC.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

The Accrual Certificates will, and the other Offered Certificates (other than the Exchangeable Certificates), because of their respective issue prices, are expected to, be issued with original issue discount for federal income tax purposes.  If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus for a discussion of original issue discount with respect to the Exchangeable Certificates.

For federal income tax purposes, the arrangement under which the Exchangeable Certificates are created will be classified as one or more grantor trusts and the Exchangeable Certificates will represent beneficial ownership of an interest in the related Exchangeable REMIC Certificates, each of which represents a regular interest in a REMIC for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates.  You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

The Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or “SMMEA,” so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of or using assets of any employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law which is substantially similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

Subject to the considerations and conditions described under “ERISA Considerations” in this prospectus supplement, plans may be able to purchase the Offered Certificates.  A fiduciary of a plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Affiliations

Bank of America, National Association, which is the Underlying Servicer, the Underlying Originator and the sponsor of the Underlying Transaction, is the direct parent of the Depositor and the Underlying Depositor and is an affiliate of the Sponsor and the Underwriter.  There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

Wells Fargo Bank, N.A., which is the Trustee and the Underlying Trustee, serves or has served within the past several years as loan file custodian for various mortgage loans owned by the Underlying Originator and its affiliates and believes that one or more of those mortgage loans may have been included in the Underlying Trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

RISK FACTORS

General

In order to understand the structure and characteristics of the Offered Certificates, and the potential merits and risks of an investment in the Offered Certificates, potential investors must review and be familiar with the Mortgage Certificates Offering Documents, which are attached hereto as Appendix B, including the “Risk Factors” therein.  In particular, the following information will be found in the Mortgage Certificates Offering Documents:  a description of the Mortgage Loans as of the closing date of the Underlying Transaction, a description of the Underlying Servicer’s obligations with respect to the Underlying Transaction, the priority of distributions and of the application of funds as among the various classes of certificates issued by the Underlying Trust, the method of calculating interest and principal distributions on such classes, and the method of calculating and the allocation of losses, shortfalls and similar items among such classes.

It should be noted that there may have been changes in facts and circumstances since the dates of the Mortgage Certificates Offering Documents, including changes in prepayment rates, prevailing interest rates and other economic factors, which may limit the usefulness of, and may be directly contrary to the assumptions used in preparing the information set forth in, such documents.  Certain updated information regarding the Mortgage Certificates and the Mortgage Loans is contained in the underlying distribution date statements for the previous twelve underlying distribution dates attached hereto as Appendix C and certain updated information regarding the Mortgage Loans and the other mortgage loans in the Underlying Transaction is contained in the mortgage loan tables in Appendix A.

In addition to the foregoing, it should be noted that:

•
The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

•	The Offered Certificates are not suitable investments for all investors.

•
The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

Recent Developments in the Residential Mortgage Market

Since the second quarter of 2007, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the Offered Certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased during this period, and are expected to continue to increase.  In addition, during this period, housing prices and appraisal values in many states have declined, often severely, after extended periods of significant appreciation, and housing inventory for sale has increased.  As residential real estate values generally or in a particular geographic area decline or fail to increase, many borrowers have little or no equity in their mortgaged properties, hindering their ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties, and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Mortgage lenders have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers.  These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers.  The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally.  The general decline in housing prices has left some mortgagors with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  The tighter underwriting guidelines for residential mortgage loans, together with rising unemployment, lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue.

In response to these events, federal, state and local authorities have proposed new legislation, rules and regulations relating to the origination and servicing of mortgage loans.  If enacted, these initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  Certain of these initiatives could also override the terms of the Pooling Agreement and adversely affect the Mortgage Certificates, without any compensation to the holders thereof.

You should consider that the general market conditions and resulting legislative and regulatory initiatives discussed above may affect the performance of the Mortgage Loans and may adversely affect the yield on the Offered Certificates.

The Ratings on the Mortgage Certificates Have Been Downgraded

The ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., on the Mortgage Certificates were downgraded from “AAA” to “A” on January 16, 2009 and placed on negative ratings watch on February 26, 2009.  The ratings from Fitch Ratings on the Mortgage Certificates remain at “AAA” as of the date of this prospectus supplement.  There can be no assurance that these rating agencies will not downgrade the Mortgage Certificates in the future or that Fitch will not downgrade the ratings on the Offered Certificates at any time after issuance.

Modifications of the Mortgage Loans May Affect the Yields of the Offered Certificates

In response to increased delinquencies and losses with respect to mortgage loans, many servicers, including the Underlying Servicer, are modifying or contemplating modifying the terms of mortgage loans.  Investors in the Offered Certificates should consider the importance of the Underlying Servicer’s role in maximizing collections for the Underlying Trust and the impediments the Underlying Servicer may encounter when servicing an increasing number of delinquent or defaulted Mortgage Loans.  In some cases, the inability of the Underlying Servicer to timely modify the terms of a delinquent or defaulted Mortgage Loan may reduce and/or delay amounts available for distribution to the Mortgage Certificates.

The Underlying Servicer’s ability to modify delinquent or defaulted Mortgage Loans may be limited due to the difficulty in contacting at-risk borrowers or creating modifications that are acceptable to both the Underlying Servicer and the affected borrowers.  In addition, the Underlying Servicer may not be able to individually address the needs of each borrower if it is forced to confront an overwhelming number of requests for modifications.

If the terms of a Mortgage Loan are modified, changes in the terms of such Mortgage Loan may include the capitalization of past due payments, the temporary lowering of the interest rate, extension of the maturity date or other modifications, any of which will reduce and/or delay payment of the amount owed to the Underlying Trust by the related borrower or delay the receipt of payments from such borrower.  Currently, the Pooling Agreement prohibits the Underlying Servicer from permanently reducing the mortgage interest rate or principal balance of any Mortgage Loan.  Recently, however, legislation was introduced in the U.S. Senate that would require existing REMIC transactions, such as the Underlying Transaction, to remove certain restrictions related to loan modifications from the related operative documents or risk losing their status as REMICs.  Loss of REMIC status would result in significant adverse United States federal income tax consequences to the Mortgage Certificates and therefore the Certificates.  Such legislation, if it becomes law and is not successfully challenged, would result in increased modifications of the Mortgage Loans.  In addition, other proposed federal legislation would, if enacted, promote and facilitate the modification of mortgage loans by mortgagors and servicers, including the Underlying Servicer.

Investors should consider that any of the various possible modifications of the terms of a Mortgage Loan that is in default or as to which default is reasonably foreseeable may, even if beneficial to the Underlying Trust in the aggregate, adversely affect certain certificates in the Underlying Trust.  In determining whether a particular loan modification should be made, the Underlying Servicer will not consider the interests of individual classes of certificates.

Governmental Actions May Affect Foreclosures

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure and federal, state and local governmental authorities have proposed numerous laws, regulations and rules relating to mortgage loans generally, and foreclosure actions particularly.  If enacted, these laws, regulations and rules may provide new defenses to foreclosure, insulate the Underlying Servicer from liability for modification of loans without regard to the terms of the Pooling Agreement or result in limitations on upward adjustment of mortgage interest rates, reduced payments by borrowers, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, all of which are likely to result in delays and reductions in the distributions to be made to Certificateholders.  In addition, several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.  Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates.  The effect on the Certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the Mortgage Loans.

In addition, proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences.  Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.  Such legislation could also result in downgrades of Mortgage Certificates and/or Certificates by the applicable rating agencies.

Proposed Changes to Accounting Standards Could Have an Adverse Impact on the Mortgage Certificates and Offered Certificates

Recently, the Financial Accounting Standards Board has been deliberating certain amendments to both Statement of Financial Accounting Standards No. 140 and Financial Accounting Standards Board Interpretation No. 46(R) that may impact the accounting for transactions that involve qualifying special purpose entities, such as the Issuing Entity and the underlying issuing entity. The proposed amendments, if adopted, could result in all or a portion of the assets and liabilities of the Issuing Entity and underlying issuing entity being consolidated with the Sponsor, the Underlying Sponsor or their ultimate parent.  It is not clear, however, whether or when the proposed amendments will be adopted, what form they will take and how they will be implemented if adopted, how regulatory authorities will respond, or how the Issuing Entity and underlying issuing entity may be affected.  No assurance can be given that the proposed amendments would not have a significant impact on the Issuing Entity and the underlying issuing entity.

Variability in Yield and Weighted Average Life

The yields to investors in the Offered Certificates will be sensitive to, among other things, the rate and timing of principal payments on the Mortgage Certificates and the amount of interest payments on such Mortgage Certificates.  The rate of distributions of principal and the yield to maturity on the Offered Certificates will be directly related to the distributions that are made on the Mortgage Certificates which, in turn, will depend primarily on (i) the amount and timing of payments borrowers make on the Mortgage Loans, (ii) liquidations due to defaults, casualties, condemnations and repurchases by the Underlying Depositor or purchases by the Underlying Depositor in connection with its optional termination right with respect to the all the mortgage loans in the Underlying Transaction and (iii) the priority of distributions among the Mortgage Certificates and other certificates of the Underlying Transaction.  Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time, without penalty.

The rate of principal payments on the Mortgage Loans will be affected by the following:

•	the amortization schedules of the Mortgage Loans;

•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans as a result of defective documentation or breaches of representations or warranties;

•	the exercise of due-on-sale clauses by the Underlying Servicer in connection with transfers of mortgaged properties;

•
the optional repurchase of the Mortgage Loans by the Underlying Depositor in connection with its optional termination right with respect to all the mortgage loans in the Underlying Transaction, which would cause the early retirement of the Mortgage Certificates, or the optional purchase of the Mortgage Certificates by the Call Right Holder, which would cause the early retirement of the Certificates, each as described under “The Trust Agreement—Termination; Optional Termination” herein.

•	general and targeted solicitations for refinancing by mortgage originators.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

If you are purchasing Offered Certificates at a discount, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate slower than you expected, your yield will be lower than you expected.  See “Prepayment and Yield Considerations” herein for a more detailed description of the factors affecting yield on the Offered Certificates.

If you are purchasing Offered Certificates at a premium, you should consider the risk that if principal payments on the Mortgage Loans occur at a rate faster than you expected, your yield may be lower than you expected.  See “Prepayment and Yield Considerations” herein for a more detailed description of the factors affecting yield on the Offered Certificates.

The aggregate amount of distributions on the Offered Certificates and the rate and timing of payments in respect of principal and interest on the Offered Certificates will be affected by the rate, severity and timing of losses on the Mortgage Loans.  If the actual rate or severity of losses experienced on the Mortgage Loans exceeds the rate or severity of such losses thereon assumed by an investor, the actual yield on the Offered Certificates may be lower than anticipated (and under some circumstances may be negative).

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

In response to rising delinquencies and defaults with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria.  This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans.  The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies and losses on the Mortgage Loans.

The Depositor makes no representation as to the anticipated rate or timing of payments, the rate, timing or severity of losses on the Mortgage Loans, the anticipated weighted average lives or the anticipated yield of the Offered Certificates.

The Variable Rate of Interest on the Underlying Certificates Will Affect Your Yield

The mortgage interest rate on each Mortgage Loan will be fixed for an initial period of nine (9) or ten (10) years from its date of origination.  After the fixed-rate period, the mortgage interest rate on each Mortgage Loan will adjust annually to equal the sum of One-Year LIBOR and a gross margin.  Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the mortgage interest rate for each Mortgage Loan will be subject to an overall maximum mortgage interest rate and a minimum mortgage interest rate generally equal to the applicable gross margin.  Because the interest rates on the Certificates (other than the Class A-R Certificate) are based upon the net mortgage interest rates of the Mortgage Loans, the interest rate on each class of such Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in One-Year LIBOR.  In addition, even if One-Year LIBOR increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the Certificates (other than the Class A-R Certificate).

Adjustable-Rate Mortgage Loan Borrowers May Be More Likely to Prepay

Mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high.  These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans.  The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

Most of the Mortgage Loans have an initial interest only period of ten years after the date of origination.  The table under the heading “Summary of Terms—The Mortgage Pool” lists the approximate percentage of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) with an interest only period.  During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan.  In addition, the principal balances of these Mortgage Loans will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period.  Accordingly, no principal payments will be distributed to the Mortgage Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

After the initial interest only period, payments on a Mortgage Loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest.  The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan.  In underwriting Mortgage Loans with interest only periods, the Underlying Originator generally did not consider the ability of mortgagors to make payments of principal at the end of the interest only period.  Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments.  In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period.  Losses, to the extent not covered by credit enhancement, will be allocated to the Mortgage Certificates.

The performance of mortgage loans with an initial interest only period may be significantly different from mortgage loans that amortize from origination.  In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment rates than would otherwise be the case.

Alternative Underwriting Standards May Increase Risk of Loss

The table under the heading “Summary of Terms—The Mortgage Pool” lists the approximate percentage of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) originated using the Underlying Originator’s “alternative” or “modified” underwriting standards.

These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the Underlying Originator.  For example, certain of the Mortgage Loans were originated with less than standard documentation or with higher maximum loan-to-value ratios.  Accordingly, the Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the Underlying Originator’s general underwriting standards.  See “Mortgage Loan Underwriting Standards” and “Prepayment and Yield Considerations” in this prospectus supplement.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

The table under the heading “Summary of Terms—The Mortgage Pool” lists the approximate percentage of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-off Date) secured by investor properties.

An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor’s primary residence or second home.  Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home.  In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources.  Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Underlying Servicer (because the Underlying Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Mortgage Certificates.  The Underlying Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan.  Because of the priorities of distributions, shortfalls resulting from delinquencies on the Mortgage Loans that are not covered by advances or available credit enhancement will be borne first by the subordinate certificates (in reverse order of payment priority) and then by the Mortgage Certificates and the other senior certificates in the same group as the Mortgage Certificates.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans

At the time of origination of certain of the Mortgage Loans, a lender other than the Underlying Originator may have originated a second lien mortgage loan.  Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them.  This may be due to changes in the mortgagor’s debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors.  You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss

Although all of the Mortgage Loans were current as of the cut-off date for the Underlying Transaction, certain of the Mortgage Loans are currently delinquent or have been delinquent once or more since the closing date of the Underlying Transaction.  A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.  See the applicable table in Appendix A for more information on the delinquency status of the Mortgage Loans.

Credit Scores May Not Accurately Predict the Likelihood of Default

The Underlying Originator generally used credit scores as part of its underwriting processes for the Mortgage Loans.  The applicable table in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans.  A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower.  Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower’s current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Decrement Tables Are Based Upon Assumptions and Models

The decrement tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under “Prepayment and Yield Considerations—Assumptions Relating to Tables.”  There will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables.  Any such discrepancy may have an effect upon the percentages of maximum initial class balances outstanding set forth in the decrement tables (and the weighted average lives on the Offered Certificates).  In addition, to the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the decrement tables, the class balances or maximum class balances of the Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables.

The model used in this prospectus supplement for prepayments also does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  It is highly unlikely that the Mortgage Loans will prepay at any of the rates specified.  The assumed percentages of CPR are for illustrative purposes only.  For a description of CPR, see “Prepayment and Yield Considerations” in this prospectus supplement.  The actual rates of prepayment of the Mortgage Loans may not correspond to any of the assumptions made in this prospectus supplement.  For these reasons, the weighted average lives of the Offered Certificates may differ from the weighted average lives shown in the tables on page S-14 of this prospectus supplement and in Appendix D to this prospectus supplement.

There Is a Risk that Interest Payments on the Mortgage Certificates May Be Insufficient to Pay Interest on Your Certificates

On any Mortgage Certificate Distribution Date, even in the absence of losses on the Mortgage Loans, the Mortgage Certificates may receive less than a full month’s interest on their certificate balance due to the allocation of interest shortfalls arising from the timing of full or partial principal prepayments of the Mortgage Loans, delinquencies on the Mortgage Loans that are not advanced by the Underlying Servicer as required by the Pooling Agreement, forgiveness or deferral of all or a portion of the mortgagor’s monthly interest payment as a consequence of the operation of the Servicemembers Civil Relief Act or other current or future federal or state laws of a similar nature, a modification of the related Mortgage Loan, or as otherwise contemplated by the Mortgage Certificates Offering Documents, each to the extent not covered by the credit enhancement in the Underlying Transaction.  In addition, certain Extraordinary Trust Expenses, such as fees and expenses of a successor trustee, taxes, if any, of the REMICs and indemnity payments, if any, owed to the Trustee will be allocated to the Offered Certificates as set forth under “Description of Certificates—Interest” in this prospectus supplement.

See “Description of Certificates—Interest” and “—Allocation of Losses” in this prospectus supplement.

Risks Related to Exchangeable REMIC Certificates and Exchangeable Certificates

The characteristics of the Exchangeable Certificates in any combination will reflect the characteristics of the related Exchangeable REMIC Certificates, in the aggregate, in the combination.  You should consider a number of factors that will limit your ability to exchange Exchangeable REMIC Certificates for related Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Appendix E;

•
A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates because the needed Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange;

•	The certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges; and

•	Only the combinations listed on Appendix E are permitted.

•
The Class A-3 Certificates, along with the Class A-2 Certificates, are a part of the REMIC Combination for the Class A-5 Certificates.  Neither the Class A-3 nor the Class A-5 Certificates are offered by this prospectus supplement.  The Class A-3 and Class A-5 Certificates have not been registered under the Securities Act of 1933, as amended, and may only be purchased by qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, or (ii) to “accredited investors” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, in offshore transactions to persons not “U.S. Persons” (as defined in Regulation S under the Securities Act of 1933, as amended) in reliance on Regulation S.  If you own the Class A-2 Certificates and do not qualify as either a qualified institutional buyer or an accredited investor of the type set forth above purchasing pursuant to Regulation S, you will be unable to obtain the Class A-3 Certificates or exchange the Class A-2 and Class A-3 Certificates for the Class A-5 Certificates.

Subordination of the Class A-2 Certificates Increases Risk of Loss

Holders of the Class A-2 Certificates should consider the risk that certain losses realized on the Mortgage Certificates and extraordinary trust expenses that are allocated to the Class A-1 Certificates will be borne by the Class A-2 Certificates (unless another class of Super Senior Support Certificates bear such losses), for so long as your class of Super Senior Support Certificates is outstanding.

See “Description of Certificates—Allocation of Losses” in this prospectus supplement.

Limited Obligations

Neither the Offered Certificates nor the Mortgage Certificates will represent interests in or obligations of the Depositor, the Sponsor, the Trustee or any of their affiliates.  None of the Certificates, the Mortgage Certificates or the Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Trustee, the Sponsor or any of their affiliates.  The Mortgage Certificates will be the sole source of payments on the Offered Certificates.

Limited Liquidity

The Underwriter does not intend to make a market for purchase and sale of the Offered Certificates after their initial issuance.  There is no assurance that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates.  As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities and mortgage loans is experiencing significantly reduced liquidity.  The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities although it is expected that the Certificates would not be eligible for the federal government’s newly announced Public-Private Investment Program.  If these actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid.  Illiquidity can have a severely adverse effect on the prices of Certificates that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  Illiquidity may also result from legal or regulatory changes or from the adoption or change of accounting rules, which may affect the Certificates generally or specific types of Certificates.  See “Risk Factors—Limited Liquidity for Certificates May Affect Your Ability to Resell Certificates” in the prospectus.

Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally.  In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.  Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.  Any concentration of mortgaged properties in a state or region may present unique risk considerations.  The applicable table in Appendix A lists the concentrations of mortgaged properties (by aggregate Stated Principal Balance as of the Cut-off Date) securing the Mortgage Loans.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans.  Any losses may adversely affect the yield to maturity of the Offered Certificates.

Further, the concentration of the Mortgage Loans in one or more states would have a disproportionate effect on Certificateholders if governmental authorities in any of those states take action against the Underlying Servicer or take action affecting loan modifications or foreclosures that impairs the ability of the Underlying Servicer to realize on those Mortgage Loans.

Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment

Since the second quarter of 2007, delinquencies and defaults on mortgage loans generally have increased and may continue to increase in the future.  In addition, there has been a proliferation in recent years of affordability products that provide for lower initial payments and/or little or no downpayment.  As property values decline or stabilize after many years of robust gains and housing inventory for sale increases, it is likely that these negative performance trends will continue and may increase, especially as borrowers face increasing payments on adjustable rate and interest only mortgage loans in an environment of increasingly restrictive lending standards.  As residential real estate values have generally declined since the issuance of the Mortgage Certificates, the loan-to-value ratios shown in the applicable table in Appendix A to this prospectus supplement might not be a reliable indicator of the rates or severities of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.  If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to approach or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than anticipated or higher than experienced to date in securitizations involving the Underlying Depositor.

In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.  These other factors could include excessive building or historically high foreclosure rates resulting in an oversupply of housing in a particular area or a decrease in employment.

Rights of Beneficial Owners May Be Limited by Book-Entry System

All of the Offered Certificates are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants.  As a result:

•
your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

•	under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of Certificates—Book-entry Form” in the prospectus.

United States Military Operations May Increase Risk of Relief Act Shortfalls

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply.  This may result in interest shortfalls on the Mortgage Loans which will be borne by all classes of certificates of the Underlying Transaction.  Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations.  See “Description of the Certificates—Distributions” in the Underlying Prospectus and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar Laws” in the prospectus.

THE MORTGAGE CERTIFICATES

After the distributions on the Mortgage Certificates in March 2009, the Mortgage Certificates have the following characteristics:

Issue Date	Pass-Through Rate	Ratings at Issuance(1)	Current Ratings(1)	Certificate Balance at Issuance	Current Certificate Balance	Principal Type(2)	Interest Type(2)
October 30, 2006	(3)	AAA by Fitch AAA by S&P	AAA by Fitch A by S&P(4)	$15,000,000	$8,668,933	Super Senior, Sequential Pay	Variable Rate
_______________________

(1)           “Fitch” means Fitch Ratings and “S&P” means Standard & Poor’s, a division of The Mc-Graw-Hill Companies, Inc.

(2)           See “Description of the Certificates—Categories of Classes of Certificates” in the prospectus for a description of these principal and interest types.

(3)           Interest accrues on these Mortgage Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the Mortgage Loans (based on the Stated Principal Balances of the Mortgage Loans on the due date in the month preceding the month of such Distribution Date).  See “Description of the Certificates—Interest” in the Underlying Prospectus.

(4)           The Mortgage Certificates were placed on negative ratings watch by S&P on February 26, 2009.

The Trust will be entitled to receive all of the distributions on the Mortgage Certificates made after the March 2009 Mortgage Certificate Distribution Date.  Distributions of principal and interest on the Mortgage Certificates will be made on each Distribution Date.  On the Closing Date, the Sponsor will sell the Mortgage Certificates to the Depositor, who will, in turn, convey the Mortgage Certificates to the Trustee on behalf of the Trust pursuant to the Trust Agreement.  The Trustee will hold the Mortgage Certificates on behalf of the Trust through the book-entry facilities of DTC.

For a further description of the Mortgage Certificates, see “Description of the Certificates” in the Mortgage Certificates Offering Documents attached hereto as Appendix B.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the characteristics of the Mortgage Loans as of the close of business on the Cut-off Date.  The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date.  The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Loans as they will be constituted on the Closing Date.  Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

The tables in Appendix A summarize certain characteristics of the Mortgage Loans and the other mortgage loans in the Underlying Transaction as of the Cut-off Date.  Information with respect to the Mortgage Loans as of the underlying cut-off date can be found in the Underlying Prospectus.  Investors are cautioned, however, that changes to the composition of the Mortgage Loans have occurred since the dates of the Underlying Prospectus and investors should therefore rely primarily on the information in Appendix A to this prospectus supplement for a more accurate description of the Mortgage Loans as of the Cut-off Date.

The “Stated Principal Balance” of a Mortgage Loan means, as to any due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

As used in this prospectus supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court.  In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan.  However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Underlying Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Underlying Servicer without giving effect to any Debt Service Reduction.

The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period), principal due on the first day of each month.

The “Loan-to-Value Ratio” of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the Underlying Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property.  In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the Underlying Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination.  For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan.  The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.  For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the applicable “Original Loan-to-Value Ratios” table in Appendix A to this prospectus supplement.  Certain of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac.  No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.  Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The Underlying Originator used Credit Scores as part of its origination processes.  “Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness.  Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).  The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  A Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower.  Neither the Depositor nor the Sponsor makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

The Mortgage Loans in the aggregate have the characteristics set forth in the table under “Summary of Terms—Mortgage Pool.”

The Mortgage Loans were either (i) originated by the Underlying Originator or (ii) purchased by the Underlying Originator from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards generally applicable to the Mortgage Loans, see “Mortgage Loan Underwriting Standards” in this prospectus supplement.

Each mortgage note related to a Mortgage Loan provides for adjustments to the mortgage interest rate thereon at the end of the initial nine (9) or ten (10) year fixed-rate period and adjusts annually thereafter (each, an “Adjustment Date”).  Each Mortgage Loan will be fully-amortized by the maturity of such Mortgage Loan.

On each Adjustment Date, the mortgage interest rate of each Mortgage Loan will adjust to the sum of One-Year LIBOR (as defined below) and the number of basis points specified in the applicable mortgage note (the “Gross Margin”), rounded up as specified in the related note, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the amount specified in the mortgage note (the “Periodic Cap”).  The Periodic Cap for the Mortgage Loans is 5.00% for the first Adjustment Date and then 2.00% thereafter.  In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime maximum mortgage interest rate (a “Rate Ceiling”).  None of the Mortgage Loans is subject to a lifetime minimum mortgage interest rate, and the minimum mortgage interest rate with respect to each of these Mortgage Loans will be the applicable Gross Margin for such Mortgage Loan.  On the first due date following each Adjustment Date for each Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.  See the applicable table in Appendix A to this prospectus supplement for certain statistical information on Rate Ceilings applicable to the Mortgage Loans.

The index for all of the Mortgage Loans is the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date (“One-Year LIBOR”).  In the event One-Year LIBOR is no longer available, the Underlying Servicer will select a substitute index in accordance with the terms of the related mortgage note in compliance with federal and state law.

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below.  The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates.  The source of the values shown below is the British Bankers’ Association.

	Year
Month	2009	2008	2007	2006	2005
January	2.02%	4.19%	5.34%	4.85%	3.11%
February	2.07	2.82	5.41	4.95	3.27
March	2.11	2.63	5.23	5.12	3.57
April	—	2.47	5.22	5.29	3.81
May	—	2.98	5.26	5.38	3.71
June	—	3.14	5.42	5.51	3.76
July	—	3.32	5.39	5.68	3.90
August	—	3.22	5.19	5.54	4.22
September	—	3.20	5.26	5.39	4.13
October	—	4.04	4.94	5.32	4.48
November	—	3.21	4.75	5.30	4.72
December	—	2.77	4.43	5.21	4.82

As of the Cut-off Date, approximately 9.62% of the Mortgage Loans were at least 30 days delinquent and approximately 9.59% of the Mortgage Loans have been more than 30 days delinquent more than once during the preceding twelve months. See the applicable table in Appendix A for more information on the delinquency status of the Mortgage Loans.

Approximately 2.23% of the Mortgage Loans are subject to the provisions of the Borrowers Protection Plan®, which provides for the cancellation of certain monthly payments of principal and interest upon the disability or involuntary unemployment of the mortgagor or provides for the cancellation of the unpaid principal balance of the Mortgage Loan in the event of the accidental death of the mortgagor.  The Underlying Originator will be obligated, under the related mortgage loan purchase agreement, to pay to the Underlying Transaction an amount equal to any amount so cancelled.  Such payments by the Underlying Originator will be treated for purposes of distributions to the related Certificateholders as scheduled monthly payments of principal and interest in the case of cancelled monthly payments or as full prepayments in the case of cancelled unpaid principal balances.  See “Mortgage Loan Underwriting Standards” for more information about the Underlying Originator’s Borrowers Protection Plan®.

Approximately 49.04% of the Mortgage Loans were originated under the Accelerated Processing Programs.  Mortgage loans in the foregoing programs are subject to less stringent documentation requirements.  None of the Mortgage Loans were originated under the Accelerated Processing Programs of All-Ready Home and Rate Reduction Refinance.  See “Mortgage Loan Underwriting Standards” in this prospectus supplement.

Approximately 7.72% of the Mortgage Loans were originated using the Underlying Originator’s “Alternative A” underwriting guidelines in effect at the time of origination.  See “Risk Factors—Alternative Underwriting Standards May Increase Risk of Loss” and “Mortgage Loan Underwriting Standards—Alternative Underwriting Standards” in this prospectus supplement.

The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Mortgage Loans and the other mortgage loans in the Underlying Transaction.  Due to rounding, the percentages shown may not total 100.00%.

Compensation and Payment of Expenses

The servicing fees and the trustee fees for the Mortgage Loans are payable out of interest payments on the Mortgage Loans, prior to any distributions to the related Certificateholders.  The servicing fees accrue on the Mortgage Loans at a rate of 0.250% per annum.  In addition to the servicing fees, the Underlying Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges relating to the Mortgage Loans, (ii) net income from investment of funds relating to the Mortgage Loans in the servicer custodial account for the Underlying Transaction and (iii) any foreclosure profits from the liquidation of Mortgage Loans.  The Underlying Servicer is obligated to pay certain ongoing expenses associated with the Underlying Transaction and incurred by the Underlying Servicer in connection with its responsibilities under the Pooling Agreement.  Those amounts will be paid by the Underlying Servicer out of its servicing compensation.  The trustee fees accrue on the Mortgage Loans at a rate of 0.00325% per annum.  In addition to the trustee fees, the Underlying Trustee is entitled to receive all net income from the investment of funds relating to the Mortgage Loans in the certificate account for the Underlying Transaction.  In addition to its compensation, the Underlying Trustee is entitled to be reimbursed from and indemnified by the Underlying Transaction for certain expenses incurred by the Underlying Trustee in connection with its responsibilities under the Pooling Agreement.

See “The Pooling Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in the Underlying Prospectus for more information about the fees and expenses of the parties to the Underlying Transaction.

THE UNDERLYING ORIGINATOR

Bank of America, National Association (“Bank of America”) has been originating mortgage loans in excess of 25 years.

Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators.  Bank of America’s direct-to-consumer originations include mortgage loans made to:

•	customers applying for a mortgage at one of Bank of America’s banking center locations;

•	customers applying for a Bank of America mortgage via telephone;

•	customers applying for a mortgage utilizing Bank of America’s internet site; and

•	customers applying for a mortgage with one of Bank of America’s retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

Bank of America also originates loans indirectly through its wholesale channel where:

•	the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

•	applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the underlying issuing entity, which were originated by Bank of America during the periods indicated:

	Twelve-Months Ended December 31,
	2005	2006	2007	2008
By Number	394,942	371,079	430,886	280,553
By Aggregate Principal Balance (in billions)	$86.8	$85.5	$103.9	$66.8

MORTGAGE LOAN UNDERWRITING STANDARDS

The Underlying Depositor purchased the Mortgage Loans from Bank of America, as the sponsor of the Underlying Transaction.  The Mortgage Loans were either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities.  The Mortgage Loans were underwritten materially in accordance with the underwriting standards set forth under “The Mortgage Loan Programs—Mortgage Loan Underwriting—Bank of America General Underwriting Standards” and “—Bank of America Alternative Underwriting Standards” in the Underlying Prospectus.

SERVICING OF MORTGAGE LOANS

Bank of America (in its capacity as Underlying Servicer), currently services the Mortgage Loans pursuant to the Pooling Agreement.

Bank of America has been servicing consumer mortgage loans in excess of 25 years.  The table below sets forth information about Bank of America’s portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

First Lien Mortgage Loans	As of December 31, 2006	As of December 31, 2007	As of December 31, 2008
By Number	2,524,364	2,454,131	2,509,600
By Aggregate Unpaid Principal Balance (in billions)	$344.0	$391.2	$414.8

See “The Sponsor,” “Servicing of Mortgage Loans—The Servicers,” “—Servicing Experience and Procedures of Bank of America” and “The Pooling Agreement” in the Underlying Prospectus for more information about Bank of America in its capacity as the Underlying Servicer, its experience, its servicing procedures and its obligations under the Pooling Agreement.

THE UNDERLYING SPONSOR

The Underlying Sponsor, Bank of America, is an indirect wholly-owned subsidiary of Bank of America Corporation.  Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977.  Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes.  Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs.  Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

See “The Sponsor,” “The Mortgage Loan Programs,” “Servicing of the Mortgage Loans” and “The Pooling Agreement” in the Underlying Prospectus for more information about Bank of America as Underlying Sponsor for the Underlying Transaction, its securitization programs and its material roles and duties in the Underlying Transaction.

THE SPONSOR

The Sponsor, Banc of America Securities LLC, a Delaware limited liability company, is an indirect wholly-owned subsidiary of Bank of America Corporation and an affiliate of the Depositor, the Underlying Depositor, the Underlying Originator and the Underlying Servicer.  The Sponsor’s executive offices are located at One Bryant Park, New York, New York  10036.  The Sponsor is also the underwriter of this transaction and the underwriter of the Underlying Transaction.  The Sponsor will sell the Mortgage Certificates to the Depositor pursuant to a Mortgage Certificate Purchase Agreement, to be dated the Closing Date.  The Sponsor is a registered broker-dealer and, as such, is in the business of purchasing, selling and underwriting securities, including mortgage-backed securities. The Sponsor underwrites, sells and purchases mortgage-backed securities that have been issued by its affiliates and third parties.  Although the Sponsor has extensive experience in structuring securitizations for its affiliates and for third parties, it generally is its practice not to act as the sponsor of securitizations.  As Sponsor, Banc of America Securities LLC was primarily responsible for structuring this transaction and selecting the Mortgage Certificates.  Its only obligation will be to sell the Mortgage Certificates to the Depositor, make limited representations regarding the Mortgage Certificates and cure breaches of those representations or repurchase the Mortgage Certificates.

STATIC POOL INFORMATION

Information concerning the Underlying Depositor’s prior residential mortgage loan securitizations involving both adjustable-rate first lien mortgage loans underwritten in accordance with the Underlying Originator’s general underwriting standards described above under “Mortgage Loan Underwriting Standards” and under “The Mortgage Loan Programs—Mortgage Loan Underwriting—Bank of America General Underwriting Standards” in the Underlying Prospectus and first lien mortgage loans underwritten in accordance with the Underlying Originator’s alternative underwriting standards described above under “Mortgage Loan Underwriting Standards” and under “The Mortgage Loan Programs—Mortgage Loan Underwriting—Bank of America Alternative Underwriting Standards” in the Underlying Prospectus, including the Underlying Transaction, is available on the internet at http://corp.bankofamerica.com/public/regulationab/bafc/index.jsp.  On this website, you can view summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement.  Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Underlying Originator’s control, such as rising housing prices, low interest rates and a proliferation of affordability products.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans underlying the Mortgage Certificates to be included in the Issuing Entity.

In addition, on this website, you can view summary pool information as of the underlying cut-off date and delinquency, cumulative loss, and prepayment information as of each Mortgage Certificate Distribution Date for the Mortgage Loans, in addition to the information provided on this website for the Underlying Transaction in the aggregate.

The static pool data referred to above will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement to the extent that the static pool data relates to: prior securitized pools of the Depositor that do not include the Mortgage Loans and that were established before January 1, 2006.

THE UNDERLYING DEPOSITOR

The Underlying Depositor was incorporated in the State of Delaware on November 26, 2002 under the name “BA Residential Securities, Inc.” and filed a Certificate of Amendment of Certificate of Incorporation changing its name to “Banc of America Mortgage Securities, Inc.” on December 4, 2002.  The Underlying Depositor is a direct, wholly-owned subsidiary of the Underlying Sponsor.  It is not expected that the Underlying Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Underlying Depositor has limited obligations and rights under the Pooling Agreement, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties or, in the circumstances described under “The Trust Agreement—Termination of the Trust; Optional Termination,” repurchasing Mortgage Loans.

The Underlying Depositor maintains its principal executive office at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255.  Its telephone number is 704-387-8239.

THE DEPOSITOR

Banc of America Funding Corporation, the Depositor, is an indirect subsidiary of Bank of America Corporation.

See “The Depositor,” “Mortgage Purchase Program” and “The Pooling and Servicing Agreement” in the prospectus for more information about the Depositor and its material roles and duties in this securitization and the Underlying Transaction.

THE UNDERLYING ISSUING ENTITY

See “The Issuing Entity” in the Underlying Prospectus for information regarding the underlying issuing entity.

THE ISSUING ENTITY

The issuing entity will be a New York common law trust (the “Issuing Entity”), formed on the Closing Date pursuant to the Trust Agreement.  The Mortgage Certificates will be deposited by the Depositor into the Issuing Entity under the Trust Agreement as described below under “The Trust Agreement—Establishment of the Issuing Entity.”  The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates.  The fiscal year end of the Issuing Entity will be December 31 of each year.  As of the date of this prospectus supplement, the market price of the Mortgage Certificates was estimated to be approximately 64% of their certificate balance, based on the mid-point of bid and asking prices for the Mortgage Certificates and similar mortgage certificates.

The Issuing Entity will be administered by the Trustee pursuant to the terms of the Trust Agreement as described under “The Trust Agreement” in this prospectus supplement.  The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Trust Agreement, only permitted to take the actions specifically provided in the Trust Agreement.  Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of federal bankruptcy laws.  Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.”  In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party.  See “Risk Factors—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the prospectus.

THE TRUST AGREEMENT

The Certificates will be issued pursuant to the Trust Agreement, between the Depositor and the Trustee, to be dated the Closing Date.

The following summaries describe certain provisions of the Trust Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement.  The Depositor plans to file a final copy of the Trust Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K on the Closing Date.

Establishment of the Issuing Entity

The Issuing Entity will be established under the laws of the State of New York.  The Issuing Entity will be administered by the Trustee pursuant to the terms of the Trust Agreement, and will be created solely for the purpose of holding the Mortgage Certificates, issuing the Certificates evidencing interests in the Issuing Entity and carrying out related activities.  It will not have any other purpose or activity.

Concurrently with the execution and delivery of the Trust Agreement, the Depositor will convey the Mortgage Certificates to the Trustee, without recourse.  The Trustee, on behalf of the Issuing Entity, will accept the Mortgage Certificates and issue the Certificates to or upon the order of the Depositor.  The Certificates will evidence the entire beneficial ownership in the Issuing Entity.

On the Closing Date, the Depositor, in addition to making certain other limited representations and warranties, will represent in the Trust Agreement that the Mortgage Certificates were acquired free of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest.  Within 90 days of its discovery or its receipt of notice of a breach of these representations and warranties, the Depositor is required to cure such breach in all material respects or to repurchase such Mortgage Certificates from the Trustee at a price equal to the sum of (i) the certificate balance of such Mortgage Certificates as of the next Distribution Date (before giving effect to distributions on and losses allocated to the Mortgage Certificates on the related Mortgage Certificate Distribution Date), (ii) one month’s interest on such certificate balance at the applicable pass-through rate for such Mortgage Certificate and (iii) any Extraordinary Trust Expenses as of such date of repurchase (the “Repurchase Price”).  The purchase price for any repurchased Mortgage Certificates shall be deposited by the Trustee in the Certificate Account.  This cure or repurchase obligation of the Depositor constitutes the sole remedy available to the holders of Certificates or to the Trustee on behalf of the Certificateholders.

Pursuant to the Trust Agreement, the Trustee will hold the Mortgage Certificates for the benefit of Certificateholders in book-entry form (the “Book-Entry Mortgage Certificates”) through the facilities of the Depository.  If, for any reason, any of the Book-Entry Mortgage Certificates no longer may be held in book-entry form, they will thereafter be held by the Trustee in fully registered, certificated form.

The Trustee

Pursuant to the Trust Agreement, the Trustee will act on behalf of the Certificateholders in connection with the administration of the Trust.  The primary responsibility of the Trustee with respect to payments on the Mortgage Certificates will be to distribute all such payments received to the appropriate Certificateholders, without making any other deductions other than for certain taxes and other extraordinary expenses, none of which are expected.  The Trustee also will maintain the register for the Certificates, perform tax reporting and compliance for the Trust and administer exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates.  The account established for the Certificates will be an account separate from the general assets of the Trustee, and the payments received by the Trustee will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it, except as otherwise described below.  The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any of the assets of the Issuing Entity to any person except as permitted by the Trust Agreement.

The Trust Agreement provides for indemnification of the Trustee by the Issuing Entity for any loss or liability incurred by the Trustee in connection with the performance by the Trustee of its duties and obligations arising under the Trust Agreement and the exercise by the Trustee of the rights and powers conferred upon it by the Trust Agreement, other than any loss or liability resulting from the Trustee’s own willful malfeasance, bad faith, negligence or reckless disregard of its duties.  Any such indemnification would reduce the amounts available for distributions to Certificateholders.

The Trustee will not be obligated to appear in, prosecute or defend any legal action in respect of the Issuing Entity (other than with respect to collections on the Mortgage Certificates, as described below) unless the Trustee has been instructed to do so by the holders of Certificates entitled to at least 66-2/3% of the aggregate voting rights of all Certificates and is indemnified by such holders for its fees and expenses.

The Trustee will prepare and file annual or other informational reports or tax returns for the Issuing Entity as required to be furnished to the Certificateholders or filed for or with respect to the Issuing Entity under any applicable federal, state or local tax law.

Collections

The Trustee will use all reasonable efforts to collect all payments due with respect to the Mortgage Certificates and will, consistent with such efforts, follow the procedures described in the following paragraph.  Pending distributions to Certificateholders, the Trustee will hold such collections uninvested.

If the Trustee has not received a distribution with respect to the Mortgage Certificates by the first Business Day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificates, the Trustee will be required to notify the affected Certificateholders, request such payment as promptly as possible in accordance with the law and will take such legal action as directed by the holders of the affected Certificates entitled to at least 51% of the aggregate voting rights of all Certificates; provided, however, that in the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will be required to notify the Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the affected Certificateholders.  In the event any such indemnity is provided to the Trustee, the Trustee shall take such action as shall be directed by the holders of Certificates entitled to at least 51% of the aggregate voting rights of all Certificates.

Certificate Account

All distributions on the Mortgage Certificates will be remitted to a segregated trust account (the “Certificate Account”) to be established by the Trustee under the Trust Agreement on the Closing Date.  Amounts on deposit in the Certificate Account will remain uninvested.

Termination of the Trust; Optional Termination

The Issuing Entity will terminate upon receipt by the Trustee and distribution to the Certificateholders of all amounts payable on the Certificates.  Any remaining assets of the Issuing Entity not required for the payment of distributions on the Certificates or amounts owed to the Trustee will be distributed on the Class A-R Certificate.  Any such remaining assets are expected to be negligible.

The Call-Right Holder will have the option to purchase the Mortgage Certificates when the certificate balance of such Mortgage Certificates is less than 10% of the certificate balance thereof as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

Distributions in respect of an optional termination will be paid to Certificateholders in order of their priority of distributions as described below under “Description of Certificates—Interest” and “—Principal.”

The Underlying Depositor will have the option to purchase all the mortgage loans in the Underlying Transaction and any properties that were acquired in satisfaction of such mortgage loans, subject to certain conditions described in the Mortgage Certificates Offering Documents.  This option can be exercised when the aggregate Stated Principal Balance of such mortgage loans is less than 10% of the aggregate unpaid principal balance of such mortgage loans as of October 1, 2006.  If the Underlying Depositor exercises its right to repurchase all of the mortgage loans in the Underlying Transaction, the Mortgage Certificates and therefore the Certificates will be retired earlier than would otherwise be the case.

In general, the purchase price for any property previously acquired by the Underlying Trust on foreclosure will be the fair market value thereof.  Therefore, there can be no assurance that the funds received upon the purchase of the mortgage loans and other assets in the Underlying Trust by the Underlying Depositor will be sufficient to fully pay off the certificate balance of the Mortgage Certificates and, therefore, the aggregate class balance of the Certificates.

See “Payment and Yield Considerations” in this prospectus supplement and “The Pooling and Servicing Agreement—Termination; Repurchase of Mortgage Loans and Mortgage Certificates” in the prospectus.

Resignation, Removal and Replacement of the Trustee

The Depositor or the holders of 66-2/3% of the aggregate voting rights of all Certificates may remove the Trustee with cause and appoint a successor trustee at any time.  In addition, the Trustee may resign as trustee of the Trust at any time, in which event the Depositor will be requested to appoint a successor trustee.  If no successor trustee is so appointed and accepts appointment within thirty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.  Such resignation or removal will not take effect until a successor trustee is appointed and has assumed the duties of the Trustee as set forth in the Trust Agreement.

Modification of the Trust Agreement

The Trustee and the Depositor may amend the Trust Agreement without the consent of any Certificateholder to cure any ambiguity or mistake, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement, to address certain other matters arising under the Trust Agreement (so long as such amendment does not adversely affect in any material respect the interests of any Certificateholder or the ratings of the Certificates) or to preserve the status of, or prevent the imposition of tax on, any REMIC created pursuant to the Trust Agreement.

The Trust Agreement may otherwise be amended with the consent of the holders of Certificates evidencing a Percentage Interest of not less than 66-2/3% of each affected class for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or modifying in any manner the rights of the holder of the Certificates, provided that, the Trust Agreement may not be amended to:

(i)	reduce the amount of, or delay the timing of, any amount required to be distributed on any Certificate, without the consent of the holder of such Certificate;

(ii)	permit the removal of the Trustee without cause; or

(iii)	reduce the percentage of Certificateholders of each affected class whose consent is required for any amendment;

without consent of holders of all Certificates then outstanding.

Notwithstanding the foregoing, the Trust Agreement may not be amended unless the Trustee has been furnished with an opinion of counsel to the effect that such amendment is permitted under the Trust Agreement and such amendment will not subject any REMIC or grantor trust created under the Trust Agreement to United States federal income tax or cause any such REMIC to fail to qualify as a REMIC for United States federal income tax purposes or cause any grantor trust created under the Trust Agreement to fail to qualify as a grantor trust for United States federal income tax purposes at any time that any Certificates are outstanding.

Actions of the Trustee and Voting Rights

Any consent, vote, waiver or like action to be taken by the Trustee with respect to the Mortgage Certificates, including voting on any proposals affecting the Mortgage Certificates, will be taken in accordance with the instructions of a vote of Certificateholders.

The voting rights exercisable by the Trustee on behalf of the Issuing Entity under the Trust Agreement with respect to any proposals affecting the Mortgage Certificates will be allocated to the Certificates without regard to class.  The Trustee will cast its vote in accordance with the instructions given by those Certificateholders who hold a majority of the outstanding class balance of the Certificates from whom instructions are received (whether or not such Certificateholders hold a majority of all outstanding Certificates).

In the event that all or a portion of a combination of classes of Exchangeable REMIC Certificates in any REMIC Combination is exchanged for a proportionate portion of the class of Exchangeable Certificates in the related Exchangeable Combination, the class of such Exchangeable Certificates will be entitled to a proportionate share of the voting rights allocated to the classes of Exchangeable REMIC Certificates in the related REMIC Combination.

The “Percentage Interest” of a Certificate of a class is the percentage obtained by dividing the portion of the maximum initial class balance represented by such Certificate by the maximum initial class balance of such class.

Governing Law

The Certificates and the Trust Agreement will be governed by the laws of the State of New York.

THE TRUSTEE

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the Trustee under the Trust Agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 281,000 employees as of December 31, 2008.  Those numbers are the result of the merger on December 31, 2008 of Wachovia Corporation into Wells Fargo & Company.  The resulting institution provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Underwriter may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains its principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the “Corporate Trust Office”).

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of December 31, 2008, Wells Fargo Bank was acting as trustee on approximately 1,776 series of residential mortgage-backed securities with an aggregate principal balance of approximately $310,223,000,000.

Under the terms of the Trust Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports and exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates.  As Trustee, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax and information returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2008, Wells Fargo Bank was acting as securities administrator with respect to more than $983,072,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Underlying Trusts.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

See “The Pooling and Servicing Agreement—The Trustee” in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Trust Agreement.

Compensation and Payment of Expenses of the Trustee

The Trustee will receive a fee for its services to the Issuing Entity.  The Trustee’s fee will consist of an amount agreed to between the Sponsor and the Trustee and paid by the Sponsor from its own funds and not from the Trust Assets.  Certain unanticipated expenses such as fees and expenses of a successor trustee, taxes, if any, imposed on any REMIC created under the Trust Agreement and indemnity payments, if any, owed to the Trustee will be paid by the Trustee from interest distributions on the Mortgage Certificates prior to distributions of interest or principal on the Offered Certificates.

DESCRIPTION OF CERTIFICATES

The Certificates will consist of (i) the three classes of Offered Certificates listed in the table on page S-6 of this prospectus supplement and (ii)  the Class A-3, Class A-5 and Class A-R Certificates, which are not offered by this prospectus supplement.

Each Certificate (other than the Exchangeable Certificates) will represent a beneficial ownership interest in the Issuing Entity as described herein.

Denominations and Form

The Offered Certificates will be issuable in book-entry form only (the “Book-Entry Certificates”) in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.  The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

Distributions

Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date.  Distributions allocated to a class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have occurred.  If exchanges of all or a portion of a class of Exchangeable REMIC Certificates have occurred, a class of Exchangeable Certificates will be entitled to receive its proportionate share of distributions allocated to the related Exchangeable REMIC Certificates.

Distributions on each Distribution Date will be made by the Trustee (to the extent of funds available therefor) by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities; provided, however, such account must be specified in writing at least five Business Days prior to the related Distribution Date.  In addition, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota.  If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under “Description of Certificates—Book-entry Form” in the prospectus.

Interest will accrue on each class of Offered Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an “Accrual Period”).  The initial Accrual Period will be deemed to have commenced on March 1, 2009.  Interest which accrues on each class of Offered Certificates during an Accrual Period will be calculated on the assumption that distributions in reduction of the class balances thereof on the Distribution Date in that Accrual Period are made on the first day of that Accrual Period.  Calculations of interest for each Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The “class balance” of a class of Certificates (other than the Exchangeable Certificates) at any time will equal its maximum initial class balance set forth in the table on page S-6 of this prospectus supplement less (i) all distributions of principal distributed in reduction of the class balance of such class and any related class of Exchangeable Certificates less (ii) losses allocated to the class balance of such class and any related class of Exchangeable Certificates as described under “Description of Certificates—Allocation of Losses” plus (iii) in the case of a class of Accrual Certificates, the Accrual Distribution Amount previously added to the class balance of such class of Certificates as described above plus (iv) such class’ pro rata share of any recoveries allocated to the Mortgage Certificates for previous Mortgage Certificate Distribution Dates.

Because Exchangeable Certificates receive distributions of interest and principal and are allocated losses based on distributions and losses allocated to the related Exchangeable REMIC Certificates, a class of Exchangeable Certificates has no “class balance” as such term is defined in this prospectus supplement. However, the holder of an Exchangeable Certificate can calculate a class balance of its Certificate as described under “—Exchangeable REMIC Certificates and Exchangeable Certificates” below for the purpose of calculating interest distributable on its Exchangeable Certificates on any Distribution Date (before the allocation of any interest losses or shortfalls).

The “Final Scheduled Distribution Date” for the Certificates will be the Distribution Date in November 2036.  The Final Scheduled Distribution Date represents the latest final scheduled distribution date for the Mortgage Certificates.  The actual final payment on your Certificates could occur earlier or later than the designated Final Scheduled Distribution Date.

Exchangeable REMIC Certificates and Exchangeable Certificates

General

The holder of each class of Exchangeable REMIC Certificates in any Combination shown in Appendix E (a “REMIC Combination”) may exchange all or part of each class of Exchangeable REMIC Certificates for a proportionate interest in the class of related Exchangeable Certificates in the related Combination as shown in Appendix E (an “Exchangeable Combination”) provided such holder owns the necessary Exchangeable REMIC Certificates to make the exchange.  The holder of the class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of such class of Exchangeable Certificates for a proportionate interest in the classes of Exchangeable REMIC Certificates in the related REMIC Combination provided such holder owns the necessary Exchangeable Certificates to make the exchange.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and Exchangeable Certificates that are outstanding at any given time, and the outstanding class balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur.  The class balance of an Exchangeable Certificate on any date will be the product of the maximum class balance of the class on such date, as reported by the Trustee, and the Percentage Interest in the class evidenced by that Certificate.  Exchangeable REMIC Certificates and Exchangeable Certificates in any Combination may be exchanged only in the proportions set forth in Appendix E for such Combination.

The “maximum class balance” represents the portion of the maximum initial class balance that would be outstanding on any date assuming all exchanges had been made on the Closing Date.

Holders of Exchangeable Certificates in any Exchangeable Combination will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to, and amount of principal and interest losses and interest shortfalls on, the Exchangeable Certificates in any Exchangeable Combination on such Distribution Date will be identical to the aggregate amount of principal and interest distributable to, and amount of principal and interest losses and interest shortfalls on, all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date.

Procedures

If a certificateholder wishes to exchange its Exchangeable REMIC Certificates or Exchangeable Certificates, the certificateholder must notify the Trustee by e-mail at ctsspgexchanges@wellsfargo.com no later than three business days before the proposed exchange date.  The exchange date can be any business day other than the first or last business day of the month, subject to the Trustee’s approval.  In addition, the certificateholder must provide notice on the certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, the outstanding class balance and the maximum initial class balance of the Certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date.  After receiving such notice, the Trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee.  The certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.

The Certificates to be exchanged must be in the correct exchange proportions.  The Trustee will verify the proposed proportions to ensure that the principal and interest entitlements of the Certificates received equal the entitlements of the Certificates surrendered.  If there is an error, the exchange will not occur until such error is corrected.  Unless rejected for error, the notice of exchange will become irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the Trustee a fee equal to $5,000.

The Trustee will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest

The pass-through rate for each class of Offered Certificates for each Distribution Date is as described in the table on page S-6 of this prospectus supplement.

The interest entitlement for a class of Exchangeable REMIC Certificates will be calculated assuming no exchanges have ever occurred.  If exchanges of all or a portion of a class of Exchangeable REMIC Certificates included in a REMIC Combination have occurred, the class of Exchangeable Certificates included in the related Exchangeable Combination will be entitled to receive its proportionate share of distributions of interest allocated to such Exchangeable REMIC Certificates.

On each Distribution Date, the amount available for distributions in respect of interest on the interest-bearing Certificates will be the aggregate amount received by the Trustee since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date) as interest on the Mortgage Certificates, the interest portion of the Repurchase Price received by the Trustee in connection with any repurchase of the Mortgage Certificates and the interest portion of the amount received by the Trustee in connection with the optional purchase of the Mortgage Certificates by the Call Right Holder (such net amount, the “Mortgage Certificate Interest Distribution Amount”).

On each Distribution Date, each class of Certificates (other than the Class A-R Certificate and the Exchangeable Certificates) will be entitled to receive from the Mortgage Certificate Interest Distribution Amount an amount allocable to interest (as to each such class, the “Interest Distribution Amount”) with respect to the related Accrual Period.  The Interest Distribution Amount for any class of Certificates (other than the Class A-R Certificate and the Exchangeable Certificates) will equal (A) the sum of (i) interest at the applicable pass-through rate on the related class balance immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date (less any Net Interest Shortfalls (as defined in the Underlying Prospectus) allocated to such class of Certificates as set forth in the following paragraph) exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (“Unpaid Interest Amounts”) minus (B) such class’ pro rata share of Extraordinary Trust Expenses. On each Distribution Date, the payment of the Interest Distribution Amount will not exceed, and will be paid solely from, the Mortgage Certificate Interest Distribution Amount for the related Accrual Period.

If the interest entitlement for the Mortgage Certificates is reduced as provided in the Pooling Agreement, the interest entitlements of the Certificates (other than the Class A-R Certificate and the Exchangeable Certificates) for the corresponding Accrual Period will be reduced proportionately.  A reduction in such interest entitlement may result from Net Interest Shortfalls (as defined in the Underlying Prospectus). See “Description of the Certificates—Distributions on the Shifting Interest Certificates” in the Underlying Prospectus.

In the event that, on a particular Distribution Date, the Mortgage Certificate Interest Distribution Amount is not sufficient to make a full distribution of the interest entitlement on the classes of Certificates (other than the Class A-R Certificate and the Exchangeable Certificates), interest will be distributed on each class of Certificates (other than the Class A-R Certificate and the Exchangeable Certificates) pro rata based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall.  Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of Certificates will be entitled to receive on the next Distribution Date.  Any Unpaid Interest Amount so carried forward will not bear interest.  Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for a class of Accrual Certificates will accrue on such class, but will not be distributed as interest to such class.  Prior to such time, an amount equal to the accrued and unpaid interest on a class of Accrual Certificates will be added to the class balance thereof and distributed to the related classes of Accretion Directed Certificates as described under “—Principal” below.

To the extent the amount to be distributed in respect of interest on a class of Super Senior Certificates is less than the amount calculated for such class pursuant to clause (A)(i) of the definition of “Interest Distribution Amount,” such shortfall shall be redirected from the amount of interest otherwise distributable on the related class of Super Senior Support Certificates.  See “—Allocation of Losses” in this prospectus supplement.

The “Accretion Termination Date” for (i) the Class A-3 Certificates will be the Distribution Date following the Distribution Date on which the class balances of the Class A-1 and Class A-2 Certificates have been reduced to zero and (ii) for the Class A-2 Certificates will be the Distribution Date following the Distribution Date on which the class balance of the Class A-1 Certificates has been reduced to zero.

Interest distributions on any class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

“Extraordinary Trust Expenses” means certain unanticipated expenses of the Issuing Entity such as fees and expense of a successor trustee, taxes, if any, imposed on any REMIC created under the Trust Agreement and indemnity payments, if any, owed to the Trustee.

Extraordinary Trust Expenses will be paid from interest distributions on the Mortgage Certificates by the Trustee prior to distributions of interest or principal on the Offered Certificates.

Principal

On each Distribution Date, distributions of principal will be made from the Mortgage Certificate Principal Distribution Amount to the extent described below.  The “Mortgage Certificate Principal Distribution Amount” for each Distribution Date will be equal to the aggregate amount received by the Trustee since the preceding Distribution Date (or since the Closing Date, in the case of the first Distribution Date) as principal on the Mortgage Certificates, the principal portion of the Repurchase Price received by the Trustee in connection with any repurchase by the Depositor of the Mortgage Certificates as a result of the breach by the Depositor of its limited representation and warranties under the Trust Agreement and the principal portion of the amount received by the Trustee in connection with the optional purchase of the Mortgage Certificates by the Call Right Holder.  The principal distributions distributed on any class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

On each Distribution Date occurring prior to the applicable Accretion Termination Date, the Trustee will distribute the Accrual Distribution Amount for (i) the Class A-3 Certificates sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until their class balances have been reduced to zero and (ii) the Class A-2 Certificates sequentially to the Class A-1 and Class A-2 Certificates, in that order, until their class balances have been reduced to zero.

On each Distribution Date, the Trustee will distribute the Mortgage Certificate Principal Distribution Amount sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until their class balances have been reduced to zero.

The “Accrual Distribution Amount” with respect to any Distribution Date and the Class A-2 or Class A-3 Certificates, as the case may be, will be equal to the amounts allocated but not currently distributable to such class in respect of interest.

Allocation of Losses

If, after giving effect to the above distributions of principal, the aggregate class balance of the Certificates exceeds the certificate balance of the Mortgage Certificates, such excess (a “Realized Loss Shortfall ”) will be allocated pro rata to the Certificates (other than the Class A-R Certificate and the Exchangeable Certificates); provided, however, any such amounts allocated to the Class A-1 and Class A-2 Certificates will be borne by the Class A-3 Certificates for so long as the Class A-3 Certificates are outstanding; and provided, further, after the Class A-3 Certificates are no longer outstanding, any such amounts allocated to the Class A-1 Certificates will be borne by the Class A-2 Certificates for so long as the Class A-2 Certificates are outstanding.

Any such reduction to the class balance of a class of Certificates will result, in the absence of any recoveries allocated to the Mortgage Certificates, in a permanent loss of the right to receive distributions to which the holders of such class of Certificates otherwise would have been entitled in the absence of such a reduction.  Any reduction to the class balance of a class of Certificates as a result of the allocation of Realized Loss Shortfalls will result in a future reduction of interest distributions, because interest at the applicable pass-through rate will be accruing on a smaller class balance.  Recoveries allocated to the Mortgage Certificates will be applied as set forth in the definition of “class balance” herein; provided, however, any such amounts allocated to the Class A-1 and Class A-2 Certificates will instead be distributed to the Class A-3 Certificates for so long as the Class A-3 Certificates are outstanding; and provided, further, after the Class A-3 Certificates are no longer outstanding, any such amounts allocated to the Class A-1 Certificates will instead be distributed to the Class A-2 Certificates for so long as the Class A-2 Certificates are outstanding.

After the class balance of any class has been reduced to zero, such class will not be entitled to any further distributions of principal or interest.

To the extent the interest to be distributed on a class of Super Senior Certificates is less than the amount calculated pursuant to clause (A)(i) of the definition of “Interest Distribution Amount,” the amount of such shortfall shall be subtracted from the interest to be distributed on the related class of Super Senior Support Certificates and allocated to such class of Super Senior Certificates in the same manner as Realized Loss Shortfalls are allocated.

PREPAYMENT AND YIELD CONSIDERATIONS

The yields and weighted average lives of the Offered Certificates will be affected by, among other things, the price paid for the Offered Certificates and the rate and timing of principal payments and the amount of interest payments on the Offered Certificates.  Distributions on the Offered Certificates will be affected by the rate, timing and amount of distributions on the Mortgage Certificates, which will in turn be affected by, among other things, the rate and timing of payments (including prepayments) on the Mortgage Loans (which generally may be prepaid in full or in part at any time, without penalty), the rate, timing and severity of losses on the Mortgage Loans allocable to the Mortgage Certificates and the manner in which payments and losses on the Mortgage Loans are allocated among the various classes of certificates in the Underlying Transaction.  Investors should carefully consider the associated risks discussed under “Risk Factors” in the Underlying Prospectus and in this prospectus supplement.

Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the final payment on the Offered Certificates may be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date.  In the event of significant delinquencies, foreclosures or losses, the final distribution on a class of Offered Certificates also could occur later than the Final Scheduled Distribution Date.  In addition to the Mortgage Certificates being subject to an optional termination provision, the Call Right Holder may exercise its option to purchase the Mortgage Certificates, which could cause the final payment on the Offered Certificates to be substantially earlier than the Final Scheduled Distribution Date.

See “Prepayment and Yield Considerations” in each Underlying Prospectus for more information.

Assumptions Relating to Tables

The tables set forth in Appendix D (the “Decrement Tables”) have been prepared on the basis of the assumptions set forth below (the “Modeling Assumptions”).

The Decrement Tables have been prepared on the basis of the following Modeling Assumptions:

(a)           the Mortgage Certificates pay in accordance with the cashflow assumptions in Appendix F

(b)           the Mortgage Loans prepay at the indicated percentages of CPR;

(c)           the maximum initial class balances and pass-through rates for the Offered Certificates are as set forth or described in the table on page S-6 of this prospectus supplement;

(d)           there are no Net Interest Shortfalls (as defined in the Underlying Prospectus) on the Mortgage Certificates or defaults or delinquencies with respect to the Mortgage Loans;

(e)           scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on April 2009;

(f)           prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in March 2009;

(g)           distributions in respect of the Mortgage Certificates are made as described in the Mortgage Certificates Offering Documents;

(h)           no optional termination of the Underlying Trust occurs and the Call Right Holder does not exercise its right to purchase the Mortgage Certificates;

(i)           the Certificates are issued on March 30, 2009;

(j)           cash payments on the Certificates are received on the 20th day of each month beginning in April 2009 in accordance with the priorities and amounts described in this prospectus supplement under “Description of Certificates”; and

(k)           One-Year LIBOR remains constant at 2.03% per annum.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its maximum initial class balance is distributed to investors.  The weighted average lives of the Offered Certificates will be influenced by, among other factors, the rate at which principal is paid on the related Mortgage Certificates (which will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans).  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments, including payments as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling Agreement.  In general, the Mortgage Loans may be prepaid at any time, without penalty.  The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class.  Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates.  For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of CPR, see the Decrement Tables set forth in Appendix D to this prospectus supplement.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The prepayment model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans.  A prepayment assumption of 5% CPR assumes constant prepayment rates of 5% per annum, a prepayment assumption of 12% CPR assumes constant prepayment rates of 12% per annum, a prepayment rate of 18% CPR assumes constant prepayment rates of 18% per annum and so forth.  CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under “—Assumptions Relating to Tables.”  There will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the mortgage loans assumed in preparing the Decrement Tables.  Any such discrepancy may have an effect upon the percentages of maximum initial class balance outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates).  In addition, to the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the maximum initial class balance of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of CPR until maturity.  In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster reductions of the class balances than indicated in the Decrement Tables at the various percentages of CPR specified.

Based upon the Modeling Assumptions, the Decrement Tables in Appendix D indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the maximum initial class balance of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Certificates from the Sponsor.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of such assets or rights or obligations as specified in the Trust Agreement) as one or more separate “real estate mortgage investment conduits” (each, a “REMIC”) for federal income tax purposes under the Code.

•
Each class of Offered Certificates (other than the Exchangeable Certificates) will constitute a “regular interest” in a REMIC and generally will be treated as a debt instrument for federal income tax purposes.  The Offered Certificates (other than the Exchangeable Certificates) are “Regular Interests” for purposes of the following discussion.

•	The Class A-R Certificate will be designated as the sole class of “residual interests” in each REMIC.

Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion generally to the effect that, assuming (i) compliance with all provisions of the Trust Agreement, the Mortgage Certificates

Offering Documents and the other transaction documents, (ii) the current and continuing characterization of the Mortgage Certificates as a REMIC regular interest in the underlying REMIC and (iii) the making of appropriate REMIC elections, for United States federal income tax purposes, each REMIC elected pursuant to the Trust Agreement will qualify as a separate REMIC within the meaning of Section 860D of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Regular Interests

The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes.  Income on the Regular Interests must be reported under an accrual method of accounting.  Holders of Regular Interests that are Super Senior Support Certificates must take into account their full interest entitlement, even if such amount are in whole or in part distributed to the Regular Interests that are Super Senior Certificates.  See “Federal Income Tax Consequences—Federal Income Tax Consequences of Exchangeable Certificates” in the prospectus for a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates.

The Regular Interests that are Accrual Certificates will, and the other Regular Interests, because of their respective issue prices, are expected to, be treated for federal income tax purposes as having been issued with original issue discount.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the Prospectus.  See “Federal Income Tax Consequences—Federal Income Tax Consequences of Exchangeable Certificates” in the prospectus for a discussion of original issue discount with respect to the Exchangeable Certificates.  Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder’s purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder.  Holders of a Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  For purposes of determining the amount and the rate of accrual of original issue discount and market discount, it is assumed that there will be prepayments on the Mortgage Loans at a rate equal to 12% CPR.  No representation is made as to the actual rate at which the Mortgage Loans or Mortgage Certificates will be prepaid.

The Regular Interests will be treated as regular interests in a REMIC under Section 860G of the Code.  Accordingly, to the extent described in the prospectus:

•	the Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Interests will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code;

•	interest on the Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(b) of the Code; and

•	such Regular Interests will be treated as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (each, an “Exchange Pool”) will be classified as one or more grantor trusts under subpart E, part I of subchapter J of the Code.  The interests in the class of Exchangeable REMIC Certificates that has been exchanged for the class of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the related Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of an interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates, which represent regular interests in a REMIC for federal income tax purposes.  For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus.  For purposes of that discussion, the Exchangeable Certificates are Composite Certificates.

The exchange of an Exchangeable Certificate for the related Exchangeable REMIC Certificates as described herein under “Description of Certificates―Exchangeable REMIC Certificates and Exchangeable Certificates” will not be a taxable exchange.  Rather, the investor will be treated as owning the same combination of proportional interests in the related Exchangeable REMIC Certificates as such investor was treated as owning prior to the exchange.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for Exchangeable Certificates” in the prospectus.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” in the prospectus.

The Trustee, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents).  As long as the only Certificateholder of record of the Offered Certificates is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Trustee.  The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Reporting Requirements” in the prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE, LOCAL OR FOREIGN TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, locality or foreign country.  Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of or investing assets of any employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations or investments that meet the conditions and requirements of the Exemption.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates by the Plans to which it applies provided that all conditions of the Exemption will be met.  Whether an Offered Certificate qualifies for relief under the Exemption may depend upon whether the Mortgage Certificates satisfy the conditions of an administrative exemption that is substantially similar to the Exemption.  Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented by virtue of its acquisition and holding of such Certificate or interest therein that either (i) it is not a Plan or a person acting on behalf of, or using assets of, a Plan or (ii) it is an accredited investor with the meaning of the Exemption.

The rating of a Certificate may change.  If a class of Offered Certificates is no longer rated at least BBB- (or its equivalent), Certificates of that class may no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, such Offered Certificate that is no longer rated at least BBB- (or its equivalent) may not be transferred unless the transferee delivers to the Trustee (i) a representation letter in the form specified in the Trust Agreement stating that (a) it is not, and is not acting on behalf of, a Plan or using the assets of a Plan to effect such purchase or (b) such transferee is an insurance company (I) that is an accredited investor within the meaning of the Exemption and (II) that is using funds from an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) 60 Fed. Reg. 35925 (July 12, 1995)) to purchase such Offered Certificate and the purchase and holding of such Offered Certificate are covered under sections I and III of PTCE 95-60 or (ii) an opinion of counsel in form and substance satisfactory to the Trustee to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Plan or using assets of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental plan or church plan, a violation of Similar Law and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.  Each person who acquires any such Offered Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Trustee.

Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, while not subject to the provisions of Title I of ERISA or Section 4975 of the Code may be subject to federal, state or local laws that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”).  Accordingly, a person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any Certificate to a Plan or a person acting on behalf of, or using assets of, a Plan is in no respect a representation by the Depositor, the Trustee or the Sponsor that such investment or the Mortgage Certificates meet all of the relevant legal requirements with respect to the Exemption, any substantially similar administrative exemption or investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Certificates and certain other information as set forth in the Trust Agreement, required under Item 1121 of Regulation AB (17 C.F.R. § 229.1121), as described under “Description of Certificates—Reports to Certificateholders” in the prospectus.  In addition, the Trustee will furnish to the Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. §§ 229.1122 and 229.1123) detailed under “Servicing of the Mortgage Loans—Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its IDEA system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Trustee will make the statement described in the prospectus under “Description of Certificates—Reports to Certificateholders” available to Certificateholders and the other parties to the Trust Agreement via the Trustee’s internet website.  The Trustee will also make the Periodic Reports described in the prospectus under “Where You Can Find More Information” relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day).  The Trustee’s internet website will initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (866) 846-4526.  Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Banc of America Securities LLC (the “Underwriter”), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.  Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 85% of the aggregate maximum initial class balance of those Certificates plus accrued interest, if applicable, before deducting expenses estimated at approximately $255,000 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  For purposes of the Securities Act, the Issuing Entity, the Depositor, the Sponsor and the Underwriter may each be considered an underwriter of the Mortgage Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

The Depositor has been advised by the Underwriter that it does not intend to make a market in the Offered Certificates.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer.  Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

LEGAL MATTERS

The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Fitch Ratings (“Fitch”) at least the rating set forth in the table on page S-6 of this prospectus supplement

Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Trust Agreement.

Fitch’s ratings take into consideration the credit quality of the Mortgage Certificates, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Certificates is adequate to make payments required under the Offered Certificates.  Fitch’s ratings on the Offered Certificates do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Loans or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Fitch.  However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency

In addition, Fitch will monitor the initial ratings of the Offered Certificates for so long as such Offered Certificates remain outstanding.

INDEX TO DEFINED TERMS

Accretion Directed Certificates	S-8
Accretion Termination Date	S-41
Accrual Certificates	S-8
Accrual Distribution Amount	S-42
Accrual Period	S-38
Adjustment Date	S-28
Bank of America	S-30
Book-Entry Certificates	S-38
Book-Entry Mortgage Certificates	S-34
Call Right Holder	S-11
Certificate Account	S-35
Certificates	S-8
class balance	S-38
Closing Date	S-7
Code	S-15
Corporate Trust Office	S-37
CPR	S-44
Credit Scores	S-27
Cut-off Date	S-7
Debt Service Reduction	S-27
Decrement Tables	S-43
Deficient Valuation	S-26
Distribution Date	S-7
ERISA	S-15
Exchange Pool	S-45
Exchangeable Certificates	S-8
Exchangeable Combination	S-39
Exchangeable REMIC Certificates	S-8
Exemption	S-47
Extraordinary Trust Expenses	S-41
Final Scheduled Distribution Date	S-39
Fitch	S-49
Gross Margin	S-28
Interest Distribution Amount	S-40
Issuing Entity	S-8
Loan-to-Value Ratio	S-27
maximum class balance	S-39
Modeling Assumptions	S-43
Mortgage Certificate Distribution Date	S-12
Mortgage Certificate Interest Distribution Amount	S-40
Mortgage Certificate Principal Distribution Amount	S-41
Mortgage Certificates	S-9
Mortgage Certificates Offering Documents	S-9
Mortgage Loans	S-9
Mortgage Pool	S-9
Non-Offered Certificates	S-8
OCC	S-31
Offered Certificates	S-8
One-Year LIBOR	S-28
Percentage Interest	S-37
Periodic Cap	S-28
Plan	S-46
Pooling Agreement	S-9
PTCE 95-60	S-47
Rate Ceiling	S-28
Realized Loss Shortfall	S-42
Record Date	S-7
Regular Interests	S-44
Relevant Implementation Date	S-5
Relevant Member State	S-5
Relevant Persons	S-5
REMIC	S-14
REMIC Combination	S-39
Repurchase Price	S-34
Residual Certificate	S-8
Similar Law	S-47
SMMEA	S-15
Stated Principal Balance	S-26
Super Senior Certificates	S-8
Super Senior Support Certificates	S-8
Trust	S-8
Trust Agreement	S-8
Trust Assets	S-9
Trustee	S-8
Underlying Depositor	S-7
Underlying Originator	S-7
Underlying Prospectus	S-9
Underlying Servicer	S-7
Underlying Sponsor	S-7
Underlying Transaction	S-9
Underlying Trust	S-9
Underlying Trustee	S-7
Underwriter	S-48
Unpaid Interest Amounts	S-40
Wells Fargo Bank	S-37

APPENDIX A

Mortgage Loan Data

The Mortgage Loans

The following tables set forth certain characteristics of the Mortgage Loans as of the Cut-off Date.

Occupancy Type of Mortgaged Properties of the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Primary	292	$188,378,726.50	95.15%	$645,132.62	743	73.14%
Secondary	16	7,799,302.60	3.94	487,456.41	774	75.85
Investor	3	1,810,907.50	0.91	603,635.83	733	61.79
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	Based solely on representations of the mortgagor at the time of origination of the Mortgage Loans.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
SFR	194	$123,057,886.88	62.15%	$634,319.00	742	73.04%
PUD	70	46,045,556.93	23.26	657,793.67	745	72.93
Condo	36	21,130,536.56	10.67	586,959.35	756	75.32
2-Family	7	5,142,745.06	2.60	734,677.87	729	73.97
3-Family	2	1,350,000.00	0.68	675,000.00	744	55.28
Townhouse	2	1,262,211.17	0.64	631,105.58	736	70.52
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

Mortgage Loan Purpose of the Mortgage Loans

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Purchase	177	$115,899,409.50	58.54%	$654,798.92	751	75.22%
C/O Refi	78	47,220,765.88	23.85	605,394.43	729	70.87
R/T Refi	56	34,868,761.22	17.61	622,656.45	740	69.32
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

Mortgage Loan Documentation Types of the Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Rapid	90	$59,695,911.47	30.15%	$663,287.91	763	71.89%
Reduced	62	37,394,936.47	18.89	603,144.14	764	71.61
Standard	109	71,196,934.80	35.96	653,182.89	718	75.53
Stated	21	12,989,360.46	6.56	618,540.97	725	69.30
SISA	29	16,711,793.40	8.44	576,268.74	753	73.88
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

Geographical Distribution of the Mortgaged Properties of the Mortgage Loans1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Arizona	2	$1,425,000.00	0.72%	$712,500.00	765	77.16%
California	221	140,946,273.47	71.19	637,765.94	746	72.51
Colorado	5	2,525,584.94	1.28	505,116.99	749	80.00
Connecticut	1	993,340.70	0.50	993,340.70	722	80.00
District Of Columbia	5	3,082,772.10	1.56	616,554.42	759	74.27
Florida	21	13,633,957.99	6.89	649,236.09	733	69.69
Georgia	3	1,817,077.98	0.92	605,692.66	666	80.00
Illinois	1	554,819.05	0.28	554,819.05	664	80.00
Maryland	8	4,783,697.76	2.42	597,962.22	765	79.29
Massachusetts	4	2,861,884.91	1.45	715,471.23	779	79.12
Minnesota	2	1,080,639.87	0.55	540,319.94	755	73.95
Missouri	1	742,988.00	0.38	742,988.00	707	74.30
Montana	1	413,018.70	0.21	413,018.70	727	80.00
Nevada	4	2,665,762.66	1.35	666,440.67	746	70.08
New Jersey	3	1,558,315.83	0.79	519,438.61	730	80.00
New Mexico	2	1,160,509.96	0.59	580,254.98	741	66.93
New York	6	3,103,070.97	1.57	517,178.49	729	69.95
North Carolina	5	2,905,994.89	1.47	581,198.98	722	73.58
Pennsylvania	2	1,479,064.51	0.75	739,532.26	696	86.50
South Carolina	1	576,000.00	0.29	576,000.00	723	80.00
Texas	1	660,100.00	0.33	660,100.00	761	70.00
Virginia	7	5,924,277.06	2.99	846,325.29	739	77.29
Washington	5	3,094,785.25	1.56	618,957.05	755	74.07
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, no more than approximately 1.31% of the Mortgage Loans were secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Mortgage Loans(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0.01-50,000.00	1	$6,313.97	0.00%	$6,313.97	805	80.00%
50,000.01-100,000.00	1	100,000.00	0.05	100,000.00	767	75.00
100,000.01-150,000.00	2	271,892.04	0.14	135,946.02	706	60.24
150,000.01-200,000.00	3	556,968.07	0.28	185,656.02	745	70.95
200,000.01-250,000.00	2	470,000.00	0.24	235,000.00	724	37.87
250,000.01-300,000.00	1	275,000.00	0.14	275,000.00	0	36.81
300,000.01-350,000.00	1	350,000.00	0.18	350,000.00	778	35.00
350,000.01-400,000.00	4	1,499,963.48	0.76	374,990.87	719	69.00
400,000.01-450,000.00	26	11,316,980.88	5.72	435,268.50	731	71.50
450,000.01-500,000.00	56	26,703,322.67	13.49	476,845.05	744	74.21
500,000.01-550,000.00	33	17,341,175.04	8.76	525,490.15	743	74.05
550,000.01-600,000.00	47	26,923,462.28	13.60	572,839.62	741	74.35
600,000.01-650,000.00	27	16,942,589.45	8.56	627,503.31	738	74.70
650,000.01-700,000.00	23	15,503,713.59	7.83	674,074.50	760	74.47
700,000.01-750,000.00	15	10,749,306.86	5.43	716,620.46	724	70.96
750,000.01-800,000.00	15	11,621,225.03	5.87	774,748.34	748	75.17
800,000.01-850,000.00	11	9,127,876.05	4.61	829,806.91	751	75.26
850,000.01-900,000.00	7	6,133,155.10	3.10	876,165.01	773	76.70
900,000.01-950,000.00	3	2,788,500.00	1.41	929,500.00	750	73.54
950,000.01-1,000,000.00	14	13,771,801.02	6.96	983,700.07	748	66.60
1,000,000.01-1,500,000.00	16	19,734,498.36	9.97	1,233,406.15	756	75.34
1,500,000.01-2,000,000.00	2	3,211,250.00	1.62	1,605,625.00	720	64.22
2,500,000.01-3,000,000.00	1	2,589,942.71	1.31	2,589,942.71	684	65.00
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans was approximately $636,620.

Original Loan-To-Value Ratios of the Mortgage Loans (1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
15.01-20.00	1	$240,000.00	0.12%	$240,000.00	727	18.46%
25.01-30.00	1	1,000,000.00	0.51	1,000,000.00	714	29.41
30.01-35.00	4	2,199,189.89	1.11	549,797.47	762	34.22
35.01-40.00	1	275,000.00	0.14	275,000.00	0	36.81
40.01-45.00	3	1,332,292.04	0.67	444,097.35	739	42.31
45.01-50.00	3	1,916,728.45	0.97	638,909.48	772	47.30
50.01-55.00	11	7,799,724.82	3.94	709,065.89	742	53.20
55.01-60.00	16	8,511,096.45	4.30	531,943.53	743	57.52
60.01-65.00	22	17,094,679.40	8.63	777,030.88	735	63.73
65.01-70.00	33	20,601,243.58	10.41	624,280.11	746	68.59
70.01-75.00	26	17,660,848.93	8.92	679,263.42	744	73.68
75.01-80.00	188	118,209,346.59	59.71	628,773.12	745	79.55
85.01-90.00	2	1,148,786.45	0.58	574,393.22	690	90.00
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the non-zero weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 73.14%.

Current Mortgage Interest Rates of the Mortgage Loans(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
5.251-5.500	3	$2,112,986.67	1.07%	$704,328.89	793	70.91%
5.501-5.750	6	4,714,134.41	2.38	785,689.07	758	68.39
5.751-6.000	18	12,136,925.89	6.13	674,273.66	753	74.60
6.001-6.250	52	32,806,639.89	16.57	630,896.92	763	71.99
6.251-6.500	111	69,999,298.08	35.36	630,624.31	740	73.16
6.501-6.750	82	50,838,245.90	25.68	619,978.61	742	74.04
6.751-7.000	36	23,454,289.76	11.85	651,508.05	723	73.10
7.001-7.250	3	1,926,416.00	0.97	642,138.67	726	73.79
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the weighted average current Mortgage Interest Rate of the Mortgage Loans was approximately 6.462% per annum.

Gross Margins of the Mortgage Loans (1)

Gross Margins	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
2.001-2.250	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.250% per annum.

Rate Ceilings of the Mortgage Loans (1)

Rate Ceilings	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
10.251-10.500	3	$2,112,986.67	1.07%	$704,328.89	793	70.91%
10.501-10.750	6	4,714,134.41	2.38	785,689.07	758	68.39
10.751-11.000	18	12,136,925.89	6.13	674,273.66	753	74.60
11.001-11.250	52	32,806,639.89	16.57	630,896.92	763	71.99
11.251-11.500	111	69,999,298.08	35.36	630,624.31	740	73.16
11.501-11.750	82	50,838,245.90	25.68	619,978.61	742	74.04
11.751-12.000	36	23,454,289.76	11.85	651,508.05	723	73.10
12.001-12.250	3	1,926,416.00	0.97	642,138.67	726	73.79
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the Mortgage was approximately 11.462% per annum.

Next Rate Adjustment Dates of the Mortgage Loans(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
November 1, 2015	1	$187,200.00	0.09%	$187,200.00	661	90.00%
April 1, 2016	1	571,062.85	0.29	571,062.85	783	55.56
May 1, 2016	2	1,259,614.47	0.64	629,807.23	708	63.13
June 1, 2016	1	562,491.50	0.28	562,491.50	685	75.00
July 1, 2016	5	2,643,688.75	1.34	528,737.75	750	58.45
August 1, 2016	7	5,128,800.06	2.59	732,685.72	749	70.87
September 1, 2016	210	134,444,643.49	67.91	640,212.59	744	73.65
October 1, 2016	84	53,191,435.48	26.87	633,231.37	743	73.16
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the non-zero weighted average months to next Adjustment Date for the Mortgage Loans was approximately 90 months.

Remaining Terms of the Mortgage Loans (1)

Remaining Terms (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
321-340	308	$196,179,509.02	99.09%	$636,946.46	744	73.10%
over 361	3	1,809,427.58	0.91	603,142.53	707	78.32
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 331 months.

Credit Scores of Mortgagors of the Mortgage Loans

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
601-650	6	$4,138,664.92	2.09%	$689,777.49	639	67.79%
651-700	55	34,656,584.55	17.50	630,119.72	683	75.44
701-750	94	57,479,011.69	29.03	611,478.85	728	72.91
751-800	133	87,920,544.70	44.41	661,056.73	775	72.59
801-850	21	12,484,227.28	6.31	594,487.01	805	73.77
Not Scored	2	1,309,903.46	0.66	654,951.73	0	70.93
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

Original Debt-to-Income Ratios of the Mortgage Loans (1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
5.01-10.00	2	$1,440,000.00	0.73%	$720,000.00	756	79.35%
10.01-15.00	3	2,709,460.34	1.37	903,153.45	765	79.05
15.01-20.00	9	7,325,897.87	3.70	813,988.65	757	64.35
20.01-25.00	21	13,407,976.92	6.77	638,475.09	756	73.61
25.01-30.00	30	18,175,308.27	9.18	605,843.61	742	71.17
30.01-35.00	58	35,863,841.52	18.11	618,342.10	736	73.40
35.01-40.00	67	41,272,179.91	20.85	616,002.69	743	75.55
40.01-45.00	85	52,931,518.66	26.73	622,723.75	743	72.33
45.01-50.00	21	13,566,028.12	6.85	646,001.34	753	74.56
50.01-55.00	12	8,190,501.37	4.14	682,541.78	752	74.49
55.01-60.00	3	3,106,223.62	1.57	1,035,407.87	708	64.57
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1) As of the Cut-off Date, the non-zero weighted average original Debt-to-Income Ratio of the Mortgage Loans was approximately 36.410%.

Number of Months Since Origination of the Mortgage Loans(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
25-30	74	$47,041,701.03	23.76%	$635,698.66	742	73.88%
31-36	236	150,760,035.57	76.15	638,813.71	745	72.89
37-42	1	187,200.00	0.09	187,200.00	661	90.00
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans was approximately 31 months.

Delinquency Status of the Mortgage Loans(1)

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Current	281	$178,934,059.91	90.38%	$636,776.01	748	73.17%
30	8	6,570,438.47	3.32	821,304.81	692	70.37
60	5	3,094,618.72	1.56	618,923.74	740	74.27
90+	11	5,624,280.75	2.84	511,298.25	687	76.01
Foreclosure	5	2,997,764.33	1.51	599,552.87	723	70.33
REO	1	767,774.42	0.39	767,774.42	759	75.55
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

(1)	As of the Cut-off Date, approximately 9.624% of the Mortgage Loans were delinquent and approximately 9.59% of the Mortgage Loans have been more than 30 days delinquent in the past 12 months.

Historical Delinquency (Past Twelve Months) of the Mortgage Loans

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0 x 30	279	$179,008,866.35	90.41%	$641,608.84	747	73.15%
1 x 30	16	8,937,437.05	4.51	558,589.82	739	74.36
2 x 30	4	3,511,362.96	1.77	877,840.74	706	63.19
3 x 30	3	1,257,809.85	0.64	419,269.95	683	75.73
4 x 30	1	476,000.00	0.24	476,000.00	672	80.00
5 x 30	2	1,285,905.91	0.65	642,952.96	717	80.00
6 x 30	2	855,774.25	0.43	427,887.13	695	74.73
7 x 30	2	1,834,353.46	0.93	917,176.73	691	77.72
9 x 30	1	467,399.98	0.24	467,399.98	688	74.55
11 x 30	1	354,026.79	0.18	354,026.79	635	62.93
Total:	311	$197,988,936.60	100.00%	$636,620.37	744	73.14%

Mortgage Loans in Loan Group 1 of the Underlying Transaction

The following tables set forth certain characteristics of the mortgage loans in loan group 1 of the Underlying Transaction as of the Cut-off Date.

Occupancy Type of Mortgaged Properties of the Mortgage Loans in Loan Group 1(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Primary	21	$11,597,691.20	83.86%	$552,271.01	702	75.19%
Secondary	6	2,232,039.19	16.14	372,006.53	722	76.65
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	Based solely on representations of the mortgagor at the time of origination of the mortgage loans in loan group 1 of the Underlying Transaction.

Property Types of the Mortgage Loans in Loan Group 1

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
SFR	11	$6,272,455.24	45.35%	$570,223.20	696	73.74%
PUD	9	3,701,971.12	26.77	411,330.12	691	75.46
Condo	5	2,182,028.86	15.78	436,405.77	715	77.82
2-Family	1	1,259,689.58	9.11	1,259,689.58	783	80.00
3-Family	1	413,585.59	2.99	413,585.59	682	74.16
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

Mortgage Loan Purpose of the Mortgage Loans in Loan Group 1

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Purchase	16	$7,699,433.92	55.67%	$481,214.62	704	78.86%
R/T Refi	6	3,169,250.77	22.92	528,208.46	719	75.55
C/O Refi	5	2,961,045.70	21.41	592,209.14	694	66.36
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

Mortgage Loan Documentation Types of the Mortgage Loans in Loan Group 1

Documentation	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Reduced	6	$2,595,937.65	18.77%	$432,656.27	748	72.11%
Standard	11	5,826,700.71	42.13	529,700.06	705	80.15
Stated	9	4,931,606.02	35.66	547,956.22	679	71.52
SISA	1	475,486.01	3.44	475,486.01	738	76.21
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

Geographical Distribution of the Mortgaged Properties of the Mortgage Loans in Loan Group 1(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Alabama	2	$679,920.00	4.92%	$339,960.00	656	80.00%
California	3	2,191,581.92	15.85	730,527.31	750	80.00
Florida	6	2,282,827.63	16.51	380,471.27	693	75.07
Maine	1	1,357,940.56	9.82	1,357,940.56	689	60.65
Maryland	2	1,023,617.50	7.40	511,808.75	705	69.68
Massachusetts	1	475,486.01	3.44	475,486.01	738	76.21
New Jersey	2	871,585.59	6.30	435,792.80	729	77.23
North Carolina	3	1,297,281.33	9.38	432,427.11	717	76.31
South Carolina	4	2,109,896.83	15.26	527,474.21	701	75.25
Texas	1	443,292.44	3.21	443,292.44	689	80.00
Virginia	1	707,830.37	5.12	707,830.37	661	80.00
Washington	1	388,470.21	2.81	388,470.21	657	90.00
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, no more than approximately 9.82% of the mortgage loans in loan group 1 of the Underlying Transaction were secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group 1(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0.01-50,000.00	1	$11,811.50	0.09%	$11,811.50	717	57.47%
100,000.01-150,000.00	1	143,447.03	1.04	143,447.03	711	80.00
150,000.01-200,000.00	1	189,677.07	1.37	189,677.07	710	95.00
300,000.01-350,000.00	1	311,920.00	2.26	311,920.00	655	80.00
350,000.01-400,000.00	3	1,131,470.21	8.18	377,156.74	686	78.78
400,000.01-450,000.00	4	1,738,563.03	12.57	434,640.76	707	78.61
450,000.01-500,000.00	5	2,364,937.56	17.10	472,987.51	694	77.33
500,000.01-550,000.00	2	1,023,617.50	7.40	511,808.75	705	69.68
550,000.01-600,000.00	4	2,303,356.15	16.66	575,839.04	704	73.77
600,000.01-650,000.00	1	605,620.00	4.38	605,620.00	701	72.53
650,000.01-700,000.00	1	679,849.83	4.92	679,849.83	732	80.00
700,000.01-750,000.00	1	707,830.37	5.12	707,830.37	661	80.00
1,000,000.01-1,500,000.00	2	2,617,630.14	18.93	1,308,815.07	734	69.96
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the average outstanding principal balance of the mortgage loans in loan group 1 of the Underlying Transaction was approximately $512,212.

Original Loan-To-Value Ratios of the Mortgage Loans in Loan Group 1(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
55.01-60.00	1	$11,811.50	0.09%	$11,811.50	717	57.47%
60.01-65.00	2	1,926,399.88	13.93	963,199.94	705	61.38
65.01-70.00	4	1,849,816.29	13.38	462,454.07	694	69.00
70.01-75.00	3	1,577,856.59	11.41	525,952.20	689	73.83
75.01-80.00	15	7,885,698.85	57.02	525,713.26	713	79.52
85.01-90.00	1	388,470.21	2.81	388,470.21	657	90.00
90.01-95.00	1	189,677.07	1.37	189,677.07	710	95.00
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the non-zero weighted average Loan-to-Value Ratio at origination of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 75.43%.

Current Mortgage Interest Rates of the Mortgage Loans in Loan Group 1(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
5.251-5.500	1	$488,360.42	3.53%	$488,360.42	635	80.00%
5.501-5.750	2	1,019,750.37	7.37	509,875.19	659	80.00
5.751-6.000	2	1,036,000.00	7.49	518,000.00	711	80.00
6.001-6.250	3	1,501,945.33	10.86	500,648.44	751	72.41
6.251-6.500	7	3,796,229.98	27.45	542,318.57	726	76.06
6.501-6.750	4	1,576,638.77	11.40	394,159.69	724	79.83
6.751-7.000	4	2,765,616.36	20.00	691,404.09	686	69.39
7.001-7.250	1	558,651.00	4.04	558,651.00	682	75.00
7.251-7.500	1	491,892.34	3.56	491,892.34	701	80.00
8.251-8.500	1	143,447.03	1.04	143,447.03	711	80.00
8.501-8.750	1	451,198.79	3.26	451,198.79	627	70.00
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the weighted average current Mortgage Interest Rate of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 6.549% per annum.

Gross Margins of the Mortgage Loans in Loan Group 1(1)

Gross Margins	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
2.001-2.250	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 2.250% per annum.

Rate Ceilings of the Mortgage Loans in Loan Group 1(1)

Rate Ceilings	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
11.251-11.500	1	$488,360.42	3.53%	$488,360.42	635	80.00%
11.501-11.750	2	1,019,750.37	7.37	509,875.19	659	80.00
11.751-12.000	2	1,036,000.00	7.49	518,000.00	711	80.00
12.001-12.250	3	1,501,945.33	10.86	500,648.44	751	72.41
12.251-12.500	7	3,796,229.98	27.45	542,318.57	726	76.06
12.501-12.750	4	1,576,638.77	11.40	394,159.69	724	79.83
12.751-13.000	4	2,765,616.36	20.00	691,404.09	686	69.39
13.001-13.250	1	558,651.00	4.04	558,651.00	682	75.00
13.251-13.500	1	491,892.34	3.56	491,892.34	701	80.00
14.251-14.500	1	143,447.03	1.04	143,447.03	711	80.00
14.501-14.750	1	451,198.79	3.26	451,198.79	627	70.00
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 12.549% per annum.

Next Rate Adjustment Dates of the Mortgage Loans in Loan Group 1(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
August 1, 2009	3	$1,131,118.79	8.18%	$377,039.60	644	76.01%
September 1, 2009	20	9,663,565.03	69.88	483,178.25	713	77.30
October 1, 2009	4	3,035,046.57	21.95	758,761.64	704	69.26
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the non-zero weighted average months to next Adjustment Date for the mortgage loans in loan group 1 of the Underlying Transaction was approximately 6 months.

Remaining Terms of the Mortgage Loans in Loan Group 1(1)

Remaining Terms (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
321-340	24	$11,705,256.43	84.64%	$487,719.02	701	75.19%
Over 361	3	2,124,473.96	15.36	708,157.99	730	76.74
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 349 months.

Credit Scores of Mortgagors of the Mortgage Loans in Loan Group 1

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
601-650	2	$939,559.21	6.79%	$469,779.60	631	75.20%
651-700	10	5,650,736.50	40.86	565,073.65	674	73.85
701-750	12	5,018,928.10	36.29	418,244.01	724	76.29
751-800	3	2,220,506.58	16.06	740,168.86	774	77.59
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

Original Debt-to-Income Ratios of the Mortgage Loans in Loan Group 1(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
15.01-20.00	3	$1,113,975.80	8.05%	$371,325.27	666	81.32%
20.01-25.00	3	1,339,000.00	9.68	446,333.33	706	76.07
25.01-30.00	5	3,178,283.91	22.98	635,656.78	712	65.61
30.01-35.00	3	1,012,147.50	7.32	337,382.50	711	76.98
35.01-40.00	7	3,558,082.42	25.73	508,297.49	679	77.27
40.01-45.00	2	1,123,142.27	8.12	561,571.14	715	80.00
45.01-50.00	1	475,486.01	3.44	475,486.01	738	76.21
50.01-55.00	1	189,677.07	1.37	189,677.07	710	95.00
55.01-60.00	1	1,259,689.58	9.11	1,259,689.58	783	80.00
60.01-65.00	1	580,245.83	4.20	580,245.83	678	76.63
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the non-zero weighted average original debt-to-income ratio of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 35.164%..

Number of Months Since Origination of the Mortgage Loans in Loan Group 1(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
25-30	6	$3,932,554.01	28.44%	$655,425.67	696	72.43%
31-36	21	9,897,176.38	71.56	471,294.11	709	76.62
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the mortgage loans in loan group 1 of the Underlying Transaction was approximately 31 months.

Delinquency Status of the Mortgage Loans in Loan Group 1(1)

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Current	18	$8,777,593.03	63.47%	$487,644.06	705	75.00%
30	2	1,012,692.84	7.32	506,346.42	679	74.86
90+	5	2,753,974.69	19.91	550,794.94	711	76.52
Bankruptcy - 90+	1	679,849.83	4.92	679,849.83	732	80.00
REO	1	605,620.00	4.38	605,620.00	701	72.53
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

(1)
As of the Cut-off Date, approximately 36.531% of the mortgage loans in loan group 1 of the Underlying Transaction were delinquent and approximately 34.27% of the mortgage loans in loan group 1 of the Underlying Transaction have been more than 30 days delinquent in the past 12 months.

Historical Delinquency (Past Twelve Months) of the Mortgage Loans in Loan Group 1

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0 x 30	19	$9,090,889.25	65.73%	$478,467.86	716	76.32%
1 x 30	5	3,018,317.93	21.82	603,663.59	693	71.85
2 x 30	1	707,830.37	5.12	707,830.37	661	80.00
4 x 30	1	491,892.34	3.56	491,892.34	701	80.00
12 x 30	1	520,800.50	3.77	520,800.50	658	70.00
Total:	27	$13,829,730.39	100.00%	$512,212.24	705	75.43%

Mortgage Loans in Loan Group 2

The following tables set forth certain characteristics of the mortgage loans in loan group 2 of the Underlying Transaction as of the Cut-off Date.

Occupancy Type of Mortgaged Properties of the Mortgage Loans in Loan Group 2(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Primary	299	$163,986,873.59	90.06%	$548,451.08	732	74.25%
Secondary	28	15,561,133.62	8.55	555,754.77	747	71.29
Investor	10	2,543,608.91	1.40	254,360.89	733	68.64
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	Based solely on representations of the mortgagor at the time of origination of the mortgage loans in loan group 2 of the Underlying Transaction.

Property Types of the Mortgage Loans in Loan Group 2

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
SFR	204	$115,358,084.34	63.35%	$565,480.81	733	72.50%
PUD	71	37,383,977.84	20.53	526,534.90	730	75.77
Condo	56	25,836,346.40	14.19	461,363.33	741	77.78
2-Family	3	1,563,654.07	0.86	521,218.02	751	77.96
4-Family	1	903,629.14	0.50	903,629.14	672	80.00
3-Family	1	533,825.14	0.29	533,825.14	816	57.89
Townhouse	1	512,099.19	0.28	512,099.19	701	58.76
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

Mortgage Loan Purpose of the Mortgage Loans in Loan Group 2

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Purchase	203	$105,194,140.99	57.77%	$518,197.74	740	78.10%
R/T Refi	69	39,634,913.86	21.77	574,419.04	721	67.01
C/O Refi	65	37,262,561.27	20.46	573,270.17	730	69.49
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

Mortgage Loan Documentation Types of the Mortgage Loans in Loan Group 2

Documentation	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
All Ready Home	1	$819,344.20	0.45%	$819,344.20	646	42.88%
Rapid	49	32,495,630.31	17.85	663,176.13	752	70.90
Reduced	67	34,373,322.41	18.88	513,034.66	762	75.18
Standard	118	65,882,915.45	36.18	558,329.79	712	76.13
Stated	69	33,269,190.59	18.27	482,162.18	721	70.69
SISA	33	15,251,213.16	8.38	462,157.97	749	76.70
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

Geographical Distribution of the Mortgaged Properties of the Mortgage Loans in Loan Group 2(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Arizona	10	$7,691,877.74	4.22%	$769,187.77	741	77.75%
California	171	99,695,622.25	54.75	583,015.33	736	73.38
Colorado	10	5,950,748.72	3.27	595,074.87	702	76.58
Connecticut	4	3,075,502.83	1.69	768,875.71	712	78.88
District Of Columbia	2	956,622.93	0.53	478,311.46	670	76.24
Florida	28	13,263,233.54	7.28	473,686.91	735	69.74
Georgia	6	1,926,655.25	1.06	321,109.21	742	72.72
Illinois	12	5,027,795.57	2.76	418,982.96	740	72.74
Indiana	1	519,913.20	0.29	519,913.20	735	80.00
Kansas	2	745,690.14	0.41	372,845.07	785	80.00
Louisiana	1	155,868.62	0.09	155,868.62	696	80.00
Maryland	6	3,061,763.79	1.68	510,293.97	727	74.73
Massachusetts	8	4,320,973.24	2.37	540,121.66	735	71.43
Michigan	1	33,787.85	0.02	33,787.85	675	80.00
Minnesota	4	1,880,181.99	1.03	470,045.50	743	80.00
Missouri	1	532,800.00	0.29	532,800.00	776	80.00
Nevada	5	2,033,030.67	1.12	406,606.13	723	78.24
New Hampshire	2	2,133,435.34	1.17	1,066,717.67	717	77.95
New Jersey	3	2,199,782.69	1.21	733,260.90	750	72.12
New Mexico	1	455,752.88	0.25	455,752.88	752	80.00
New York	6	3,150,643.53	1.73	525,107.26	721	77.22
North Carolina	8	2,381,610.73	1.31	297,701.34	734	79.18
Ohio	1	482,617.24	0.27	482,617.24	710	80.00
Oregon	3	855,065.75	0.47	285,021.92	719	75.49
Pennsylvania	1	627,782.86	0.34	627,782.86	728	80.00

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
South Carolina	4	1,999,411.27	1.10	499,852.82	699	61.67
Tennessee	2	1,077,174.02	0.59	538,587.01	774	80.00
Texas	6	2,079,420.99	1.14	346,570.17	762	72.06
Utah	2	740,525.94	0.41	370,262.97	699	80.00
Vermont	3	2,005,143.08	1.10	668,381.03	690	75.07
Virginia	12	5,965,470.11	3.28	497,122.51	742	76.11
Washington	8	3,673,732.83	2.02	459,216.60	761	74.09
Wisconsin	2	1,257,789.66	0.69	628,894.83	691	68.39
Wyoming	1	134,188.87	0.07	134,188.87	647	80.00
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, no more than approximately 1.29% of the mortgage loans in loan group 2 of the Underlying Transaction were secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group 2(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0.01-50,000.00	2	$69,888.30	0.04%	$34,944.15	696	63.17%
50,000.01-100,000.00	4	363,939.69	0.20	90,984.92	771	83.59
100,000.01-150,000.00	13	1,685,208.18	0.93	129,631.40	734	79.80
150,000.01-200,000.00	15	2,586,955.37	1.42	172,463.69	721	75.21
200,000.01-250,000.00	7	1,558,271.04	0.86	222,610.15	713	77.55
250,000.01-300,000.00	9	2,565,742.74	1.41	285,082.53	740	71.83
300,000.01-350,000.00	6	1,871,725.89	1.03	311,954.32	729	62.14
350,000.01-400,000.00	5	1,890,743.16	1.04	378,148.63	767	65.08
400,000.01-450,000.00	31	13,449,582.28	7.39	433,857.49	742	75.82
450,000.01-500,000.00	67	32,066,788.18	17.61	478,608.78	733	74.95
500,000.01-550,000.00	41	21,728,228.51	11.93	529,956.79	733	76.04
550,000.01-600,000.00	45	25,992,270.73	14.27	577,606.02	729	72.32
600,000.01-650,000.00	26	16,376,791.79	8.99	629,876.61	731	75.49
650,000.01-700,000.00	13	8,765,106.38	4.81	674,238.95	737	77.58
700,000.01-750,000.00	9	6,579,493.18	3.61	731,054.80	731	67.93
750,000.01-800,000.00	11	8,534,328.04	4.69	775,848.00	745	73.97
800,000.01-850,000.00	6	4,995,807.44	2.74	832,634.57	722	70.83
850,000.01-900,000.00	6	5,245,506.12	2.88	874,251.02	733	79.17
900,000.01-950,000.00	6	5,537,278.25	3.04	922,879.71	738	71.34
950,000.01-1,000,000.00	2	1,987,419.46	1.09	993,709.73	766	79.95
1,000,000.01-1,500,000.00	9	11,179,028.05	6.14	1,242,114.23	751	65.54
1,500,000.01-2,000,000.00	4	7,061,513.34	3.88	1,765,378.34	690	77.45
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the average outstanding principal balance of the mortgage loans in loan group 2 of the Underlying Transaction was approximately $540,331.

Original Loan-To-Value Ratios of the Mortgage Loans in Loan Group 2(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
15.01-20.00	2	$855,000.00	0.47%	$427,500.00	774	18.94%
25.01-30.00	1	353,346.19	0.19	353,346.19	786	27.61
30.01-35.00	3	1,563,966.30	0.86	521,322.10	798	33.38
35.01-40.00	3	2,406,772.63	1.32	802,257.54	756	37.88
40.01-45.00	2	1,319,344.20	0.72	659,672.10	658	43.12
45.01-50.00	4	1,881,070.40	1.03	470,267.60	709	48.42
50.01-55.00	9	4,824,113.40	2.65	536,012.60	762	52.22
55.01-60.00	12	6,517,651.94	3.58	543,137.66	726	57.13
60.01-65.00	14	7,701,584.68	4.23	550,113.19	737	62.08
65.01-70.00	30	19,393,495.81	10.65	646,449.86	737	68.55
70.01-75.00	28	15,894,221.54	8.73	567,650.77	709	73.36
75.01-80.00	222	117,286,446.80	64.41	528,317.33	735	79.76
85.01-90.00	5	1,552,594.29	0.85	310,518.86	745	89.85
90.01-95.00	2	542,007.94	0.30	271,003.97	808	94.72
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the non-zero weighted average Loan-to-Value Ratio at origination of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 73.92%.

Current Mortgage Interest Rates of the Mortgage Loans in Loan Group 2(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
5.001-5.250	3	2,140,087.69	1.18	713,362.56	773	80.00
5.251-5.500	4	1,788,194.40	0.98	447,048.60	690	76.87
5.501-5.750	16	7,684,802.20	4.22	480,300.14	738	76.47
5.751-6.000	42	26,957,858.69	14.80	641,853.78	758	72.77
6.001-6.250	74	41,093,706.85	22.57	555,320.36	734	73.02
6.251-6.500	100	53,988,271.27	29.65	539,882.71	728	75.23
6.501-6.750	57	31,036,805.36	17.04	544,505.36	728	72.91
6.751-7.000	28	13,390,507.46	7.35	478,232.41	724	73.07
7.001-7.250	9	2,583,539.88	1.42	287,059.99	718	73.77
7.251-7.500	3	1,139,024.08	0.63	379,674.69	693	75.31
7.501-7.750	1	288,818.24	0.16	288,818.24	659	80.00
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the weighted average current Mortgage Interest Rate of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 6.354% per annum.

Gross Margins of the Mortgage Loans in Loan Group 2(1)

Gross Margins	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
2.001-2.250	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%
(1)           As of the Cut-off Date, the weighted average Gross Margin of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 2.250% per annum

Rate Ceilings of the Mortgage Loans in Loan Group 2(1)

Rate Ceilings	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
10.001-10.250	3	$2,140,087.69	1.18%	$713,362.56	773	80.00%
10.251-10.500	4	1,788,194.40	0.98	447,048.60	690	76.87
10.501-10.750	16	7,684,802.20	4.22	480,300.14	738	76.47
10.751-11.000	42	26,957,858.69	14.80	641,853.78	758	72.77
11.001-11.250	74	41,093,706.85	22.57	555,320.36	734	73.02
11.251-11.500	100	53,988,271.27	29.65	539,882.71	728	75.23
11.501-11.750	57	31,036,805.36	17.04	544,505.36	728	72.91
11.751-12.000	28	13,390,507.46	7.35	478,232.41	724	73.07
12.001-12.250	9	2,583,539.88	1.42	287,059.99	718	73.77
12.251-12.500	3	1,139,024.08	0.63	379,674.69	693	75.31
12.501-12.750	1	288,818.24	0.16	288,818.24	659	80.00
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 11.354% per annum.

Next Rate Adjustment Dates of the Mortgage Loans in Loan Group 2(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
December 1, 2009	1	$36,100.45	0.02%	$36,100.45	716	47.42%
June 1, 2011	4	1,348,897.42	0.74	337,224.35	723	61.43
July 1, 2011	13	4,370,811.24	2.40	336,216.25	746	68.33
August 1, 2011	13	6,392,178.68	3.51	491,706.05	711	78.60
September 1, 2011	267	146,456,505.35	80.43	548,526.24	734	73.58
October 1, 2011	39	23,487,122.98	12.90	602,233.92	732	76.57
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the non-zero weighted average months to next Adjustment Date for the mortgage loans in loan group 2 of the Underlying Transaction was approximately 30 months.

Remaining Terms of the Mortgage Loans in Loan Group 2(1)

Remaining Terms (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
261-280	2	$981,488.50	0.54%	$490,744.25	650	47.88%
321-340	326	178,089,066.04	97.80	546,285.48	735	74.09
over 361	9	3,021,061.58	1.66	335,673.51	671	72.60
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 332 months.

Credit Scores of Mortgagors of the Mortgage Loans in Loan Group 2

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
601-650	9	$5,048,938.62	2.77%	$560,993.18	642	70.49%
651-700	80	42,694,231.40	23.45	533,677.89	681	75.31
701-750	112	62,538,428.93	34.34	558,378.83	730	74.63
751-800	118	61,146,348.57	33.58	518,189.39	773	72.87
801-850	12	7,293,076.63	4.01	607,756.39	808	70.18
Not Scored	6	3,370,591.97	1.85	561,765.33	0	75.72
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

Original Debt-to-Income Ratios of the Mortgage Loans in Loan Group 2(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
1.01-5.00	1	$1,725,299.85	0.95%	$1,725,299.85	661	80.00%
10.01-15.00	2	769,242.48	0.42	384,621.24	776	76.04
15.01-20.00	11	5,417,736.53	2.98	492,521.50	740	65.74
20.01-25.00	22	12,676,727.32	6.96	576,214.88	747	71.83
25.01-30.00	35	20,159,992.11	11.07	575,999.77	738	73.93
30.01-35.00	60	28,873,640.48	15.86	481,227.34	746	75.65
35.01-40.00	85	45,952,962.35	25.24	540,623.09	726	74.34
40.01-45.00	69	37,807,576.95	20.76	547,935.90	738	76.03
45.01-50.00	32	18,291,422.36	10.05	571,606.95	716	72.81
50.01-55.00	12	6,365,941.33	3.50	530,495.11	720	66.47
55.01-60.00	7	3,751,074.36	2.06	535,867.77	741	72.56
60.01-65.00	1	300,000.00	0.16	300,000.00	749	17.54
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1) As of the Cut-off Date, the non-zero weighted average original debt-to-income ratio of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 36.650%.

Number of Months Since Origination of the Mortgage Loans in Loan Group 2(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
25-30	33	$19,350,395.94	10.63%	$586,375.63	736	76.68%
31-36	303	162,705,119.73	89.35	536,980.59	733	73.60
49-54	1	36,100.45	0.02	36,100.45	716	47.42
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the mortgage loans in loan group 2 of the Underlying Transaction was approximately 31 months.

Delinquency Status of the Mortgage Loans in Loan Group 2(1)

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Current	281	$151,890,286.78	83.41%	$540,534.83	739	73.56%
30	13	6,639,063.55	3.65	510,697.20	692	74.58
60	10	5,909,995.14	3.25	590,999.51	715	76.48
90+	20	10,579,313.67	5.81	528,965.68	707	75.37
Foreclosure	6	3,625,859.23	1.99	604,309.87	734	75.22
Bankruptcy - Current	1	218,765.39	0.12	218,765.39	686	90.00
Bankruptcy - 90+	3	1,935,592.45	1.06	645,197.48	703	76.05
REO	3	1,292,739.91	0.71	430,913.30	683	80.00
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

(1)
As of the Cut-off Date, approximately 16.466% of the mortgage loans in loan group 2 of the Underlying Transaction were delinquent and approximately 12.45% of the mortgage loans in loan group 2 of the Underlying Transaction have been more than 30 days delinquent in the past 12 months.

Historical Delinquency (Past Twelve Months) of the  Mortgage Loans in Loan Group 2

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0 x 30	293	$159,415,006.94	87.55%	$544,078.52	737	73.81%
1 x 30	18	10,031,557.89	5.51	557,308.77	707	77.43
2 x 30	8	3,881,498.50	2.13	485,187.31	692	69.84
3 x 30	5	2,289,823.06	1.26	457,964.61	712	78.93
4 x 30	5	2,222,269.31	1.22	444,453.86	723	69.29
5 x 30	3	1,390,841.35	0.76	463,613.78	719	76.42
6 x 30	2	1,199,974.50	0.66	599,987.25	707	72.17
7 x 30	1	648,372.44	0.36	648,372.44	682	75.00
8 x 30	1	329,610.73	0.18	329,610.73	661	55.93
9 x 30	1	682,661.40	0.37	682,661.40	693	75.00
Total:	337	$182,091,616.12	100.00%	$540,331.21	734	73.92%

Mortgage Loans in Loan Group 3

The following tables set forth certain characteristics of the mortgage loans in loan group 3 of the Underlying Transaction as of the Cut-off Date.

Occupancy Type of Mortgaged Properties of the Mortgage Loans in Loan Group 3(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Primary	125	$73,433,810.76	81.59%	$587,470.49	735	73.31%
Secondary	22	13,750,030.77	15.28	625,001.40	740	71.19
Investor	5	2,821,608.62	3.13	564,321.72	719	76.38
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	Based solely on representations of the mortgagor at the time of origination of the mortgage loans in loan group 3 of the Underlying Transaction.

Property Types of the Mortgage Loans in Loan Group 3

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
SFR	88	$52,121,050.74	57.91%	$592,284.67	731	73.54%
PUD	32	21,141,731.11	23.49	660,679.10	745	70.37
Condo	27	14,344,631.08	15.94	531,282.63	740	75.15
4-Family	2	1,107,490.20	1.23	553,745.10	710	74.18
Condotel	2	1,072,159.63	1.19	536,079.81	739	75.00
3-Family	1	218,387.39	0.24	218,387.39	764	75.00
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

Mortgage Loan Purpose of the Mortgage Loans in Loan Group 3

Mortgage Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Purchase	79	$46,908,814.58	52.12%	$593,782.46	749	76.05%
C/O Refi	39	21,915,598.61	24.35	561,938.43	711	72.68
R/T Refi	34	21,181,036.96	23.53	622,971.68	730	66.93
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

Mortgage Loan Documentation Types of the Mortgage Loans in Loan Group 3

Documentation	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Rapid	33	$20,763,092.62	23.07%	$629,184.62	750	74.02%
Reduced	28	15,097,506.73	16.77	539,196.67	766	68.46
Standard	47	28,426,906.53	31.58	604,827.80	717	75.50
Stated	31	17,970,178.02	19.97	579,683.16	711	70.52
SISA	13	7,747,766.25	8.61	595,982.02	760	76.65
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

Geographical Distribution of the Mortgaged Properties of the Mortgage Loans in Loan Group 3(1)

Geographic Area	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Arizona	3	$2,145,172.21	2.38%	$715,057.40	749	78.34%
California	87	50,432,504.35	56.03	579,683.96	730	73.38
Colorado	1	454,379.83	0.50	454,379.83	772	80.00
Connecticut	4	2,703,387.34	3.00	675,846.83	740	79.59
District Of Columbia	1	439,920.00	0.49	439,920.00	684	80.00
Florida	7	3,613,941.83	4.02	516,277.40	756	59.33
Georgia	1	1,048,600.00	1.17	1,048,600.00	740	52.43
Illinois	3	2,439,477.27	2.71	813,159.09	770	79.40
Maryland	2	1,371,208.81	1.52	685,604.41	768	80.00
Massachusetts	1	538,499.67	0.60	538,499.67	735	80.00
Minnesota	1	580,033.82	0.64	580,033.82	726	80.00
Mississippi	1	241,642.23	0.27	241,642.23	674	80.00
Missouri	1	644,772.87	0.72	644,772.87	701	80.00
Nevada	3	1,751,230.64	1.95	583,743.55	745	74.43
New Jersey	2	939,463.04	1.04	469,731.52	706	77.39
New York	2	1,294,781.21	1.44	647,390.60	773	80.00
North Carolina	4	1,720,365.26	1.91	430,091.32	693	76.37
Oregon	1	480,000.00	0.53	480,000.00	784	80.00
Pennsylvania	1	626,400.00	0.70	626,400.00	762	80.00
South Carolina	10	7,619,814.47	8.47	761,981.45	725	65.31
Texas	1	760,000.00	0.84	760,000.00	748	63.87
Utah	1	852,119.39	0.95	852,119.39	742	80.00
Virginia	11	5,583,619.17	6.20	507,601.74	746	73.52
Washington	3	1,724,116.74	1.92	574,705.58	777	80.00
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, no more than approximately 2.80% of the mortgage loans in loan group 3 of the Underlying Transaction were secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances of the Mortgage Loans in Loan Group 3(1)

Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
50,000.01-100,000.00	1	$100,000.00	0.11%	$100,000.00	793	69.77%
150,000.01-200,000.00	2	371,239.30	0.41	185,619.65	737	75.10
200,000.01-250,000.00	2	460,029.62	0.51	230,014.81	717	77.63
250,000.01-300,000.00	1	300,000.00	0.33	300,000.00	714	29.41
300,000.01-350,000.00	2	652,531.69	0.72	326,265.84	709	83.41
400,000.01-450,000.00	25	10,885,978.16	12.09	435,439.13	733	75.95
450,000.01-500,000.00	27	12,776,074.54	14.19	473,187.95	731	75.38
500,000.01-550,000.00	19	9,936,829.77	11.04	522,991.04	745	69.19
550,000.01-600,000.00	16	9,279,051.89	10.31	579,940.74	740	67.50
600,000.01-650,000.00	19	11,916,300.63	13.24	627,173.72	727	75.36
650,000.01-700,000.00	7	4,671,186.84	5.19	667,312.41	746	73.35
700,000.01-750,000.00	6	4,349,150.22	4.83	724,858.37	734	75.98
750,000.01-800,000.00	2	1,536,827.12	1.71	768,413.56	765	72.02
800,000.01-850,000.00	4	3,310,884.73	3.68	827,721.18	742	72.84
850,000.01-900,000.00	3	2,619,734.42	2.91	873,244.81	676	75.59
900,000.01-950,000.00	4	3,677,810.84	4.09	919,452.71	754	78.74
950,000.01-1,000,000.00	6	5,868,315.95	6.52	978,052.66	723	71.20
1,000,000.01-1,500,000.00	5	5,741,562.71	6.38	1,148,312.54	744	70.35
1,500,000.01-2,000,000.00	1	1,551,941.72	1.72	1,551,941.72	791	69.57
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the average outstanding principal balance of the mortgage loans in loan group 3 of the Underlying Transaction was approximately $592,141.

Original Loan-To-Value Ratios of the Mortgage Loans in Loan Group 3(1)

Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
20.01-25.00	1	$504,000.00	0.56%	$504,000.00	775	21.91%
25.01-30.00	3	1,553,880.13	1.73	517,960.04	757	29.50
40.01-45.00	2	987,231.37	1.10	493,615.69	784	42.21
45.01-50.00	3	1,696,931.71	1.89	565,643.90	751	47.30
50.01-55.00	4	2,559,343.36	2.84	639,835.84	738	52.42
55.01-60.00	4	2,443,419.65	2.71	610,854.91	716	58.78
60.01-65.00	10	6,714,521.39	7.46	671,452.14	711	63.21
65.01-70.00	17	10,692,890.41	11.88	628,993.55	716	68.13
70.01-75.00	17	10,640,921.29	11.82	625,936.55	730	73.91
75.01-80.00	87	50,266,344.14	55.85	577,774.07	744	79.71
80.01-85.00	1	458,619.39	0.51	458,619.39	630	83.54
85.01-90.00	1	665,166.21	0.74	665,166.21	766	90.00
90.01-95.00	2	822,181.10	0.91	411,090.55	702	93.72
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the non-zero weighted average Loan-to-Value Ratio at origination of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 73.08%.

Current Mortgage Interest Rates of the Mortgage Loans in Loan Group 3(1)

Current Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
4.751-5.000	1	$591,308.91	0.66%	$591,308.91	774	52.26%
5.251-5.500	1	1,042,075.21	1.16	1,042,075.21	790	72.00
5.501-5.750	4	2,299,819.57	2.56	574,954.89	776	79.66
5.751-6.000	15	8,617,158.26	9.57	574,477.22	748	74.26
6.001-6.250	32	19,427,971.35	21.59	607,124.10	748	72.49
6.251-6.500	51	29,150,903.78	32.39	571,586.35	741	73.49
6.501-6.750	29	17,485,513.64	19.43	602,948.75	714	71.78
6.751-7.000	14	8,173,043.11	9.08	583,788.79	709	73.89
7.001-7.250	5	3,217,656.32	3.57	643,531.26	701	74.30
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the weighted average current Mortgage Interest Rate of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 6.411% per annum.

Gross Margins of the Mortgage Loans in Loan Group 3(1)

Gross Margins	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
2.001-2.250	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the weighted average Gross Margin of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 2.250% per annum.

Rate Ceilings of the Mortgage Loans in Loan Group 3(1)

Rate Ceilings	Number of Mortgage Loans	Aggregate Stated Principal Balance	% of Cut-off Date Principal Balance	Average Stated Principal Balance	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
9.751-10.000	1	$591,308.91	0.66%	$591,308.91	774	52.26%
10.251-10.500	1	1,042,075.21	1.16	1,042,075.21	790	72.00
10.501-10.750	4	2,299,819.57	2.56	574,954.89	776	79.66
10.751-11.000	15	8,617,158.26	9.57	574,477.22	748	74.26
11.001-11.250	32	19,427,971.35	21.59	607,124.10	748	72.49
11.251-11.500	51	29,150,903.78	32.39	571,586.35	741	73.49
11.501-11.750	29	17,485,513.64	19.43	602,948.75	714	71.78
11.751-12.000	14	8,173,043.11	9.08	583,788.79	709	73.89
12.001-12.250	5	3,217,656.32	3.57	643,531.26	701	74.30
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the weighted average Rate Ceiling of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 11.411% per annum.

Next Rate Adjustment Dates of the Mortgage Loans in Loan Group 3(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
August 1, 2012	1	$966,708.74	1.07%	$966,708.74	738	74.07%
May 1, 2013	3	1,254,549.84	1.39	418,183.28	681	76.01
June 1, 2013	1	241,642.23	0.27	241,642.23	674	80.00
August 1, 2013	2	1,072,219.11	1.19	536,109.56	645	75.44
September 1, 2013	107	64,039,569.06	71.15	598,500.65	738	72.93
October 1, 2013	38	22,430,761.17	24.92	590,283.19	735	73.11
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the non-zero weighted average months to next Adjustment Date for the mortgage loans in loan group 3 of the Underlying Transaction was approximately 54 months.

Remaining Terms of the Mortgage Loans in Loan Group 3(1)

Remaining Terms (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
321-340	144	$85,597,663.59	95.10%	$594,428.22	738	73.09%
over 361	8	4,407,786.56	4.90	550,973.32	685	73.00
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 336 months.

Credit Scores of Mortgagors of the Mortgage Loans in Loan Group 3

Credit Scores of Mortgagors	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
601-650	6	$3,330,108.49	3.70%	$555,018.08	635	76.17%
651-700	33	19,360,743.26	21.51	586,689.19	679	73.02
701-750	43	26,374,971.52	29.30	613,371.43	727	71.92
751-800	64	37,639,729.84	41.82	588,120.78	773	73.73
801-850	6	3,299,897.04	3.67	549,982.84	810	72.30
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

Original Debt-to-Income Ratios of the Mortgage Loans in Loan Group 3(1)

Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
5.01-10.00	1	$451,580.31	0.50%	$451,580.31	768	80.00%
10.01-15.00	3	2,204,722.09	2.45	734,907.36	703	73.47
15.01-20.00	3	2,038,246.69	2.26	679,415.56	688	60.77
20.01-25.00	11	6,008,352.07	6.68	546,213.82	757	67.58
25.01-30.00	19	9,462,738.60	10.51	498,038.87	721	69.26
30.01-35.00	23	13,648,267.51	15.16	593,402.94	741	73.70
35.01-40.00	35	21,285,804.62	23.65	608,165.85	742	76.62
40.01-45.00	39	23,356,368.49	25.95	598,881.24	740	73.82
45.01-50.00	13	8,081,380.79	8.98	621,644.68	715	70.71
50.01-55.00	2	1,845,999.35	2.05	922,999.68	747	80.00
55.01-60.00	3	1,621,989.63	1.80	540,663.21	733	70.41
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1) As of the Cut-off Date, the non-zero weighted average original debt-to-income ratio of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 36.432%.

Number of Months Since Origination of the Mortgage Loans in Loan Group 3(1)

Months Since Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
25-30	33	$19,569,376.43	21.74%	$593,011.41	741	72.90%
31-36	118	69,469,364.98	77.18	588,723.43	734	73.12
43-48	1	966,708.74	1.07	966,708.74	738	74.07
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)	As of the Cut-off Date, the weighted average number of months since origination of the mortgage loans in loan group 3 of the Underlying Transaction was approximately 31 months.

Delinquency Status of the Mortgage Loans in Loan Group 3(1)

Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
Current	134	$80,059,993.90	88.95%	$597,462.64	737	72.29%
30	6	3,561,536.00	3.96	593,589.33	729	77.40
60	2	954,800.00	1.06	477,400.00	706	80.00
90+	8	4,494,448.97	4.99	561,806.12	736	82.06
REO	1	478,671.28	0.53	478,671.28	637	69.54
Bankruptcy - 90+	1	456,000.00	0.51	456,000.00	662	80.00
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

(1)
As of the Cut-off Date, approximately 11.05% of the mortgage loans in loan group 3 of the Underlying Transaction were delinquent and approximately 12.49% of the mortgage loans in loan group 3 of the Underlying Transaction have been more than 30 days delinquent in the past 12 months.

Historical Delinquency (Past Twelve Months) of the  Mortgage Loans in Loan Group 3

Historical Delinquency	Number of Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Cut-off Date Principal Balance	Average Stated Principal Balance as of Cut-off Date	Non-Zero W.A. Credit Score	Non-Zero Weighted Average Original Loan-to-Value Ratio
0 x 30	131	$78,766,933.01	87.51%	$601,274.30	738	72.58%
1 x 30	8	4,212,309.38	4.68	526,538.67	706	71.13
2 x 30	4	2,530,866.49	2.81	632,716.62	729	79.27
3 x 30	3	1,400,920.17	1.56	466,973.39	681	80.98
4 x 30	2	596,765.67	0.66	298,382.83	727	76.95
5 x 30	3	2,013,006.02	2.24	671,002.01	737	77.46
9 x 30	1	484,649.41	0.54	484,649.41	705	94.17
Total:	152	$90,005,450.15	100.00%	$592,141.12	735	73.08%

APPENDIX B

Mortgage Certificates Offering Documents

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 26, 2006)

                            [LOGO - Bank of America]

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                              Sponsor and Servicer

                      Banc of America Mortgage 2006-B Trust
                                 Issuing Entity

                                  $757,964,100
                                  (Approximate)

                   Mortgage Pass-Through Certificates, Series 2006-B
          Principal and interest payable monthly, commencing in November 2006

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-24 of this prospectus supplement.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Issuing Entity will Issue -

o   Four groups consisting of nine classes of senior certificates.

o   Six classes of subordinate certificates all of which are subordinated to, and provide credit enhancement for, the senior certificates. Each class of subordinate certificates is also subordinated to each class of subordinate certificates, if any, with a lower number.

The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading "Offered Certificates" in the table beginning on page S-6 of this prospectus supplement.

The Assets of the Issuing Entity will Include -

o   Four loan groups of fully amortizing, adjustable interest rate, one- to four-family, residential first lien mortgage loans, substantially all of which have original terms to stated maturity of approximately 25 to 40 years. Certain of the mortgage loans were originated using the sponsor's
    "Alternative A" underwriting standards. These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the sponsor.

Credit Enhancement will Consist of -

o   Subordination of the subordinate certificates to the senior certificates for the distributions of principal and interest and the allocation of losses.

o   Shifting interest in prepayments through the allocation, subject to certain exceptions, of most principal collections to the senior certificates for the first seven years and a lesser, but still disproportionately large, allocation of these collections to the senior certificates during the following four years.

o   In the case of each class of super senior certificates, the subordination of the related class of super senior support certificates for losses if the subordinate certificates are no longer outstanding.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The offered certificates are expected to be delivered on or about
October 30, 2006. Total proceeds to the depositor for the offered certificates will be approximately 100.510% of the initial class balance of the offered certificates, plus accrued interest, if applicable, before deducting expenses payable by the depositor.

                         Banc of America Securities LLC
                                October 26, 2006


Important Notice About Information Presented in this Prospectus

  The Rate of Principal Payments on the Mortgage Loans Will
     Affect the Yield on the Offered Certificates...........................S-24
  The Variable Rate of Interest on the Offered Certificates
     Will Affect Your Yield.................................................S-25
  Adjustable Rate Mortgage Loan Borrowers May Be More Likely to
     Prepay.................................................................S-26
  Delinquencies and Losses on the Mortgage Loans Will Adversely
     Affect Your Yield......................................................S-26
  Mortgage Loans Paying Interest Only Until the First
     Adjustment Date May Have a Higher Risk of Default or Rates
     of Prepayment..........................................................S-27
  Alternative Underwriting Standards May Increase Risk of Loss..............S-28
  The Rate of Default on Mortgage Loans that Are Secured by
     Investor Properties May be Higher than on Other Mortgage
     Loans..................................................................S-28
  There Are Risks Relating to Mortgaged Properties Subject to
     Second Lien Mortgage Loans.............................................S-28
  Credit Scores May Not Accurately Predict the Likelihood of
     Default................................................................S-28
  Subordination of Super Senior Support Certificates and

  Decrement and Sensitivity Tables Are Based Upon Assumptions
     and Models.............................................................S-30
  Geographic Concentration May Increase Risk of Loss Due to
     Adverse Economic Conditions or Natural Disasters.......................S-30
  Residential Real Estate Values May Fluctuate and Adversely
     Affect Your Investment.................................................S-31
  Tax Consequences of Residual Certificate..................................S-31
  United States Military Operations May Increase Risk of Relief

  Compensation and Payment of Expenses of the Servicer and the

  Yield Considerations with Respect to the Class B-2 and

                                      S-2

                                      S-3

                  Important Notice About Information Presented
                in this Prospectus Supplement and the Prospectus

    The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices, and describes the specific terms of your certificates.

    Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the locations of these captions.

    The Index of Prospectus Supplement Definitions beginning on page S-69 of this prospectus supplement and the Index of Prospectus Definitions beginning on page 147 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

    Banc of America Mortgage Securities, Inc.'s principal offices are located at
214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina
28255. Its phone number is (704) 387-8239.

                         ------------------------------

    This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material
(including tables) under the headings "Risk Factors" and "Prepayment and Yield
Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying
language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             European Economic Area

    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date"), it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it

                                      S-4

may, with effect from and including the Relevant Implementation Date, make an the certificates of any series nor the related underlying mortgage loans will

        (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;
    or

        (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
    Directive.

    For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any offered certificates in any Relevant Member
State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

    The underwriter has represented and agreed that:

        (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
    Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the
    Trust; and

        (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

                       Notice to United Kingdom Investors

    The distribution of this prospectus supplement and the accompanying prospectus, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Markets Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant
Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

    Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-5

--------------------------------------------------------------------------------
                      THE SERIES 2006-B CERTIFICATES

                     Initial Class   Pass-Through                           Interest       Minimum         Incremental
Class                 Balance(1)         Rate         Principal Types(2)    Types(2)   Denomination(3)   Denomination(3)
------------------   -------------   ------------   ---------------------   --------   ---------------   ---------------

Offered
Certificates
Class 1-A-1.......     $21,988,000        (6)       Senior, Pass-Through    Variable            $1,000          $1
                                                                              Rate
Class 1-A-R.......            $100        (6)        Senior, Sequential     Variable              $100          N/A
                                                            Pay               Rate
Class 2-A-1.......    $285,061,000        (7)           Super Senior,       Variable            $1,000          $1
                                                        Pass-Through          Rate
Class 2-A-2.......     $13,241,000        (7)           Super Senior        Variable            $1,000          $1
                                                    Support, Pass-Through     Rate
Class 3-A-1.......    $137,187,000        (8)       Senior, Pass-Through    Variable            $1,000          $1
                                                                              Rate
Class 4-A-1.......    $197,448,000        (9)           Super Senior,       Variable            $1,000          $1
                                                        Sequential Pay        Rate
Class 4-A-2.......     $63,806,000       (10)           Super Senior,       Variable            $1,000          $1
                                                        Sequential Pay        Rate
Class 4-A-3.......        (11)           (12)          Senior, Notional      Fixed            $100,000          $1
                                                            Amount            Rate,
                                                                            Interest
                                                                              Only
Class 4-A-4.......     $12,134,000        (9)             Super Senior      Variable            $1,000          $1
                                                     Support, Pass-Through    Rate
Class B-1.........     $18,703,000       (13)             Subordinated      Variable           $25,000          $1
                                                                              Rate
Class B-2.........      $5,343,000       (13)             Subordinated      Variable           $25,000          $1
                                                                              Rate
Class B-3.........      $3,053,000       (13)             Subordinated      Variable           $25,000          $1
                                                                              Rate
Non-Offered
Certificates
Class B-4.........      $1,909,000       (13)             Subordinated      Variable              N/A           N/A
                                                                              Rate
Class B-5.........      $1,526,000       (13)             Subordinated      Variable              N/A           N/A
                                                                              Rate
Class B-6.........      $1,908,915       (13)             Subordinated      Variable              N/A           N/A
                                                                              Rate

                                                          Initial Rating of
                     Certificate     Final Scheduled       Certificates(5)
Class                   Form       Distribution Date(4)    S&P       Fitch
------------------   -----------   --------------------   -----      -----

Offered
Certificates
Class 1-A-1.......   Book-Entry     November 20, 2036      AAA        AAA

Class 1-A-R.......   Definitive     November 20, 2036      AAA        AAA

Class 2-A-1.......   Book-Entry     November 20, 2036      AAA        AAA

Class 2-A-2.......   Book-Entry     November 20, 2036      AAA        AAA

Class 3-A-1.......   Book-Entry     November 20, 2036      AAA        AAA

Class 4-A-1.......   Book-Entry     November 20, 2036      AAA        AAA

Class 4-A-2.......   Book-Entry     November 20, 2036      AAA        AAA

Class 4-A-3.......   Book-Entry     September 20, 2016     AAA        AAA

Class 4-A-4.......   Book-Entry     November 20, 2036      AAA        AAA

Class B-1.........   Book-Entry     November 20, 2036      None        AA

Class B-2.........   Book-Entry     November 20, 2036      None        A

Class B-3.........   Book-Entry     November 20, 2036      None       BBB

Non-Offered
Certificates
Class B-4.........       N/A               N/A             None        BB

Class B-5.........       N/A               N/A              B          B

Class B-6.........       N/A               N/A            None        None

                                      S-6

-----------------------------------------------
(1)  Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%.

(2)  See "Description of the Certificates -- Categories of Classes of
     Certificates" in the prospectus for a description of these principal and interest types and see "Description of the Certificates -- Priority of
     Distributions" and "-- Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3)  Denominations for interest only certificates are expressed in notional amount.

(4)  The final scheduled distribution date (other than for the Class 4-A-3
     Certificates) represents the distribution date in the month following the latest maturity date of any mortgage loan (other than any mortgage loan with an original term to stated maturity of more than 30 years) in the related loan group or the mortgage pool, as the case may be. The final scheduled distribution date for the Class 4-A-3 Certificates represents the last distribution date on which such certificates may receive any payment of interest. The actual final payment on your offered certificates could occur earlier or (except for the Class 4-A-3 Certificates) later than the final scheduled distribution date.

(5)  The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(6)  Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 1. For the initial distribution date in November 2006, this rate is expected to be approximately 6.16429% per annum.

(7)  Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 2. For the initial distribution date in November 2006, this rate is expected to be approximately 6.13139% per annum.

(8)  Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 3. For the initial distribution date in November 2006, this rate is expected to be approximately 6.17589% per annum.

(9)  Interest will accrue on these certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 4. For the initial distribution date in November 2006, this rate is expected to be approximately 6.23318% per annum.

(10) For each distribution date occurring prior to and including the distribution date in September 2016, interest will accrue on the Class
     4-A-2 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 4 minus
     0.48318%. For each distribution date occurring on and after the distribution date in October 2016, interest will accrue on the Class 4-A-2
     Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 4. For the initial distribution date in November 2006, this rate is expected to be approximately 5.75000% per annum.

(11) The Class 4-A-3 Certificates are interest only certificates, have no class balance and will bear interest on their notional amount (initially approximately $63,806,000) as described in this prospectus supplement under
     "Description of the Certificates-- Interest." The notional amount of the
     Class 4-A-3 Certificates will be zero on and after the distribution date in
     October 2016.

(12) Interest will accrue on the Class 4-A-3 Certificates through the distribution date in September 2016 at a per annum rate equal to 0.48318%.
     The pass-through rate on the Class 4-A-3 Certificates will be zero on and after the distribution date in October 2016.

(13) Interest will accrue on the subordinate certificates at a per annum rate equal to the weighted average (based on the excess, if any, of the sum of the mortgage loans in each loan group over the sum of the class balances of the senior certificates in the related group) of the weighted average of the net mortgage interest rates of the mortgage loans in each loan group.
     For the initial distribution date in November 2006, this rate is expected to be approximately 6.17881% per annum.

                                      S-7

--------------------------------------------------------------------------------
SUMMARY OF TERMS
--------------------------------------------------------------------------------
    This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series:      Banc of America             Closing Date:         On or about October 30,
                      Mortgage Securities,                              2006
                      Inc., Mortgage
                      Pass-Through                Cut-off Date:         October 1, 2006
                      Certificates,
                      Series 2006-B
                                                  Distribution Date:    The 20th day of each
Sponsor:              Bank of America,                                  month (or, if not a
                      National Association                              business day, the next
                                                                        business day) beginning
Depositor:            Banc of America                                   November 20, 2006
                      Mortgage Securities,
                      Inc.
                                                  Determination Date:   The sixteenth day of
Servicer:             Bank of America,                                  each month in which a
                      National Association                              distribution date occurs
                                                                        (or, if not a business
Issuing Entity:       Banc of America                                   day, the immediately
                      Mortgage 2006-B Trust                             preceding business day)

Trustee:              Wells Fargo Bank, N.A.      Record Date:          The last business day of
                                                                        the month preceding the
                                                                        month in which a
                                                                        distribution date occurs

                             ----------------------

The Transaction Parties

    The sponsor originated substantially all of the mortgage loans and currently services all of the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, among the depositor, the servicer and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

                                      S-8

    The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:

         -----------------
              Sponsor
         -----------------
             |       ^                      Offered           -------------
             |       |                    Certificates         Underwriter
             |       |             |------------------------> -------------
    Mortgage |       |             | ------------------------   |       ^
     Loans   |       |             | |                          |       |
             |       |  Cash       | | Cash                     |       | Cash
             |       |             | |                 Offered  |       |
             v       |             | |              Certificates|       |
         -----------------  -------- |                          |       |
             Depositor      <------- |                          |       |
         -----------------                                      |       |
             |       ^                                          v       |
    Mortgage |       |                                         -------------
     Loans   |       |  All Certificates                         Investors
             |       |                                         -------------
             v       |
         -----------------
              Issuing
              Entity
         -----------------

The Certificates

    A summary chart of the initial class balances, initial notional amounts, principal types, pass-through rates, interest types, denominations, certificate forms, final scheduled distribution dates and ratings of the certificates is set forth in the table beginning on page S-6 of this prospectus supplement.

                                      S-9

    The certificates represent all of the beneficial ownership interest in the trust.

                   Classifications of Classes of Certificates
                   ------------------------------------------

Offered Certificates:            1-A-1, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 4-A-1,
                                 4-A-2, 4-A-3, 4-A-4, B-1, B-2 and B-3
Non-Offered Certificates         B-4, B-5 and B-6
Senior Certificates:             1-A-1, 1-A-R, 2-A-1, 2-A-2, 3-A-1, 4-A-1,
                                 4-A-2, 4-A-3 and 4-A-4
Subordinate Certificates:        B-1, B-2, B-3, B-4, B-5 and B-6
Group 1 Certificates:            1-A-1 and 1-A-R
Group 2 Certificates:            2-A-1 and 2-A-2
Group 3 Certificates:            3-A-1
Group 4 Certificates:            4-A-1, 4-A-2, 4-A-3 and 4-A-4
Super Senior Certificates:       2-A-1, 4-A-1 and 4-A-2
Super Senior Support
Certificates:                    2-A-2 and 4-A-4
Interest Only Certificates:      4-A-3
Residual Certificate:            1-A-R

    The senior certificates are divided into four groups. Other than as to certain cross-collateralization payments described under "Description of the
Certificates -- Cross-Collateralization," the senior certificates whose class designations begin with "1" correspond to loan group 1, the senior certificates whose class designations begin with "2" correspond to loan group 2, the senior certificates whose class designations begin with "3" correspond to loan group 3 and the senior certificates whose class designations begin with "4" correspond to loan group 4. The subordinate certificates correspond to all loan groups.

    The subordinate certificates are subordinated to the senior certificates for distributions of principal and interest and for allocations of losses on the mortgage loans in all loan groups and the subordinate certificates with a higher number are subordinated to the subordinate certificates with a lower number for distributions of principal and interest and for allocations of losses on the mortgage loans in all loan groups.

    Only the senior, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

    The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. Information provided about the non-offered certificates is included in this prospectus supplement only to aid your understanding of the offered certificates.

                                      S-10

Mortgage Pool

    The mortgage pool will consist of a pool (the "Mortgage Pool") of fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. The following table shows the loan group names, the related mortgage loans and the initial fixed interest rate periods:

     Loan Group        Related Mortgage Loans      Initial Fixed-Rate Period
    ------------       ----------------------      -------------------------
    Loan Group 1       Group 1 Mortgage Loans             Three Years
    Loan Group 2       Group 2 Mortgage Loans          Three to Five Years
    Loan Group 3       Group 3 Mortgage Loans          Six to Seven Years
    Loan Group 4       Group 4 Mortgage Loans           Nine to Ten Years

    Each mortgage note provides for adjustments to the mortgage interest rate at the end of the initial fixed-rate period and then annually (each, an "Adjustment
Date"). Adjustments to the mortgage interest rate for each mortgage loan are subject to a lifetime maximum mortgage interest rate (a "Rate Ceiling")
specified in the applicable mortgage note. The current mortgage interest rate of each mortgage loan will adjust to equal the sum of an index and a gross margin.
The index for the mortgage loans will be one-year LIBOR (the "Index"). The ranges of the current mortgage interest rates are shown in the tables below.
"One-Year LIBOR" means the arithmetic mean of the London interbank offered rate quotations for one-year U.S. Dollar-denominated deposits, as published in The
Wall Street Journal and most recently available either (i) as of the first business day in the month preceding the month of the applicable adjustment date or (ii) up to forty-five days before the applicable adjustment date. In the event such index is no longer available, the servicer is permitted under the terms of each mortgage note to select a substitute index in compliance with federal and state law. Any substitute index will be one of the indices described in the prospectus. The "Gross Margin" will be the number of basis points specified in the applicable mortgage note, rounded up to the nearest one-eighth of one percent, which will be added to the index to determine the mortgage interest rate. The tables below indicate the original terms of the mortgage loans next to the row heading "Original Term," any seasoning of the mortgage loans next to the row headings "Remaining Terms to Stated Maturity" and "Number of Months Since Origination" and the latest maturing mortgage loan next to the row heading "Latest Maturity Date." The "Loan-to-Value Ratio" of a mortgage loan at origination shown in the tables below is the percentage equal to (i) the principal balance of the mortgage loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. The "Credit Scores" shown in the tables below are statistical credit scores obtained by the sponsor in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax
(Beacon) and TransUnion (Empirica).

    The mortgage pool also includes mortgage loans that (i) require only payments of interest until the month following the first adjustment date
("Interest Only Mortgage Loans"), (ii) are subject to temporary buy-down plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, with the resulting difference in payment to be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the mortgage loan ("Buy-Down
Loans"), (iii) have a Borrowers Protection Plan(R) addendum to the related mortgage note ("BPP Mortgage Loans") whereby the sponsor agrees to cancel (a)
certain payments of principal and interest on the mortgage loan for up to twelve months upon the disability or involuntary unemployment of the mortgagor or (b)
the outstanding principal balance of the mortgage loan upon the accidental death of the

                                      S-11

mortgagor; provided that the plan has not been terminated in accordance with its terms or (iv) are secured by leases on real property meeting the requirements of the prospectus and the pooling agreement. Substantially all of the mortgage loans were originated by the sponsor. Certain of the mortgage loans were originated using the sponsor's "Alternative A" underwriting standards. These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the sponsor. See
"The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America
General Underwriting Standards" and "-- Bank of America Alternative Underwriting
Standards" in the prospectus.

    The servicing fees for the mortgage loans are payable out of the interest payments on the mortgage loans, prior to any payments to the trustee or distributions to certificateholders. The servicing fees accrue on the mortgage loans at the servicing fee rate or rates set forth in the tables below. In addition to the servicing fees, the servicer will be entitled to retain as additional servicing compensation (i) any late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the servicer custodial account and (iii) any profits from the liquidation of mortgage loans.
See "The Pooling Agreement--Compensation and Payment of Expenses of the Servicer
and the Trustee" in this prospectus supplement for more information about fees and expenses of the servicer and the trustee.

    The depositor expects the mortgage loans to have the following approximate characteristics:

                                      S-12

            Selected Group 1 Mortgage Loan Data as of October 1, 2006

                                             Range, Total or Percentage       Weighted Average
                                             --------------------------       ----------------

Number of Group 1 Mortgage Loans                         43                          --
Aggregate Unpaid Principal Balance                 $22,964,858.56                    --
Unpaid Principal Balance                     $62,939.29 to $1,395,000.00       $534,066.48(1)
Current Mortgage Interest Rate                    5.375% to 8.750%                 6.543%
Gross Margin                                           2.250%                        --
Rate Ceiling                                     11.375% to 14.750%               12.543%
Months to First Adjustment Date                    33 to 36 months               35 months
Servicing Fee Rate                                     0.3750%                       --
Trustee Fee Rate                                      0.00325%                       --
Administrative Fee Rate                               0.37825%                       --
Remaining Terms to Stated Maturity                358 to 479 months              373 months
Original Term                                     360 to 480 months              373 months
Number of Months Since Origination                  1 to 4 months                 2 months
Original Loan-to-Value Ratio                      38.27% to 95.00%                 73.57%
Credit Scores                                        627 to 814                     729
Latest Maturity Date                             September 1, 2046                   --
Number of Interest Only Mortgage Loans                   30                          --
Aggregate Unpaid Principal Balance of
  Interest Only Mortgage Loans                     $15,919,541.00                    --
Unpaid Principal Balance of Interest Only
  Mortgage Loans                             $311,920.00 to $999,000.00        $530,651.37(1)
Number of Buy-Down Loans                                  0                          --
Aggregate Unpaid Principal Balance of
  Buy-Down Loans                                        $0.00                        --
Unpaid Principal Balance of Buy-Down Loans              $0.00                        --
Number of BPP Mortgage Loans                              3                          --
Aggregate Unpaid Principal Balance of BPP
  Mortgage Loans                                    $2,255,131.71                    --
Unpaid Principal Balance of BPP Mortgage           $475,758.00 to
  Loans                                             $1,279,373.71              $751,710.57(1)
Number of Mortgage Loans underwritten
  using "Alternative A" underwriting
  standards                                              12                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans underwritten using
  "Alternative A" underwriting standards            $6,030,072.43                    --
Unpaid Principal Balance of Mortgage
  Loans underwritten using "Alternative            $146,311.31 to
  A" underwriting standards                         $1,395,000.00              $502,506.04(1)
Number of Mortgage Loans secured by
  leases on real property                                 0                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans secured by leases on
  real property                                         $0.00                        --
Unpaid Principal Balance of Mortgage
  Loans secured by leases on real property              $0.00                        --
Geographic Concentration of Mortgaged
  Properties in Excess of 5.00% of the
  Aggregate Unpaid Principal Balance
      South Carolina..................                  16.95%
      Florida.........................                  15.71
      California......................                  11.81
      North Carolina..................                  10.04
      Texas...........................                   6.46
      Washington......................                   6.09
      Maine...........................                   6.07
Maximum Single Five-Digit Zip Code
  Concentration                                          6.07%

-------------
(1) The balance shown is the average unpaid principal balance.

                                      S-13

            Selected Group 2 Mortgage Loan Data as of October 1, 2006

                                             Range, Total or Percentage       Weighted Average
                                             --------------------------       ----------------

Number of Group 2 Mortgage Loans                        526                          --
Aggregate Unpaid Principal Balance                 $311,543,142.68                   --
Unpaid Principal Balance                     $34,751.48 to $2,800,000.00       $592,287.34(1)
Current Mortgage Interest Rate                    5.000% to 7.625%                 6.385%
Gross Margin                                           2.250%                        --
Rate Ceiling                                     10.000% to 12.625%               11.385%
Months to First Adjustment Date                    38 to 60 months               59 months
Servicing Fee Rate                                     0.2500%                       --
Trustee Fee Rate                                      0.00325%                       --
Administrative Fee Rate                               0.25325%                       --
Remaining Terms to Stated Maturity                299 to 480 months              361 months
Original Term                                     300 to 480 months              362 months
Number of Months Since Origination                 1 to 23 months                 2 months
Original Loan-to-Value Ratio                      17.54% to 95.00%                 73.09%
Credit Scores                                        614 to 816                     741
Latest Maturity Date                               October 1, 2046                   --
Number of Interest Only Mortgage Loans                   329                         --
Aggregate Unpaid Principal Balance of
  Interest Only Mortgage Loans                     $209,444,775.73                   --
Unpaid Principal Balance of Interest Only
  Mortgage Loans                             $94,400.00 to $2,800,000.00       $636,610.26(1)
Number of Buy-Down Loans                                  4                          --
Aggregate Unpaid Principal Balance of
  Buy-Down Loans                                    $1,690,337.43                    --
Unpaid Principal Balance of Buy-Down Loans   $156,000.00 to $595,300.27        $422,584.36(1)
Number of BPP Mortgage Loans                             21                          --
Aggregate Unpaid Principal Balance of BPP
  Mortgage Loans                                   $11,656,816.95                    --
Unpaid Principal Balance of BPP Mortgage
  Loans                                       $87,922.35 to $860,000.00        $555,086.52(1)
Number of Mortgage Loans underwritten
  using "Alternative A" underwriting
  standards                                              178                         --
Aggregate Unpaid Principal Balance of
  Mortgage Loans underwritten using
  "Alternative A" underwriting standards           $93,112,865.57                    --
Unpaid Principal Balance of Mortgage
  Loans underwritten using "Alternative
  A" underwriting standards                  $34,751.48 to $2,800,000.00       $523,105.99(1)
Number of Mortgage Loans secured by
  leases on real property                                 0                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans secured by leases on
  real property                                         $0.00                        --
Unpaid Principal Balance of Mortgage
  Loans secured by leases on real property              $0.00                        --
Geographic Concentration of Mortgaged
  Properties in Excess of 5.00% of the
  Aggregate Unpaid Principal Balance
      California......................                 55.12%
      Florida.........................                  6.56
Maximum Single Five-Digit Zip Code
  Concentration                                         1.32%

--------
(1) The balance shown is the average unpaid principal balance.

                                      S-14

            Selected Group 3 Mortgage Loan Data as of October 1, 2006

                                             Range, Total or Percentage       Weighted Average
                                             --------------------------       ----------------

Number of Group 3 Mortgage Loans                         224                         --
Aggregate Unpaid Principal Balance                 $143,276,380.38                   --
Unpaid Principal Balance                           $125,186.00 to              $639,626.70(1)
                                                    $1,598,518.18
Current Mortgage Interest Rate                    5.000% to 7.250%                 6.429%
Gross Margin                                           2.250%                        --
Rate Ceiling                                     10.000% to 12.500%               11.429%
Months to First Adjustment Date                    70 to 84 months               83 months
Servicing Fee Rate                                     0.2500%                       --
Trustee Fee Rate                                      0.00325%                       --
Administrative Fee Rate                               0.25325%                       --
Remaining Terms to Stated Maturity                356 to 479 months              365 months
Original Term                                     360 to 480 months              365 months
Number of Months Since Origination                 1 to 15 months                 2 months
Original Loan-to-Value Ratio                      21.91% to 95.00%                 72.70%
Credit Scores                                        627 to 816                     739
Latest Maturity Date                              September 1, 2046                  --
Number of Interest Only Mortgage Loans                   156                         --
Aggregate Unpaid Principal Balance of
  Interest Only Mortgage Loans                     $100,942,435.57                   --
Unpaid Principal Balance of Interest Only          $375,000.00 to
  Mortgage Loans                                    $1,420,000.00              $647,066.89(1)
Number of Buy-Down Loans                                  2                          --
Aggregate Unpaid Principal Balance of
  Buy-Down Loans                                    $1,182,000.00                    --
Unpaid Principal Balance of Buy-Down Loans   $568,000.00 to $614,000.00        $591,000.00(1)
Number of BPP Mortgage Loans                              6                          --
Aggregate Unpaid Principal Balance of BPP
  Mortgage Loans                                    $4,248,641.67                    --
Unpaid Principal Balance of BPP Mortgage           $125,186.00 to
  Loans                                             $1,200,000.00              $708,106.95(1)
Number of Mortgage Loans underwritten
  using "Alternative A" underwriting
  standards                                              51                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans underwritten using
  "Alternative A" underwriting standards           $29,017,634.35                    --
Unpaid Principal Balance of Mortgage
  Loans underwritten using "Alternative            $125,186.00 to
  A" underwriting standards                         $1,398,794.62              $568,973.22(1)
Number of Mortgage Loans secured by
  leases on real property                                 0                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans secured by leases on
  real property                                         $0.00                        --
Unpaid Principal Balance of Mortgage
  Loans secured by leases on real property              $0.00                        --
Geographic Concentration of Mortgaged
  Properties in Excess of 5.00% of the
  Aggregate Unpaid Principal Balance
      California......................                 55.22%
      South Carolina..................                  6.42
Maximum Single Five-Digit Zip Code
  Concentration                                         1.81%

--------
(1) The balance shown is the average unpaid principal balance.

                                      S-15

               Selected Group 4 Mortgage Loan Data as of October 1, 2006

                                             Range, Total or Percentage       Weighted Average
                                             --------------------------       ----------------

Number of Group 4 Mortgage Loans                         430                         --
Aggregate Unpaid Principal Balance                 $285,523,633.56                   --
Unpaid Principal Balance                           $129,600.00 to              $664,008.45(1)
                                                    $2,600,000.00
Current Mortgage Interest Rate                    5.500% to 7.375%                 6.486%
Gross Margin                                           2.250%                        --
Rate Ceiling                                     10.500% to 12.375%               11.486%
Months to First Adjustment Date                   109 to 120 months              119 months
Servicing Fee Rate                                     0.2500%                       --
Trustee Fee Rate                                      0.00325%                       --
Administrative Fee Rate                               0.25325%                       --
Remaining Terms to Stated Maturity                354 to 479 months              360 months
Original Term                                     360 to 480 months              361 months
Number of Months Since Origination                 1 to 12 months                 2 months
Original Loan-to-Value Ratio                      13.33% to 100.00%                72.21%
Credit Scores                                        633 to 821                     746
Latest Maturity Date                              September 1, 2046                  --
Number of Interest Only Mortgage Loans                   377                         --
Aggregate Unpaid Principal Balance of
  Interest Only Mortgage Loans                     $250,676,886.20                   --
Unpaid Principal Balance of Interest Only          $129,600.00 to
  Mortgage Loans                                    $2,600,000.00              $664,925.43(1)
Number of Buy-Down Loans                                  2                          --
Aggregate Unpaid Principal Balance of
  Buy-Down Loans                                    $2,319,163.77                    --
Unpaid Principal Balance of Buy-Down Loans         $839,163.77 to
                                                    $1,480,000.00             $1,159,581.89(1)
Number of BPP Mortgage Loans                              11                         --
Aggregate Unpaid Principal Balance of BPP
  Mortgage Loans                                    $5,946,601.53                    --
Unpaid Principal Balance of BPP Mortgage
  Loans                                      $165,860.53 to $880,000.00        $540,600.14(1)
Number of Mortgage Loans underwritten
  using "Alternative A" underwriting
  standards                                               33                         --
Aggregate Unpaid Principal Balance of
  Mortgage Loans underwritten using
  "Alternative A" underwriting standards           $19,261,910.96                    --
Unpaid Principal Balance of Mortgage
  Loans underwritten using "Alternative            $129,600.00 to
  A" underwriting standards                         $2,600,000.00              $583,694.27(1)
Number of Mortgage Loans secured by
  leases on real property                                 1                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans secured by leases on
  real property                                      $512,000.00                     --
Unpaid Principal Balance of Mortgage
  Loans secured by leases on real property           $512,000.00               $512,000.00(1)
Geographic Concentration of Mortgaged
  Properties in Excess of 5.00% of the
  Aggregate Unpaid Principal Balance
      California......................                  70.98%
      Florida.........................                   5.27
Maximum Single Five-Digit Zip Code
  Concentration                                          0.97%

--------
(1) The balance shown is the average unpaid principal balance.

                                      S-16

              Selected Aggregate Mortgage Loan Data as of October 1, 2006

                                             Range, Total or Percentage       Weighted Average
                                             --------------------------       ----------------

Number of Mortgage Loans                               1,223                         --
Aggregate Unpaid Principal Balance                 $763,308,015.18                   --
Unpaid Principal Balance                     $34,751.48 to $2,800,000.00       $624,127.57(1)
Current Mortgage Interest Rate                    5.000% to 8.750%                 6.436%
Gross Margin                                           2.250%                        --
Rate Ceiling                                     10.000% to 14.750%               11.466%
Months to First Adjustment Date                   33 to 120 months               85 months
Servicing Fee Rate                               0.2500% to 0.3750%               0.25376%
Trustee Fee Rate                                      0.00325%                       --
Administrative Fee Rate                         0.25325% to 0.37825%              0.25701%
Remaining Terms to Stated Maturity                299 to 480 months              362 months
Original Term                                     300 to 480 months              363 months
Number of Months Since Origination                  1 to23 months                 2 months
Original Loan-to-Value Ratio                      13.33% to 100.00%                72.70%
Credit Scores                                        614 to 821                     742
Latest Maturity Date                               October 1, 2046                   --
Number of Interest Only Mortgage Loans                   892                         --
Aggregate Unpaid Principal Balance of
  Interest Only Mortgage Loans                     $576,983,638.50                   --
Unpaid Principal Balance of Interest Only
  Mortgage Loans                             $94,400.00 to $2,800,000.00       $646,842.64(1)
Number of Buy-Down Loans                                  8                          --
Aggregate Unpaid Principal Balance of
  Buy-Down Loans                                    $5,191,501.20                    --
Unpaid Principal Balance of Buy-Down Loans         $156,000.00 to
                                                    $1,480,000.00              $648,937.65(1)
Number of BPP Mortgage Loans                             41                          --
Aggregate Unpaid Principal Balance of BPP
  Mortgage Loans                                   $24,107,191.86                    --
Unpaid Principal Balance of BPP Mortgage
  Loans                                      $87,922.35 to $1,279,373.71       $587,980.29(1)
Number of Mortgage Loans underwritten
  using "Alternative A" underwriting
  standards                                              274                         --
Aggregate Unpaid Principal Balance of
  Mortgage Loans underwritten using
  "Alternative A" underwriting standards           $147,422,483.31                   --
Unpaid Principal Balance of Mortgage
  Loans underwritten using "Alternative
  A" underwriting standards                  $34,751.48 to $2,800,000.00       $538,038.26(1)
Number of Mortgage Loans secured by
  leases on real property                                 1                          --
Aggregate Unpaid Principal Balance of
  Mortgage Loans secured by leases on
  real property                                      $512,000.00                     --
Unpaid Principal Balance of Mortgage
  Loans secured by leases on real property           $512,000.00               $512,000.00(1)
Geographic Concentration of Mortgaged
  Properties in Excess of 5.00% of the
  Aggregate Unpaid Principal Balance
      California......................                 59.77%
      Florida.........................                  5.87
Maximum Single Five-Digit Zip Code
  Concentration                                         0.82%

--------
(1) The balance shown is the average unpaid principal balance.

    The characteristics of the loan groups may change because:

    o   Before the closing date, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in a loan group prior to the closing date.

                                      S-17

    o   After the certificates are issued, mortgage loans in a loan group may be removed from the trust because of repurchases by the depositor for breaches of representations or failure to deliver required documents.
        Under certain circumstances and generally only during the two-year period following the closing date, the depositor may instead make substitutions for these mortgage loans.

    See "The Pooling Agreement--Repurchases of Mortgage Loans" in the prospectus for a discussion of the circumstances under which the depositor is required to repurchase or substitute for mortgage loans. These removals and/or substitutions may result in changes in the loan group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

    Additional information on the mortgage pool and each loan group is set forth in the tables in Appendix A to this prospectus supplement and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D.
See "Reports to Certificateholders" in this prospectus supplement.

Optional Termination

    At its option, the depositor may, subject to certain conditions, purchase all remaining mortgage loans in the trust on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

    See "The Pooling Agreement -- Termination; Optional Purchase of Mortgage
Loans" in the prospectus.

    If the depositor exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

    See "Prepayment and Yield Considerations" in this prospectus supplement.

Priority of Distributions

    Distributions on each group of senior certificates and on the subordinate certificates will be made on each distribution date from the collections on the mortgage loans in the related loan group, in the case of the senior certificates, or all loan groups, in the case of the subordinate certificates, less certain expenses (such as servicing fees, reimbursements for advances made by the servicer and payment of other expenses and indemnities described in this prospectus supplement) in the following order of priority:

                  ---------------------------------------------
                    first, to the trustee to pay trustee fees
                           relating to the loan group;
                  ---------------------------------------------
                                        |
                                        |
                                        v
                  ---------------------------------------------
                    second, to the senior certificates of the
                         related group to pay interest;
                  ---------------------------------------------
                                        |
                                        |
                                        v
                  ---------------------------------------------
                    third, to the senior certificates of the
                         related group to pay principal;
                  ---------------------------------------------
                                        |
                                        |
                                        v
                  ---------------------------------------------
                    fourth, from the collections for all loan
                      groups, to each class of subordinate
                      certificates, subject to any payments
                      described under "Descriptions of the
                  ---------------------------------------------

                                   S-18

                  ---------------------------------------------
                    Certificates -- Cross Collateralization,"
                      first to pay interest and then to pay
                  principal in numerical order, beginning with
                         the Class B-1 Certificates; and
                  ---------------------------------------------
                                        |
                                        |
                                        v
                  ---------------------------------------------
                   fifth, to the Class 1-A-R Certificate, any
                               remaining amounts.
                  ---------------------------------------------

    The source of the distributions to certificateholders is more fully described under "Description of the Certificates--Pool Distribution Amount" in
this prospectus supplement. The amount of interest and principal distributions on each class of certificates is more fully described under "Description of the
Certificates -- Interest" and "-- Principal" in this prospectus supplement.

Interest Distributions

    The amount of interest that will accrue on each class of certificates during each interest accrual period equals:

    o   one-twelfth of the pass-through rate for that class (as described in the table beginning on page S-6 of this prospectus supplement) multiplied by the class balance or notional amount of the certificate on the distribution date, minus

    o   the class' share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and interest limitations applicable to certain military or similar personnel and the class' share of interest losses, as described under "The Pooling Agreement --
        Compensating Interest" and "Description of the Certificates -- Interest"
        in this prospectus supplement.

    See "Description of the Certificates -- Distributions" and "-- Interest" in
this prospectus supplement.

Principal Distributions

    Principal received or advanced on the mortgage loans generally will be allocated between the senior and subordinate certificates as described below under "Credit Support -- Shifting Interest in Prepayments."

    On each distribution date on which the subordinate certificates are outstanding, the portion of principal received or advanced on the mortgage loans in each loan group allocated to the related senior certificates will be distributed among the senior certificates of the group as described in
"Description of the Certificates -- Principal - Senior Principal Distribution
Amount" in this prospectus supplement. However, if the subordinate certificates are no longer outstanding, each class of senior certificates of a group will generally receive principal pro rata according to its class balance.

    The Class 4-A-3 Certificates are interest only certificates and are not entitled to distributions of principal.

    See "Description of the Certificates -- Priority of Distributions" and "--
Principal" in this prospectus supplement.

Credit Support

    Credit support for the offered certificates is provided by subordination as follows:

                                      S-19

                 Subordination of Subordinate Certificates(1)
         ----------------------------------------------------------
         Priority of             Senior                    ^
           Payment        (Credit Support 4.25%)           |
         ------------------------------------------        |
              |                  Class B-1                 |
              |           (Credit Support 1.80%)           |
              |        ----------------------------        |
              |                  Class B-2                 |
              |           (Credit Support 1.10%)           |
              |        ----------------------------        |
              |                  Class B-3                 |
              |           (Credit Support 0.70%)           |
              |        ----------------------------        |
              |                  Class B-4                 |
              |           (Credit Support 0.45%)           |
              |        ----------------------------        |
              |                  Class B-5                 |
              v            (Credit Support 0.25%)
                       --------------------------------------------
                                 Class B-6             Order of
                          (Credit Support 0.00%)    Loss Allocation
         ----------------------------------------------------------

--------
(1) The credit support percentages set forth in this chart show the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

    See "Description of the Certificates -- Priority of Distributions" and "--
Allocation of Losses" in this prospectus supplement.

    After the subordinate certificates are no longer outstanding, any principal losses allocated to a class of super senior certificates will be borne by the related class of super senior support certificates, for so long as the related class of super senior support certificates is outstanding.

    Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the subordinate certificates may be allocated to an unrelated group of senior certificates as discussed in
"Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

    Shifting Interest in Prepayments

    Additional credit enhancement is provided by the allocation, subject to certain exceptions, of all principal prepayments and certain liquidation proceeds on the mortgage loans in a loan group to the senior certificates of the related group during the first seven years after the closing date. In addition, a reduced, but still disproportionately large, allocation of these principal collections to those senior certificates will occur during the eighth through eleventh years following the closing date. This disproportionate allocation of prepayments and certain liquidation proceeds on the mortgage loans in a loan group will accelerate the amortization of the related senior certificates relative to the amortization of the subordinate certificates. As a result, it is more likely that the credit support percentage for the senior certificates of a group will be maintained and may be increased during the first eleven years.

    See "Description of the Certificates -- Principal" in this prospectus supplement.

Prepayment and Yield Considerations

    The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the

                                      S-20

related loan group, or any loan group in the case of the subordinate certificates. As a result, your yield may fluctuate significantly.

    o   In general, if you purchased your offered certificates at a premium, or if you purchased an interest only certificate (which has no class balance), and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

    o   Conversely, if you purchased your offered certificates at a discount and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

    Because a class of super senior support certificates will bear principal losses allocated to the related class or classes of super senior certificates, as well as its own share of principal losses, once the subordinate certificates are no longer outstanding, the yield to maturity of each class of super senior support certificates will be more sensitive to the amount and timing of losses on the related mortgage loans than the related class or classes of super senior certificates.

    The yield to maturity of the Class B-1, Class B-2 and Class B-3 Certificates
will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total class balance of the more junior classes of subordinate certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in
that order, until the class balance of each class has been reduced to zero.

    Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

    See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

                                      S-21

                       Weighted Average Life (in years)(1)

                                                  CPR(2)
                        --------------------------------------------------------
Class                     0%      15%      20%     25%      30%     40%      50%
--------------------    -----   -----    -----     ----    ----     ----    ----
Class 1-A-1.........    21.50    5.54     4.17     3.28    2.66     1.86    1.37
Class 1-A-R.........     0.06    0.06     0.06     0.06    0.06     0.06    0.06
Class 2-A-1.........    20.91    5.54     4.18     3.29    2.66     1.86    1.37
Class 2-A-2.........    20.91    5.54     4.18     3.29    2.66     1.86    1.37
Class 3-A-1.........    21.49    5.60     4.21     3.30    2.67     1.87    1.37
Class 4-A-1.........    19.98    3.17     2.32     1.80    1.45     1.02    0.75
Class 4-A-2.........    28.69   13.49    10.28     8.08    6.53     4.53    3.30
Class 4-A-3.........     9.89    9.70     8.64     7.39    6.24     4.48    3.30
Class 4-A-4.........    22.11    5.69     4.26     3.33    2.69     1.87    1.38
Class B-1...........    21.49    9.73     7.37     6.05    5.20     4.01    3.17
Class B-2...........    21.49    9.73     7.37     6.05    5.20     4.01    3.17
Class B-3...........    21.49    9.73     7.37     6.05    5.20     4.01    3.17

--------

(1) Determined as described under "Prepayment and Yield Considerations" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2) "CPR" is an abbreviation for Constant Prepayment Rate. The Constant
    Prepayment Rate for each loan group is described under "Prepayment and Yield
    Considerations -- Weighted Average Lives of the Offered Certificates" in
    this prospectus supplement.

Federal Income Tax Consequences

    The issuing entity of your certificates is a New York common law trust. For federal income tax purposes, elections will be made to treat this trust as multiple "real estate mortgage investment conduits" or "REMICs" in a tiered structure.

    o   The offered certificates (other than the Class 1-A-R Certificate) will constitute "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes.

    o   The Class 1-A-R Certificate will constitute the sole "residual interest"
        in each REMIC.

    Interest on the certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

    The Class 4-A-3 Certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold a certificate of one of these classes, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of when you receive the cash related to the original issue discount.

    The holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities relating to any of this net income although no cash distributions are expected to be made to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

    See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                      S-22

Legal Investment

    Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal, tax, financial and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

    o   The senior certificates and the Class B-1 Certificates will constitute
        "mortgage related securities" for purposes of the Secondary Mortgage
        Market Enhancement Act of 1984, as amended, or "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

    o   The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

    See "Legal Investment" in the prospectus.

ERISA Considerations

    If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA,"
the Internal Revenue Code of 1986, as amended, or the "Code," or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or a similar law.

    Subject to the considerations and conditions described under "ERISA
Considerations" in this prospectus supplement, it is expected that the offered certificates (other than the Class 1-A-R Certificate) may be purchased by benefit plans. The Class 1-A-R Certificate may not be acquired by benefit plans.

    See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Affiliations

    Bank of America, National Association, which is the sponsor, originator of substantially all of the mortgage loans and servicer of the mortgage loans, is the direct parent of the depositor and is an affiliate of the underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

                                      S-23

--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------

    o   The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

    o   The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

    o   The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

    o   You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on
 the Offered Certificates

    Because principal payments on the mortgage loans in a loan group will be distributed currently on the senior certificates in the related group and the subordinate certificates, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate and timing of payments of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment"
includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

    The rate of principal payments on the mortgage loans will be affected by the following:

    o   the amortization schedules of the mortgage loans;

    o   the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

    o   liquidations of the properties that secure defaulted mortgage loans;

    o   repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations or warranties;

    o   the exercise of due-on-sale clauses by the servicer in connection with transfers of mortgaged properties;

    o   the optional repurchase of all the mortgage loans by the depositor to effect a termination of the trust when the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date; and

                                      S-24

    o   general and targeted solicitations for refinancing by mortgage originators (including the sponsor).

    The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

    o   If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

    o   Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to decrease.

    If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.

    If you are purchasing offered certificates at a premium, or if you are purchasing interest only certificates (which have no class balance), you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class 4-A-3 Certificates, you should consider the risk that a rapid rate of principal payments on the group 4 mortgage loans could result in your failure to recover your initial investment. In addition, the Class 4-A-3 Certificates will not be entitled to any distributions of interest on or after the distribution date in October 2016. See "Prepayment and
Yield Considerations -- Yield on the Class 4-A-3 Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 4-A-3 Certificates. See Appendix D for a table demonstrating the particular sensitivity of the Class 4-A-3 Certificates to the rate of prepayments on the group 4 mortgage loans.

    You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing offered certificates.

    As described in this prospectus supplement under "Description of the
Certificates -- Principal," the senior prepayment percentage for a loan group of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of senior certificates of the related group that are entitled to receive principal prepayment distributions at that time. This may result in all
(or a disproportionately high percentage) of those principal prepayments being distributed to the senior certificates of that group and none (or a disproportionately low percentage) of those principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

    The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

The Variable Rate of Interest on the Offered Certificates Will Affect Your Yield

    The mortgage interest rate on each mortgage loan will be fixed for an initial period of approximately three, five, seven or ten years from its date of origination. After the applicable fixed-rate period, the mortgage interest rate on each mortgage loan will adjust annually to equal the sum of one-year LIBOR

                                      S-25

and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated in the mortgage note on increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate will be subject to an overall rate ceiling. See "The Mortgage Pool" in this prospectus supplement.

    The pass-through rate on each variable rate certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in one-year LIBOR. In addition, although each mortgage loan in the trust has a rate ceiling, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rate to which the mortgage loans may adjust will be the applicable gross margin.
In addition, even if one-year LIBOR increases, a rate ceiling or a periodic cap may limit the mortgage interest rate, which could adversely affect the yield on the related certificates. On and after the distribution date in October 2016, the pass-through rate on the Class 4-A-3 Certificates will be zero.

Adjustable Rate Mortgage Loan Borrowers May Be More Likely to Prepay

    Mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors'
adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

    Further, because the pass-through rates on the variable rate certificates will be based on the weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on the certificates will affect the pass-through rates for the certificates for future periods and the yields on the certificates. See "Current Mortgage Interest Rates" in Appendix A to this prospectus supplement.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

    Delinquencies on the mortgage loans in a loan group that are not advanced by or on behalf of the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates of the related group and the subordinate certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the subordinate certificates (in reverse numerical order), and then by the senior certificates of the group.

                                      S-26

    Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinate certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans in the related loan group and on all the mortgage loans, in the case of the subordinate certificates.

Mortgage Loans Paying Interest Only Until the First Adjustment Date May Have a
 Higher Risk of Default or Rates of Prepayment

    Approximately 69.32% of the group 1 mortgage loans, approximately 67.23% of the group 2 mortgage loans, approximately 70.45% of the group 3 mortgage loans, approximately 87.80% of the group 4 mortgage loans and approximately 75.59% of all of the mortgage loans (in each case, by aggregate stated principal balance as of the cut-off date) do not require any scheduled payments of principal during their initial fixed rate period, but require scheduled payments of interest only during this time. The earliest, latest and weighted average month in which the interest only periods expire is set forth in the table below:

                                      Loan        Loan        Loan        Loan      Mortgage
                                     Group 1     Group 2     Group 3     Group 4      Pool
---------------------------------   --------    ---------   ---------   --------    --------

Earliest Month in which an            August    June 2011   September   November      August
Interest Only Period Expires           2009                    2013        2015        2009
Latest Month in which an Interest   October     October     October     October     October
Only Period Expires                    2009        2011        2013        2016        2016
Weighted Average Number of Months
until Expiration of Interest Only
Period                                  35          59          83         119          89

    During the interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

    After the initial interest only period, payments on an interest only mortgage loan will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment under the related mortgage loan. This increase in the mortgagor's scheduled monthly payment will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. In underwriting interest only mortgage loans, the sponsor generally does not consider the ability of mortgagors to make payments of principal at the end of the interest only period.
Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. These losses will be allocated to the certificates. See "Description of the Certificates -- Allocation of Losses" in
this prospectus supplement.

    The performance of mortgage loans with an interest only period may be significantly different from mortgage loans that amortize from origination. In particular, these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

                                      S-27

Alternative Underwriting Standards May Increase Risk of Loss

    Approximately 26.26% of the group 1 mortgage loans, approximately 29.89% of the group 2 mortgage loans, approximately 20.25% of the group 3 mortgage loans, approximately 6.75% of the group 4 mortgage loans and approximately 19.31% of all of the mortgage loans (in each case, by aggregate stated principal balance as of the cut-off date) were originated using the sponsor's "Alternative A"
underwriting standards.

    See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of
America Alternative Underwriting Standards" in the prospectus. These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the sponsor. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the sponsor's general underwriting standards.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties
 May be Higher than on Other Mortgage Loans

    None of the group 1 mortgage loans, approximately 1.22% of the group 2 mortgage loans, approximately 2.44% of the group 3 mortgage loans, approximately
0.79% of the group 4 mortgage loans and approximately 1.25% of all of the mortgage loans (in each case, by aggregate stated principal balance as of the cut-off date) are secured by investor properties.

    An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage
 Loans

    At the time of origination of certain of the mortgage loans, a lender other than the sponsor may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Credit Scores May Not Accurately Predict the Likelihood of Default

    The sponsor generally uses credit scores as part of its underwriting process. The tables in Appendix A show credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to

                                      S-28

the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower.
Neither the depositor nor the sponsor makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Subordination of Super Senior Support Certificates and Subordinate Certificates
 Increases Risk of Loss

    Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

    o   The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates and each class of subordinate certificates with a lower number. For example, the Class B-2 Certificates will not receive principal or interest on a distribution date until the senior certificates and Class B-1 Certificates have received the amounts to which they are entitled on that distribution date.

    o   Losses that are realized on the mortgage loans will be allocated first to the Class B-6 Certificates then to the Class B-5 Certificates and so on, in reverse numerical order of the subordinate certificates, until the outstanding class balances of those classes have been reduced to zero.

    Super senior support certificateholders should consider the risk that after the subordinate certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in the related loan group that are allocated to the related class or classes of super senior certificates will be borne by your class of super senior support certificates, rather than the related class or classes of super senior certificates, for so long as your class of super senior support certificates is outstanding.

    For a more detailed description of the subordination feature of the subordinate certificates, see "Description of the Certificates -- Allocation of
Losses" and "-- Cross-Collateralization" in this prospectus supplement.

Subordinate Certificates Provide Subordination for All Groups

    Because the subordinate certificates provide credit support for all groups, the outstanding class balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of principal losses on the mortgage loans in one loan group. Therefore, these losses on the mortgage loans in one loan group will reduce the subordination provided by the subordinate certificates to the other groups of senior certificates and increase the likelihood that losses may be allocated to the other groups of senior certificates. See "Description of the Certificates -- Allocation of Losses" in
this prospectus supplement.

    Under certain circumstances, principal otherwise payable to the subordinate certificates will be paid to the senior certificates as described under
"Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

                                      S-29

High Balance Loans May Increase Risk of Loss on Certificates

        Mortgage loans with large balances relative to the class balances of the classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes.

        In addition, any realized loss that reduces the class balances of the subordinate certificates decreases the subordination provided to the senior certificates and increases the risk that the senior certificates will have to bear realized losses in the future.

        The current principal balances of the mortgage loans and the percentages they represent of the mortgage pool and each loan group are specified in
Appendix A.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

    The decrement tables set forth in Appendix B and the sensitivity tables set forth in Appendix D have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations -- Assumptions Relating to
Tables." There will likely be discrepancies between the characteristics of the actual mortgage loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amounts) outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance or notional amount of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables.

    The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust.
It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the loss severity percentages shown in the Appendices are for illustrative purposes only. For a description of SDA and CPR, see "Prepayment and Yield
Considerations" in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables in
Appendix B. Further, because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class 4-A-3, Class B-2 and Class
B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

Geographic Concentration May Increase Risk of Loss Due to Adverse Economic
 Conditions or Natural Disasters

    At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods, hurricanes and tornadoes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any

                                      S-30

concentration of mortgaged properties in a state or region may present unique risk considerations. The following chart lists the states with expected concentrations of mortgaged properties in excess of 10% in any loan group and in the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date):

 Loan Group 1     Loan Group 2   Loan Group 3   Loan Group 4   Mortgage Pool
 ------------     ------------   ------------   ------------   -------------
South Carolina     California     California     California     California
   Florida
  California
North Carolina

    Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
 Investment

    There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor.

    In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Tax Consequences of Residual Certificate

    o   The Class 1-A-R Certificate will be the sole "residual interest" in each
        REMIC for federal income tax purposes.

    o   The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made on the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

                                      S-31

    o   Under current law, the holder of the Class 1-A-R Certificate must account separately for its interest in each REMIC, and may not offset income from one REMIC with deductions from another REMIC.

    o   Treasury regulations require a seller of the Class 1-A-R Certificate either to pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor"
        protection from possible disregard of such a transfer.

    o   Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that affect its liquidity. In addition, the
        Class 1-A-R Certificate may not be acquired by benefit plans.

    See "Description of the Certificates -- Restrictions on Transfer of the
Class 1-A-R Certificate," "Prepayment and Yield Considerations -- Yield on the
Class 1-A-R Certificate," "ERISA Considerations" and "Federal Income Tax
Consequences" in this prospectus supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

    As a result of military operations in Afghanistan and Iraq, the United
States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans in the trust, which will be borne by all classes of interest-bearing certificates as described herein. Neither the sponsor nor the depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See "Description of the
Certificates -- Interest" in this prospectus supplement and "Certain Legal
Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act and Similar
Laws" in the prospectus.

                                      S-32

--------------------------------------------------------------------------------
THE MORTGAGE POOL
--------------------------------------------------------------------------------

    The descriptions of the Mortgage Loans and the Mortgaged Properties below and in Appendix A are based upon the expected characteristics of the Mortgage
Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off
Date. Prior to the Closing Date, Mortgage Loans may be removed from the loan groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the loan groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a loan group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in the loan group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in all loan groups as of the Cut-off Date.

    The Mortgage Pool has been divided into four loan groups as described under
"Summary of Terms -- Mortgage Pool." Each Mortgage Loan in the Mortgage Pool
will be fully amortized by its maturity.

    The Mortgage Loans were selected by the Sponsor, with advice from Banc of
America Securities LLC (the "Underwriter") as to the characteristics of the
Mortgage Loans in each loan group that will optimize marketability of the
Certificates, from the Sponsor's portfolio of first lien, closed-end, adjustable-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under
"Summary of Terms--Credit Support."

    The mortgage interest rate on each group 1 Mortgage Loan, group 2 Mortgage
Loan, group 3 Mortgage Loan and group 4 Mortgage Loan will adjust annually commencing approximately three, five, seven and ten years, respectively, after the date of origination. On each Adjustment Date, the interest rate after adjustment may not vary from the mortgage interest rate in effect prior to the adjustment by more than the amount specified in the mortgage note (the "Periodic
Cap"). The Periodic Caps on the group 1, group 2, group 3 and group 4 Mortgage
Loans are generally 2%, 5%, 5% and 5%, respectively, for the first Adjustment
Date and 2% for every subsequent Adjustment Date. In addition, although each
Mortgage Loan is subject to a Rate Ceiling, none of the Mortgage Loans are subject to a lifetime minimum mortgage interest rate. Therefore, the minimum mortgage interest rate for each Mortgage Loan will be the Gross Margin for that
Mortgage Loan. On the first Due Date following each Adjustment Date for each
Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize the Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.
In addition, if a mortgagor of an Interest Only Mortgage Loan makes a partial principal prepayment prior to the first Adjustment Date, the monthly payment on the Mortgage Loan is automatically reduced to equal the amount of interest owed on the new lower principal balance.

    Listed below are historical values of One-Year LIBOR available on the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements in LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                      S-33

                                              Year
                         --------------------------------------------
Month                    2006      2005      2004      2003      2002
-----                    ----      ----      ----      ----      ----
January..............    4.85%     3.11%     1.48%      1.46%     2.40%
February.............    4.95      3.27      1.47       1.46      2.57
March................    5.12      3.57      1.37       1.38      2.48
April................    5.29      3.81      1.34       1.27      3.06
May..................    5.38      3.71      1.82       1.29      2.64
June.................    5.51      3.76      2.11       1.25      2.60
July.................    5.68      3.90      2.39       1.16      2.27
August...............    5.54      4.22      2.35       1.44      1.97
September............    5.39      4.13      2.26       1.45      1.92
October..............    5.32      4.48      2.49       1.24      1.66
November.............     --       4.72      2.54       1.48      1.62
December.............     --       4.82      2.96       1.60      1.73

    The Mortgage Pool consists of Mortgage Loans, substantially all of which were originated by the Sponsor. For a description of the underwriting standards generally applicable to the Mortgage Loans, see "The Mortgage Loan Programs --
Mortgage Loan Underwriting -- Bank of America General Underwriting Standards"
and "-- Bank of America Alternative Underwriting Standards" in the prospectus.
The Mortgage Loans will be sold by the Sponsor to the Depositor on the Closing
Date by a mortgage loan purchase agreement between the Sponsor and the Depositor
(the "Mortgage Loan Purchase Agreement"). The representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement will provide the basis for the Depositor's representations and warranties made in the Pooling
Agreement regarding to the Mortgage Loans. See "The Mortgage Loan Programs --
Representations and Warranties" in the prospectus. In addition, the Mortgage
Loan Purchase Agreement will provide the Depositor with remedies against the
Sponsor for the failure by the Sponsor to deliver the Mortgage Loan documentation required to be delivered to the Trustee or a custodian under the
Pooling Agreement.

    As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months.

    As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 100.00%. For more information on the Loan-to-Value Ratios of the Mortgage
Loans, see the Original Loan-to-Value Ratios tables in Appendix A. Subject to minor exceptions permitted in the Sponsor's discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% generally will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No primary mortgage insurance coverage will be required for any Mortgage Loan after the date on which the related Loan-to-Value
Ratio is less than 80%. You should note, however, that a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by the policy if the mortgagor obtains an appraisal after origination indicating the Loan-to-Value Ratio at the time of that appraisal is less than 80%.

--------------------------------------------------------------------------------
THE SPONSOR
--------------------------------------------------------------------------------

    The Sponsor, Bank of America, National Association ("Bank of America") is an
indirect wholly-owned subsidiary of Bank of America Corporation.

    See "The Sponsor," "The Mortgage Loan Programs," "Servicing of the Mortgage
Loans" and "The Pooling Agreement" in the prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this securitization.

                                      S-34

--------------------------------------------------------------------------------
STATIC POOL INFORMATION
--------------------------------------------------------------------------------

    Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable-rate first lien mortgage loans issued by the Depositor or the Depositor's predecessor is available on the internet at
http://www.bofa.com/boams. Although those securitizations involve adjustable-rate first lien mortgage loans, such mortgage loans were underwritten in accordance with the Sponsor's general underwriting guidelines described in the prospectus under "The Mortgage Loan Programs--Mortgage Loan
Underwriting--Bank of America General Underwriting Standards," while the
Mortgage Loans included in the Mortgage Pool were underwritten either under the
Sponsor's general underwriting guidelines or the Sponsor's alternative underwriting guidelines described in the prospectus under "The Mortgage Loan
Programs -- Mortgage Loan Underwriting -- Bank of America Alternative
Underwriting Standards." Mortgage loans underwritten in accordance with alternative underwriting guidelines may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the Sponsor's general underwriting standards. Therefore, the static pool information provided regarding the adjustable-rate mortgage loans may not be an appropriate guide for assessing future performance of this series, which consists of mortgage loans underwritten using both the Sponsor's general underwriting guidelines and the
Sponsor's alternative underwriting guidelines. The Sponsor also maintains on that website, for the information of investors, statistical data concerning the
Sponsor's prior residential mortgage loan securitizations involving (i)
fixed-rate first lien mortgage loans underwritten in accordance with the
Sponsor's general underwriting guidelines and (ii) fixed-rate first lien mortgage loans underwritten in accordance with the Sponsor's alternative underwriting guidelines, in each case, issued by the Depositor or the
Depositor's predecessor.

    Without charge or registration, investors can view on this website the following information for each of those securitizations:

    o   summary initial pool information; and

    o   delinquency, cumulative loss, and prepayment information as of each distribution date for the five years preceding the date of first use of this prospectus supplement.

    In the event any changes or updates are made to the information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The
Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02,
Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

    The static pool data available on the Sponsor's website relating to any of the Sponsor's mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

    This static pool data may have been influenced in the past by factors beyond the Sponsor's control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

--------------------------------------------------------------------------------
THE DEPOSITOR
--------------------------------------------------------------------------------

    The Depositor was incorporated in the State of Delaware on November 26, 2002 under the name "BA Residential Securities, Inc." and filed a Certificate of
Amendment of Certificate of Incorporation

                                      S-35

changing its name to "Banc of America Mortgage Securities, Inc." on December 4,
2002. The Depositor is a direct, wholly-owned subsidiary of the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The
Depositor will have limited obligations and rights under the Pooling Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to breaches of representations and warranties or, in the circumstances described in the prospectus under "The Pooling
Agreement--Termination; Optional Purchase of Mortgage Loans," repurchasing all of the Mortgage Loans.

    The Depositor maintains its principal executive office at 214 North Tryon
Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

--------------------------------------------------------------------------------
THE ISSUING ENTITY
--------------------------------------------------------------------------------

    The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling Agreement as described in the prospectus under "The Pooling Agreement--Assignment of Mortgage
Loans." The Trust will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Trust will be December 31 of each year.

    The Trust will be administered by the Trustee pursuant to the terms of the
Pooling Agreement as described under "The Pooling Agreement--The Trustee" in the prospectus. The Trustee, on behalf of the Trust, is only permitted to take the actions specifically provided in the Pooling Agreement. Under the Pooling
Agreement, the Trustee on behalf of the Trust will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity.

    The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of the
Sponsor or the Depositor, the transfer of the Mortgage Loans to the Trust may be challenged. See "Risk Factors--Special Powers of the FDIC in the Event of
Insolvency of the Sponsor Could Delay or Reduce Distributions on the
Certificates" and "--Insolvency of the Depositor May Delay or Reduce Collections
on Mortgage Loans" in the prospectus.

--------------------------------------------------------------------------------
THE TRUSTEE
--------------------------------------------------------------------------------

    Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as
Trustee and custodian under the Pooling Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo &
Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December
31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the
United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Servicer and the
Underwriter may maintain banking and other commercial relationships with Wells
Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951
(among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479
(together, the "Corporate Trust Office"). The Trustee may appoint one or more co-trustees if

                                      S-36

necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located.

    In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

    Wells Fargo Bank has provided corporate trust services since 1934. As of
June 30, 2006, Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30,
2006, Wells Fargo Bank was acting as trustee on approximately 1,230 series of residential mortgage-backed securities with an aggregate principal balance of approximately $282,142,062,265.

    Under the terms of the Pooling Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.
The Trustee does not independently verify the information received from the
Servicer that it uses for these calculations nor does it monitor access to and activity in the Servicer Custodial Account, compliance with covenants in the
Pooling Agreement or the basis for the addition, substitution or removal of
Mortgage Loans from the Mortgage Pool. As securities administrator, the Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30,
1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

    Wells Fargo Bank will also act as custodian of the Mortgage Files pursuant to the Pooling Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Certificateholders. Wells Fargo Bank maintains each Mortgage
File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine,
California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank
maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

    Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the
Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

    See "The Pooling Agreement -- The Trustee" in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling
Agreement.

                                      S-37

--------------------------------------------------------------------------------
THE SERVICER
--------------------------------------------------------------------------------

    All of the Mortgage Loans will be serviced by the Sponsor, as "Servicer," in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers.
Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the
Servicer alone were servicing the Mortgage Loans. See "The Sponsor," "Servicing of the Mortgage Loans -- The Servicers," "-- Servicing Experience and Procedures
of Bank of America" and "The Pooling Agreement" in the prospectus for more information about the Servicer, the Servicer's experience, its servicing procedures and its obligations under the Pooling Agreement.

--------------------------------------------------------------------------------
THE POOLING AGREEMENT
--------------------------------------------------------------------------------

General

    The Certificates will be issued on the Closing Date pursuant to the pooling and servicing agreement, dated the Closing Date (the "Pooling Agreement" ), among the Depositor, the Servicer and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the
Certificates and the Pooling Agreement beyond the summaries below of certain provisions specific to this transaction. See "Description of the Certificates,"
"The Pooling Agreement" and "Servicing of the Mortgage Loans" in the prospectus.

Compensating Interest

    When a mortgagor prepays its mortgage loan in part or in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt.

    In the Pooling Agreement, the aggregate Servicing Fee payable to the
Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for the related
Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated
Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of the related Distribution Date (this amount, "Compensating
Interest").

    The "Prepayment Interest Shortfall" for a Distribution Date is equal to the difference between (x) 30 days' interest at the mortgage interest rate (less the
Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans minus
(y) the amount of interest actually paid by the related mortgagors on the amount of the prepayments during the preceding month.

    Any Prepayment Interest Shortfalls in excess of the amount of the
Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of these Prepayment Interest Shortfalls. See "Description of the
Certificates -- Interest" in this prospectus supplement.

Compensation and Payment of Expenses of the Servicer and the Trustee

    The fees payable each month from interest payments received on each Mortgage
Loan in each loan group are called the Administrative Fees. The "Administrative
Fees" consist of (a) a servicing fee

                                      S-38

payable to the Servicer in respect of its servicing activities (the "Servicing
Fee") and (b) a fee paid to the Trustee for its services (the "Trustee Fee").
The Administrative Fees will accrue on the Stated Principal Balance of each
Mortgage Loan as of the Due Date in the month preceding the month of the related
Distribution Date at a rate (the "Administrative Fee Rate") equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate. The "Trustee Fee Rate" and the
"Servicing Fee Rate" for each Mortgage Loan in each loan group will be a per annum rate set forth in the table below:

              Loan Group   Servicing Fee Rate   Trustee Fee Rate
              ----------   ------------------   ----------------
                   1             0.3750%             0.00325%
                   2             0.2500%             0.00325%
                   3             0.2500%             0.00325%
                   4             0.2500%             0.00325%

    In the event the Trustee succeeds to the role of Servicer, it will be entitled to the same Servicing Fee as the predecessor servicer and if the
Trustee appoints a successor servicer under the Pooling Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. In addition to the Servicing Fee, the Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the Servicer Custodial Account and (iii) any Foreclosure Profits
from the liquidation of Mortgage Loans.

    Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

    The Servicing Fee for the Mortgage Loans will be retained by the Servicer out of the interest payments on the Mortgage Loans, prior to any payments to the trustee or distributions to Certificateholders. The Trustee Fee will be paid from the Pool Distribution Amount (as described under "Description of the
Certificates -- Pool Distribution Amount") for each loan group to the Trustee for its services relating to that loan group prior to any distributions to
Certificateholders.

    The Servicer is generally obligated to pay expenses incurred by it in connection with its responsibilities under the Pooling Agreement. Those amounts, including the fees of any subservicer hired by the Servicer, will be paid by the
Servicer out of its own funds, without reimbursement. The Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "Servicing of the Mortgage Loans --
Periodic Advances and Servicing Advances" in the prospectus.

    The amount of the Servicer's Servicing Fee will be reduced by payments of
Compensating Interest for prepaid Mortgage Loans, as described above under
"--Compensating Interest."

    The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Certificate Account.

    The Depositor, the Servicer and the Trustee are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans -- The Servicers" and "The Pooling Agreement -- The Trustee."

                                      S-39

Voting Rights

    Voting Rights for certain actions specified in the Pooling Agreement will be allocated as follows:

    o   98% of all Voting Rights will be allocated among the holders of the
        Senior Certificates (other than the Class 4-A-3 and Class 1-A-R
        Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

    o   1% of all Voting Rights will be allocated to the holders of the Class
        4-A-3 Certificates.

    o   1% of all Voting Rights will be allocated to the holder of the Class
        1-A-R
        Certificate.

    The Voting Rights allocated to each class will be allocated among the
Certificates of that class based on their Percentage Interests.

--------------------------------------------------------------------------------
DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

    The Certificates will consist of (i) the twelve classes of Offered
Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

    The Senior Certificates are divided into four groups and each group will in the aggregate evidence an initial beneficial ownership interest of approximately
95.75% in the related loan group. The Subordinate Certificates in the aggregate represent the remaining initial beneficial ownership interest in each loan group. The Class 4-A-3 Certificates are Interest Only Certificates and are not
entitled to distributions in respect of principal. On and after the Distribution
Date in October 2016, the Class 4-A-3 Certificates will no longer be entitled to payments of interest.

    The Offered Certificates will be issuable in the forms and denominations set forth in the table beginning on page S-6 of this prospectus supplement. The
Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than the minimum denominations in the table.

Distributions

    Distributions on the Certificates will be made by the Trustee on each
Distribution Date to the persons in whose names the Certificates are registered on the Record Date.

    Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution on a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in
Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of the
Certificates -- Book-Entry Form" in the prospectus.

                                      S-40

Pool Distribution Amount

    The "Pool Distribution Amount" for each loan group and each Distribution
Date will be the sum of the following:

            (i) all scheduled installments of interest (net of the related
        Servicing Fee) and principal due on the Mortgage Loans in the loan group on the Due Date in the month in which the Distribution Date occurs and received prior to the related Determination Date, together with any
        Advances (as described under "Servicing of the Mortgage Loans --
        Periodic Advances and Servicing Advances" in the prospectus) and payments of Compensating Interest made by the Servicer allocable to the
        Mortgage Loans in the loan group;

            (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies relating to the Mortgage Loans in the loan group, to the extent these proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the loan group, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of the Distribution Date;

            (iii) all partial or full prepayments received on the Mortgage Loans in the loan group during the calendar month preceding the month of the
        Distribution Date;

            (iv) amounts received for the Distribution Date as the Substitution
        Adjustment Amount or Purchase Price (each as described under "The
        Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus)
        for any Deleted Mortgage Loan in the loan group or amounts received in connection with the optional termination of the Trust as of the
        Distribution Date;

            (v) any amount required to be deposited by the Servicer in connection with any losses on investments of funds in the Servicer
        Custodial Account and net income received in connection with REO
        Property;

            (vi) any amounts received from the Depositor representing a reimbursement to the Trust for all costs or damages incurred by the
        Trust as a result of the violation of Depositor's representation that all Mortgage Loans complied with all applicable predatory or abusive lending laws; and

            (vii) any Recoveries (as described below under "-- Allocation of
        Losses") received during the calendar month preceding the month of the
        Distribution Date;

    minus the sum of the amounts which the Servicer or the Trustee are permitted to withdraw from the Servicer Custodial Account or Certificate Account as
described under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans;
Certificate and Custodial Accounts" in the prospectus, including, among other things:

            (i) amounts payable to the Servicer representing servicing compensation (to the extent not previously retained);

            (ii) reimbursements to the Servicer for Advances (as described under
        "Servicing of the Mortgage Loans -- Periodic Advances and Servicing
        Advances" in the prospectus);

            (iii) reimbursements to the Servicer for the amount of any expenses incurred in connection with the liquidation of Mortgage Loans;

                                      S-41

            (iv) reimbursements to the Servicer for expenses covered by insurance policies from proceeds of those policies;

            (v) amounts to the Depositor, the Servicer or the Trustee
        representing any indemnification payments or reimbursable expenses payable as described in the prospectus under "The Depositor," "Servicing of the Mortgage Loans -- The Servicers" and "The Pooling Agreement --
        The Trustee";

            (vi) amounts payable to the Depositor or the Servicer representing collections received after the date of repurchase or purchase of any
        Mortgage Loan or REO Property repurchased by the Depositor or purchased by the Servicer; and

            (vii) any amounts deposited in error.

Priority of Distributions

    As more fully described below under "-- Interest" and "-- Principal,"
distributions will be made on each Distribution Date from the Pool Distribution
Amounts in the following order of priority (the "Pool Distribution Amount
Allocation"):

    (a) for each group of Senior Certificates from the applicable Pool
Distribution Amount for the related loan group, as follows:

            (i) to the Trustee, to pay for its services with respect to the related loan group for such Distribution Date;

            (ii) to the Senior Certificates of the related group based on their respective Interest Distribution Amounts as described below under "--
        Interest," to pay interest; and

            (iii) to the Senior Certificates of the related group based on the applicable Senior Principal Distribution Amount, as described below under "-- Principal," to pay principal; and

    (b) from the Pool Distribution Amounts for all loan groups, to each class of
Subordinate Certificates, subject to any payments described below under "--
Cross Collateralization," first to pay interest and then to pay principal in numerical order, beginning with the Class B-1 Certificates.

    The Class 1-A-R Certificate will be entitled to any remaining amounts in each REMIC, subject to the limitations set forth below under "-- Interest" and
"-- Principal."

Interest

    The pass-through rate for each class of Offered Certificates for each
Distribution Date is set forth or described in the table beginning on page S-6 of this prospectus supplement.

    On each Distribution Date, to the extent funds are available, each class of
Certificates will be entitled to receive interest (as to each class, the
"Interest Distribution Amount") for the related Interest Accrual Period. The
Interest Distribution Amount for any class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance or notional amount and
(ii) the sum of the amounts, if any, by which the amount described in clause (i)
above on each prior Distribution Date exceeded the amount actually distributed as interest on each prior Distribution Date and not subsequently distributed.

                                      S-42

    The pass-through rate on the Class 4-A-3 Certificates will be zero on and after the Distribution Date in October 2016.

    The interest entitlement described in clause (i) of the Interest
Distribution Amount for each class of Certificates will be reduced by the amount of Net Interest Shortfalls for each Distribution Date. For any Distribution Date the "Net Interest Shortfall" is equal to the sum of (i) the shortfall in interest received relating to any Mortgage Loan as a result of a Relief Act
Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest
Shortfalls on any Distribution Date will be allocated pro rata among all classes of Certificates, based on the amount of interest accrued on each class of
Certificates on the Distribution Date before taking into account any reduction in the amount of interest accrued resulting from Net Interest Shortfalls. A
"Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan due to the Servicemembers Civil Relief Act or similar state legislation. See "Certain Legal Aspects of the Mortgage Loans --
Servicemembers Civil Relief Act and Similar Laws" in the prospectus. For a
Distribution Date, the "Non-Supported Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of the Distribution Date exceeds the
Compensating Interest paid by the Servicer for that Distribution Date.

    By virtue of the priority of distributions, the interest portion of Realized
Losses on the Mortgage Loans in a loan group will be allocated first to the
Subordinate Certificates in reverse numerical order and then to the related
Senior Certificates because these losses will reduce the applicable Pool
Distribution Amount, which is paid first to the Senior Certificates of the related group and then to the classes of Subordinate Certificates in numerical order. After the Senior Credit Support Depletion Date (as described below under
"-- Principal"), the Senior Certificates of a group will bear the interest portion of any Realized Losses on the Mortgage Loans in the related loan group pro rata based on the interest entitlement described in clause (i) of the
Interest Distribution Amount. For a description of Realized Losses, see "--
Allocation of Losses" below."

    Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related Class
Balance or notional amount for the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve
30-day months.

    If on a particular Distribution Date, the amount payable as interest on any class of Certificates is not sufficient to make a full distribution of the
Interest Distribution Amount, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount these classes would otherwise have been entitled to receive in the absence of the shortfall.
Any unpaid amount of interest entitlement described in clause (i) (reduced by
Net Interest Shortfalls) will be carried forward and added to the Interest
Distribution Amount of that class on the next Distribution Date. A shortfall could occur, for example, if Realized Losses (as described below under "--
Allocation of Losses") on the Mortgage Loans were exceptionally high or were concentrated in a particular month. These unpaid interest amounts will not bear interest.

    Under certain circumstances, amounts otherwise distributable as principal on the Subordinate Certificates (in reverse numerical order) will be distributed to pay the unpaid interest amounts for a group of Senior Certificates. See
"--Cross-Collateralization" in this prospectus supplement.

    Interest will accrue on each class of Certificates during each one-month period ending on the last day of the month preceding the month in which each
Distribution Date occurs (each, an "Interest Accrual Period"). The initial
Interest Accrual Period for each class of Certificates will be deemed to have commenced on October 1, 2006. Interest which accrues on each class of
Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the Class Balances

                                      S-43

or reduction in the notional amount thereof of each class of Certificates on the
Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period.

    The Class 4-A-3 Certificates are Interest Only Certificates and have no
Class Balance.

    The "Class 4-A-3 Notional Amount" with respect to each Distribution Date
(through the Distribution Date in September 2016) will be equal to the Class
Balance of the Class 4-A-2 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 4-A-2 Certificates will result in a proportional reduction in the Class 4-A-3 Notional Amount. The Class 4-A-3
Notional Amount on and after the Distribution Date in October 2016 will be zero.
The Class 4-A-3 Notional Amount with respect to the first Distribution Date will be approximately $63,806,000.

    The "Class Balance" of a class of Certificates at any time will equal its initial Class Balance set forth in the table beginning on page S-6 of this prospectus supplement less (i) all distributions of principal made to that class and (ii) losses allocated to that class as described under "--Allocation of
Losses" below.

    The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of the mortgage interest rate payable by the related borrower over the applicable
Administrative Fee Rate.

Principal

    On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of the class pro rata in accordance with their respective Percentage
Interests. The Class 4-A-3 Certificates are Interest Only Certificates and are
not entitled to distributions of principal.

    On each Distribution Date, the Principal Amount for a loan group will be distributed (i) as principal of the Senior Certificates of the related group in an amount up to the Senior Principal Distribution Amount for the loan group and
(ii) as principal of the Subordinate Certificates in an amount up to the
Subordinate Principal Distribution Amount for the loan group.

    The "Principal Amount" for a Distribution Date and a loan group will equal the sum of:

        (a) all monthly payments of principal due on each Mortgage Loan in the loan group on the Due Date in the month of that Distribution Date;

        (b) the principal portion of the Purchase Price (as described under "The
    Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus and net of unreimbursed Advances) of each Mortgage Loan in the loan group that was repurchased by the Depositor pursuant to the Pooling Agreement received during the calendar month preceding the month of that Distribution Date;

        (c) any Substitution Adjustment Amount (net of unreimbursed Advances) in connection with a Deleted Mortgage Loan in the loan group received during the calendar month preceding the month of that Distribution Date as described under "The Pooling Agreement -- Repurchases of Mortgage Loans" in
    the prospectus;

        (d) any Liquidation Proceeds (net of unreimbursed liquidation expenses and unreimbursed Advances, if any) related to recoveries of principal of
    Mortgage Loans in the loan group that are not

                                      S-44

    yet Liquidated Mortgage Loans (as described below under "-- Allocation of
    Losses") received during the calendar month preceding the month of that
    Distribution Date;

        (e) for each Mortgage Loan in the loan group that became a Liquidated
    Mortgage Loan (as described below under "-- Allocation of Losses") during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed liquidation expenses and unreimbursed Advances, if any) related to principal received with respect to that Mortgage Loan; and

        (f) all partial and full principal prepayments on the Mortgage Loans in the loan group by mortgagors received during the calendar month preceding the month of that Distribution Date.

    The amounts described in clauses (a) through (d) are referred to as
"Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

    Senior Principal Distribution Amount

    With respect to the Group 1 Certificates:

    On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 1 for that Distribution Date and (b) the Pool Distribution Amount for loan group 1 remaining after payment of funds due to the Trustee and distributions of interest on the Group 1 Certificates as principal, sequentially, to the Class
1-A-R and Class 1-A-1 Certificates, in that order, until their Class Balances have been reduced to zero.

    With respect to the Group 2 Certificates:

    On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 2 for that Distribution Date and (b) the Pool Distribution Amount for loan group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2 Certificates as principal, concurrently, to the Class
2-A-1 and Class 2-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

    With respect to the Group 3 Certificates:

    On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 3 for that Distribution Date and (b) the Pool Distribution Amount for loan group 3 remaining after payment of funds due to the Trustee and distributions of interest on the Group 3 Certificates as principal to the Class 3-A-1
Certificates, until their Class Balance has been reduced to zero.

    With respect to the Group 4 Certificates:

    On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 4 for that Distribution Date and (b) the Pool Distribution Amount for loan group 4 remaining after payment of funds due to the Trustee and distributions of interest on the Group 4 Certificates as principal, concurrently, as follows:

    (A) approximately 95.5616193834%, sequentially, to the Class 4-A-1 and Class
4-A-2 Certificates, in that order, until their Class Balances have been reduced to zero; and

                                      S-45

    (B) approximately 4.4383806166% to the Class 4-A-4 Certificates, until their
Class Balance has been reduced to zero.

    The preceding distribution priorities for a group will not apply on any
Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the
Senior Certificates of a group will be distributed, concurrently, as principal of the classes of Senior Certificates of that group pro rata, based on their
Class Balances.

    The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

    The "Senior Principal Distribution Amount" for a loan group for any
Distribution Date will equal the sum of:

        (a) the Senior Percentage for that loan group of the Scheduled Principal
    Payments for that Distribution Date; and

        (b) the Senior Prepayment Percentage for that loan group of the
    Unscheduled Principal Payments for that Distribution Date.

    The "Pool Principal Balance" for a loan group for any Distribution Date equals the sum of the Stated Principal Balances of the Mortgage Loans in that loan group outstanding on the Due Date in the month preceding the month of that
Distribution Date.

    The "Senior Percentage" for a loan group for any Distribution Date will equal (i) the sum of the Class Balances of the Senior Certificates of the
related group, divided by (ii) the Pool Principal Balance of the loan group.

    The "Subordinate Percentage" for a loan group for any Distribution Date will equal 100% minus the Senior Percentage for that loan group and that Distribution
Date.

    As of the Cut-off Date, the approximate Senior Percentage and Subordinate
Percentage for each loan group are expected to be as follows:

           Loan Group      Senior Percentage     Subordinate Percentage
           ----------      -----------------     ----------------------
                1               95.74673%               4.25327%
                2               95.74982%               4.25018%
                3               95.74991%               4.25009%
                4               95.74969%               4.25031%

    The "Senior Prepayment Percentage" for a loan group for any Distribution
Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In            Senior Prepayment Percentage
------------------------------     ------------------------------------------
November 2006 through October      100%
2013................
November 2013 through October      the applicable Senior Percentage, plus 70%
2014................               of the applicable Subordinate Percentage;
November 2014 through October      the applicable Senior Percentage, plus 60%
2015................               of the applicable Subordinate Percentage;
November 2015 through October      the applicable Senior Percentage, plus 40%
2016................               of the applicable Subordinate Percentage;
November 2016 through October      the applicable Senior Percentage, plus 20%
2017................               of the applicable Subordinate Percentage; and

                                      S-46
November 2017 and                  the applicable Senior Percentage.
thereafter..........

If, however:

            (i) on any Distribution Date the percentage equal to (x) the sum of the Class Balances of the Senior Certificates of all groups divided by
        (y) the sum of the Pool Principal Balances for all loan groups (this percentage, the "Total Senior Percentage") exceeds the Total Senior
        Percentage calculated on the Closing Date, then the Senior Prepayment
        Percentage for all loan groups for that Distribution Date will equal
        100%; or

            (ii) on any Distribution Date prior to the November 2009
        Distribution Date, before any distributions are made, the Total
        Subordinate Percentage is greater than or equal to twice the Total
        Subordinate Percentage calculated on the Closing Date, then the Senior
        Prepayment Percentage for each loan group for that Distribution Date will equal the Senior Percentage for that loan group plus 50% of the
        Subordinate Percentage for that loan group; or

            (iii) on any Distribution Date on or after the November 2009
        Distribution Date, before any distributions are made, the Total
        Subordinate Percentage is greater than or equal to twice the percentage calculated on the Closing Date, then the Senior Prepayment Percentage for each loan group for that Distribution Date will equal the Senior
        Percentage for that loan group.

    In addition, if on any Distribution Date as to which clause (ii) or (iii)
above would apply, (i) the outstanding principal balance of all Mortgage Loans
(including, for this purpose, any Mortgage Loans in foreclosure, any REO
Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the sum of the Class Balances of the
Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative
Realized Losses (as described under "-- Allocation of Losses") on the Mortgage
Loans exceed the percentages of the sum of the Class Balances of the Subordinate
Certificates on the Closing Date (the "Original Subordinate Principal Balance")
indicated below:

                                                 Percentage of
                                                    Original
                                                  Subordinate
Distribution Date Occurring In                 Principal Balance
-------------------------------------------    -----------------
November 2006 through October                         20%
2009.......................................
November 2009 through October                         30%
2014.......................................
November 2014 through October                         35%
2015.......................................
November 2015 through October                         40%
2016.......................................
November 2016 through October                         45%
2017.......................................
November 2017 and                                     50%
thereafter.................................

then no decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage) will occur, and the
Senior Prepayment Percentages will be calculated without taking into account clause (ii) or (iii) of the paragraph above.

    This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior
Certificates of a group while, in the absence of Realized Losses (as described under "-- Allocation of Losses") on the Mortgage Loans in the related loan

                                      S-47

group, increasing the relative interest in the Pool Principal Balance evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate
Certificates relative to that of the Senior Certificates of a group is intended to preserve the availability of the subordination provided by the Subordinate
Certificates.

    The "Subordinate Prepayment Percentage" for a loan group as of any
Distribution Date will equal 100% minus the Senior Prepayment Percentage for the loan group for that date.

    The "Total Subordinate Percentage" as of any date will equal 100% minus the
Total Senior Percentage for that date.

    If a distribution of full and partial prepayments and other amounts on a
Distribution Date in accordance with the applicable Senior Prepayment
Percentage, as described above, would reduce the outstanding Class Balance of a class below zero, the distribution to that class of the applicable Senior
Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Balance of that class to zero.

    Subordinate Principal Distribution Amount

      The "Subordinate Principal Distribution Amount" for a loan group for any
Distribution Date will equal the sum of:

        (a) the Subordinate Percentage for that loan group of the Scheduled
    Principal Payments for that Distribution Date; and

        (b) the Subordinate Prepayment Percentage for that loan group of the
    Unscheduled Principal Payments for that Distribution Date.

    On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive (i) its pro rata share
(calculated based on the Class Balances of all the Subordinate Certificates) of
the amounts described in clause (a) of the definition of Subordinate Principal
Distribution Amount for each loan group and (ii) its pro rata share (calculated based on the Class Balances of all Subordinate Certificates that are entitled to receive a principal distribution) of the amounts described in clause (b) of the definition of Subordinate Principal Distribution Amount for each loan group, to the extent of the remaining Pool Distribution Amounts from all loan groups. For each class of Subordinate Certificates, if on any Distribution Date the
Fractional Interest is less than the Fractional Interest for that class on the
Closing Date, no classes junior to that class will be entitled to receive a principal distribution of the type described in clause (b) of the definition of
Subordinate Principal Distribution Amount.

    Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially in numerical order, beginning with the Class B-1 Certificates, until each class has received its pro rata share for the Distribution Date.

    The "Fractional Interest" for any Distribution Date and each class of
Subordinate Certificates will equal (i) the sum of the Class Balances of all classes of Subordinate Certificates that have a higher number, divided by (ii)
the sum of the Pool Principal Balances for all loan groups for the Distribution
Date.

                                      S-48

    The approximate Fractional Interests for the Subordinate Certificates on the
Closing Date are expected to be as follows:

                  Class B-1...........................   1.80%
                  Class B-2...........................   1.10%
                  Class B-3...........................   0.70%
                  Class B-4...........................   0.45%
                  Class B-5...........................   0.25%
                  Class B-6...........................   0.00%

    Residual Certificate

    The Class 1-A-R Certificate will remain outstanding for so long as the Trust exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a loan group remaining after the payment of (i) interest and principal on the Senior Certificates of the related group and (ii) interest and principal on the Subordinate
Certificates, as described above. It is not anticipated that there will be any significant amounts remaining to distribute on the Class 1-A-R Certificate.

Cross-Collateralization

    On each Distribution Date before the Senior Credit Support Depletion Date but on or after the date on which the Class Balances of the Senior Certificates of a group have been reduced to zero, amounts otherwise distributable as
Unscheduled Principal Payments for the related loan group on the Subordinate
Certificates will be distributed as principal to the remaining classes of Senior
Certificates together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable group above under
"--Principal--Senior Principal Distribution Amount," provided that on that
Distribution Date either:

        (a) the Total Subordinate Percentage for that Distribution Date is less than twice the initial Total Subordinate Percentage; or

        (b) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the
    Closing Date) delinquent 60 days or more (averaged over the preceding six month period) as a percentage of the sum of the Class Balances of the
    Subordinate Certificates is greater than or equal to 50%.

    If the Senior Certificates of two or more groups remain outstanding, the distributions described above will be made to the Senior Certificates of those groups, pro rata, in proportion to the aggregate Class Balance of the Senior
Certificates of each of those groups.

    In addition, if on any Distribution Date the sum of the Class Balances of
the Senior Certificates of a group (after giving effect to distributions to be made on that Distribution Date) is greater than the Adjusted Pool Amount (as described below under "-- Allocation of Losses") of the related loan group (any such group, the "Undercollateralized Group" and any such excess, the
"Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse numerical order will be paid as principal to the Senior Certificates of the Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth above under "--Principal--Senior Principal Distribution
Amount," until the sum of the Class Balances of the Senior Certificates of the
Undercollateralized Group equals the Adjusted Pool Amount of the related loan group.

                                      S-49

    Also, the amount of any unpaid interest shortfall amounts for the
Certificates of the Undercollateralized Group (including any interest shortfall amount for that Distribution Date) will be paid to the Undercollateralized Group in the manner described in clause (a)(ii) in the definition of "Pool
Distribution Amount Allocation" prior to the payment of any Undercollateralized
Amount from amounts otherwise distributable as principal on the Subordinate
Certificates, in reverse numerical order.

    If two or more groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to their
Undercollateralized Amounts.

Allocation of Losses

    On each Distribution Date, any Realized Loss will be allocated first to the
Subordinate Certificates, in reverse numerical order (beginning with the class of Subordinate Certificates then outstanding with the highest number), in each case until the Class Balance of each class of Subordinate Certificates has been reduced to zero, and then to the Senior Certificates of the related group pro rata based on their Class Balances.

    This allocation of Realized Losses will be accomplished on each Distribution
Date by reducing the Class Balance of the class of Subordinate Certificates then outstanding with the highest number if and to the extent that the sum of the
Class Balances of all classes of Certificates (after taking into account the amount of all distributions to be made on the Distribution Date) exceeds the sum of the Adjusted Pool Amounts for the Distribution Date.

    In the event that on any Distribution Date after giving effect to the allocation of Realized Losses, the amount which is available for the distribution of principal to a class of Subordinate Certificates is greater than the Class Balance of such class, such excess instead will be distributed first to the other classes of Subordinate Certificates in numerical order, beginning with the Class B-1 Certificates, and then to the Senior Certificates, pro rata based on their Class Balances.

    After the Senior Credit Support Depletion Date, on each Distribution Date, the sum of the Class Balances of all classes of Senior Certificates of a group then outstanding will be reduced if and to the extent that sum (after taking into account the amount of all distributions to be made on the Distribution
Date) exceeds the Adjusted Pool Amount for the related loan group for the
Distribution Date. The amount of the reduction will be allocated among the
Senior Certificates of the applicable group pro rata based on their Class
Balances.

    After the Senior Credit Support Depletion Date, the Class Balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to that class as provided in the preceding paragraph, but also by the portion allocated to the related class or classes of
Super Senior Certificates indicated in the following table.

    The related classes of Super Senior and Super Senior Support Certificates
are as follows:

              Super Senior Classes       Super Senior Support Classes
              --------------------       ----------------------------
                     2-A-1                           2-A-2
                4-A-1 and 4-A-2                      4-A-4

    Realized Losses that reduce the Class Balance of the Class 4-A-2
Certificates will reduce the Class 4-A-3 Notional Amount.

    In the event an amount is received relating to a Mortgage Loan in a loan group as to which a Realized Loss had previously been allocated to a class of
Certificates (a "Recovery"), it will be distributed to the

                                      S-50

Senior Certificates of the related group and the then-outstanding Subordinate
Certificates in the same manner as Liquidation Proceeds are distributed.

    In general, a "Realized Loss" means (a) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the Mortgage Loan and (b) a Bankruptcy Loss.

    "Bankruptcy Losses" are losses that are incurred as a result of Debt Service
Reductions or Deficient Valuations. As used in this prospectus supplement, a
"Deficient Valuation" occurs when a bankruptcy court establishes the value of a
Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to the value established by the court, and the holder of the affected Mortgage Loan would become an unsecured creditor to the extent the then-outstanding principal balance of the Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available for the Mortgage Loan and (i) the Mortgage Loan is not in default or (ii) scheduled
Monthly Payments are being advanced by the Servicer without giving effect to any
Debt Service Reduction.

    A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the
Servicer has determined that all recoverable Liquidation Proceeds have been received.

    With respect to any Distribution Date, the "Adjusted Pool Amount" for a loan group will equal the aggregate unpaid principal balance of the Mortgage Loans in the loan group as of the Cut-off Date minus the sum of (i) all principal amounts received relating to the Mortgage Loans in the loan group (including amounts received as Advances, as described under "Servicing of the Mortgage Loans --
Periodic Advances and Servicing Advances" in the prospectus, principal prepayments and Liquidation Proceeds relating to principal) and distributed on the Certificates on that Distribution Date and all prior Distribution Dates and
(ii) the principal portion of all Realized Losses (other than Debt Service
Reductions) incurred on the Mortgage Loans in the loan group from the Cut-off
Date through the end of the month preceding the Distribution Date.

Restrictions on Transfer of the Class 1-A-R Certificate

    The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing these restrictions.

    The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of,
Disqualified Organizations (as defined in the prospectus) and (ii) certain
Pass-Through Entities (as defined in the prospectus) that have Disqualified
Organizations as beneficial owners. No tax will be imposed on a Pass-Through
Entity (other than an "electing large partnership" (as defined in the prospectus)) because of the Class 1-A-R Certificate to the extent the
Pass-Through Entity has received an affidavit from each owner of the
Pass-Through Entity that it is not a Disqualified Organization or a nominee for a Disqualified Organization.

                                      S-51

    The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

    o   the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, the transferee is not a Disqualified
        Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman); and

    o   the transferor states in writing to the Trustee that it has no actual knowledge that the affidavit is false.

    Further, the affidavit will require the transferee to affirm that it (a)
historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities relating to the
Class 1-A-R Certificate in excess of cash flows generated by the Class 1-A-R
Certificate, (c) intends to pay taxes associated with holding the Class 1-A-R
Certificate as these taxes become due and (d) will not transfer the Class 1-A-R
Certificate to any person or entity that does not provide a similar affidavit.
The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee stated in the preceding sentence were false.

    Treasury regulations applicable to REMICs (the "REMIC Regulations")
disregard certain transfers of residual certificates, and if applicable to a purported transfer of the Class 1-A-R Certificate, the transferor would continue to be treated as the owner of the Class 1-A-R Certificate and therefore would continue to be subject to tax on its allocable portion of the net income of each
REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC
(including a residual interest with a positive value at issuance) is a
"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the noneconomic residual interest is, in fact, not transferred to a foreign permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require the transferee of a Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

        In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for

                                      S-52

the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

        (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

            (i) the present value of any consideration given to the transferee to acquire the interest;

            (ii) the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

        (b) (i)the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

            (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C"
        corporation and would meet the requirements for a safe harbor transfer;
        and

            (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

    For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

    The Pooling Agreement will not require that transfers of the Class 1-A-R
Certificate meet the fourth requirement above, and therefore transfers may not meet the safe harbor. The holder of the Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

    In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

    o   that person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue
        Service Form W-8ECI; or

    o   the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that the proposed transfer is in accordance with the requirements of the Code and the related Treasury regulations and that the proposed transfer of the
        Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, the District of Columbia or any state, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S.

                                      S-53

Persons have the authority to control all substantial decisions of the trust
(or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as
U.S. Persons).

    The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

    Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing this information.

    See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related
Restrictions on Transfer of Residual Certificates" in the prospectus.

    The Class 1-A-R Certificate may not be purchased by or transferred to any
Plan or any person acting on behalf of or investing the assets of a Plan.

    See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                      S-54

--------------------------------------------------------------------------------
PREPAYMENT AND YIELD CONSIDERATIONS
--------------------------------------------------------------------------------

    Delinquencies on the Mortgage Loans in a loan group which are not advanced by or on behalf of the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Senior Certificates of the related group and the Subordinate
Certificates. See "Servicing of the Mortgage Loans -- Periodic Advances and
Servicing Advances" in the prospectus. Because of the priority of distributions, shortfalls resulting from delinquencies that are not advanced will be borne first by the Subordinate Certificates (in reverse numerical order), and then by the Senior Certificates of the group.

    Net Interest Shortfalls will adversely affect the yields on the Offered
Certificates. In addition, losses generally will be borne by the Subordinate
Certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the
Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related loan group and on all the Mortgage Loans, in the case of the Subordinate Certificates.

    The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings to cover the delay).

    Because principal payments on the Mortgage Loans in a loan group will be distributed currently on the Senior Certificates in the related group and the
Subordinate Certificates, the rate of principal payments on the Offered
Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage
Loans in the related loan group or Mortgage Loans in all loan groups, in the case of the Subordinate Certificates. The principal payments on the Mortgage
Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled Due
Date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations"
in the prospectus.

    The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

    o   In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage
        Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the
        Mortgage Loans.

    o   Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

    o   Certain of the Mortgage Loans are Interest Only Mortgage Loans. At the
        end of the interest only period, the payments on these Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal
        and

                                      S-55

        interest which may increase the burden of the mortgagor and may increase the rate of prepayment and the risk of default of the Mortgage Loan.

    The mortgage interest rates on the group 1 Mortgage Loans, group 2 Mortgage
Loans, group 3 Mortgage Loans and group 4 Mortgage Loans will be fixed for approximately the first three, five, seven and ten years, respectively, after origination and then will adjust annually and may vary significantly over time.
When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on the Mortgage Loan will be based on the Index in effect either (i) one month prior to the related Adjustment Date or (ii) up to forty-five days prior to the related Adjustment Date plus the applicable Gross
Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The
Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors'
adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

    The pass-through rates on the Variable Rate Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage
Loans begin to adjust. In addition, because the pass-through rates on the Senior
(other than the Class 4-A-3 Certificates) and Subordinate Certificates will be based on the weighted average of the Net Mortgage Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable
Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rates on the Certificates will affect the pass-through rates for the Certificates for future periods and the yield on the Certificates.
The Class 4-A-3 Certificates will receive no distributions on and after the
Distribution Date in October 2016.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered
Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related loan group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of the Offered Certificate. You should also consider the risk, in the case of an
Offered Certificate purchased at a premium or in the case of the Interest Only
Certificates (which have no Class Balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage
Loans in the related loan group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of the Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase
Offered Certificates.

                                      S-56

    Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the
Pooling Agreement, including any optional termination of the Trust by the
Depositor. See "The Pooling Agreement -- Termination; Optional Purchase of
Mortgage Loans" in the prospectus for a description of the Depositor's option to repurchase the Mortgage Loans when the aggregate Stated Principal Balance of the
Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the
Mortgage Loans as of the Cut-off Date. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties relating to such Mortgage Loans.
Any repurchases will shorten the weighted average lives of the classes of
Offered Certificates of the related group.

    All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing the Mortgage
Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law unless, after the first Adjustment Date for any Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, the Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See
"Prepayment and Yield Considerations" in the prospectus. Acceleration of
Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, which in turn would affect the weighted average lives of the classes of Subordinate Certificates or the Senior
Certificates of the related group.

    As described in this prospectus supplement under "Description of the
Certificates -- Principal," the Senior Prepayment Percentage for a group of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Certificates of the group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior Certificates of that group and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the
Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

Assumptions Relating to Tables

    The table set forth under "Summary of Terms--Prepayment and Yield
Considerations" and the decrement tables set forth in Appendix B have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

        (a) each loan group consists of the hypothetical mortgage loans presented in Appendix C;

        (b) the initial Class Balances, notional amount and pass-through rates for the Offered Certificates are as set forth or described in the table beginning on page S-6 of this prospectus supplement;

        (c) there are no Net Interest Shortfalls, delinquencies or Realized
    Losses on the Mortgage Loans;

        (d) scheduled payments of principal and interest on the Mortgage Loans are received on the applicable Due Date beginning on November 1, 2006;

                                      S-57

        (e) prepayments are received, together with a full 30 days of interest, on the last day of each month beginning in October 2006;

        (f) the Mortgage Loans prepay at the indicated percentages of CPR;

        (g) the Depositor does not exercise its option to purchase the Mortgage
    Loans and related property;

        (h) no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the
    Trust on the Closing Date;

        (i) the Certificates are issued on October 31, 2006 and are sold to investors on that date;

        (j) cash payments on the Certificates are received on the 20th day of each month beginning in November 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the
    Certificates";

        (k) the Index remains constant at 5.320% per annum;

        (l) for loan group 1, loan group 2, loan group 3 and loan group 4, the initial Periodic Cap is 2.00%, 5.00%, 5.00% and 5.00%, respectively, and each Periodic Cap after the initial is 2.00%;

        (m) the Mortgage Loans adjust annually on each anniversary of the first
    Adjustment Date; and

        (n) for loan group 1, loan group 2, loan group 3 and loan group 4, the
    Administrative Fee Rate is 0.37825%, 0.25325%, 0.25325% and 0.25325% per
    annum, respectively.

    Although the characteristics of the mortgage loans for the decrement tables have been prepared on the basis of the weighted average characteristics of the
Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered
Certificates will conform to the results set forth in the decrement tables.

Weighted Average Lives of the Offered Certificates

    Weighted average life of a class of Offered Certificates (other than the
Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its Class Balance is distributed to investors. With respect to the
Class 4-A-3 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the notional amount of the Class 4-A-3
Certificates occurs. The weighted average lives of classes of Offered
Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related loan group, or all loan groups in the case of the Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Offered Certificates. The interaction of these factors may have different effects on each class of Offered Certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered
Certificates. For an example of how the weighted average lives of the Offered
Certificates are affected by these factors at various constant percentages of
CPR, see the decrement tables set forth in Appendix B.

                                      S-58

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate ("CPR"), which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. A prepayment assumption of 0% CPR assumes constant prepayment rates of 0% per annum, a prepayment assumption of 15% CPR assumes constant prepayment rates of
15% per annum, a prepayment rate of 25% CPR assumes constant prepayment rates of
25% per annum and so forth. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage
Loans.

    The decrement tables set forth in Appendix B have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to
Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances
(or initial notional amount, in the case of the Interest Only Certificates)
outstanding set forth in the decrement tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables, the Class Balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the decrement tables.

    Furthermore, the weighted average life information contained in the decrement tables is not necessarily indicative of the weighted average lives of the Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

    It is not likely that (i) all of the Mortgage Loans in a loan group will have the interest rates or remaining terms to maturity assumed or (ii) the
Mortgage Loans in a loan group will prepay at the indicated percentage of CPR until maturity. In addition, the diverse remaining terms to maturity of the
Mortgage Loans in a loan group (which include many recently originated Mortgage
Loans) could produce slower or faster reductions of the Class Balances or notional amount than indicated in the decrement tables at the various percentages of CPR specified.

    Based upon the Modeling Assumptions, the decrement tables in Appendix B indicate the projected weighted average life of each class of the Offered
Certificates and set forth the percentages of the initial Class Balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of CPR.

Yield on the Class 4-A-3 Certificates

    The Class 4-A-3 Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the group 4 Mortgage Loans.

    The significance of the effects of prepayments on the group 4 Mortgage Loans is illustrated in the applicable table in Appendix D, which shows the pre-tax yields (on a corporate bond equivalent basis) to the holders of the Class 4-A-3
Certificates under different constant percentages of CPR. The yields of the
Class 4-A-3 Certificates set forth in the applicable table in Appendix D were calculated using the Modeling Assumptions and the additional assumptions that
(i) the Class 4-A-3 Certificates are purchased on the Closing Date at an assumed purchase price equal to 2.50% of their initial notional amount, plus accrued interest from October 1, 2006 to (but not including) the Closing Date and (ii)
the initial notional

                                      S-59

amount for the Class 4-A-3 Certificates applicable to the Distribution Date in
November 2006 will be approximately $63,806,000.

    As indicated in the applicable table in Appendix D, the yield to maturity on the Class 4-A-3 Certificates, which are Interest Only Certificates and have no
Class Balance, will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the group 4 Mortgage Loans. An investor in the Class 4-A-3 Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment. The Class 4-A-3 Certificates will not receive any interest payments on and after the Distribution Date in October 2016.

    It is not likely that the group 4 Mortgage Loans will prepay at a constant rate until maturity, that all of the group 4 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the group 4 Mortgage Loans will prepay at any of the rates shown in the applicable table in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 4-A-3 Certificate and your pre-tax yield on the
Class 4-A-3 Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a
Class 4-A-3 Certificate.

    The yields set forth in the applicable table in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 4-A-3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class 4-A-3 Certificates indicated above plus accrued interest from October 1, 2006 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 4-A-3 Certificates and consequently does not purport to reflect the return on any investment in the Class 4-A-3 Certificates when such reinvestment rates are considered.

                                      S-60

Yield on the Class 1-A-R Certificate

    The after-tax rate of return to the holder of the Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid relating to that Certificate. If you hold the Class 1-A-R Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable to you during that period. In addition, the present value of the tax liabilities relating to your Class 1-A-R
Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R
Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class
1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced on the Mortgage Loans.

    If you own the Class 1-A-R Certificate, you are encouraged to consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

    The weighted average life of, and the yield to maturity on, the Subordinate
Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.
Realized Losses on the Mortgage Loans will be allocated to reduce the Class
Balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Class Balance of the class of Subordinate
Certificates then outstanding with the highest number if and to the extent that the sum of the Class Balances of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the Due Date occurring in the month of the Distribution Date. As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the
Senior Certificates, Net Interest Shortfalls and other cash shortfalls in the
Pool Distribution Amounts. See "Description of the Certificates -- Allocation of
Losses" in this prospectus supplement.

    If on any Distribution Date, the Fractional Interest for any class of
Subordinate Certificates is less than its original Fractional Interest, all
Unscheduled Principal Payments available for distribution on the Subordinate
Certificates will be allocated solely to that class and all other classes of
Subordinate Certificates with lower numbers, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the classes of
Subordinate Certificates with lower numbers relative to the other classes of
Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

                                      S-61

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

    Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each subsequent month until the 30th month. Beginning in the 30th month and in each subsequent month through the 60th month of the life of the mortgage loans,
100% SDA assumes a constant default rate of 0.60% per annum each month.
Beginning in the 61st month and in each subsequent month through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D, "0%
SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

    The tables in Appendix D indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables in Appendix D are based upon, among other things, the Modeling Assumptions (other than the assumption that the Mortgage Loans experience no defaults) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA
(no defaults)) occur monthly on the last day of the preceding month at the percentages of SDA set forth in the tables.

    In addition, it was assumed that (i) Realized Losses on liquidations of 25%
or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in loan group 1, loan group 2, loan group 3 and loan group 4, as indicated in the tables in Appendix D (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are
purchased on the Closing Date at assumed purchase prices equal to 100.50% and
98.50%, in each case, of their initial Class Balance plus accrued interest from
October 1, 2006 to (but not including) the Closing Date.

    It is highly unlikely that the Mortgage Loans of a loan group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized
Losses will be incurred according to one particular pattern. The assumed percentages of SDA and CPR and the Loss Severity Percentages shown in the
Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans in a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

    The pre-tax yields to maturity appearing in the tables in Appendix D were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3
Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the sum of the assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from October 1, 2006 to (but not including) the Closing Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

                                      S-62

    You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure fully to recover your investments.

--------------------------------------------------------------------------------
USE OF PROCEEDS
--------------------------------------------------------------------------------

    The Depositor will apply the net proceeds of the sale of the Offered
Certificates to the purchase of the Mortgage Loans from the Sponsor.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

    Elections will be made to treat the Trust as three separate "real estate mortgage investment conduits" (the "upper-tier REMIC," the "middle-tier REMIC"
and the "lower-tier REMIC" and each, a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

    o   The Certificates (other than the Class 1-A-R Certificate) will be designated as "regular interests" in the upper-tier REMIC. All the
        Certificates (other than the Class 1-A-R Certificate) are "Regular
        Certificates" for purposes of the following discussion.

    o   The Class 1-A-R Certificate will be designated as the sole "residual interest" in each of the REMICs.

    See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates" in the prospectus.

    In the opinion of Cadwalader, Wickersham & Taft LLP, the following discussion, together with the discussion under "Federal Income Tax Consequences"
in the prospectus, describes the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

Regular Certificates

    The Regular Certificates generally will be treated as debt instruments issued by the upper-tier REMIC for federal income tax purposes. Income on the
Regular Certificates must be reported under an accrual method of accounting.

    The Interest Only Certificates will, and the other classes of Offered
Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount.
See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates -- Taxation of Regular Certificates -- Original Issue
Discount" in the prospectus. Certain other classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the
Certificateholder's purchase price and the distributions remaining to be made on the Certificate at the time of acquisition by the Certificateholder. A holder of any class of Certificates issued at a premium is encouraged to consult its tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates -- Taxation of Regular Certificates -- Premium" in the
prospectus. For purposes of determining the amount and the rate of

                                      S-63

accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to
25% CPR. No representation is made as to the actual rate at which the Mortgage
Loans will be prepaid.

    The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

    o   the Regular Certificates will be treated as assets described in Section
        7701(a)(19)(C) of the Code;

    o   the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

    o   interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of
        Section 856(c)(3)(B) of the Code.

    See "Federal Income Tax Consequences -- Federal Income Tax Consequences for
REMIC Certificates -- Status of REMIC Certificates" in the prospectus.

Residual Certificate

    If you hold the Class 1-A-R Certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class
1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset this income from any REMIC. You also generally must account separately for your interest in each REMIC and you may not offset income from one REMIC with losses from another REMIC.

    You should consider carefully the tax consequences of any investment in the
Class 1-A-R Certificate discussed in the prospectus and you are encouraged to consult your tax advisors regarding those consequences. See "Federal Income Tax
Consequences" in the prospectus. Specifically, you are encouraged to consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R
Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences --
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates --
Noneconomic Residual Interests," "-- Foreign Investors" and "-- Mark to Market
Regulations" in the prospectus. Additionally, for information regarding
Prohibited Transactions, see "Federal Income Tax Consequences -- Federal Income
Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the
REMIC Pool -- Prohibited Transactions" in the prospectus.

Backup Withholding and Reporting Requirements

    Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) on interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the
Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences --
Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" in
the prospectus.

                                      S-64

    The Trustee will be required to report annually to the IRS and to each
Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record of the
Offered Certificates (other than the Class 1-A-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on the
Offered Certificates from Participants rather than from the Trustee. The
Trustee, however, will respond to requests for necessary information to enable
Participants and certain other persons to complete their reports. See "Federal
Income Tax Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Reporting Requirements" in the prospectus.

    All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

--------------------------------------------------------------------------------
ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

    A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the
Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or
Similar Law. See "ERISA Considerations" in the prospectus.

    The U.S. Department of Labor has extended to the Underwriter an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

    For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations --
Administrative Exemptions -- Individual Administrative Exemptions" in the
prospectus.

    The Exemption may cover the acquisition and holding of the Offered
Certificates (other than the Class 1-A-R Certificate) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the
Mortgage Pool.

    Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of
PTE 83-1 described under "ERISA Considerations" in the prospectus and the
Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the
Plan's investment portfolio.

    The Class 1-A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class 1-A-R Certificate"
in this prospectus supplement.

                                      S-65

--------------------------------------------------------------------------------
REPORTS TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

    The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling Agreement, required under Item 1121 of Regulation AB
(17 CFR 229.1121) as described under "The Pooling Agreement--Reports to
Certificateholders" in the prospectus. In addition, the Trustee and the Servicer will furnish to the Depositor and the Trustee the compliance statements, assessments and attestation reports in accordance with Item 1122 and 1123 of
Regulation AB (17 CFR 229.1122 and 229.1123) detailed under "Servicing of the
Mortgage Loans--Evidence as to Compliance" in the prospectus.

    Copies of these statements and reports will be filed on Forms 10-D and 10-K with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

    The Trustee will make the statement described in the prospectus under "The
Pooling Agreement -- Reports to Certificateholders" available each month to
Certificateholders and the other parties to the Pooling Agreement via the
Trustee's internet website. The Trustee will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the SEC (which may not be the same day). The Trustee's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301)
815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                      S-66

--------------------------------------------------------------------------------
METHOD OF DISTRIBUTION
--------------------------------------------------------------------------------

    Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, the Underwriter and the Sponsor, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the
Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 100.510% of the aggregate initial Class Balance of those Certificates, before deducting expenses estimated at approximately $463,000 payable by the Depositor.

    Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters and the difference between the purchase price for the
Offered Certificates paid to the Depositor and the proceeds from the sale of the
Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

    The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Underwriter is an affiliate of the Depositor, the Sponsor and the
Servicer, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

--------------------------------------------------------------------------------
LEGAL MATTERS
--------------------------------------------------------------------------------

    The legality of, and certain federal income tax matters related to the
Offered Certificates, will be passed upon for the Depositor and Underwriter by
Cadwalader, Wickersham & Taft LLP, New York, New York.

--------------------------------------------------------------------------------
CERTIFICATE RATINGS
--------------------------------------------------------------------------------

    At their issuance, each class of Offered Certificates is required to receive from Fitch Ratings ("Fitch") and Standard & Poor's, a division of The
McGraw-Hill Companies, Inc. ("S&P") at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

    Fitch's and S&P's ratings take into consideration the credit quality of the
Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the
Offered Certificates. Fitch's and S&P's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the
Mortgage Loans.

                                      S-67

    Fitch's and S&P's ratings do not address the possibility that, because the
Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Fitch's and S&P's ratings on the Class 1-A-R Certificate do not address the likelihood of a return to investors other than to the extent of its
Class Balance and interest at its pass-through rate.

    The Depositor has not requested a rating of any class of Offered
Certificates by any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned. The rating assigned by any other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Fitch and S&P.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

    In addition, the rating agencies that assign the initial ratings to the
Offered Certificates will monitor those ratings for so long as the Offered
Certificates remain outstanding.

                                      S-68

--------------------------------------------------------------------------------
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS
--------------------------------------------------------------------------------

Adjusted Pool Amount........................................................S-52
Adjustment Date.............................................................S-12
Administrative Fee Rate.....................................................S-40
Administrative Fees.........................................................S-39
Bank of America.............................................................S-35
Bankruptcy Losses...........................................................S-52
BPP Mortgage Loans..........................................................S-12
Buy-Down Loans..............................................................S-12
Class 4-A-3 Notional Amount.................................................S-45
Class Balance...............................................................S-45
Closing Date.................................................................S-9
Code........................................................................S-64
Compensating Interest.......................................................S-39
Corporate Trust Office......................................................S-37
CPR.........................................................................S-60
Credit Scores...............................................................S-12
Cut-off Date.................................................................S-9
Debt Service Reduction......................................................S-52
Deficient Valuation.........................................................S-52
Depositor....................................................................S-9
Determination Date...........................................................S-9
Distribution Date............................................................S-9
ERISA.......................................................................S-66
Exemption...................................................................S-66
Fitch.......................................................................S-68
Fractional Interest.........................................................S-49
FSMA.........................................................................S-5
Gross Margin................................................................S-12
Index.......................................................................S-12
Interest Accrual Period.....................................................S-44
Interest Distribution Amount................................................S-43
Interest Only Mortgage Loans................................................S-12
Issuing Entity...............................................................S-9
Liquidated Mortgage Loan....................................................S-52
Liquidation Proceeds........................................................S-42
Loan-to-Value Ratio.........................................................S-12
Loss Severity Percentage....................................................S-63
lower-tier REMIC............................................................S-64
middle-tier REMIC...........................................................S-64
Modeling Assumptions........................................................S-58
Mortgage Loan Purchase Agreement............................................S-35
Mortgage Loans..............................................................S-12
Mortgage Pool...............................................................S-12
Net Interest Shortfall......................................................S-44
Net Mortgage Interest Rate..................................................S-45
Non-Supported Interest Shortfall............................................S-44
One-Year LIBOR..............................................................S-12
Original Subordinate Principal Balance......................................S-48
Periodic Cap................................................................S-34
Plan........................................................................S-66
Pool Distribution Amount....................................................S-42

                                      S-69

Pool Distribution Amount Allocation.........................................S-43
Pool Principal Balance......................................................S-47
Pooling Agreement...........................................................S-39
Prepayment Interest Shortfall...............................................S-39
Principal Amount............................................................S-45
Rate Ceiling................................................................S-12
Realized Loss...............................................................S-52
Record Date..................................................................S-9
Recovery....................................................................S-51
Regular Certificates........................................................S-64
Relevant Implementation Date.................................................S-5
Relevant Member State........................................................S-5
Relevant Persons.............................................................S-6
Relief Act Reduction........................................................S-44
REMIC.......................................................................S-64
REMIC Regulations...........................................................S-53
S&P.........................................................................S-68
Scheduled Principal Payments................................................S-46
SDA.........................................................................S-63
Senior Credit Support Depletion Date........................................S-47
Senior Percentage...........................................................S-47
Senior Prepayment Percentage................................................S-47
Senior Principal Distribution Amount........................................S-47
Servicer.....................................................................S-9
Servicing Fee...............................................................S-40
Servicing Fee Rate..........................................................S-40
Similar Law.................................................................S-66
Sponsor......................................................................S-9
Subordinate Percentage......................................................S-47
Subordinate Prepayment Percentage...........................................S-49
Subordinate Principal Distribution Amount...................................S-49
Total Senior Percentage.....................................................S-48
Total Subordinate Percentage................................................S-49
Trust.......................................................................S-37
Trustee......................................................................S-9
Trustee Fee.................................................................S-40
Trustee Fee Rate............................................................S-40
U.S. Person.................................................................S-54
Undercollateralized Amount..................................................S-50
Undercollateralized Group...................................................S-50
Underwriter.................................................................S-34
Unscheduled Principal Payments..............................................S-46
upper-tier REMIC............................................................S-64
Wells Fargo Bank............................................................S-37

                                      S-70

                         Appendix A - Mortgage Loan Data

Group 1 Mortgage Loan Data

    The following tables set forth certain characteristics of the group 1
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      Occupancy of Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Occupancy                              Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Primary Residence..................                  32       $17,889,352.96               77.90%
Second Home........................                  11         5,075,505.60               22.10
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) Based solely on representations of the mortgagor at the time of origination of the related group 1 Mortgage Loan.

                                 Property Types

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Property Type                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Single Family Residence............                  18       $10,081,508.51               43.90%
PUD................................                  14         7,083,429.37               30.84
Condominium........................                   9         4,101,706.60               17.86
2-Family...........................                   1         1,279,373.71                5.57
3-Family...........................                   1           418,840.37                1.82
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

                             Mortgage Loan Purposes

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Purpose                                Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Purchase...........................                  27       $14,386,936.37               62.65%
Refinance-- Rate/Term(1)...........                   9         4,706,277.37               20.49
Refinance-- Cashout(2).............                   7         3,871,644.82               16.86
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.
(2) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

                                       A-1

                               Documentation Type

                                                           Aggregate Stated      % of Group 1
Number of Group 1                                         Principal Balance    Cut-off Date Pool
Documentation Type                     Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Accelerated--PaperSaver(R)/Threshold.                13        $7,691,228.23               33.49%
Standard...........................                  12         6,280,337.05               27.35
Stated Income/Verified Asset.......                  12         5,927,843.28               25.81
Accelerated--Rapid                                    3         1,615,450.00                7.03
Stated Income/Stated Asset.........                   3         1,450,000.00                6.31
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

            Geographical Distribution of the Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Geographical Area                      Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

South Carolina.....................                   7        $3,891,809.00               16.95%
Florida............................                   9         3,607,147.07               15.71
California.........................                   4         2,711,373.71               11.81
North Carolina.....................                   4         2,305,620.00               10.04
Texas..............................                   3         1,483,000.00                6.46
Washington.........................                   2         1,398,084.43                6.09
Maine..............................                   1         1,395,000.00                6.07
Alabama............................                   3         1,104,640.00                4.81
Maryland...........................                   2         1,048,323.40                4.56
New Jersey.........................                   2           878,840.37                3.83
Virginia...........................                   1           708,000.00                3.08
Oregon.............................                   1           599,920.00                2.61
Arizona............................                   1           494,000.00                2.15
Massachusetts......................                   1           490,000.00                2.13
Illinois...........................                   1           489,600.00                2.13
Louisiana..........................                   1           359,500.58                1.57
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, no more than approximately 6.07% of the group 1
    Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                                       A-2

                      Current Mortgage Loan Principal Balances(1)

                                                           Aggregate Stated      % of Group 1
Current Mortgage Loan Principal       Number of Group 1   Principal Balance    Cut-off Date Pool
Balances                               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

$50,000.01 to $100,000.00..........                   1           $62,939.29                0.27%
$100,000.01 to $150,000.00.........                   1           146,311.31                0.64
$150,000.01 to $200,000.00.........                   1           195,238.34                0.85
$300,000.01 to $350,000.00.........                   1           311,920.00                1.36
$350,000.01 to $400,000.00.........                   3         1,126,585.01                4.91
$400,000.01 to $450,000.00.........                   6         2,597,245.37               11.31
$450,000.01 to $500,000.00.........                  12         5,785,147.90               25.19
$500,000.01 to $550,000.00.........                   4         2,084,773.40                9.08
$550,000.01 to $600,000.00.........                   6         3,500,414.03               15.24
$600,000.01 to $650,000.00.........                   1           605,620.00                2.64
$650,000.01 to $700,000.00.........                   1           680,000.00                2.96
$700,000.01 to $750,000.00.........                   2         1,420,290.20                6.18
$750,000.01 to $800,000.00.........                   1           775,000.00                3.37
$950,000.01 to $1,000,000.00.......                   1           999,000.00                4.35
$1,000,000.01 to $1,500,000.00.....                   2         2,674,373.71               11.65
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the average outstanding principal balance of the group 1 Mortgage Loans is expected to be approximately $534,066.

                        Original Debt-to-Income Ratios(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Original Debt-to-Income Ratios         Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

10.01% to 15.00%...................                   1          $428,000.00                1.86%
15.01% to 20.00%...................                   4         1,623,844.80                7.07
20.01% to 25.00%...................                   4         2,318,000.00               10.09
25.01% to 30.00%...................                   6         4,235,191.34               18.44
30.01% to 35.00%...................                   8         3,941,564.58               17.16
35.01% to 40.00%...................                  10         5,188,306.50               22.59
40.01% to 45.00%...................                   4         2,102,000.00                9.15
45.01% to 50.00%...................                   2         1,010,000.00                4.40
50.01% to 55.00%...................                   1           195,238.34                0.85
55.01% to 60.00%...................                   1         1,279,373.71                5.57
60.01% to 65.00%...................                   1           580,400.00                2.53
65.01% to 70.00%...................                   1            62,939.29                0.27
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 1 Mortgage Loans is expected to be approximately
    34.07%.

                                       A-3

                        Original Loan-to-Value Ratios(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Original Loan-to-Value Ratios          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

35.01% to 40.00%...................                   1          $500,000.00                2.18%
40.01% to 45.00%...................                   1           494,000.00                2.15
55.01% to 60.00%...................                   1           500,000.00                2.18
60.01% to 65.00%...................                   4         2,818,943.61               12.28
65.01% to 70.00%...................                   6         3,856,113.30               16.79
70.01% to 75.00%...................                   3         1,583,111.37                6.89
75.01% to 80.00%...................                  23        12,079,670.22               52.60
85.01% to 90.00%...................                   2           462,023.72                2.01
90.01% to 95.00%...................                   2           670,996.34                2.92
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 1 Mortgage Loans is expected to be approximately
    73.57%.

                       Current Mortgage Interest Rates(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Current Mortgage Interest Rates        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

5.251% to 5.500%...................                   1          $491,000.00                2.14%
5.501% to 5.750%...................                   2         1,019,920.00                4.44
5.751% to 6.000%...................                   5         2,827,290.20               12.31
6.001% to 6.250%...................                   6         3,020,493.03               13.15
6.251% to 6.500%...................                   8         4,674,335.45               20.35
6.501% to 6.750%...................                   7         3,679,605.00               16.02
6.751% to 7.000%...................                   9         5,537,523.38               24.11
7.001% to 7.250%...................                   1           558,651.00                2.43
7.251% to 7.500%...................                   1           492,000.00                2.14
7.501% to 7.750%...................                   1            62,939.29                0.27
8.251% to 8.500%...................                   1           146,311.31                0.64
8.501% to 8.750%...................                   1           454,789.90                1.98
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 1 Mortgage Loans is expected to be approximately 6.543% per annum.

                                       A-4

                                  Gross Margin

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Gross Margin                           Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

2.250%.............................                  43       $22,964,858.56              100.00%
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

                                 Rate Ceiling(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Rate Ceiling                           Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

11.251% to 11.500%.................                   1          $491,000.00                2.14%
11.501% to 11.750%.................                   2         1,019,920.00                4.44
11.751% to 12.000%.................                   5         2,827,290.20               12.31
12.001% to 12.250%.................                   6         3,020,493.03               13.15
12.251% to 12.500%.................                   8         4,674,335.45               20.35
12.501% to 12.750%.................                   7         3,679,605.00               16.02
12.751% to 13.000%.................                   9         5,537,523.38               24.11
13.001% to 13.250%.................                   1           558,651.00                2.43
13.251% to 13.500%.................                   1           492,000.00                2.14
13.501% to 13.750%.................                   1            62,939.29                0.27
14.251% to 14.500%.................                   1           146,311.31                0.64
14.501% to 14.750%.................                   1           454,789.90                1.98
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Rate Ceiling of the group 1
    Mortgage Loans is expected to be approximately 12.543% per annum.

                            First Adjustment Dates(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
First Adjustment Date                  Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

July 1, 2009.......................                   1           $62,939.29                0.27%
August 1, 2009.....................                   3         1,134,709.90                4.94
September 1, 2009..................                  31        16,768,269.37               73.02
October 1, 2009....................                   8         4,998,940.00               21.77
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average months to first Adjustment Date of the group 1 Mortgage Loans is expected to be approximately 35 months.

                      Number of Months Since Origination(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Months Since Origination               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1 to 6...........................                    43       $22,964,858.56              100.00%
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average number of months since origination of the group 1 Mortgage Loans is expected to be approximately 2 months.

                                       A-5

                               Remaining Terms(1)

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1    Principal Balance    Cut-off Date Pool
Remaining Terms                        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

341 to 360 months..................                  38       $20,389,414.71               88.79%
Over 360 months....................                   5         2,575,443.85               11.21
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the group 1 Mortgage Loans is expected to be approximately 373 months.

                           Credit Scores of Mortgagors

                                                           Aggregate Stated      % of Group 1
                                      Number of Group 1   Principal Balance    Cut-off Date Pool
Credit Scores                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

801 to 850.........................                   4        $2,022,370.00                8.81%
751 to 800.........................                  11         6,982,238.91               30.40
701 to 750.........................                  14         6,862,617.68               29.88
651 to 700.........................                  12         6,151,842.07               26.79
601 to 650.........................                   2           945,789.90                4.12
                                      -----------------   ------------------   -----------------
        Total......................                  43       $22,964,858.56              100.00%
                                      =================   ==================   =================

                                       A-6

Group 2 Mortgage Loan Data

    The following tables set forth certain characteristics of the group 2
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      Occupancy of Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Occupancy                              Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Primary Residence..................                 473      $284,376,215.53               91.28%
Second Home........................                  40        23,363,686.20                7.50
Investor Property..................                  13         3,803,240.95                1.22
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) Based solely on representations of the mortgagor at the time of origination of the related group 2 Mortgage Loan.

                                 Property Types

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Property Type                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Single Family Residence............                 330      $199,400,851.67               64.00%
PUD................................                 105        64,210,646.20               20.61
Condominium........................                  79        38,777,311.91               12.45
2-Family...........................                   6         4,124,649.62                1.32
3-Family...........................                   3         3,047,252.50                0.98
Townhouse..........................                   2         1,078,430.78                0.35
4-Family...........................                   1           904,000.00                0.29
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

                             Mortgage Loan Purposes

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Purpose                                Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Purchase...........................                 327      $180,992,355.50               58.10%
Refinance--Rate/Term(1)............                 107        72,800,030.36               23.37
Refinance--Cashout(2)..............                  92        57,750,756.82               18.54
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.
(2) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

                                       A-7

                               Documentation Type

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Documentation Type                     Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Standard...........................                 175      $112,190,287.67               36.01%
Accelerated--Rapid.................                  99        66,361,631.88               21.30
Stated Income/Verified Asset.......                 101        54,827,552.76               17.60
Accelerated--Paper Saver...........                  76        44,503,382.29               14.28
Stated Income/Stated Asset.........                  57        28,317,049.12                9.09
Desktop Underwriter(R)/Loan........                  17         4,486,790.16                1.44
Prospector(R)......................
All-Ready Home.....................                   1           856,448.80                0.27
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

               Geographical Distribution of the Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Geographical Area                      Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

California.........................                 269      $171,716,032.34               55.12%
Florida............................                  38        20,450,247.66                6.56
Illinois...........................                  27        14,111,711.73                4.53
Colorado...........................                  16        10,534,331.07                3.38
Arizona............................                  13        10,384,464.01                3.33
Virginia...........................                  18         9,391,645.14                3.01
Massachusetts......................                  12         6,851,203.45                2.20
New Jersey.........................                   7         5,129,910.08                1.65
Texas..............................                  12         4,931,647.24                1.58
Connecticut........................                   7         4,860,623.25                1.56
Washington.........................                  10         4,823,784.64                1.55
New York...........................                   8         4,774,614.33                1.53
South Carolina.....................                   8         4,511,696.30                1.45
Nevada.............................                   8         4,349,280.54                1.40
Maryland...........................                   8         4,033,904.16                1.29
North Carolina.....................                  12         3,463,982.31                1.11
Oregon.............................                   5         2,941,172.15                0.94
Washington DC......................                   3         2,461,660.22                0.79
New Hampshire......................                   3         2,348,334.32                0.75
Vermont............................                   4         2,336,694.89                0.75
Missouri...........................                   5         2,268,770.96                0.73
Georgia............................                   7         2,256,976.55                0.72
Tennessee..........................                   3         2,161,200.33                0.69
Wisconsin..........................                   3         2,120,269.47                0.68
Minnesota..........................                   4         1,944,424.73                0.62
Hawaii.............................                   1           880,000.00                0.28
Kansas.............................                   2           769,944.02                0.25
Utah...............................                   2           763,275.08                0.24
Pennsylvania.......................                   2           755,807.13                0.24
Maine..............................                   1           736,000.00                0.24
Ohio...............................                   2           664,634.02                0.21
Michigan...........................                   2           544,751.48                0.17
Indiana............................                   1           520,000.00                0.17
New Mexico.........................                   1           456,000.00                0.15
Louisiana..........................                   1           156,000.00                0.05
Wyoming............................                   1           138,149.08                0.04
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, no more than approximately 1.32% of the group 2
    Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                                       A-8

                      Current Mortgage Loan Principal Balances(1)

                                                           Aggregate Stated      % of Group 2
Current Mortgage Loan Principal       Number of Group 2   Principal Balance    Cut-off Date Pool
Balances                               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

$0.01 to $50,000.00................                   1           $34,751.48                0.01%
$50,000.01 to $100,000.00..........                   7           644,060.87                0.21
$100,000.01 to $150,000.00.........                  17         2,174,046.26                0.70
$150,000.01 to $200,000.00.........                  22         3,826,418.10                1.23
$200,000.01 to $250,000.00.........                   8         1,847,180.78                0.59
$250,000.01 to $300,000.00.........                  10         2,855,127.60                0.92
$300,000.00 to $350,000.00.........                   9         2,882,289.27                0.93
$350,000.01 to $400,000.00.........                   8         3,085,078.96                0.99
$400,000.01 to $450,000.00.........                  37        16,119,889.15                5.17
$450,000.01 to $500,000.00.........                  90        43,028,842.34               13.81
$500,000.01 to $550,000.00.........                  62        32,723,042.53               10.50
$550,000.01 to $600,000.00.........                  66        38,144,942.54               12.24
$600,000.01 to $650,000.00.........                  43        26,973,011.52                8.66
$650,000.01 to $700,000.00.........                  27        18,135,517.10                5.82
$700,000.01 to $750,000.00.........                  19        13,841,677.18                4.44
$750,000.01 to $800,000.00.........                  24        18,703,262.01                6.00
$800,000.01 to $850,000.00.........                  14        11,587,092.25                3.72
$850,000.01 to $900,000.00.........                  13        11,411,874.83                3.66
$900,000.01 to $950,000.00.........                   8         7,339,118.97                2.36
$950,000.01 to $1,000,000.00.......                  10         9,852,300.35                3.16
$1,000,000.01 to $1,500,000.00.....                  23        28,999,687.25                9.31
$1,500,000.01 to $2,000,000.00.....                   4         6,946,048.81                2.23
$2,000,000.01 to $2,500,000.00.....                   2         4,897,882.53                1.57
$2,500,000.01 to $3,000,000.00.....                   2         5,490,000.00                1.76
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the average outstanding principal balance of the group 2 Mortgage Loans is expected to be approximately $592,287.

                        Original Debt-to-Income Ratios(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Original Debt-to-Income Ratios         Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1.01% to 5.00%.....................                   2        $2,390,000.00                0.77%
5.01% to 10.00%....................                   2         1,286,749.00                0.41
10.01% to 15.00%...................                   4         3,446,382.53                1.11
15.01% to 20.00%...................                  17         7,913,157.46                2.54
20.01% to 25.00%...................                  37        23,299,333.10                7.48
25.01% to 30.00%...................                  47        29,754,930.03                9.55
30.01% to 35.00%...................                  89        53,000,716.53               17.01
35.01% to 40.00%...................                 124        70,297,980.17               22.56
40.01% to 45.00%...................                 110        62,359,178.87               20.02
45.01% to 50.00%...................                  60        37,532,978.43               12.05
50.01% to 55.00%...................                  23        14,344,542.22                4.60
55.01% to 60.00%...................                  10         5,617,194.34                1.80
60.01% to 65.00%...................                   1           300,000.00                0.10
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 2 Mortgage Loans is expected to be approximately
    36.76%.

                                       A-9

                        Original Loan-to-Value Ratios(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Original Loan-to-Value Ratios          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

15.01% to 20.00%..................,                   2          $855,000.00                0.27%
25.01% to 30.00%..................,                   2           948,950.00                0.30
30.01% to 35.00%..................,                   3         1,564,731.09                0.50
35.01% to 40.00%..................,                   8         5,796,643.28                1.86
40.01% to 45.00%..................,                   3         2,222,448.80                0.71
45.01% to 50.00%..................,                  10         9,089,607.30                2.92
50.01% to 55.00%..................,                  15         8,571,035.20                2.75
55.01% to 60.00%..................,                  20        13,035,571.34                4.18
60.01% to 65.00%..................,                  20        12,221,557.87                3.92
65.01% to 70.00%..................,                  47        34,267,057.57               11.00
70.01% to 75.00%..................,                  48        33,169,075.60               10.65
75.01% to 80.00%..................,                 337       186,217,585.38               59.77
85.01% to 90.00%..................,                   7         2,127,819.89                0.68
90.01% to 95.00%..................,                   4         1,456,059.36                0.47
                                      -----------------   ------------------   -----------------
        Total.....................,                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 2 Mortgage Loans is expected to be approximately
    73.09%.

                       Current Mortgage Interest Rates(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Current Mortgage Interest Rates        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

4.751% to 5.000%...................                   1          $676,000.00                0.22%
5.001% to 5.250%...................                   5         3,158,395.29                1.01
5.251% to 5.500%...................                   6         2,855,033.62                0.92
5.501% to 5.750%...................                  18         9,369,083.05                3.01
5.751% to 6.000%...................                  56        36,258,991.56               11.64
6.001% to 6.250%...................                 116        70,980,779.06               22.78
6.251% to 6.500%...................                 165       100,015,459.72               32.10
6.501% to 6.750%...................                  90        53,817,663.26               17.27
6.751% to 7.000%...................                  45        24,900,139.49                7.99
7.001% to 7.250%...................                  16         6,125,920.78                1.97
7.251% to 7.500%...................                   7         3,093,863.81                0.99
7.501% to 7.750%...................                   1           291,813.04                0.09
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 2 Mortgage Loans is expected to be approximately 6.385% per annum.

                                      A-10

                                  Gross Margin

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Gross Margin                           Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

2.250%.............................                 526      $311,543,142.68              100.00%
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

                                Rate Ceilings(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Rate Ceilings                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

9.751% to 10.000%..................                   1          $676,000.00                0.22%
10.001% to 10.250%.................                   5         3,158,395.29                1.01
10.251% to 10.500%.................                   6         2,855,033.62                0.92
10.501% to 10.750%.................                  18         9,369,083.05                3.01
10.751% to 11.000%.................                  56        36,258,991.56               11.64
11.001% to 11.250%.................                 116        70,980,779.06               22.78
11.251% to 11.500%.................                 165       100,015,459.72               32.10
11.501% to 11.750%.................                  90        53,817,663.26               17.27
11.751% to 12.000%.................                  45        24,900,139.49                7.99
12.001% to 12.250%.................                  16         6,125,920.78                1.97
12.251% to 12.500%.................                   7         3,093,863.81                0.99
12.501% to 12.750%.................                   1           291,813.04                0.09
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Rate Ceiling of the group 2
    Mortgage Loans is expected to be approximately 11.385% per annum.

                            First Adjustment Dates(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
First Adjustment Date                  Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

December 1, 2009...................                   1           $77,472.22                0.02%
May 1, 2010........................                   1           453,868.43                0.15
June 1, 2011.......................                   8         2,943,558.31                0.94
July 1, 2011.......................                  16         6,216,622.88                2.00
August 1, 2011.....................                  16         7,072,037.83                2.27
September 1, 2011..................                 422       253,646,632.01               81.42
October 1, 2011....................                  62        41,132,951.00               13.20
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average months to first Adjustment Date for the group 2 Mortgage Loans is expected to be approximately 59 months.

                                      A-11

                      Number of Months Since Origination(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Months Since Origination               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1 to 6.............................                 524      $311,011,802.03               99.83%
13 to 18...........................                   1           453,868.43                0.15
19 to 24...........................                   1            77,472.22                0.02
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average number of months since origination of the group 2 Mortgage Loans is expected to be approximately 2 months.

                               Remaining Terms(1)

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Remaining Terms                        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

281 to 300 months..................                   2        $1,025,406.80                0.33%
341 to 360 months..................                 510       304,227,308.45               97.65
Over 360 months....................                  14         6,290,427.43                2.02
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the group 2 Mortgage Loans is expected to be approximately 361 months.

                           Credit Scores of Mortgagors

                                                           Aggregate Stated      % of Group 2
                                      Number of Group 2   Principal Balance    Cut-off Date Pool
Credit Scores                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

801 to 850.........................                  21       $12,962,259.26                4.16%
751 to 800.........................                 210       126,396,922.16               40.57
701 to 750.........................                 170       103,944,159.60               33.36
651 to 700.........................                 103        55,974,921.53               17.97
601 to 650.........................                  13         6,586,133.59                2.11
Not Scored.........................                   9         5,678,746.54                1.82
                                      -----------------   ------------------   -----------------
        Total......................                 526      $311,543,142.68              100.00%
                                      =================   ==================   =================

                                      A-12

Group 3 Mortgage Loan Data

    The following tables set forth certain characteristics of the group 3
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      Occupancy of Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Occupancy                              Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Primary Residence..................                 191      $121,186,570.06               84.58%
Second Home........................                  27        18,594,210.96               12.98
Investor Property..................                   6         3,495,599.36                2.44
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) Based solely on representations of the mortgagor at the time of origination of the related group 3 Mortgage Loan.

                                 Property Types

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Property Type                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Single Family Residence............                 130       $83,795,524.16               58.49%
PUD................................                  47        31,779,033.48               22.18
Condominium........................                  39        22,431,645.98               15.66
2-Family...........................                   2         2,343,794.62                1.64
Condominium Hotel..................                   3         1,577,031.09                1.10
4-Family...........................                   2         1,124,559.49                0.78
3-Family...........................                   1           224,791.56                0.16
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

                             Mortgage Loan Purposes

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Purpose                                Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Purchase...........................                 121       $80,073,324.82               55.89%
Refinance--Rate/Term(1)............                  53        33,743,869.76               23.55
Refinance--Cashout(2) .............                  50        29,459,185.80               20.56
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.
(2) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

                                      A-13

                               Documentation Type

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Documentation Type                     Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Standard...........................                  72       $45,831,768.76               31.99%
Accelerated--Rapid.................                  59        41,321,162.37               28.84
Stated Income/Verified Asset.......                  40        24,764,503.22               17.28
Accelerated--PaperSaver(R).........                  33        18,773,722.70               13.10
Stated Income/Stated Asset.........                  20        12,585,223.33                8.78
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

            Geographical Distribution of the Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Geographical Area                      Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

California.........................                 127       $79,112,662.34               55.22%
South Carolina.....................                  13         9,198,095.96                6.42
Virginia...........................                  13         7,149,655.24                4.99
Florida............................                  11         5,694,819.97                3.97
New York...........................                   6         5,383,544.62                3.76
Utah...............................                   4         4,328,654.30                3.02
Illinois...........................                   4         3,662,567.87                2.56
Connecticut........................                   5         3,615,791.56                2.52
Maryland...........................                   4         2,717,000.00                1.90
North Carolina.....................                   5         2,647,202.95                1.85
Arizona............................                   4         2,535,714.74                1.77
Nevada.............................                   4         2,230,894.00                1.56
Massachusetts......................                   3         1,829,958.82                1.28
Washington.........................                   3         1,763,474.33                1.23
Missouri...........................                   2         1,596,365.11                1.11
Texas..............................                   2         1,460,000.00                1.02
Minnesota..........................                   2         1,258,671.46                0.88
Colorado...........................                   2         1,222,355.18                0.85
Oregon.............................                   2         1,094,340.95                0.76
Georgia............................                   1         1,048,600.00                0.73
New Jersey.........................                   2           971,141.60                0.68
Hawaii.............................                   1           920,000.00                0.64
Pennsylvania.......................                   1           626,400.00                0.44
Tennessee..........................                   1           519,920.00                0.36
Washington DC......................                   1           439,920.00                0.31
Mississippi........................                   1           248,629.38                0.17
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, no more than approximately 1.81% of the group 3
    Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                                      A-14

                  Current Mortgage Loan Principal Balances(1)

                                                           Aggregate Stated      % of Group 3
Current Mortgage Loan Principals      Number of Group 3   Principal Balance    Cut-off Date Pool
Balances                               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

$100,000.01 to $150,000.00.........                   1          $125,186.00                0.09%
$150,000.01 to $200,000.00.........                   2           378,979.48                0.26
$200,000.01 to $250,000.00.........                   2           473,420.94                0.33
$300,000.01 to $350,000.00.........                   1           348,644.18                0.24
$350,000.01 to $400,000.00.........                   1           375,000.00                0.26
$400,000.01 to $450,000.00.........                  26        11,389,829.75                7.95
$450,000.01 to $500,000.00.........                  33        15,637,303.63               10.91
$500,000.01 to $550,000.00.........                  28        14,626,231.66               10.21
$550,000.01 to $600,000.00.........                  27        15,638,428.84               10.91
$600,000.01 to $650,000.00.........                  26        16,326,016.24               11.39
$650,000.01 to $700,000.00.........                  14         9,467,052.86                6.61
$700,000.01 to $750,000.00.........                  11         8,008,183.71                5.59
$750,000.01 to $800,000.00.........                  10         7,753,243.60                5.41
$800,000.01 to $850,000.00.........                   6         4,984,452.53                3.48
$850,000.01 to $900,000.00.........                   5         4,441,965.01                3.10
$900,000.01 to $950,000.00.........                   8         7,454,495.20                5.20
$950,000.01 to $1,000,000.00.......                  10         9,936,626.89                6.94
$1,000,000.01 to $1,500,000.00.....                  12        14,312,801.78                9.99
$1,500,000.01 to $2,000,000.00.....                   1         1,598,518.08                1.12
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the average outstanding principal balance of the group 3 Mortgage Loans is expected to be approximately $639,627.

                       Original Debt-to-Income Ratios(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Original Debt-to-Income Ratios         Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

5.01% to 10.00%....................                   3        $2,190,000.00                1.53%
10.01% to 15.00%...................                   4         2,899,528.06                2.02
15.01% to 20.00%...................                   7         4,445,701.09                3.10
20.01% to 25.00%...................                  12         6,886,935.82                4.81
25.01% to 30.00%...................                  26        15,423,405.55               10.76
30.01% to 35.00%...................                  36        22,698,840.79               15.84
35.01% to 40.00%...................                  52        34,008,435.42               23.74
40.01% to 45.00%...................                  53        34,864,667.15               24.33
45.01% to 50.00%...................                  21        13,234,028.29                9.24
50.01% to 55.00%...................                   6         4,473,594.14                3.12
55.01% to 60.00%...................                   4         2,151,244.07                1.50
-----------------------------------   -----------------   ------------------   -----------------
       Total......................                  224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 3 Mortgage Loans is expected to be approximately
    36.34%.

                                      A-15

                        Original Loan-to-Value Ratios(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Original Loan-to-Value Ratios          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

20.01% to 25.00%...................                   1          $504,000.00                0.35%
25.01% to 30.00%...................                   3         1,754,500.00                1.22
35.01% to 40.00%...................                   2         1,375,000.00                0.96
40.01% to 45.00%...................                   6         3,291,793.19                2.30
45.01% to 50.00%...................                   4         2,541,150.53                1.77
50.01% to 55.00%...................                   5         3,119,680.00                2.18
55.01% to 60.00%...................                   9         5,593,488.73                3.90
60.01% to 65.00%...................                  12         7,956,663.29                5.55
65.01% to 70.00%...................                  24        17,980,338.92               12.55
70.01% to 75.00%...................                  32        20,648,354.69               14.41
75.01% to 80.00%...................                 120        74,643,209.27               52.10
80.01% to 85.00%...................                   1           471,593.61                0.33
85.01% to 90.00%...................                   2         1,630,598.86                1.14
90.01% to 95.00%...................                   3         1,766,009.29                1.23
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 3 Mortgage Loans is expected to be approximately
    72.70%.

                       Current Mortgage Interest Rates(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Current Mortgage Interest Rates        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

4.751% to 5.000%...................                   1          $614,000.00                0.43%
5.251% to 5.500%...................                   1         1,078,817.87                0.75
5.501% to 5.750%...................                   4         2,353,521.05                1.64
5.751% to 6.000%...................                  19        12,103,857.67                8.45
6.001% to 6.250%...................                  50        33,176,926.39               23.16
6.251% to 6.500%...................                  75        46,338,792.50               32.34
6.501% to 6.750%...................                  45        30,846,635.41               21.53
6.751% to 7.000%...................                  22        12,229,035.59                8.54
7.001% to 7.250%...................                   7         4,534,793.90                3.17
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 3 Mortgage Loans is expected to be approximately 6.429% per annum.

                                      A-16

                                  Gross Margin

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Gross Margin                           Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

2.250%.............................                 224      $143,276,380.38              100.00%
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

                                Rate Ceilings(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Rate Ceilings                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

9.751% to 10.000%..................                   1          $614,000.00                0.43%
10.251% to 10.500%.................                   1         1,078,817.87                0.75
10.501% to 10.750%.................                   4         2,353,521.05                1.64
10.751% to 11.000%.................                  19        12,103,857.67                8.45
11.001% to 11.250%.................                  50        33,176,926.39               23.16
11.251% to 11.500%.................                  75        46,338,792.50               32.34
11.501% to 11.750%.................                  45        30,846,635.41               21.53
11.751% to 12.000%.................                  22        12,229,035.59                8.54
12.001% to 12.250%.................                   7         4,534,793.90                3.17
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Rate Ceiling of the group 3
    Mortgage Loans is expected to be approximately 11.429% per annum.

                           First Adjustment Dates(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
First Adjustment Date                  Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

August 1, 2012.....................                   1          $998,004.00                0.70%
May 1, 2013........................                   3         1,271,050.16                0.89
June 1, 2013.......................                   1           248,629.38                0.17
July 1, 2013.......................                   1           614,340.95                0.43
August 1, 2013.....................                   2         1,086,122.56                0.76
September 1, 2013..................                 156       100,815,746.33               70.36
October 1, 2013....................                  60        38,242,487.00               26.69
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average months to first Adjustment Date for the group 3 Mortgage Loans is expected to be approximately 83 months.

                      Number of Months Since Origination(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Months Since Origination               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1 to 6...........................                   223      $142,278,376.38               99.30%
13 to 18.........................                     1           998,004.00                0.70
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average number of months since origination of the group 3 Mortgage Loans is expected to be approximately 2 months.

                                      A-17

                               Remaining Terms(1)

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Remaining Terms                        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

341 to 360 months..................                 214      $136,946,752.27               95.58%
Over 360 months....................                  10         6,329,628.11                4.42
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the group 3 Mortgage Loans is expected to be approximately 365 months.

                          Credit Scores of Mortgagors

                                                           Aggregate Stated      % of Group 3
                                      Number of Group 3   Principal Balance    Cut-off Date Pool
Credit Scores                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

801 to 850.........................                  11        $7,256,798.16                5.06%
751 to 800.........................                  96        61,388,939.69               42.85
701 to 750.........................                  63        40,170,934.54               28.04
651 to 700.........................                  48        31,099,368.71               21.71
601 to 650.........................                   6         3,360,339.28                2.35
                                      -----------------   ------------------   -----------------
        Total......................                 224      $143,276,380.38              100.00%

                                      =================   ==================   =================

                                      A-18

Group 4 Mortgage Loan Data

The following tables set forth certain characteristics of the group 4
Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      Occupancy of Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Occupancy                              Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Primary Residence..................                 407      $272,625,017.41               95.48%
Second Home........................                  19        10,637,708.65                3.73
Investor Property..................                   4         2,260,907.50                0.79
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) Based solely on representations of the mortgagor at the time of origination of the related group 4 Mortgage Loan.

                                 Property Type

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Property Type                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Single Family Residence............                 280      $187,971,623.37               65.83%
PUD................................                  90        59,723,751.08               20.92
Condominium........................                  48        29,312,921.90               10.27
2-Family...........................                   8         5,902,921.21                2.07
3-Family...........................                   2         1,350,000.00                0.47
Townhouse..........................                   2         1,262,416.00                0.44
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

                             Mortgage Loan Purposes

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Purpose                                Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Purchase...........................                 240      $163,231,184.08               57.17%
Refinance--Cashout(1)..............                 102        66,563,797.88               23.31
Refinance--Rate/Term(2)............                  88        55,728,651.60               19.52
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

                                      A-19

                               Documentation Type

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Documentation Type                     Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Standard...........................                 144       $97,756,358.33               34.24%
Accelerated--Rapid.................                 140        96,041,444.33               33.64
Accelerated--PaperSaver(R).........                  79        51,092,233.37               17.89
Stated Income/Stated Asset.........                  41        24,177,481.33                8.47
Stated Income/Verified Asset.......                  26        16,456,116.20                5.76
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

            Geographical Distribution of the Mortgaged Properties(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Geographical Area                      Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

California.........................                 300      $202,671,065.57               70.98%
Florida............................                  24        15,057,815.00                5.27
Massachusetts......................                  10         6,714,966.95                2.35
Virginia...........................                   8         6,512,416.00                2.28
Colorado...........................                  10         6,486,640.00                2.27
Maryland...........................                   9         5,480,648.69                1.92
Washington.........................                   7         4,378,460.00                1.53
New York...........................                   7         4,263,800.00                1.49
North Carolina.....................                   7         4,213,068.65                1.48
Illinois...........................                   6         3,992,677.53                1.40
Washington DC......................                   5         3,210,826.46                1.12
Nevada.............................                   5         3,159,960.00                1.11
Georgia............................                   5         3,103,787.54                1.09
Texas..............................                   5         2,753,594.59                0.96
Arizona............................                   3         2,325,470.00                0.81
New Jersey.........................                   4         2,003,858.59                0.70
New Mexico.........................                   3         1,640,640.00                0.57
Connecticut........................                   2         1,539,523.57                0.54
Pennsylvania.......................                   2         1,509,126.55                0.53
Minnesota..........................                   2         1,094,825.79                0.38
South Carolina.....................                   2           967,995.00                0.34
Missouri...........................                   1           742,988.00                0.26
Michigan...........................                   1           661,901.08                0.23
Montana............................                   1           527,200.00                0.18
Utah...............................                   1           510,378.00                0.18
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, no more than approximately 0.97% of the group 4
    Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                                      A-20

                  Current Mortgage Loan Principal Balances(1)

                                                           Aggregate Stated      % of Group 4
Current Mortgage Loan Principal       Number of Group 4   Principal Balance    Cut-off Date Pool
Balances                               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

$100,000.01 to $150,000.00.........                   1          $129,600.00                0.05%
$150,000.01 to $200,000.00.........                   2           353,060.53                0.12
$200,000.01 to $250,000.00.........                   1           240,000.00                0.08
$250,000.01 to $300,000.00.........                   2           548,000.00                0.19
$300,000.01 to $350,000.00.........                   2           665,925.59                0.23
$350,000.01 to $400,000.00.........                   3         1,152,656.93                0.40
$400,000.01 to $450,000.00.........                  28        12,277,247.52                4.30
$450,000.01 to $500,000.00.........                  72        34,479,674.50               12.08
$500,000.01 to $550,000.00.........                  49        25,825,230.29                9.04
$550,000.01 to $600,000.00.........                  73        42,144,118.51               14.76
$600,000.01 to $650,000.00.........                  37        23,204,250.25                8.13
$650,000.01 to $700,000.00.........                  35        23,755,531.12                8.32
$700,000.01 to $750,000.00.........                  23        16,534,096.44                5.79
$750,000.01 to $800,000.00.........                  24        18,746,409.38                6.57
$800,000.01 to $850,000.00.........                  12         9,978,763.77                3.49
$850,000.01 to $900,000.00.........                   6         5,279,223.59                1.85
$900,000.01 to $950,000.00.........                   8         7,389,470.01                2.59
$950,000.01 to $1,000,000.00.......                  24        23,791,634.95                8.33
$1,000,000.01 to $1,500,000.00.....                  23        28,868,179.73               10.11
$1,150,000.01 to $2,000,000.00.....                   3         5,160,560.45                1.81
$2,000,000.01 to $2,500,000.00.....                   1         2,400,000.00                0.84
$2,500,000.01 to $3,000,000.00.....                   1         2,600,000.00                0.91
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the average outstanding principal balance of the group 4 Mortgage Loans is expected to be approximately $664,008.

                       Original Debt-to-Income Ratios(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Original Debt-to-Income Ratios         Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

5.01% to 10.00%....................                   2        $1,540,000.00                0.54%
10.01% to 15.00%...................                   5         3,884,423.59                1.36
15.01% to 20.00%...................                  13         9,807,431.43                3.43
20.01% to 25.00%...................                  31        22,091,504.40                7.74
25.01% to 30.00%...................                  44        27,947,857.32                9.79
30.01% to 35.00%...................                  76        47,872,691.61               16.77
35.01% to 40.00%...................                  95        60,424,600.94               21.16
40.01% to 45.00%...................                 114        78,650,575.49               27.55
45.01% to 50.00%...................                  30        19,251,184.78                6.74
50.01% to 55.00%...................                  15         9,869,816.00                3.46
55.01% to 60.00%...................                   3         3,130,000.01                1.10
60.01% to 65.00%...................                   1           499,547.99                0.17
65.01% to 70.00%...................                   1           554,000.00                0.19
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 4 Mortgage Loans is expected to be approximately
    36.32%.

                                      A-21

                        Original Loan-to-Value Ratios(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Original Loan-to-Value Ratios          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

10.01% to 15.00%...................                   1        $1,000,000.00                0.35%
15.01% to 20.00%...................                   1           240,000.00                0.08
20.01% to 25.00%...................                   2         1,033,000.00                0.36
25.01% to 30.00%...................                   1         1,000,000.00                0.35
30.01% to 35.00%...................                   5         2,865,171.07                1.00
35.01% to 40.00%...................                   3         1,484,389.79                0.52
40.01% to 45.00%...................                   8         6,365,218.97                2.23
45.01% to 50.00%...................                   4         2,594,947.40                0.91
50.01% to 55.00%...................                  14         9,532,518.52                3.34
55.01% to 60.00%...................                  25        15,704,496.88                5.50
60.01% to 65.00%...................                  30        24,464,852.60                8.57
65.01% to 70.00%...................                  38        24,386,007.33                8.54
70.01% to 75.00%...................                  40        28,523,947.19                9.99
75.01% to 80.00%...................                 254       164,094,856.18               57.47
85.01% to 90.00%...................                   3         1,572,326.55                0.55
95.01% to 100.00%..................                   1           661,901.08                0.23
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 4 Mortgage Loans is expected to be approximately
    72.21%.

                       Current Mortgage Interest Rates(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Current Mortgage Interest Rates        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

5.251% to 5.500%...................                   3        $2,182,000.00                0.76%
5.501% to 5.750%...................                   6         4,820,000.00                1.69
5.751% to 6.000%...................                  20        13,622,125.91                4.77
6.001% to 6.250%...................                  69        44,506,414.64               15.59
6.251% to 6.500%...................                 161       107,689,800.14               37.72
6.501% to 6.750%...................                 111        75,219,973.32               26.34
6.751% to 7.000%...................                  53        33,581,914.37               11.76
7.001% to 7.250%...................                   6         3,401,405.18                1.19
7.251% to 7.500%...................                   1           500,000.00                0.18
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 4 Mortgage Loans is expected to be approximately 6.486% per annum.

                                      A-22

                                  Gross Margin

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Gross Margin                           Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

2.250%.............................                 430      $285,523,633.56              100.00%
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

                                Rate Ceilings(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Rate Ceilings                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

10.251% to 10.500%.................                   3        $2,182,000.00                0.76%
10.501% to 10.750%.................                   6         4,820,000.00                1.69
10.751% to 11.000%.................                  20        13,622,125.91                4.77
11.001% to 11.250%.................                  69        44,506,414.64               15.59
11.251% to 11.500%.................                 161       107,689,800.14               37.72
11.501% to 11.750%.................                 111        75,219,973.32               26.34
11.751% to 12.000%.................                  53        33,581,914.37               11.76
12.001% to 12.250%.................                   6         3,401,405.18                1.19
12.251% to 12.500%.................                   1           500,000.00                0.18
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Rate Ceiling of the group 4
    Mortgage Loans is expected to be approximately 11.486% per annum.

                           First Adjustment Dates(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
First Adjustment Date                  Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

November 1, 2015...................                   1          $187,200.00                0.07%
April 1, 2016......................                   1           677,226.46                0.24
May 1, 2016........................                   2         1,267,515.24                0.44
June 1, 2016.......................                   2           835,491.50                0.29
July 1, 2016.......................                   8         6,004,725.45                2.10
August 1, 2016.....................                   9         6,265,588.31                2.19
September 1, 2016..................                 287       189,753,310.85               66.46
October 1, 2016....................                 120        80,532,575.75               28.21
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average months to first Adjustment Date of the group 4 Mortgage Loans is expected to be approximately 119 months.

                     Number of Months Since Origination(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Months Since Origination               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1 to 6.............................                 428      $284,659,207.10               99.70%
7 to 12............................                   2           864,426.46                0.30
                                      -----------------   ------------------   -----------------
        Total......................                 430     $285,523,633.56              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average number of months since origination of the group 4 Mortgage Loans is expected to be approximately 2 months.

                                      A-23

                               Remaining Terms(1)

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Remaining Terms                        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

341 to 360 months.................                  427      $283,690,615.15               99.36%
Over 360 months                                       3         1,833,018.41                0.64
-----------------------------------   -----------------   ------------------   -----------------
      Total.......................                  430       $285,523,633.56             100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the group 4 Mortgage Loans is expected to be approximately 360 months.

                          Credit Scores of Mortgagors

                                                           Aggregate Stated      % of Group 4
                                      Number of Group 4   Principal Balance    Cut-off Date Pool
Credit Scores                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

801 to 850.........................                  28       $17,603,955.07                6.17%
751 to 800.........................                 191       130,648,846.75               45.76
701 to 750.........................                 133        86,641,073.50               30.34
651 to 700.........................                  69        44,536,381.07               15.60
601 to 650.........................                   7         4,783,177.17                1.68
Not Scored.........................                   2         1,310,200.00                0.46
                                      -----------------   ------------------   -----------------
        Total......................                 430      $285,523,633.56              100.00%
                                      =================   ==================   =================

                                      A-24

Aggregate Mortgage Loan Data

    The following tables set forth certain characteristics of all the Mortgage
Loans in all loan groups as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      Occupancy of Mortgaged Properties(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Occupancy                              Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Primary Residence..................               1,103      $696,077,155.96               91.19%
Second Home........................                  97        57,671,111.41                7.56
Investor Property..................                  23         9,559,747.81                1.25
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 Property Types

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Property Type                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Single Family Residence............                 758      $481,249,507.71               63.05%
PUD................................                 256       162,796,860.13               21.33
Condominium........................                 175        94,623,586.39               12.40
2-Family...........................                  17        13,650,739.16                1.79
3-Family...........................                   7         5,040,884.43                0.66
Townhouse..........................                   4         2,340,846.78                0.31
4-Family...........................                   3         2,028,559.49                0.27
Condominium Hotel..................                   3         1,577,031.09                0.21
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

                             Mortgage Loan Purposes

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Purpose                                Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Purchase...........................                 715      $438,683,800.77               57.47%
Refinance--Rate/Term(1)............                 257       166,978,829.09               21.88
Refinance--Cashout(2)..............                 251       157,645,385.32               20.65
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.
(2) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

                                      A-25

                               Documentation Type

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Documentation Type                     Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

Standard...........................                 403      $262,058,751.81               34.33%
Accelerated--Rapid.................                 301       205,339,688.58               26.90
Accelerated--Paper Saver...........                 201       122,060,566.59               15.99
Stated Income/Verified Asset.......                 179       101,976,015.46               13.36
Stated Income/Stated Asset.........                 121        66,529,753.78                8.72
Desktop Underwriter(R)/Loan                          17         4,486,790.16                0.59
Prospector(R)......................
All-Ready Home.....................                   1           856,448.80                0.11
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

                                      A-26

            Geographical Distribution of the Mortgaged Properties(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Geographical Area                      Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

California.........................                 700      $456,211,133.96               59.77%
Florida............................                  82        44,810,029.70                5.87
Virginia...........................                  40        23,761,716.38                3.11
Illinois...........................                  38        22,256,557.13                2.92
South Carolina.....................                  30        18,569,596.26                2.43
Colorado...........................                  28        18,243,326.25                2.39
Massachusetts......................                  26        15,886,129.22                2.08
Arizona............................                  21        15,739,648.75                2.06
New York...........................                  21        14,421,958.95                1.89
Maryland...........................                  23        13,279,876.25                1.74
North Carolina.....................                  28        12,629,873.91                1.65
Washington.........................                  22        12,363,803.40                1.62
Texas..............................                  22        10,628,241.83                1.39
Connecticut........................                  14        10,015,938.38                1.31
Nevada.............................                  17         9,740,134.54                1.28
New Jersey.........................                  15         8,983,750.64                1.18
Georgia............................                  13         6,409,364.09                0.84
Washington DC......................                   9         6,112,406.68                0.80
Utah...............................                   7         5,602,307.38                0.73
Oregon.............................                   8         4,635,433.10                0.61
Missouri...........................                   8         4,608,124.07                0.60
Minnesota..........................                   8         4,297,921.98                0.56
Pennsylvania.......................                   5         2,891,333.68                0.38
Tennessee..........................                   4         2,681,120.33                0.35
New Hampshire......................                   3         2,348,334.32                0.31
Vermont............................                   4         2,336,694.89                0.31
Maine..............................                   2         2,131,000.00                0.28
Wisconsin..........................                   3         2,120,269.47                0.28
New Mexico.........................                   4         2,096,640.00                0.27
Hawaii.............................                   2         1,800,000.00                0.24
Michigan...........................                   3         1,206,652.56                0.16
Alabama............................                   3         1,104,640.00                0.14
Kansas.............................                   2           769,944.02                0.10
Ohio...............................                   2           664,634.02                0.09
Montana............................                   1           527,200.00                0.07
Indiana............................                   1           520,000.00                0.07
Louisiana..........................                   2           515,500.58                0.07
Mississippi........................                   1           248,629.38                0.03
Wyoming............................                   1           138,149.08                0.02
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, no more than approximately 0.82% of the Mortgage
    Loans are expected to be secured by Mortgaged Properties in any one five-digit postal zip code.

                                      A-27

                  Current Mortgage Loan Principal Balances(1)

                                                           Aggregate Stated     % of Aggregate
Current Mortgage Loan Principal           Number of       Principal Balance    Cut-off Date Pool
Balances                               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

$0.01 to $50,000.00................                   1           $34,751.48                0.00%
$50,000.01 to $100,000.00..........                   8           707,000.16                0.09
$100,000.01 to $150,000.00.........                  20         2,575,143.57                0.34
$150,000.01 to $200,000.00.........                  27         4,753,696.45                0.62
$200,000.01 to $250,000.00.........                  11         2,560,601.72                0.34
$250,000.01 to $300,000.00.........                  12         3,403,127.60                0.45
$300,000.01 to $350,000.00.........                  13         4,208,779.04                0.55
$350,000.01 to $400,000.00.........                  15         5,739,320.90                0.75
$400,000.01 to $450,000.00.........                  97        42,384,211.79                5.55
$450,000.01 to $500,000.00.........                 207        98,930,968.37               12.96
$500,000.01 to $550,000.00.........                 143        75,259,277.88                9.86
$550,000.01 to $600,000.00.........                 172        99,427,903.92               13.03
$600,000.01 to $650,000.00.........                 107        67,108,898.01                8.79
$650,000.01 to $700,000.00.........                  77        52,038,101.08                6.82
$700,000.01 to $750,000.00.........                  55        39,804,247.53                5.21
$750,000.01 to $800,000.00.........                  59        45,977,914.99                6.02
$800,000.01 to $850,000.00.........                  32        26,550,308.55                3.48
$850,000.01 to $900,000.00.........                  24        21,133,063.43                2.77
$900,000.01 to $950,000.00.........                  24        22,183,084.18                2.91
$950,000.01 to $1,000,000.00.......                  45        44,579,562.19                5.84
$1,000,000.01 to $1,500,000.00.....                  60        74,855,042.47                9.81
$1,500,000.01 to $2,000,000.00.....                   8        13,705,127.34                1.80
$2,000,000.01 to $2,500,000.00.....                   3         7,297,882.53                0.96
$2,500,000.01 to $3,000,000.00.....                   3         8,090,000.00                1.06
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the average outstanding principal balance of the
    Mortgage Loans is expected to be approximately $624,128.

                       Original Debt-to-Income Ratios(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Original Debt-to-Income Ratios         Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1.01% to 5.00%.....................                   2        $2,390,000.00                0.31%
5.01% to 10.00%....................                   7         5,016,749.00                0.66
10.01% to 15.00%...................                  14        10,658,334.18                1.40
15.01% to 20.00%...................                  41        23,790,134.78                3.12
20.01% to 25.00%...................                  84        54,595,773.32                7.15
25.01% to 30.00%...................                 123        77,361,384.24               10.14
30.01% to 35.00%...................                 209       127,513,813.51               16.71
35.01% to 40.00%...................                 281       169,919,323.03               22.26
40.01% to 45.00%...................                 281       177,976,421.51               23.32
45.01% to 50.00%...................                 113        71,028,191.50                9.31
50.01% to 55.00%...................                  45        28,883,190.70                3.78
55.01% to 60.00%...................                  18        12,177,812.13                1.60
60.01% to 65.00%...................                   3         1,379,947.99                0.18
65.01% to 70.00%...................                   2           616,939.29                0.08
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Mortgage Loans is expected to be approximately 36.43%.

                                      A-28

                        Original Loan-to-Value Ratios(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Original Loan-to-Value Ratios          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

10.01% to 15.00%...................                   1        $1,000,000.00                0.13%
15.01% to 20.00%...................                   3         1,095,000.00                0.14
20.01% to 25.00%...................                   3         1,537,000.00                0.20
25.01% to 30.00%...................                   6         3,703,450.00                0.49
30.01% to 35.00%...................                   8         4,429,902.16                0.58
35.01% to 40.00%...................                  14         9,156,033.07                1.20
40.01% to 45.00%...................                  18        12,373,460.96                1.62
45.01% to 50.00%...................                  18        14,225,705.23                1.86
50.01% to 55.00%...................                  34        21,223,233.72                2.78
55.01% to 60.00%...................                  55        34,833,556.95                4.56
60.01% to 65.00%...................                  66        47,462,017.37                6.22
65.01% to 70.00%...................                 115        80,489,517.12               10.54
70.01% to 75.00%...................                 123        83,924,488.85               10.99
75.01% to 80.00%...................                 734       437,035,321.05               57.26
80.01% to 85.00%...................                   1           471,593.61                0.06
85.01% to 90.00%...................                  14         5,792,769.02                0.76
90.01% to 95.00%...................                   9         3,893,064.99                0.51
95.01% to 100.00%..................                   1           661,901.08                0.09
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 72.70%.

                       Current Mortgage Interest Rates(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Current Mortgage Interest Rates        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

4.751% to 5.000%...................                   2        $1,290,000.00                0.17%
5.001% to 5.250%...................                   5         3,158,395.29                0.41
5.251% to 5.500%...................                  11         6,606,851.49                0.87
5.501% to 5.750%...................                  30        17,562,524.10                2.30
5.751% to 6.000%...................                 100        64,812,265.34                8.49
6.001% to 6.250%...................                 241       151,684,613.12               19.87
6.251% to 6.500%...................                 409       258,718,387.81               33.89
6.501% to 6.750%...................                 253       163,563,876.99               21.43
6.751% to 7.000%...................                 129        76,248,612.83                9.99
7.001% to 7.250%...................                  30        14,620,770.86                1.92
7.251% to 7.500%...................                   9         4,085,863.81                0.54
7.501% to 7.750%...................                   2           354,752.33                0.05
8.251% to 8.500%...................                   1           146,311.31                0.02
8.501% to 8.750%...................                   1           454,789.90                0.06
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the
    Mortgage Loans is expected to be approximately 6.436% per annum.

                                      A-29

                                  Gross Margin

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Gross Margin                           Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

2.250%.............................               1,223      $763,308,015.18              100.00%
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

                                Rate Ceilings(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Rate Ceilings                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

9.751% to 10.000%..................                   2        $1,290,000.00                0.17%
10.001% to 10.250%.................                   5         3,158,395.29                0.41
10.251% to 10.500%.................                  10         6,115,851.49                0.80
10.501% to 10.750%.................                  28        16,542,604.10                2.17
10.751% to 11.000%.................                  95        61,984,975.14                8.12
11.001% to 11.250%.................                 235       148,664,120.09               19.48
11.251% to 11.500%.................                 402       254,535,052.36               33.35
11.501% to 11.750%.................                 248       160,904,191.99               21.08
11.751% to 12.000%.................                 125        73,538,379.65                9.63
12.001% to 12.250%.................                  35        17,082,612.89                2.24
12.251% to 12.500%.................                  16         8,268,199.26                1.08
12.501% to 12.750%.................                   8         3,971,418.04                0.52
12.751% to 13.000%.................                   9         5,537,523.38                0.73
13.001% to 13.250%.................                   1           558,651.00                0.07
13.251% to 13.500%.................                   1           492,000.00                0.06
13.501% to 13.750%.................                   1            62,939.29                0.01
14.251% to 14.500%.................                   1           146,311.31                0.02
14.501% to 14.750%.................                   1           454,789.90                0.06
                                      -----------------   ------------------   -----------------
        Total......................              1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average Rate Ceiling of the Mortgage
    Loans is expected to be approximately 11.466% per annum.

                                      A-30

                           First Adjustment Dates(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
First Adjustment Date                  Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

July 1, 2009.......................                   1           $62,939.29                0.01%
August 1, 2009.....................                   3         1,134,709.90                0.15
September 1, 2009..................                  31        16,768,269.37                2.20
October 1, 2009....................                   8         4,998,940.00                0.65
December 1, 2009...................                   1            77,472.22                0.01
May 1, 2010........................                   1           453,868.43                0.06
June 1, 2011.......................                   8         2,943,558.31                0.39
July 1, 2011.......................                  16         6,216,622.88                0.81
August 1, 2011.....................                  16         7,072,037.83                0.93
September 1, 2011..................                 422       253,646,632.01               33.23
October 1, 2011....................                  62        41,132,951.00                5.39
August 1, 2012.....................                   1           998,004.00                0.13
May 1, 2013........................                   3         1,271,050.16                0.17
June 1, 2013.......................                   1           248,629.38                0.03
July 1, 2013.......................                   1           614,340.95                0.08
August 1, 2013.....................                   2         1,086,122.56                0.14
September 1, 2013..................                 156       100,815,746.33               13.21
October 1, 2013....................                  60        38,242,487.00                5.01
November 1, 2015...................                   1           187,200.00                0.02
April 1, 2016......................                   1           677,226.46                0.09
May 1, 2016........................                   2         1,267,515.24                0.17
June 1, 2016.......................                   2           835,491.50                0.11
July 1, 2016.......................                   8         6,004,725.45                0.79
August 1, 2016.....................                   9         6,265,588.31                0.82
September 1, 2016..................                 287       189,753,310.85               24.86
October 1, 2016....................                 120        80,532,575.75               10.55
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average months to first Adjustment Date for the Mortgage Loans is expected to be approximately 85 months.

                     Number of Months Since Origination(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Months Since Origination               Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

1 to 6.............................               1,218      $760,914,244.07               99.69%
7 to 12............................                   2           864,426.46                0.11
13 to 18...........................                   2         1,451,872.43                0.19
19 to 24...........................                   1            77,472.22                0.01
                                      -----------------   ------------------   -----------------
       Total.......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans is expected to be approximately 2 months.

                                      A-31

                               Remaining Terms(1)

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Remaining Terms                        Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

281 to 300 months..................                   2        $1,025,406.80                0.13%
341 to 360 months..................               1,189       745,254,090.58               97.63
Over 360 months....................                  32        17,028,517.80                2.23
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

--------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the Mortgage Loans is expected to be approximately 362 months.

                           Credit Scores of Mortgagors

                                                           Aggregate Stated     % of Aggregate
                                          Number of       Principal Balance    Cut-off Date Pool
Credit Scores                          Mortgage Loans     as of Cut-off Date   Principal Balance
-----------------------------------   -----------------   ------------------   -----------------

801 to 850.........................                  64       $39,845,382.49                5.22%
751 to 800.........................                 508       325,416,947.51               42.63
701 to 750.........................                 380       237,618,785.32               31.13
651 to 700.........................                 232       137,762,513.38               18.05
601 to 650.........................                  28        15,675,439.94                2.05
Not Scored.........................                  11         6,988,946.54                0.92
                                      -----------------   ------------------   -----------------
        Total......................               1,223      $763,308,015.18              100.00%
                                      =================   ==================   =================

                                      A-32

                          Appendix B - Decrement Tables

    The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

                                       B-1

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:

                                                                    Class 1-A-1
                                                   --------------------------------------------------
Distribution Date                                     0%     15%     20%     25%    30%    40%    50%
------------------------------------------------   -----    ----    ----    ----   ----   ----   ----

Initial Percentage..............................     100     100     100     100    100    100    100
October 20, 2007................................     100      84      79      74     68     58     48
October 20, 2008................................      99      71      62      54     46     34     23
October 20, 2009................................      99      59      49      40     32     19     11
October 20, 2010................................      98      49      38      29     22     12      5
October 20, 2011................................      97      41      30      22     15      7      3
October 20, 2012................................      96      34      24      16     11      4      1
October 20, 2013................................      94      29      19      12      7      2      1
October 20, 2014................................      93      24      15       9      5      1      *
October 20, 2015................................      91      20      12       6      3      1      *
October 20, 2016................................      89      17       9       5      2      *      *
October 20, 2017................................      87      14       7       4      2      *      *
October 20, 2018................................      85      12       6       3      1      *      *
October 20, 2019................................      83      10       4       2      1      *      *
October 20, 2020................................      81       8       3       1      1      *      *
October 20, 2021................................      78       7       3       1      *      *      *
October 20, 2022................................      76       5       2       1      *      *      *
October 20, 2023................................      73       4       2       1      *      *      *
October 20, 2024................................      70       4       1       *      *      *      *
October 20, 2025................................      66       3       1       *      *      *      *
October 20, 2026................................      63       2       1       *      *      *      *
October 20, 2027................................      59       2       1       *      *      *      *
October 20, 2028................................      54       1       *       *      *      *      *
October 20, 2029................................      50       1       *       *      *      *      *
October 20, 2030................................      45       1       *       *      *      *      *
October 20, 2031................................      39       1       *       *      *      *      *
October 20, 2032................................      34       *       *       *      *      *      *
October 20, 2033................................      27       *       *       *      *      *      *
October 20, 2034................................      21       *       *       *      *      *      *
October 20, 2035................................      13       *       *       *      *      *      0
October 20, 2036................................       6       *       *       *      *      *      0
October 20, 2037................................       6       *       *       *      *      *      0
October 20, 2038................................       5       *       *       *      *      *      0
October 20, 2039................................       5       *       *       *      *      *      0
October 20, 2040................................       4       *       *       *      *      *      0
October 20, 2041................................       4       *       *       *      *      *      0
October 20, 2042................................       3       *       *       *      *      0      0
October 20, 2043................................       2       *       *       *      *      0      0
October 20, 2044................................       2       *       *       *      *      0      0
October 20, 2045................................       1       *       *       *      *      0      0
October 20, 2046................................       0       0       0       0      0      0      0
Weighted Average
Life (in years)(1)..............................   21.50    5.54    4.17    3.28   2.66   1.86   1.37

--------
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the Class
    Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
    dividing the sum by the initial Class Balance of that class.

*   Less than 0.5%, but greater than zero.

                                       B-2

                    Percentage of Initial Class Balance Outstanding
                 at the Respective Percentages of CPR Set Forth Below:

                                                                    Class 1-A-R
                                                   --------------------------------------------------
Distribution Date                                     0%     15%     20%     25%    30%    40%    50%
------------------------------------------------   -----    ----    ----    ----   ----   ----   ----

Initial Percentage                                   100     100     100     100    100    100    100
October 20, 2007................................       0       0       0       0      0      0      0
October 20, 2008................................       0       0       0       0      0      0      0
October 20, 2009................................       0       0       0       0      0      0      0
October 20, 2010................................       0       0       0       0      0      0      0
October 20, 2011................................       0       0       0       0      0      0      0
October 20, 2012................................       0       0       0       0      0      0      0
October 20, 2013................................       0       0       0       0      0      0      0
October 20, 2014................................       0       0       0       0      0      0      0
October 20, 2015................................       0       0       0       0      0      0      0
October 20, 2016................................       0       0       0       0      0      0      0
October 20, 2017................................       0       0       0       0      0      0      0
October 20, 2018................................       0       0       0       0      0      0      0
October 20, 2019................................       0       0       0       0      0      0      0
October 20, 2020................................       0       0       0       0      0      0      0
October 20, 2021................................       0       0       0       0      0      0      0
October 20, 2022................................       0       0       0       0      0      0      0
October 20, 2023................................       0       0       0       0      0      0      0
October 20, 2024................................       0       0       0       0      0      0      0
October 20, 2025................................       0       0       0       0      0      0      0
October 20, 2026................................       0       0       0       0      0      0      0
October 20, 2027................................       0       0       0       0      0      0      0
October 20, 2028................................       0       0       0       0      0      0      0
October 20, 2029................................       0       0       0       0      0      0      0
October 20, 2030................................       0       0       0       0      0      0      0
October 20, 2031................................       0       0       0       0      0      0      0
October 20, 2032................................       0       0       0       0      0      0      0
October 20, 2033................................       0       0       0       0      0      0      0
October 20, 2034................................       0       0       0       0      0      0      0
October 20, 2035................................       0       0       0       0      0      0      0
October 20, 2036................................       0       0       0       0      0      0      0
Weighted Average
Life (in years)(1)..............................    0.06    0.06    0.06    0.06   0.06   0.06   0.06

--------
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the Class
    Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
    dividing the sum by the initial Class Balance of that class.

                                       B-3

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of CPR Set Forth Below:

                                      Class 2-A-1 and Class 2-A-2                              Class 3-A-1
                        -------------------------------------------------   ----------------------------------------------
Distribution Date         0%     15%      20%    25%    30%    40%    50%     0%    15%    20%    25%    30%    40%    50%
---------------------   -----   -----   -----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage...     100     100     100    100    100    100    100    100    100    100    100    100    100    100
October 20, 2007.....     100      84      79     74     68     58     48    100     84     79     74     68     58     48
October 20, 2008.....      99      70      62     54     46     34     23     99     71     62     54     46     34     23
October 20, 2009.....      99      59      48     40     32     19     11     99     59     49     40     32     19     11
October 20, 2010.....      98      49      38     29     22     12      5     99     49     39     30     22     12      5
October 20, 2011.....      98      41      31     22     15      7      3     98     42     31     22     15      7      3
October 20, 2012.....      96      35      24     16     11      4      1     98     35     24     16     11      4      1
October 20, 2013.....      95      29      19     12      7      2      1     97     30     19     12      7      2      1
October 20, 2014.....      93      24      15      9      5      1      *     96     25     15      9      5      1      *
October 20, 2015.....      92      20      12      7      3      1      *     94     21     12      7      4      1      *
October 20, 2016.....      90      17       9      5      2      *      *     92     17      9      5      2      1      *
October 20, 2017.....      88      14       7      4      2      *      *     90     14      7      4      2      *      *
October 20, 2018.....      86      12       6      3      1      *      *     88     12      6      3      1      *      *
October 20, 2019.....      83      10       4      2      1      *      *     86     10      4      2      1      *      *
October 20, 2020.....      81       8       3      1      1      *      *     83      8      3      1      1      *      *
October 20, 2021.....      78       7       3      1      *      *      *     80      7      3      1      *      *      *
October 20, 2022.....      75       5       2      1      *      *      *     77      5      2      1      *      *      *
October 20, 2023.....      72       4       2      1      *      *      *     74      4      2      1      *      *      *
October 20, 2024.....      69       4       1      *      *      *      *     71      4      1      *      *      *      *
October 20, 2025.....      65       3       1      *      *      *      *     67      3      1      *      *      *      *
October 20, 2026.....      61       2       1      *      *      *      *     63      2      1      *      *      *      *
October 20, 2027.....      57       2       1      *      *      *      *     59      2      1      *      *      *      *
October 20, 2028.....      52       1       *      *      *      *      *     54      1      *      *      *      *      *
October 20, 2029.....      47       1       *      *      *      *      *     49      1      *      *      *      *      *
October 20, 2030.....      42       1       *      *      *      *      *     44      1      *      *      *      *      *
October 20, 2031.....      36       1       *      *      *      *      *     38      1      *      *      *      *      *
October 20, 2032.....      30       *       *      *      *      *      *     32      *      *      *      *      *      *
October 20, 2033.....      24       *       *      *      *      *      *     25      *      *      *      *      *      *
October 20, 2034.....      16       *       *      *      *      *      *     18      *      *      *      *      *      *
October 20, 2035.....       9       *       *      *      *      *      *     10      *      *      *      *      *      *
October 20, 2036.....       1       *       *      *      *      *      0      2      *      *      *      *      *      0
October 20, 2037.....       1       *       *      *      *      *      0      2      *      *      *      *      *      0
October 20, 2038.....       1       *       *      *      *      *      0      2      *      *      *      *      *      0
October 20, 2039.....       1       *       *      *      *      *      0      2      *      *      *      *      *      0
October 20, 2040.....       1       *       *      *      *      *      0      2      *      *      *      *      *      0
October 20, 2041.....       1       *       *      *      *      *      0      1      *      *      *      *      *      0
October 20, 2042.....       1       *       *      *      *      *      0      1      *      *      *      *      *      0
October 20, 2043.....       *       *       *      *      *      0      0      1      *      *      *      *      0      0
October 20, 2044.....       *       *       *      *      *      0      0      1      *      *      *      *      0      0
October 20, 2045.....       *       *       *      *      *      0      0      *      *      *      *      *      0      0
October 20, 2046.....       0       0       0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
(in years)(1)........   20.91    5.54    4.18   3.29   2.66   1.86   1.37   21.49  5.60   4.21   3.30   2.67   1.87   1.37

--------
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the Class
    Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
    dividing the sum by the initial Class Balance of that class.

*   Less than 0.5%, but greater than zero.

                                       B-4

                    Percentage of Initial Class Balance Outstanding
                 at the Respective Percentages of CPR Set Forth Below:

                                                                      Class 4-A-1
                                                   --------------------------------------------------
Distribution Date                                     0%     15%     20%     25%    30%    40%    50%
------------------------------------------------   -----    ----    ----    ----   ----   ----   ----

Initial Percentage..............................     100     100     100     100    100    100    100
October 20, 2007................................     100      79      72      65     58     45     31
October 20, 2008................................     100      61      50      39     29     12      0
October 20, 2009................................      99      46      32      20     10      0      0
October 20, 2010................................      99      34      19       7      0      0      0
October 20, 2011................................      99      23       9       0      0      0      0
October 20, 2012................................      99      15       *       0      0      0      0
October 20, 2013................................      98       8       0       0      0      0      0
October 20, 2014................................      98       2       0       0      0      0      0
October 20, 2015................................      98       0       0       0      0      0      0
October 20, 2016................................      97       0       0       0      0      0      0
October 20, 2017................................      94       0       0       0      0      0      0
October 20, 2018................................      91       0       0       0      0      0      0
October 20, 2019................................      88       0       0       0      0      0      0
October 20, 2020................................      84       0       0       0      0      0      0
October 20, 2021................................      80       0       0       0      0      0      0
October 20, 2022................................      76       0       0       0      0      0      0
October 20, 2023................................      72       0       0       0      0      0      0
October 20, 2024................................      67       0       0       0      0      0      0
October 20, 2025................................      61       0       0       0      0      0      0
October 20, 2026................................      56       0       0       0      0      0      0
October 20, 2027................................      50       0       0       0      0      0      0
October 20, 2028................................      43       0       0       0      0      0      0
October 20, 2029................................      36       0       0       0      0      0      0
October 20, 2030................................      28       0       0       0      0      0      0
October 20, 2031................................      20       0       0       0      0      0      0
October 20, 2032................................      11       0       0       0      0      0      0
October 20, 2033................................       1       0       0       0      0      0      0
October 20, 2034................................       0       0       0       0      0      0      0
October 20, 2035................................       0       0       0       0      0      0      0
October 20, 2036................................       0       0       0       0      0      0      0
Weighted Average
Life (in years)(1)..............................   19.98    3.17    2.32    1.80   1.45   1.02   0.75

--------
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the Class
    Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
    dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                       B-5

                  Percentage of Initial Class Balance(1) Outstanding
                 at the Respective Percentages of CPR Set Forth Below:

                                             Class 4-A-2                                     Class 4-A-3
                        -------------------------------------------------   ----------------------------------------------
Distribution Date         0%     15%      20%    25%    30%    40%    50%     0%    15%    20%    25%    30%    40%    50%
---------------------   -----   -----   -----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage...     100     100     100    100    100    100    100    100    100    100    100    100    100    100
October 20, 2007.....     100     100     100    100    100    100    100    100    100    100    100    100    100    100
October 20, 2008.....     100     100     100    100    100    100     94    100    100    100    100    100    100     94
October 20, 2009.....     100     100     100    100    100     80     44    100    100    100    100    100     80     44
October 20, 2010.....     100     100     100    100     91     48     22    100    100    100    100     91     48     22
October 20, 2011.....     100     100     100     91     64     29     11    100    100    100     91     64     29     11
October 20, 2012.....     100     100     100     68     45     17      5    100    100    100     68     45     17      5
October 20, 2013.....     100     100      81     51     31     10      3    100    100     81     51     31     10      3
October 20, 2014.....     100     100      65     38     22      6      1    100    100     65     38     22      6      1
October 20, 2015.....     100      89      52     29     15      4      1    100     89     52     29     15      4      1
October 20, 2016.....     100      75      41     21     11      2      *      0      0      0      0      0      0      0
October 20, 2017.....     100      63      32     16      7      1      *      0      0      0      0      0      0      0
October 20, 2018.....     100      52      25     11      5      1      *      0      0      0      0      0      0      0
October 20, 2019.....     100      43      20      8      3      *      *      0      0      0      0      0      0      0
October 20, 2020.....     100      35      15      6      2      *      *      0      0      0      0      0      0      0
October 20, 2021.....     100      29      12      4      2      *      *      0      0      0      0      0      0      0
October 20, 2022.....     100      24       9      3      1      *      *      0      0      0      0      0      0      0
October 20, 2023.....     100      19       7      2      1      *      *      0      0      0      0      0      0      0
October 20, 2024.....     100      16       5      2      *      *      *      0      0      0      0      0      0      0
October 20, 2025.....     100      13       4      1      *      *      *      0      0      0      0      0      0      0
October 20, 2026.....     100      10       3      1      *      *      *      0      0      0      0      0      0      0
October 20, 2027.....     100       8       2      1      *      *      *      0      0      0      0      0      0      0
October 20, 2028.....     100       6       2      *      *      *      *      0      0      0      0      0      0      0
October 20, 2029.....     100       5       1      *      *      *      *      0      0      0      0      0      0      0
October 20, 2030.....     100       4       1      *      *      *      *      0      0      0      0      0      0      0
October 20, 2031.....     100       3       1      *      *      *      *      0      0      0      0      0      0      0
October 20, 2032.....     100       2       *      *      *      *      *      0      0      0      0      0      0      0
October 20, 2033.....     100       1       *      *      *      *      *      0      0      0      0      0      0      0
October 20, 2034.....      71       1       *      *      *      *      *      0      0      0      0      0      0      0
October 20, 2035.....      36       *       *      *      *      *      *      0      0      0      0      0      0      0
October 20, 2036.....       1       *       *      *      *      *      0      0      0      0      0      0      0      0
October 20, 2037.....       1       *       *      *      *      *      0      0      0      0      0      0      0      0
October 20, 2038.....       1       *       *      *      *      *      0      0      0      0      0      0      0      0
October 20, 2039.....       1       *       *      *      *      *      0      0      0      0      0      0      0      0
October 20, 2040.....       1       *       *      *      *      *      0      0      0      0      0      0      0      0
October 20, 2041.....       1       *       *      *      *      *      0      0      0      0      0      0      0      0
October 20, 2042.....       1       *       *      *      *      0      0      0      0      0      0      0      0      0
October 20, 2043.....       1       *       *      *      *      0      0      0      0      0      0      0      0      0
October 20, 2044.....       *       *       *      *      *      0      0      0      0      0      0      0      0      0
October 20, 2045.....       *       *       *      *      *      0      0      0      0      0      0      0      0      0
October 20, 2046.....       0       0       0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
(in years)(2)........   28.69   13.49   10.28   8.08   6.53   4.53   3.30   9.89    9.7   8.64   7.39   6.24   4.48    3.3

--------
(1) With respect to the Class 4-A-3 Certificates, percentages are expressed as percentages of initial notional amount.
(2) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the Class
    Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

*   Less than 0.5%, but greater than zero.

                                       B-6

                    Percentage of Initial Class Balance Outstanding
                 at the Respective Percentages of CPR Set Forth Below:

                                             Class 4-A-4                         Class B-1, Class B-2, and Class B-3
                        -------------------------------------------------   ----------------------------------------------
Distribution Date         0%     15%      20%    25%    30%    40%    50%     0%    15%    20%    25%    30%    40%    50%
---------------------   -----   -----   -----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----

Initial Percentage..      100     100     100    100    100    100    100    100    100    100    100    100    100    100
October 20, 2007.....     100      84      79     74     69     58     48    100    100    100    100    100    100    100
October 20, 2008.....     100      71      62     54     47     34     23     99     99     99     99     99     86     71
October 20, 2009.....     100      59      49     40     32     19     11     99     99     99     91     83     66     50
October 20, 2010.....      99      50      39     30     22     12      5     99     99     82     68     58     40     25
October 20, 2011.....      99      42      31     22     16      7      3     98     88     65     51     40     24     12
October 20, 2012.....      99      36      25     17     11      4      1     98     74     52     38     28     14      6
October 20, 2013.....      99      30      20     13      8      3      1     97     63     41     28     19      8      3
October 20, 2014.....      99      26      16      9      5      2      *     96     53     33     21     13      5      2
October 20, 2015.....      98      22      13      7      4      1      *     95     44     26     15      9      3      1
October 20, 2016.....      98      18      10      5      3      1      *     93     37     20     11      6      2      *
October 20, 2017.....      96      15       8      4      2      *      *     91     31     16      8      4      1      *
October 20, 2018.....      93      13       6      3      1      *      *     89     26     12      6      3      1      *
October 20, 2019.....      91      10       5      2      1      *      *     87     21     10      4      2      *      *
October 20, 2020.....      88       9       4      1      1      *      *     84     17      7      3      1      *      *
October 20, 2021.....      85       7       3      1      *      *      *     81     14      6      2      1      *      *
October 20, 2022.....      82       6       2      1      *      *      *     78     12      4      2      1      *      *
October 20, 2023.....      79       5       2      1      *      *      *     75     10      3      1      *      *      *
October 20, 2024.....      75       4       1      *      *      *      *     71      8      3      1      *      *      *
October 20, 2025.....      71       3       1      *      *      *      *     68      6      2      1      *      *      *
October 20, 2026.....      67       2       1      *      *      *      *     64      5      1      *      *      *      *
October 20, 2027.....      62       2       1      *      *      *      *     59      4      1      *      *      *      *
October 20, 2028.....      57       2       *      *      *      *      *     55      3      1      *      *      *      *
October 20, 2029.....      51       1       *      *      *      *      *     49      2      1      *      *      *      *
October 20, 2030.....      46       1       *      *      *      *      *     44      2      *      *      *      *      *
October 20, 2031.....      39       1       *      *      *      *      *     38      1      *      *      *      *      *
October 20, 2032.....      33       *       *      *      *      *      *     32      1      *      *      *      *      *
October 20, 2033.....      25       *       *      *      *      *      *     25      1      *      *      *      *      *
October 20, 2034.....      17       *       *      *      *      *      *     17      *      *      *      *      *      *
October 20, 2035.....       9       *       *      *      *      *      0      9      *      *      *      *      *      *
October 20, 2036.....       *       *       *      *      *      *      0      1      *      *      *      *      *      0
October 20, 2037.....       *       *       *      *      *      0      0      1      *      *      *      *      *      0
October 20, 2038.....       *       *       *      *      *      0      0      1      *      *      *      *      *      0
October 20, 2039.....       *       *       *      *      *      0      0      1      *      *      *      *      *      0
October 20, 2040.....       *       *       *      *      *      0      0      1      *      *      *      *      *      0
October 20, 2041.....       *       *       *      *      *      0      0      1      *      *      *      *      *      0
October 20, 2042.....       *       *       *      *      *      0      0      1      *      *      *      *      *      0
October 20, 2043.....       *       *       *      *      *      0      0      *      *      *      *      *      *      0
October 20, 2044.....       *       *       *      *      *      0      0      *      *      *      *      *      0      0
October 20, 2045.....       *       *       *      *      0      0      0      *      *      *      *      *      0      0
October 20, 2046.....       0       0       0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average Life
(in years)(1)........   22.11    5.69    4.26   3.33   2.69   1.87   1.38   21.49  9.73   7.37   6.05   5.20   4.01   3.17

--------
(1) The weighted average life of a class of Certificates is determined by (i)
    multiplying the amount of each distribution in reduction of the Class
    Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
    dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                                       B-7

                   A Appendix C - Hypothetical Mortgage Loans

                                                                                                                  Remaining
                                                                                                                  Interest
                                                                                                                    Only
               Unpaid Principal   Current Mortgage      Remaining       Age                                         Term
                    Balance        Interest Rate      Term (Months)   (Months)   Gross Margin    Rate Ceiling     (Months)
------------   ----------------   ----------------    -------------   --------   ------------    -------------    ---------

Loan Group 1      $2,584,873.71       6.4766036631%             359          1   2.2500000000%   12.4766036631%           0
                  $1,885,000.00       6.7125331565%             360          0   2.2500000000%   12.7125331565%           0
                    $679,920.00       6.0309301094%             358          2   2.2500000000%   12.0309301094%          34
                 $12,125,681.00       6.4868229463%             359          1   2.2500000000%   12.4868229463%          35
                  $3,113,940.00       6.4476475141%             360          0   2.2500000000%   12.4476475141%          36
                     $62,939.29       7.6250000000%             477          3   2.2500000000%   13.6250000000%           0
                    $454,789.90       8.7500000000%             478          2   2.2500000000%   14.7500000000%           0
                  $2,057,714.66       6.5895708197%             479          1   2.2500000000%   12.5895708197%           0

Loan Group 2         $77,472.22       6.5000000000%             357          3   2.2500000000%   11.5000000000%           0
                    $453,868.43       6.1250000000%             359          1   2.2500000000%   11.1250000000%           0
                    $856,448.80       6.7500000000%             299          1   2.2500000000%   11.7500000000%           0
                    $168,958.00       6.7500000000%             300          0   2.2500000000%   11.7500000000%           0
                  $1,176,650.60       6.4278270563%             356          4   2.2500000000%   11.4278270563%           0
                  $1,110,109.65       6.6917026980%             357          3   2.2500000000%   11.6917026980%           0
                  $2,462,862.50       6.3697442889%             358          2   2.2500000000%   11.3697442889%           0
                 $68,056,296.32       6.3136110296%             359          1   2.2500000000%   11.3136110296%           0
                 $21,445,273.00       6.2151330389%             360          0   2.2500000000%   11.2151330389%           0
                  $1,766,907.71       6.2754632003%             356          4   2.2500000000%   11.2754632003%          56
                  $5,106,513.23       6.5999646764%             357          3   2.2500000000%   11.5999646764%          57
                  $4,317,362.29       6.5594633906%             358          2   2.2500000000%   11.5594633906%          58
                $179,970,272.50       6.3966801153%             359          1   2.2500000000%   11.3966801153%          59
                 $18,283,720.00       6.4667270938%             360          0   2.2500000000%   11.4667270938%          60
                    $291,813.04       7.6250000000%             478          2   2.2500000000%   12.6250000000%           0
                  $4,763,614.39       6.6132496710%             479          1   2.2500000000%   11.6132496710%           0
                  $1,235,000.00       7.2500000000%             480          0   2.2500000000%   12.2500000000%           0

Loan Group 3        $998,004.00       6.0000000000%             358          2   2.2500000000%   11.0000000000%           0
                    $248,629.38       6.8750000000%             356          4   2.2500000000%   11.8750000000%           0
                 $24,951,175.32       6.3921521695%             359          1   2.2500000000%   11.3921521695%           0
                  $9,806,508.00       6.3623437619%             360          0   2.2500000000%   11.3623437619%           0
                 $72,506,456.57       6.4293822535%             359          1   2.2500000000%   11.4293822535%          83
                 $28,435,979.00       6.4076977401%             360          0   2.2500000000%   11.4076977401%          84
                  $1,271,050.16       6.9045184849%             475          5   2.2500000000%   11.9045184849%           0
                    $614,340.95       7.2500000000%             477          3   2.2500000000%   12.2500000000%           0
                  $1,086,122.56       6.8046236778%             478          2   2.2500000000%   11.8046236778%           0
                  $3,358,114.44       6.7183938831%             479          1   2.2500000000%   11.7183938831%           0

               Months to
                 First
               Adjustment
                  Date
------------   ----------

Loan Group 1           35
                       36
                       34
                       35
                       36
                       33
                       34
                       35

Loan Group 2           38
                       43
                       59
                       60
                       56
                       57
                       58
                       59
                       60
                       56
                       57
                       58
                       59
                       60
                       58
                       59
                       60

Loan Group 3           70
                       80
                       83
                       84
                       83
                       84
                       79
                       81
                       82
                       83

                                       C-1

                                                                                                                  Remaining
                                                                                                                  Interest
                                                                                                                    Only
               Unpaid Principal   Current Mortgage      Remaining       Age                                         Term
                    Balance        Interest Rate      Term (Months)   (Months)   Gross Margin    Rate Ceiling     (Months)
------------   ----------------   ----------------    -------------   --------   ------------    -------------    ---------

Loan Group 4        $187,200.00       6.5000000000%             358          2   2.2500000000%   11.5000000000%         109
                    $677,226.46       5.8750000000%             354          6   2.2500000000%   10.8750000000%           0
                    $718,662.72       6.3750000000%             358          2   2.2500000000%   11.3750000000%           0
                 $18,758,379.77       6.5429842378%             359          1   2.2500000000%   11.5429842378%           0
                 $12,859,460.00       6.0777381010%             360          0   2.2500000000%   11.0777381010%           0
                    $650,000.00       6.5000000000%             355          5   2.2500000000%   11.5000000000%         115
                    $835,491.50       6.7933115567%             356          4   2.2500000000%   11.7933115567%         116
                  $6,004,725.45       6.6050758053%             357          3   2.2500000000%   11.6050758053%         117
                  $5,546,925.59       6.7644252338%             358          2   2.2500000000%   11.7644252338%         118
                $169,779,427.91       6.5132980011%             359          1   2.2500000000%   11.5132980011%         119
                 $67,673,115.75       6.4427554176%             360          0   2.2500000000%   11.4427554176%         120
                    $617,515.24       6.8750000000%             475          5   2.2500000000%   11.8750000000%           0
                  $1,215,503.17       6.7500000000%             479          1   2.2500000000%   11.7500000000%           0

                Months to
                  First
                Adjustment
                   Date
------------    ----------

Loan Group 4           109
                       114
                       118
                       119
                       120
                       115
                       116
                       117
                       118
                       119
                       120
                       115
                       119

                                       C-2

         B Appendix D - Sensitivity and Aggregate Realized Loss Tables

    The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

          Sensitivity of Pre-Tax Yields to Maturity of the Class Class 4-A-3
                           Certificates to Prepayments

                                                         Percentage of CPR
                                 ----------------------------------------------------------------
                                       0%       15%        20%     25%     30%     40%      50%
                                 -------    -------    -------    ----   -----   ------   -------

Class 4-A-3                        14.99%    14.73%     12.81%   9.60%   5.38%   (5.55)%  (19.43)%
  Certificates..............`

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                 Certificates to Prepayments and Realized Losses

                                    Loss                          Percentage of CPR
                                   Severity  ---------------------------------------------------------------
Percentage of SDA                Percentage       0%         15%        20%     25%     30%     40%     50%
------------------------------   ----------    -------    -------    -------    ----    ----    ----    ----

0%............................            0%      6.77%      6.45%      6.33%   6.24%   6.18%   6.07%   5.99%
50%...........................           25%      6.77       6.45       6.33    6.24    6.17    6.07    5.99
50%...........................           50%      6.77       6.46       6.34    6.24    6.17    6.07    5.99
75%...........................           25%      6.77       6.45       6.33    6.24    6.17    6.07    5.99
75%...........................           50%      2.31       6.47       6.34    6.24    6.17    6.07    5.99
100%..........................           25%      6.77       6.46       6.33    6.24    6.17    6.07    5.99
100%..........................           50%    (21.48)      6.48       6.35    6.25    6.17    6.07    5.99
150%..........................           25%      2.66       6.47       6.34    6.24    6.17    6.07    5.99
150%..........................           50%    (41.97)      1.48       5.18    6.25    6.17    6.07    5.99

              Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                    Certificates to Prepayments and Realized Losses

                                    Loss                          Percentage of CPR
                                   Severity  ---------------------------------------------------------------
Percentage of SDA                Percentage       0%         15%        20%     25%     30%     40%     50%
------------------------------   ----------    -------    -------    -------    ----    ----    ----    ----

0%............................            0%      6.95%       6.74%      6.69%   6.67%   6.66%   6.67%   6.72%
50%...........................           25%      6.95        6.75       6.69    6.67    6.66    6.67    6.71
50%...........................           50%     (0.79)       6.75       6.69    6.66    6.66    6.67    6.71
75%...........................           25%      6.31        6.75       6.69    6.67    6.66    6.67    6.71
75%...........................           50%    (31.28)       5.95       6.69    6.67    6.65    6.67    6.71
100%..........................           25%     (0.25)       6.75       6.69    6.66    6.66    6.67    6.71
100%..........................           50%    (45.24)      (0.80)      4.20    6.67    6.65    6.67    6.71
150%..........................           25%    (30.90)       6.09       6.69    6.66    6.65    6.67    6.71
150%..........................           50%    (65.98)     (44.87)    (32.70)   (4.78)  2.13    6.62    6.71

    The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off
Date.

                            Aggregate Realized Losses

                                    Loss                          Percentage of CPR
                                   Severity  ---------------------------------------------------------------
Percentage of SDA                Percentage       0%         15%        20%     25%     30%     40%     50%
------------------------------   ----------    -------    -------    -------    ----    ----    ----    ----

                                       D-1

0%............................           25%      0.51%       0.25%      0.20%   0.16%   0.13%   0.08%   0.06%
50%...........................           50%      1.02        0.49       0.39    0.32    0.26    0.17    0.11
75%...........................           25%      0.76        0.37       0.30    0.24    0.19    0.13    0.08
75%...........................           50%      1.52        0.74       0.59    0.48    0.38    0.25    0.17
100%..........................           25%      1.01        0.49       0.39    0.32    0.26    0.17    0.11
100%..........................           50%      2.02        0.98       0.78    0.63    0.51    0.34    0.22
150%..........................           25%      1.50        0.73       0.58    0.47    0.38    0.25    0.17
150%..........................           50%      3.00        1.46       1.17    0.94    0.76    0.50    0.33

                                       D-2

                            [LOGO - Bank of America]

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                              Sponsor and Servicer

                      Banc of America Mortgage 2006-B Trust
                                 Issuing Entity

                                  $757,964,100
                                  (Approximate)

                              Mortgage Pass-Through
                           Certificates, Series 2006-B

                              -------------------

                              PROSPECTUS SUPPLEMENT

                              -------------------

       The offered certificates are not being offered in any state where the offer is not permitted.

       The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

       Upon request, dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, upon request, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                         Banc of America Securities LLC

                                October 26, 2006


                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                  --------------------------------------------

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 11 of this prospectus.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

Each Issuing Entity--

o    will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

o    will own a pool or pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property.

Each Pool of Mortgage Loans--

o    will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

o    will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

o    will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

Each Series of Certificates--

o    will represent interests in the related issuing entity;

o    may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

o    may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

o    will be paid only from the assets of the related issuing entity.

      Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 --------------------------------------------

               The date of this prospectus is September 26, 2006.


                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND

    Limited Source of Payments -- No Recourse to Depositor,

    The Ratings of Your Certificates May Be Lowered or Withdrawn
        Which May Adversely Affect the Liquidity or Market Value
        of Your Certificates..................................................13
    Real Estate Market Conditions Affect Mortgage Loan

    Leaseholds May Be Subject to Default Risk on the Underlying
        Lease.................................................................14
    Yield is Sensitive to Rate of Principal Prepayment........................15
    Timing of Prepayments on the Mortgage Loans May Result in
        Interest Shortfalls on the Certificates...............................16
    Exercise of Rights Under Special Servicing Agreements May Be
        Adverse to Other Certificateholders...................................16
    Special Powers of the FDIC in the Event of Insolvency of the
        Sponsor Could Delay or Reduce Distributions on the
        Certificates..........................................................17
    Insolvency of the Depositor May Delay or Reduce Collections
        on Mortgage Loans.....................................................18
    Book-Entry System for Certain Classes of Certificates May
        Decrease Liquidity and Delay Payment..................................18
    Cash Flow Agreements and External Credit Enhancements are
        Subject to Third Party Risk...........................................19
    Amounts Received from an Auction and a Related Swap
        Agreement May Be Insufficient to Assure Completion of
        the Auction...........................................................19
    Servicing Transfer Following Event of Default May Result in

                                       2

    Payments on Mortgage Loans; Certificate and Custodial

    Enforcement of "Due-on-Sale" Clauses; Realization Upon
        Defaulted Mortgage Loans..............................................79
    Insurance Policies........................................................81
    Fixed Retained Yield, Servicing Compensation and Payment of

    Anti-Deficiency Legislation, the Bankruptcy Code and Other

        Election to Treat All Interest Under the Constant Yield

        Tax-Related Restrictions on Transfer of Residual
           Certificates......................................................118

                                       3

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO  WHICH

    Exchangeable Certificates Representing Proportionate
        Interests in Two or More Exchangeable REMIC Certificates.............134
    Exchangeable Certificates Representing Disproportionate
        Interests in Exchangeable REMIC Certificates.........................135
    Sales, Exchanges and Other Dispositions of Exchangeable

                                       4

                  Important Notice About Information Presented
                in this Prospectus and the Prospectus Supplement

    Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

    o   the principal balances and/or interest rates of each class;

    o   the timing and priority of interest and principal payments;

    o   statistical and other information about the mortgage loans;

    o   information about credit enhancement, if any, for each class;

    o   the ratings for each class; and

    o   the method for selling the certificates.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information.
The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

    Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents in the accompanying prospectus supplement provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Prospectus Definitions"
beginning on page 147 in this prospectus.
                               -------------------

                                       5

--------------------------------------------------------------------------------
SUMMARY OF PROSPECTUS
--------------------------------------------------------------------------------

    o   This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

    o   This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuing Entity

    Each series of certificates will be issued by a separate common law trust.
Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement among the depositor, one or more servicers and/or a master servicer and the trustee specified in the applicable prospectus supplement.

Sponsor

    Bank of America, National Association will be the sponsor of each series of certificates. The mortgage loans will either be originated by the sponsor or purchased by the sponsor from various entities that either originated the mortgage loans to the sponsor's underwriting standards or to the underwriting standards described in the related prospectus supplement. The sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

    Banc of America Mortgage Securities, Inc. will serve as the depositor for each series of certificates. The depositor will acquire the mortgage loans from the sponsor, and will transfer them to each trust. The depositor is a direct, wholly-owned subsidiary of the sponsor. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

Servicer(s)

    The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

Master Servicer

    To the extent specified in the related prospectus supplement, if there is more than one servicer of the mortgage loans for a series, a master servicer, affiliated or unaffiliated with the depositor, may be appointed by the depositor to supervise the servicers.

Trustee

    A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

                                       6

THE MORTGAGE LOANS

    Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

    The mortgage loans in each trust estate:

    o   will be fixed or adjustable interest rate mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable prospectus supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii)
        row houses, (iv) townhouses, (v) condominium units, including condominium hotels, (vi) units within planned unit developments, (vii)
        long-term leases on any of the foregoing types of property, and (viii)
        shares issued by private non-profit housing corporations, known as cooperatives, and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in cooperative buildings;

    o   will have been acquired by the depositor from the sponsor;

    o   will have been originated or acquired by the sponsor; and

    o   will have been underwritten to the standards specified in this prospectus or in the applicable
        prospectus supplement.

    See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing
Compensation and Payment of Expenses" for a description of fixed retained yield.
See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage Loans--Condominiums,"
"--Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives and leaseholds. See "The
Mortgage Loan Programs--Mortgage Loan Underwriting" for a description of the underwriting standards of the Sponsor and "The Sponsor" for a description of the
Sponsor.

    You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans included in a particular trust estate.

DISTRIBUTIONS ON THE CERTIFICATES

    Each series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements or cash flow agreements described in this prospectus.

Interest Distributions

    For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of the
Certificates--Distributions to Certificateholders--Distributions of Interest."

    Interest will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding class balance or notional amount.

Principal Distributions

    For a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among

                                       7

the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of the
Certificates--Distributions to Certificateholders--Distributions of Principal."

Distribution Dates

    Distributions on the certificates will be made on the dates specified in the applicable prospectus supplement. The cut-off date for each series will be the date specified in the applicable prospectus supplement.

Record Dates

    Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs (unless a different date is specified in the applicable prospectus supplement).

CREDIT ENHANCEMENT

Subordination

    A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

    Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their monthly principal and interest distributions and to protect them from losses. This protection may be effected by:

    o   the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinate certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions for that date;

    o   the right of the senior certificateholders to receive future distributions on the mortgage loans that would otherwise have been payable to the subordinate certificateholders;

    o   the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans; and

    o   any other method specified in the related prospectus supplement.

Other Types of Credit Enhancement

    If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may, in addition to or in lieu of subordination, be entitled to the benefits of one or more of the following types of credit enhancement:

    o   limited guarantee
    o   financial guaranty insurance policy
    o   surety bond
    o   letter of credit
    o   mortgage pool insurance policy
    o   reserve fund
    o   cross collateralization
    o   overcollateralization
    o   excess interest

    See "Description of the Certificates--Other Credit Enhancement." In
addition, if specified in the applicable prospectus supplement, amounts received under any cash flow agreement described under "Description of the
Certificates--Cash Flow Agreements" may also be used to provide credit enhancement for one or more classes of certificates.

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

    In the event that a principal or interest payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated

                                       8

to make cash advances to the servicer custodial account if the servicer determines that it will be able to recover those amounts from future payments and collections on the mortgage loan. A servicer who makes principal or interest advances will be reimbursed for those advances as described in this prospectus.
If the servicer fails to make a required principal or interest advance, the master servicer or trustee will be required to make the advance from its own funds unless the trustee or master servicer, as the case may be, determines that it will not be able to recover those amounts from future payments and collections on the mortgage loan.

    See "Servicing of the Mortgage Loans--Periodic Advances and Servicing
Advances."

FORMS OF CERTIFICATES

    The certificates will be issued either:

    o   in book-entry form through the facilities of DTC; or

    o   in fully-registered, certificated form.

    If you own book-entry certificates, you will not receive a physical certificate representing your ownership interest in the book-entry certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates--Book-Entry Form." Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations, including Clearstream and Euroclear. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights relating to your book-entry certificates may generally only be exercised through DTC and its participating organizations, including Clearstream and Euroclear.

    See "Description of the Certificates--Book-Entry Form."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

    If specified in the prospectus supplement for a series, the depositor or another party (which may be a certificateholder) specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans.
Any purchase must be made in the manner and at the price specified under "The
Pooling Agreement--Termination; Optional Purchase of Mortgage Loans."

    If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

    Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

    See "Prepayment and Yield Considerations."

ERISA LIMITATIONS

    If you are a fiduciary of any employee benefit plan or another type of retirement plan or arrangement subject to the ERISA, the Internal Revenue Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

    Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, any

                                       9

servicers or the master servicer to additional obligations.

    See "ERISA Considerations."

TAX STATUS

    The treatment of the certificates for federal income tax purposes will depend on:

    o   whether one or more REMIC elections are made for a series of certificates;

    o   if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

    o   whether the certificates are interests in a trust fund treated as a grantor trust.

    If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

    If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

    See "Federal Income Tax Consequences."

LEGAL INVESTMENT

    The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

    See "Legal Investment" in this prospectus and "Summary of Terms--Legal
Investment" in the applicable prospectus supplement.

RATING

    Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each offered class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

    o   A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

    o   Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                       10

--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------

    Investors should consider, among other things, the following description of the material risks associated with the purchase of certificates as well as the specific risks discussed in the applicable prospectus supplement under "Risk
Factors."

Limited Source of Payments - No Recourse to Depositor, Sponsor, Servicer or
Trustee

    Except for any related insurance policies and any reserve fund or other external credit enhancement described in the applicable prospectus supplement:

    o   mortgage loans included in the related trust estate will be the sole source of payments on the certificates of a series;

    o   the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, the servicer, the trustee or any of their affiliates, except for the depositor's limited obligations relating to certain breaches of its representations and warranties and limited obligations of the servicer with respect to its servicing obligations; and

    o   neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or any other entity.

    Consequently, in the event that payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited Liquidity

    The liquidity of your certificates may be limited. You should consider that:

    o   a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

    o   the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in the certificates of that series, but no underwriter will be obligated to do so; and

    o   unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

    As a result, you may not be able to sell your certificates, or you may not be able to sell your certificates at a price sufficient to produce your desired return on investment.

    The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

Credit Enhancement is Limited in Amount and Coverage

    Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans.
Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a mortgage pool insurance policy; a reserve fund; cross collateralization; overcollateralization; or
excess interest. See "Description of the Certificates--Distributions to
Certificateholders" and "--Other Credit Enhancement."

Regardless of the form of credit enhancement provided:

    o   the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

    o   may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

    If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related certificates (or certain classes).

                                       11

Certificates May Not Be Appropriate For Individual Investors

    If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, the certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

    o   if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

    o   the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates.
        Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

    o   you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates)
        at a rate at least as high as the applicable pass-through rate or your expected yield;

    o   a secondary market for the certificates may not develop or provide you with liquidity of investment; and

    o   you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

    If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

                                       12

    None of the depositor, the sponsor, the servicer, the trustee or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

    See "Description of the Certificates--Distributions to Certificateholders"
and "--Other Credit Enhancement."

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely
Affect the Liquidity or Market Value of Your Certificates

    It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s)
of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.
Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions Affect Mortgage Loan Performance

    An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagors' financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

    If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans contained in a particular trust estate and any secondary financing on the related mortgaged properties to become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor and the depositor's predecessor.

    If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trusts
Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan
Underwriting."

Geographic Concentration May Increase Risk of Loss

    The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region.
Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing

                                       13

markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.
Mortgage loans in these areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under "Servicing of the Mortgage Loans--Insurance Policies."

    See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series. See also "The Mortgage Loan
Programs--Mortgage Loan Underwriting."

General Economic Conditions May Increase Risk of Loss

    Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties)
may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, holders of certificates of the series evidencing interests in the related trust estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Collateral Securing Cooperative Loans May Diminish in Value

    If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

    If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any

                                       14

leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee as described under "The Trust Estates -- Mortgage
Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yield is Sensitive to Rate of Principal Prepayment

    The yield on the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

    o   the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

    o   the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

    The rate of prepayments on mortgage loans is influenced by a number of factors, including:

    o   prevailing mortgage market interest rates;

    o   local and national economic conditions;

    o   homeowner mobility; and

    o   the ability of the borrower to obtain refinancing.

    If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

    If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to

                                       15

principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

    If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on
the Certificates

    When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under
"Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other
Certificateholders

    The pooling agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

                                       16

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay
 or Reduce Distributions on the Certificates

    The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

    o   require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

    o   request a stayof proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

    o   if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor's ongoing servicing obligations under the pooling agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

    If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

    By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an
FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation"
condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

    If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the

                                       17

date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation.
The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

    If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

    Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, in addition to the depositor's stockholders in connection the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

    If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and
Delay Payment

    Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

    o   your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

    o   you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for
        DTC, rather than directly to you; and

                                       18

    o   you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

    See "Description of the Certificates--Book-Entry Form."

Cash Flow Agreements and External Credit Enhancements are Subject to Third Party
Risk

    The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements, such as swap, cap, floor or similar agreements, which will require the counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under one or these agreements, the ability of the trust to make payments on the certificates will be subject to the credit risk of the counterparty.

    In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Amounts Received from an Auction and a Related Swap Agreement May Be
Insufficient to Assure Completion of the Auction

    If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates.
Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or the pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class of auction certificates or portion of a class are accepted or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

    See "Description of the Certificates -- Mandatory Auction of the Auction
Certificates" in this prospectus.

                                       19

Servicing Transfer Following Event of Default May Result in Payment Delays or
Losses

    Following the occurrence of an event of default under a pooling agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Consumer Protection Laws May Limit Remedies

    There are various federal, state and local laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

    o   regulate interest rates and other charges;

    o   require certain disclosures;

    o   require licensing of mortgage loan originators;

    o   require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

    o   prohibit discriminatory or predatory lending practices;

    o   limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

    o   regulate the use of consumer credit information; and

    o   regulate debt collection practices.

    Violation of certain provisions of these laws, policies and principles:

    o   may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

    o   may entitle the borrower to a refund of amounts previously paid; and

    o   could subject a servicer to damages and administrative sanctions.

    The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal, state and local laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations. See "The Mortgage Loan Programs--Representations and
Warranties."

                                       20

--------------------------------------------------------------------------------
THE TRUST ESTATES
--------------------------------------------------------------------------------

General

    The assets underlying each series of Certificates (each, a "Trust Estate")
will consist primarily of mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, including those where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space ("Condominium Hotels"), (vi)
units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as
"Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such
Cooperatives' buildings. In addition, a Trust Estate will also include (i)
amounts held from time to time in the related Certificate Account, (ii) the
Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, including the
Depositor's right to receive any payments from Mortgage Loans with Borrowers
Protection Plan(R) addendum (a debt-cancellation contract between the borrower and Bank of America, National Association), (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds, and (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement, any cash flow agreement or any interest subsidy agreement described in this prospectus. See "The
Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General
Underwriting Standards" for more information about Mortgage Loans with a
Borrowers Protection Plan(R) addendum. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained
Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield,
Servicing Compensation and Payment of Expenses."

Mortgage Loans

    The Mortgage Loans will have been acquired by the Depositor from the
Sponsor. The Mortgage Loans will have been either (i) originated by the Sponsor or (ii) purchased by the Sponsor from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated
10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type. Each Mortgage Loan will have been underwritten either to the standards set forth in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting."

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged
Property located in any of the 50 states or the District of Columbia.

                                       21

    If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the Sponsor determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a
Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii)
assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, the default,
(ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

    The prospectus supplement for a series will contain information, as of the
Cut-off Date or another specified date, to the extent known to the Depositor, detailing the following information about the Mortgage Loans in the Trust
Estate: (i) occupancy, (ii) property type; (iii) purpose; (iv) documentation type; (v) geographic distribution; (vi) current principal balance; (vii)
original Loan-to-Value Ratio; (viii) current Mortgage Interest Rate; (ix)
remaining term to maturity; and (x) Credit Scores. If the Mortgage Loans include adjustable-rate loans, the prospectus supplement will also set forth the following additional information: (i) Gross Margin; (ii) rate ceiling; and (iii)
first adjustment date.

    A Mortgage Loan will generally provide for level monthly installments (other than Interest Only Mortgage Loans and, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable interest rate specified in the related Mortgage Note (the "Mortgage Interest Rate") times the unpaid principal balance, with the remainder of the payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if payment on an
Actuarial Mortgage Loan is made earlier or later than the Due Date, although the mortgagor may be subject to a late payment charge. If specified in the applicable prospectus supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a "Simple Interest Mortgage Loan"). A Simple Interest
Mortgage Loan provides for the amortization of the amount financed under the
Mortgage Loan over a series of equal monthly payments (except, in the case of a
Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage
Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Therefore, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if the payment is made on its scheduled Due Date. Conversely, if a borrower pays a fixed monthly installment after its scheduled Due Date, the portion of the payment allocable to interest for the period since the

                                       22

preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Therefore, if the borrower consistently makes scheduled payments after the scheduled Due Date, the Mortgage Loan will amortize more slowly than scheduled.
If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

    The information about the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the prospectus supplement for a series as ranges in which the actual characteristics of the Mortgage Loans and Mortgaged Properties are expected to fall. In that case, information about the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the
Securities and Exchange Commission ("SEC") within four business days following the initial issuance of the related series.

        The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if specified in the applicable prospectus supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

                a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully-amortizing
            Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than
            40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Pooling Agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible
            Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

                b. Adjustable-Rate Loans. If specified in the applicable
            prospectus supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage
            Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage
            Note (the "Gross Margin") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the
            adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada,
            Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

                                       23

    If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third Adjustment Date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the
Trust Estate.

    If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 30 years and flexible payment options ("Option ARM Mortgage Loans").
The initial required monthly payment is fully amortizing based on the initial
Mortgage Interest Rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related
Mortgage). After an introductory period of either one or three months, the borrower may select from up to three payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iii) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year's minimum payment amount.
In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds
115% of the original principal balance (110% for Mortgaged Properties located in
New York), in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current Mortgage Interest Rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment ("Deferred Interest") will be added to the principal balance of the
Mortgage Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

                c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain "Interest Only
            Mortgage Loans" which are (i) Mortgage Loans having an original term to maturity of not more than 40 years with a Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest
            Rate adjustment and monthly payments of principal and interest after the adjustment sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate,
            fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

                                       24

                d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "Graduated Pay Mortgage
            Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii)
            "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account
            (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

                e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment
            ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage
Notes. Generally, under a graduated program, the subsidized rate for a Mortgage
Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage
Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to
Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages
(generally one percentage point to two percentage points) below the Mortgage
Interest Rates for specified periods, generally not in excess of ten years.
Subsidy Loans are also offered pursuant to combination fixed/graduated programs.
The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related
Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii)
the full prepayment of the Subsidy Loan by the

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

mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged
Property as a result of which the mortgagee is entitled to accelerate the
Subsidy Loan under the "due-on-sale" clause contained in the Mortgage, or (iv)
the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the
event a subsidy agreement is terminated, the amount remaining in the Subsidy
Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the Sponsor or other originator in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting."

                f. Buy-Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") under which the monthly payments made by the mortgagor during the early years of the
            Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis)
            and, if specified in the applicable prospectus supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer.
            If the mortgagor on a Buy-Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund for the Buy-Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid relating to the
            Buy-Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

                g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon
            Period"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield
            Considerations" herein.

    If specified in the applicable prospectus supplement, certain Mortgage Loans originated by the Sponsor may include a BPP addendum to the related Mortgage
Note whereby the Sponsor agrees to cancel (i) certain payments of principal and interest on the Mortgage Loan for up to twelve months upon the disability or involuntary unemployment of the mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the mortgagor;
provided that the BPP has not been terminated in accordance with its terms. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General
Underwriting Standards" for more information about BPP. In each case, the
Sponsor will be required to pay these cancelled amounts to the applicable Trust.

                                       26

--------------------------------------------------------------------------------
THE SPONSOR
--------------------------------------------------------------------------------

    Bank of America, National Association ("Bank of America") will serve as the sponsor (the "Sponsor") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

    Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

    The Depositor's securitization program principally is used to fund Bank of
America's consumer real estate business unit's self-originated portfolio of fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of
America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of
America's portfolio of consumer real estate mortgage loans similar to the
Mortgage Loans.

    The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in Trusts formed by the
Depositor, which were originated by Bank of America during the periods indicated:

                                     Twelve-Months Ended                 Six Months Ended
                                         December 31,                        June 30,
                     ------------------------------------------------    ----------------
                        2001      2002     2003      2004      2005            2006

Number                504,048   522,891   792,496   454,683   394,942         179,081
Aggregate Principal
Balance (inBillions)   $76.5     $88.0    $131.1     $87.5     $86.8           $40.6

    Bank of America serves as the Sponsor and, if specified in the applicable prospectus supplement, the Servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities
LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of
America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See "Method of
Distribution" in the applicable prospectus supplement.

    Bank of America's headquarters and its executive offices are located at 101
South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 386-5478.

    See "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The
Pooling Agreement" for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the Mortgage
Loans and its material roles and duties in each securitization.

                                       27

--------------------------------------------------------------------------------
THE DEPOSITOR
--------------------------------------------------------------------------------

    Banc of America Mortgage Securities, Inc. (the "Depositor") was incorporated in the State of Delaware on November 26, 2002 under the name "BA Residential
Securities, Inc." and filed a Certificate of Amendment of Certificate of
Incorporation changing its name to "Banc of America Mortgage Securities, Inc."
on December 4, 2002. The Depositor is a wholly-owned subsidiary of the Sponsor.
It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

    The Depositor will have limited obligations and rights under each Pooling
Agreement after the Closing Date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties, and repurchasing in the circumstances described under "The Pooling
Agreement--Termination; Optional Purchase of Mortgage Loans," all or a portion of the Mortgage Loans.

    The Depositor will maintain its principal executive office at 214 North
Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255,
Attention: Senior Vice President, telephone number (704) 387 8239.

    The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling Agreement or by reason of reckless disregard of its obligations and duties under the Pooling
Agreement.

--------------------------------------------------------------------------------
THE MORTGAGE LOAN PROGRAMS
--------------------------------------------------------------------------------

Mortgage Loan Underwriting

    The Depositor will purchase the Mortgage Loans from Bank of America, as the
Sponsor. The Mortgage Loans will have been either (i) originated by Bank of
America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under "-- Bank of America General Underwriting Standards," (ii) Bank of
America's alternative underwriting standards set forth below under "--Bank of
America Alternative Underwriting Standards" or (iii) to the extent the Mortgage
Loans were originated by an entity other than Bank of America the underwriting standards set forth in the applicable prospectus supplement, if material.

General

    The underwriting standards used by mortgage loan originators are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be

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

described in the applicable prospectus supplement. The following paragraphs describe Bank of America's underwriting standards.

Bank of America General Underwriting Standards

    Origination Channels
    --------------------

    Bank of America originates mortgage loans (i) directly to consumers; (ii)
indirectly through brokers; and (iii) through other loan originators. Bank of
America's direct-to-consumer originations include mortgage loans made to:

    o   customers applying for a mortgage at one of Bank of America's banking center locations;

    o   customers applying for a Bank of America mortgage via telephone;

    o   customers applying for a mortgage utilizing Bank of America's internet site; and

    o   customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

    Bank of America also originates loans indirectly through its wholesale channel where:

    o   the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

    o   applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

    The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

    The Application and Use of Credit Scoring
    -----------------------------------------

    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit
Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. If the credit bureaus cannot generate a Credit Score due to

                                       29

insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

    In addition to a Credit Score, Bank of America may obtain a Custom Mortgage
Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score.
The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application. Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

    Underwriting Evaluation by Automated Underwriting Decision Engine or
    ---------------------------------------------------------------------
    Manual Underwriter
    ------------------

    Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of
America's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

    Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae's Desktop Underwriter(R) or Freddie
Mac's Loan Prospector(R) decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

    Desktop Underwriter(R) is an automated underwriting system developed by
Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file.
Bank of America utilizes Fannie Mae's Custom Desktop Underwriter(R) which allows
Bank of America's conditions and policies to display on a customized findings report specific to it.

    Loan Prospector(R) is an automated underwriting system developed by Freddie
Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

    Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the Loan-to-Value Ratio is calculated. The "Loan-to-Value Ratio" is the

                                       30

percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the Loan-to-Value Ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of
America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

    As part of the underwriting evaluation, the applicant's "Debt-to-Income
Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America's
Debt-to-Income Ratio guidelines are based on the loan instrument, loan term,
Credit Score, Loan-to-Value Ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

    For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe the applicable standards.
Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

    Certain of the mortgage loans may be purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by
Bank of America to accept the delivery of a certain dollar amount of

                                       31

mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe such standards.

    Loans with Secondary Financing
    ------------------------------

    First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan.
First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage.
The secondary financing may or may not be provided by Bank of America. The Total
Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a Loan-to-Value Ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with
Loan-to-Value Ratios exceeding 80%.

    Documentation
    -------------

    In assessing an applicant, Bank of America requires supporting documentation
(or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the
Accelerated Processing Programs discussed below.

    Under Bank of America's standard documentation process (the "Standard
Documentation Process") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii)
determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

    If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

                                       32

    In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Bank of America Alternative Underwriting Standards"
below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various
"Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v)
Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

    Under Bank of America's "Rapid" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and
Credit Score requirements for that program.

    Under Bank of America's "PaperSaver(R)" documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form
4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R)
documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

    Under Bank of America's "Stated Income, Stated Asset" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total
Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

    Bank of America may originate new mortgage loans under its "All-Ready Home"
mortgage refinance program or its "Mortgage Rewards" refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than twelve months). In addition, Bank of America typically requires only a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score).
Mortgage Loans initially included in the Trust Estate for a particular series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in a particular Trust Estate, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield
Considerations--Weighed Average Life of Certificates."

                                       33

    For a description of the No Ratio and Stated Income programs, see "--Bank of
America Alternative Underwriting Standards" below.

    In addition, mortgage applications evaluated by Desktop Underwriter(R) or
Loan Prospector(R) follow the Standard Documentation Process unless the applicant's credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

    Collateral Valuation
    --------------------

    Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi)
reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

    In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

    Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender.
Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value.
Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

    Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and

                                       34

Other Limitations on Lenders" in this prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

    Flood Determinations and Hazard Insurance
    -----------------------------------------

    Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

    Mortgage Insurance and Title
    ----------------------------

    Mortgage loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage
(ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations" in this prospectus.

    Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

    Borrowers Protection Plan(R)
    ----------------------------

    Bank of America's Borrowers Protection Plan(R) ("BPP") is a
debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident.
While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the applicable Trust any amounts cancelled due to BPP on a Mortgage Loan.

    The following three protection options are available in a BPP contract: (i)
disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

                                       35

    The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage
(i.e., any two of the borrowers named in the mortgage note).

    BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly
BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

Bank of America Alternative Underwriting Standards

        In addition to the general underwriting standards described above under
"--Bank of America General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

        Bank of America's "Stated Income Program" provides applicants the ability to request that income stated on the loan application not be verified.
The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

        Bank of America's "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

        Bank of America's "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV
Program also permits Loan-to-Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property).
Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV
Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only.

                                       36

This program is available on purchase and rate or term refinance transactions.
Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a Condominium Hotel. The Condominium Hotel
Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium
Hotel Loan Program is only available if the primary borrower has a minimum
Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin.
Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "80/20 Program" provides applicants with an 80%
Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20%
Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of
America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

Representations and Warranties

    In connection with the transfer of the Mortgage Loans related to any series by the Depositor to the applicable Trust, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable prospectus supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by an originator to the Sponsor in connection with the purchase of Mortgage Loans by the Sponsor to be assigned to the Trust Estate. In these cases, these representations and warranties may have been made as of a date prior to the date of execution of the Pooling Agreement. The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage
Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage
Loans is correct in all material respects at the date or dates on which the information is furnished as specified in the schedule; (ii) immediately prior to the transfer and assignment contemplated by the Pooling Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) either (a) the Mortgage Loan is covered by a title insurance policy, (b) a title search has been done showing no lien, subject to certain limited exceptions, senior to the first lien of the
Mortgage or (c) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdictions in lieu of title insurance is instead received; (v) subject to certain limited exceptions, the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the
Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the
Cut-off Date for the

                                       37

Mortgage Loan under the terms of the related Mortgage Note have been made and, except to the extent specified in the applicable prospectus supplement, no
Mortgage Loan had more than one delinquency in the 12 months preceding the
Cut-off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

    No representations or warranties will be made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on the
Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property. See
"Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

    See "The Pooling Agreement--Assignment of Mortgage Loans" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor (or other party making this representation) will be required to pay any costs or damages incurred by the Trust as a result of the violation of these laws.

--------------------------------------------------------------------------------
DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

General

    A separate common law trust (each, a "Trust") will serve as the "Issuing
Entity" and issue each series of certificates (the "Certificates"). Each series of Certificates will include one or more classes (each, a "Class"). Any Class of
Certificates may consist of two or more non-severable Components, each of which may exhibit any of the principal or interest payment characteristics described in this prospectus for a Class of Certificates. A series may include one or more
Classes of Certificates entitled, to the extent of funds available, to (i)
principal and interest distributions from the related Mortgage Loans, (ii)
principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) other distributions as are described in the applicable prospectus supplement.

    Each series of Certificates will be issued on the date specified in the applicable prospectus supplement (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling Agreement") among the Depositor, the
Servicer(s) (or, if applicable, the Master Servicer), the Trustee (and, if applicable, a securities administrator) named in the applicable prospectus supplement. An illustrative form of Pooling Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling Agreement for each specific series of Certificates, as described in the applicable prospectus supplement.

    Beginning with the month following the month in which the Cut-off Date occurs for a series of Certificates, distributions to the holders of
Certificates (the "Certificateholders") (other than the final distribution in retirement of the Certificates) will be made on the Distribution Date to the persons in whose names the Certificates are registered at the close of business on the dated specified in the related prospectus supplement (the "Record Date")
(which in the case of Book-Entry Certificates will be Cede & Co. as nominee for
DTC) by check mailed to the address of the person in the certificate register, except

                                       38

that, for any Certificateholder, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related
Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for that purpose, as specified in the final distribution notice to Certificateholders.

    Each series of Certificates will represent ownership interests in the related Trust Estate. One or more elections may be made to treat the Trust
Estate (or one or more segregated pools of assets of the Trust Estate) for a series of Certificates as one or more "real estate mortgage investment conduits"
(each, a "REMIC"). If a REMIC election is made, the related series will consist of one or more Classes of Certificates that will represent "regular interests"
within the meaning of Code Section 860G(a)(1) (these Class or Classes collectively referred to as the "Regular Certificates") and one Class of
Certificates that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificate") representing the right to receive distributions as specified in the prospectus supplement for that series.  See "Federal Income Tax Consequences."

    The Depositor may sell certain Classes of the Certificates of a series, including one or more Classes of Subordinate Certificates, in privately negotiated transactions exempt from registration under the Securities Act of
1933, as amended (the "Securities Act"). Alternatively, if specified in a prospectus supplement relating to those Subordinate Certificates, the Depositor may offer one or more Classes of the Subordinate Certificates of a series by means of this prospectus and that prospectus supplement.

Definitive Form

    Certificates of a series that are issued in fully-registered, certificated form are referred to as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates. The Definitive Certificates of a series offered by this prospectus and by means of the applicable prospectus supplements will be transferable and exchangeable at the office or agency maintained by the
Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of
Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

    In the event that an election or multiple elections are made to treat the
Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive
Certificate. No legal or beneficial interest in all or any portion of any
"residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest.
Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

                                       39

Book-Entry Form

    Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Certificates issued in book-entry form (the "Book-Entry Certificates") will hold their Certificates through DTC in the United States, or Clearstream or
Euroclear (in Europe) if they are participants of those systems (the
"Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each Class of the Book-Entry
Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series.
No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a
Definitive Certificate representing that person's interest in the Book-Entry
Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the
Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry
Certificates, refer to distributions, notices, reports and statements to DTC or
Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.
Clearstream and Euroclear will hold omnibus positions on behalf of their
Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. Citibank will act as depositary for Clearstream and
JPMorgan Chase Bank, National Association will act as depositary for Euroclear
(in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interest in the
Book-Entry Certificates in minimum denominations of $1,000.

    The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

    Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.
Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry
Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer

                                       40

ownership of Book-Entry Certificates only through Participants and Indirect
Participants by instructing Participants and Indirect Participants to transfer
Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants
will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

    Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant
Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax
Documentation Requirements" below and "Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors" and "--Backup Withholding."

    Transfers between Participants will occur in accordance with the Rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time).
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant
Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC performs services for its Participants, some of which
(and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

    Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche
Boerse Clearing.

                                       41

    Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

    Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates
Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

    Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

    The Euroclear System was created in 1968 to hold securities for its
Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law.
These terms and conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear
Participants.

    Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each
DTC Participant will be responsible for disbursing these distributions to the
Beneficial Owners of the Book-Entry Certificates that it represents and to each
Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the
Book-Entry Certificates that it represents.

                                       42

    Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to
Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Certain Foreign Investors" and"--Backup Withholding."
Because DTC can only act on behalf of DTC Participants, the ability of a
Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of the
Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial
Intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the
Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some
Book-Entry Certificates which conflict with actions taken with respect to other
Book-Entry Certificates.

    Definitive Certificates will be issued to beneficial owners of the
Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is
unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as
Certificateholders under the Pooling Agreement.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC
Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor
Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry
Certificates may be impaired.

                                       43

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

    Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When
Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC
Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the
Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or
Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry
Certificates were credited to their accounts. However, interest on the
Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or
Euroclear Participant's particular cost of funds.

                                       44

    Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Book-Entry
Certificates to the respective European Depositary for the benefit of
Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry
Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase
Book-Entry Certificates from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
    Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Book-Entry Certificates in the U.S. from a DTC
    Participant no later than one day prior to settlement, which would give the
    Book-Entry Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

    Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial
Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of
Section 7701(a)(30) of the Code (a "Non-U.S. Holder") holding a Book-Entry
Certificate through Clearstream, Euroclear or DTC may be subject to U.S.
withholding tax unless it provides certain documentation to the Trustee, a
Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A
Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

                                       45

            (i) from a Non-U.S. Holder that is classified as a corporation for
        U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form
        W-8BEN (or any successor form);

            (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Certificates is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

            (iii) from a Non-U.S. Holder that is classified as a partnership for
        U.S. federal income tax purposes, a duly completed and executed IRS Form
        W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

            (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Certificates):

                (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name, permanent residence address and
                employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                    (2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under
                Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                    (3) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                intermediary, and

                    (4) providing any other information, certifications, or
                statements that may be required by the IRS Form W-8IMY or
                accompanying instructions in addition to, or in lieu of, the information and certifications described in Section
                1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                regulations; or

                (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

                    (2) certifying that the non-Qualified Intermediary is not
                acting for its own account,

                    (3) certifying that the non-Qualified Intermediary has
                provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9

                                       46

                required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary's beneficial owners, and

                    (4) providing any other information, certifications or
                statements that may be required by the IRS Form W-8IMY or
                accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section
                1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

            (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Certificates, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

        (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S.
    Holder;

        (b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

        (c) can be treated as a "exempt recipient" within the meaning of Section
    1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry
Certificates.

Distributions to Certificateholders

    General. Distributions on the Certificates will be made on a day specified in the applicable prospectus supplement (or if that day is not a business day, the first business day following that day) of each month, commencing with the month stated in the applicable prospectus supplement (each, a "Distribution
Date"). The "Determination Date" for each Distribution Date will be the day of the month specified in the applicable prospectus supplement in which the
Distribution Date occurs or, if that day is not a business day, the immediately preceding business day. The "Cut-off Date" for a series of Certificates will be the date specified in the applicable prospectus supplement. All payments of principal and interest due after the Cut-off Date will be part of the Trust
Estate. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount allocated to its Class. Generally, the undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Class in distributions to the Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of the
Certificate by the aggregate Class Balance (or notional amount) of the Class.
The Percentage Interest

                                       47

for a Certificate of a Class that receives distributions pursuant to request or random lot or that is an Exchangeable REMIC Certificate or an Exchangeable
Certificate is equal to the percentage obtained by dividing the current principal balance (or notional amount) of the Certificate by the current Class
Balance (or notional amount) of the Class of which the Certificate is a part.

    In general, the funds available for distribution to Certificateholders of a series of Certificates with respect to each Distribution Date for the series
(the "Pool Distribution Amount") will be the sum of:

        (a) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or related to the Mortgage Loans received by the related Servicer after the Cut-off Date (except for amounts due on or prior to the Cut-off Date), or received by the related Servicer on or prior to the
    Cut-off Date but due after the Cut-off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which the Distribution Date occurs, other than amounts required to be held for distribution on future Distribution Dates, plus all Periodic Advances and amounts received from the Sponsor in connection with amounts cancelled due to BPP on a Mortgage Loan;

    minus

        (b) permitted withdrawals from the Servicer Custodial Account, Master
    Servicer Custodial Account or Certificate Account by the Servicer, Master
    Servicer or the Trustee, as applicable, as described under "Servicing of the
    Mortgage Loans -- Payments on the Mortgage Loans," including, among other things, reimbursements for Advances, liquidation expenses, expenses for which the Servicer, Master Servicer or Trustee, as applicable, are entitled to be reimbursed and amounts to which the Depositor, the Servicer, the
    Master Servicer and the Trustee are entitled as indemnification and any other amounts described in the applicable prospectus supplement.

    The applicable prospectus supplement for a series will describe any material variation in the calculation of the Pool Distribution Amount for that series.

    "Foreclosure Profits" with respect to a Distribution Date and a liquidated
Mortgage Loan will be the excess of the amount by which net Liquidation Proceeds on the liquidated Mortgage Loan exceed its unpaid principal balance plus accrued interest on that balance at the Mortgage Interest Rate.

    Distributions of Interest. For each series of Certificates, interest on the related Mortgage Loans at the weighted average of their applicable Net Mortgage
Interest Rates, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each Class of Certificates. The "Net Mortgage Interest Rate" for each Mortgage
Loan in a given period will equal the Mortgage Interest Rate for that Mortgage
Loan in that period, less the portion of the Mortgage Interest Rate, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the Servicer for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer, if any (the "Master Servicing Fee"), the
fee payable to the Trustee, if any (the "Trustee Fee") and any related fees and expenses specified in the applicable prospectus supplement. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of
Expenses" for a description of Fixed Retained Yield.

    Interest will accrue on the Class Balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the pass-through rate for each Class (which may be a fixed rate or an adjustable rate) indicated
in the applicable prospectus supplement (each, a "Pass-Through Rate") from the date and for the periods specified in the prospectus supplement. To the extent the Pool Distribution Amount is sufficient, interest accrued during each specified period on each Class of Certificates entitled

                                       48

to interest (other than Accrual Certificates, as discussed below) will be distributable on the Distribution Dates specified in the applicable prospectus supplement until the Class Balance (or notional amount) of that Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions of principal will generally be calculated based on the notional amount of that Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions of principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

    With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the Class
Balance of that Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in the applicable prospectus supplement and, prior to that time, or in the absence of those circumstances, the Class Balance of that Class will increase on each
Distribution Date by the amount of interest that accrued on that Class during the preceding interest accrual period but that was not required to be distributed to that Class on that Distribution Date. In subsequent accrual periods, a Class of Accrual Certificates will accrue interest on its increased
Class Balance. For a description of Accrual Certificates, see "-- Categories of
Classes of Certificates."

    Distributions of Principal. The "Class Balance" at any time of any Class of
Certificates (other than any Class of Exchangeable REMIC Certificates or
Exchangeable Certificates) entitled to distributions of principal will generally be the initial Class Balance of the Class specified in the applicable prospectus supplement or, in the case of a Class of Exchangeable REMIC Certificates or
Exchangeable Certificates entitled to distributions of principal, the portion then represented by the outstanding Certificates of such Class of the maximum initial Class Balance specified in the applicable prospectus supplement, reduced by all distributions reported to the holders of the Certificates of that Class as allocable to principal and any losses on the related Mortgage Loans allocated to that Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual
Certificates and (ii) in the case of a series of Certificates representing interests in a Trust Estate containing certain types of adjustable-rate Mortgage
Loans, increased by any Deferred Interest allocable to that Class. The Class
Balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on that Class to which the Certificateholder is entitled from the cash flow on the related Mortgage
Loans at that time) and will decline to the extent of distributions in reduction of the Class Balance of, and allocations of losses to, that Class. Certificates with no Class Balance will not receive distributions in respect of principal.
The applicable prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the Classes of Certificates entitled to distributions of principal.

Subordination

    If provided in the applicable prospectus supplement, one or more Classes of
Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled Due Dates and are not accompanied by amounts representing scheduled interest due after the months of those payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in the applicable prospectus supplement. This type of allocation of principal prepayments or other unscheduled receipts or recoveries relating to principal to this Class or these
Classes of Senior Certificates will have the effect of accelerating the amortization of these Senior Certificates while increasing the interests evidenced by the Subordinate Certificates in the Trust Estate. Increasing the
interests of the Subordinate

                                       49

Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

    If specified in the applicable prospectus supplement, the rights of the holders of the Subordinate Certificates of a series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to the rights of the holders of the Senior Certificates of the same series. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Certificates of a series of
Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related
Subordinate Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution
Date out of the funds available for distribution on that date in the related
Certificate Account, (ii) by the right of these holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinate Certificates and/or (iii) by the prior allocation to the Subordinate Certificates of all or a portion of losses realized on the related Mortgage Loans.

    Losses realized on liquidated Mortgage Loans (other than, if specified in the applicable prospectus supplement, Excess Special Hazard Losses, Excess Fraud
Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinate Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which these holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

    A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described below under "Servicing of the Mortgage
Loans--Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage
Loan due to fraud in the origination of that Mortgage Loan. A "Bankruptcy Loss"
is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable prospectus supplement (the
"Special Hazard Loss Amount"), if any, are "Excess Special Hazard Losses." Fraud
Losses in excess of the amount specified in the applicable prospectus supplement
(the "Fraud Loss Amount"), if any, are "Excess Fraud Losses." Bankruptcy Losses
in excess of the amount specified in the applicable prospectus supplement (the
"Bankruptcy Loss Amount"), if any, are "Excess Bankruptcy Losses." Any Excess
Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses for a
series will be allocated on a pro rata basis among the related Classes of Senior and Subordinate Certificates. An allocation of a loss on a "pro rata" basis among two or more Classes of Certificates means an allocation on a pro rata basis to each of those Classes of Certificates on the basis of their then-outstanding Class Balances in the case of the principal portion of a loss or based on accrued interest in the case of an interest portion of a loss.

    Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss
Amount, if any, for a series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinate Certificates of the series are initially entitled (the amount of principal payments being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard
Losses,

                                       50

Fraud Losses or Bankruptcy Losses), the holders of Subordinate Certificates of that series will bear the risk of Special Hazard Losses, Fraud Losses and
Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

    Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of
Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of
Senior Certificates could occur if losses realized on the Mortgage Loans in a
Trust Estate were exceptionally high and were concentrated in a particular month.

    The holders of Subordinate Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same series.

Other Credit Enhancement

    In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of Certificates only in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the
limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of
Certificates will be filed with the SEC as an exhibit to a Current Report on
Form 8-K.

    Limited Guarantee. If specified in the prospectus supplement for a series of
Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a
Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the
Mortgage Loans or Certificates specified in the applicable prospectus supplement.

    Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more
Classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

                                       51

    Letter of Credit. If specified in the prospectus supplement for a series of
Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more Classes of
Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

    Pool Insurance Policy. If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "Servicing of the Mortgage
Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage
Loans," the Servicer or the Master Servicer, as the case may be, generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

    As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage
Interest Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted
Mortgage Loan plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

    Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any from the related hazard insurance policy or

                                       52

applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a)
restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation
Proceeds or insurance proceeds.

    A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the Mortgage Loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

    The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master
Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

    Special Hazard Insurance Policy. Any insurance policy covering Special
Hazard Losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from Special
Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling Agreement and will be subject to reduction as described in the related Pooling Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the
Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

    In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged
Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred by the related Servicer or Master Servicer, as the case may be, with respect to the related Mortgaged Property.

    If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the

                                       53

sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted
Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to
Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

    Mortgagor Bankruptcy Bond. If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

    Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii)
by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

    If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution
Date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

    If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments (as described below under
"--Payments on Mortgage Loans; Certificate and Custodial Accounts") will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

    Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                       54

    Cross Collateralization. If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates.
In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from
Mortgage Loan payments that would otherwise be distributed to Subordinate
Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which that Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

    Overcollateralization. If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the
Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

    Excess Interest. If specified in the related prospectus supplement, the
Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

    If specified in the applicable prospectus supplement, amounts received by the Trustee under any Cash Flow Agreement described below under "--Cash Flow
Agreements" may also be used to provide credit enhancement for one or more
Classes of Certificates.

Cash Flow Agreements

    If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of
Certificates (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than
20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB
(17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item
1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow

                                       55

Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of
Certificates will be filed with the SEC as an exhibit to a Current Report on
Form 8-K.

    Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

    Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of
Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations.
Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI,
MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more
Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the Interest Accrual Period for the related Class or Classes of Certificates and will be paid to the Class or
Classes of Certificates as specified in the related prospectus supplement.

    Swap Agreements. If specified in the related prospectus supplement, the
Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the
Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime
Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

    If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more Classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding Class
Balance of the applicable Class or Classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding Class Balance or Class Balances of the applicable Class or Classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk
Factors -- Amounts Received from the Auction and the Swap Agreement May Be
Insufficient to Assure Completion of the Auction" and "-- Mandatory Auction of
Certificates" in this prospectus.

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

Categories of Classes of Certificates

    The Certificates of any series may be comprised of one or more Classes. The
Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the Classes which comprise that series by reference to the following categories or another category specified in the prospectus supplement.

                                 PRINCIPAL TYPES

Categories of Classes ............. Definitions

Accretion Directed
  Certificates .................... A Class of Certificates that receives principal payments from amounts that would
                                    otherwise be distributed as interest on
                                    specified Accrual Certificates. These
                                    principal payments may be in lieu of or in
                                    addition to principal payments from
                                    principal receipts on the Mortgage Loans for
                                    the related series.

Companion Certificates (also
  sometimes referred to as
  "Support Certificates") ......... A Class of Certificates that is entitled to receive principal payments on any
                                    Distribution Date only if scheduled payments
                                    have been made on specified Planned
                                    Amortization Certificates, Targeted
                                    Amortization Certificates and/or Scheduled
                                    Amortization Certificates.

Component Certificates ............ A Class of Certificates consisting of two or more specified components (each, a
                                    "Component"), as described in the applicable
                                    prospectus supplement. The Components of a
                                    Class of Component Certificates may have
                                    different principal and/or interest payment
                                    characteristics but together constitute a
                                    single class and do not represent severable
                                    interests. Each Component of a Class of
                                    Component Certificates may be identified as
                                    falling into one or more of the categories
                                    in this chart.

Exchangeable Certificates ......... A Class of Certificates that may be exchanged for proportionate interests in one
                                    or more specified Classes of Exchangeable
                                    REMIC Certificates in the same series, as
                                    described in the applicable prospectus
                                    supplement. Each Class of Exchangeable
                                    Certificates may be identified as falling
                                    into one or more of the categories in this
                                    chart.

Exchangeable REMIC Certificates ... A Class of Certificates that may be exchanged for proportionate interests in one
                                    or more specified Classes of Exchangeable
                                    Certificates in the same series, as
                                    described in the applicable prospectus
                                    supplement. Each Class of Exchangeable REMIC
                                    Certificates may be identified as falling
                                    into one or more of the categories in this
                                    chart.

Lockout Certificates .............. A Class of Senior Certificates that is designed not to participate in or to
                                    participate to a limited extent in (i.e., to
                                    be "locked out"

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

                                    of ), for a specified period, the receipt of
                                    (1) principal prepayments on the Mortgage
                                    Loans that are allocated disproportionately
                                    to the Classes of Senior Certificates of its
                                    series as a group pursuant to a "shifting
                                    interest" structure and/or (2) scheduled
                                    principal payments on the Mortgage Loans
                                    that are allocated to the senior Classes as
                                    a group. A Class of Lockout Certificates
                                    will typically not be entitled to receive,
                                    or will be entitled to receive only a
                                    restricted portion of, distributions of
                                    principal prepayments and/or scheduled
                                    principal prepayments, as applicable, for a
                                    period of several years, during which time
                                    all or a portion of the principal payments
                                    that it would otherwise be entitled to
                                    receive in the absence of a "lockout"
                                    structure will be distributed in reduction
                                    of the Class Balances of other Senior
                                    Certificates. Lockout Certificates are
                                    designed to minimize weighted average life
                                    volatility during the lockout period.

Notional Amount
  Certificates..................... A Class of Certificates having no Class
                                    Balance and bearing interest on a notional
                                    amount. The notional amount is a
                                    hypothetical balance used for calculating
                                    interest distributions.

Pass-Through Certificates ......... A Class of Senior Certificates that is entitled to receive a specified percentage
                                    of the principal payments that are
                                    distributable to the Senior Certificates or
                                    applicable group of Senior Certificates
                                    (other than any Ratio Strip Certificates) in
                                    the aggregate on a Distribution Date and
                                    that is not designated as a Class of
                                    Sequential Pay Certificates.

Planned Amortization
  Certificates (also sometimes
  referred to as "PAC
  Certificates") .................. A Class of Certificates that is designed to receive principal payments (or has a
                                    notional amount that is based on the Class
                                    Balance(s) of one or more Classes of
                                    Certificates that are designed to receive
                                    principal payments) using a predetermined
                                    principal balance schedule derived by
                                    assuming two constant prepayment rates for
                                    the underlying Mortgage Loans. These two
                                    rates are the endpoints for the "structuring
                                    range" for a Class of Planned Amortization
                                    Certificates. The Classes of Planned
                                    Amortization Certificates in any series may
                                    be subdivided into different categories
                                    (e.g., Planned Amortization I Certificates
                                    or PAC I Certificates, Planned Amortization
                                    II Certificates or PAC II Certificates and
                                    so forth) derived using different
                                    structuring ranges and/or payment
                                    priorities. A Class of PAC Certificates is
                                    designed to provide protection against
                                    prepayments occurring at a constant rate
                                    within the structuring range.

Ratio Strip Certificates .......... A Class of Certificates that is entitled to receive a constant proportion, or "ratio
                                    strip," of the principal payments on the
                                    underlying Mortgage Loans.

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

Scheduled Amortization
  Certificates .................... A Class of Certificates that is designed to receive principal payments (or has a
                                    notional amount that is based on the Class
                                    Balance(s) of one or more Classes of
                                    Certificates that are designed to receive
                                    principal payments) using a predetermined
                                    principal balance schedule but is not
                                    designated as a Class of Planned
                                    Amortization Certificates or Targeted
                                    Amortization Certificates. The schedule is
                                    derived by assuming either two constant
                                    prepayment rates or a single constant
                                    prepayment rate for the underlying Mortgage
                                    Loans. In the former case, the two rates are
                                    the endpoints for the "structuring range"
                                    for a Class of Scheduled Amortization
                                    Certificates and the range generally is
                                    narrower than that for a Class of Planned
                                    Amortization Certificates. Typically, the
                                    Companion Certificates for the applicable
                                    series of Certificates generally will
                                    represent a smaller percentage of a Class of
                                    Scheduled Amortization Certificates than the
                                    Companion Certificates generally would
                                    represent in relation to a Class of Planned
                                    Amortization Certificates or Targeted
                                    Amortization Certificates. A Class of
                                    Scheduled Amortization Certificates is
                                    generally less sensitive to prepayments than
                                    a Class of Companion Certificates, but more
                                    sensitive than a Class of Planned
                                    Amortization Certificates or Targeted
                                    Amortization Certificates.

Senior Certificates ............... A Class of Certificates that is entitled to receive payments of principal and interest
                                    on each Distribution Date prior to the
                                    Classes of Subordinate Certificates.

Sequential Pay Certificates ....... Classes of Certificates that are entitled to receive principal payments in a prescribed
                                    sequence, that do not have predetermined
                                    principal balance schedules and that, in
                                    most cases, are entitled to receive payments
                                    of principal continuously from the first
                                    Distribution Date on which they receive
                                    principal until they are retired. A Class of
                                    Sequential Pay Certificates may receive
                                    principal payments concurrently with one or
                                    more other Classes of Sequential Pay
                                    Certificates.

Subordinate Certificates .......... A Class of Certificates that is entitled to receive payments of principal and interest
                                    on each Distribution Date only after the
                                    Senior Certificates and Classes of
                                    Subordinate Certificates with higher
                                    priority of distributions have received
                                    their full principal and interest
                                    entitlements.

Super Senior Certificates ......... A Class of Senior Certificates that will not bear its share of certain losses after the
                                    Classes of Subordinate Certificates are no
                                    longer outstanding for so long as one or
                                    more specified Classes of Senior
                                    Certificates are outstanding.

Super Senior Support
  Certificates .................... A Class of Senior Certificates that bears certain losses allocated to one or more
                                    Classes of Super Senior Certificates.

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

Targeted Amortization
  Certificates (also sometimes
  referred to as "TAC
  Certificates")..................  A Class of Certificates that is designed to receive principal payments (or has a
                                    notional amount that is based on the Class
                                    Balance(s) of one or more Classes of
                                    Certificates that are designed to receive
                                    principal payments) using a predetermined
                                    principal balance schedule derived by
                                    assuming a single constant prepayment rate
                                    for the underlying Mortgage Loans. A Class
                                    of TAC Certificates is designed to provide
                                    some protection against prepayments at a
                                    rate exceeding the assumed constant
                                    prepayment rate used to derive that Class's
                                    principal balance schedule.

                                 INTEREST TYPES

Categories of Class ............... Definitions

Accrual Certificates .............. A Class of Certificates that accretes the amount of accrued interest otherwise
                                    distributable on that Class, which amount
                                    will be added as principal to the Class
                                    Balance of that Class on each applicable
                                    Distribution Date. This accretion may
                                    continue until some specified event has
                                    occurred or until the Class of Accrual
                                    Certificates is retired.

Fixed Rate Certificates ........... A Class of Certificates with an interest rate that is fixed throughout the life of
                                    the Class.

Floating Rate Certificates ........ A Class of Certificates with an interest rate (or an effective rate as a result of a
                                    yield maintenance agreement) that resets
                                    periodically based upon a designated index
                                    and that varies directly with changes in
                                    that index.

Interest Only Certificates ........ A Class of Certificates that is entitled to receive some or all of the interest payments
                                    made on the Mortgage Loans and little or no
                                    principal. Interest Only Certificates have
                                    either a nominal Class Balance or a notional
                                    amount. A nominal Class Balance represents
                                    actual principal that will be paid on the
                                    Class. It is referred to as nominal since it
                                    is extremely small compared to other
                                    Classes. A notional amount is the amount
                                    used as a reference to calculate the amount
                                    of interest due on a Class of Interest Only
                                    Certificates that is not entitled to any
                                    distributions in respect of principal.

Inverse Floating Rate
  Certificates .................... A Class of Certificates with an interest rate that resets periodically based upon a
                                    designated index and that varies inversely
                                    with changes in that index and with changes
                                    in the interest rate payable on the related
                                    Class of Floating Rate Certificates.

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Principal Only Certificates ....... A Class of Certificates that does not bear interest and is entitled to receive only
                                    distributions of principal.

Step Coupon Certificates .......... A Class of Certificates with a fixed interest rate that is reduced to a lower
                                    fixed rate after a specified period of time.
                                    The difference between the initial interest
                                    rate and the lower interest rate will be
                                    supported by a reserve fund established on
                                    the Closing Date.

Variable Rate Certificates ........ A Class of Certificates with an interest rate that resets periodically and is
                                    calculated by reference to the rate or rates
                                    of interest applicable to the Mortgage
                                    Loans.

Mandatory Auction of Certificates

    If specified in the prospectus supplement for a series, one or more Classes of Certificates ("Auction Certificates") may be subject to a mandatory auction.
Prior to a Distribution Date specified in the applicable prospectus supplement
(the "Auction Distribution Date"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the "Auction
Administrator"), will solicit bids for the purchase of each Class of Auction
Certificates then outstanding from third-party investors.

    On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "Par
Price") equal to the related Class Balance, plus, if applicable, accrued interest on that Class Balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date).

    The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a Class of Auction Certificates in the auction. If all or a portion of a Class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or portion of the
Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to
Certificateholders.

    If the counterparty defaults on its obligations under the swap agreement, no
Certificates of a Class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a Class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a Class of Auction Certificates, only a portion of the Certificates of such Class will be transferred to the successful bidders on the Auction
Distribution Date. If only a portion of a Class is transferred, each holder of such Class will transfer only a pro rata portion of its Certificates on the
Auction Distribution Date.

    See "Risk Factors -- Amounts Received from the Auction and the Swap
Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

Exchangeable REMIC Certificates and Exchangeable Certificates

    General. If specified in a prospectus supplement for a series, certain
Classes of Certificates may be Exchangeable REMIC Certificates or Exchangeable
Certificates. In any of these series, the holders of one or more of the Classes of Exchangeable REMIC Certificates will be entitled, after notice and payment

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to the Trustee of an administrative fee, to exchange all or a portion of those
Classes of Exchangeable REMIC Certificates for proportionate interests in one or more specified Classes of Exchangeable Certificates in the same series and vice versa.

    If a series includes Exchangeable REMIC Certificates and Exchangeable
Certificates, all of these Classes of Exchangeable REMIC Certificates and
Exchangeable Certificates will be listed in the related prospectus supplement.
The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "Related" to each other, and each related grouping of Exchangeable REMIC Certificates and Exchangeable
Certificates will be referred to as a "Combination," with the Classes of
Exchangeable REMIC Certificates in the Combination referred to as a "REMIC
Combination" and the Classes of Exchangeable Certificates in the Combination
referred to as an "Exchangeable Combination." At any time after their initial issuance, any Class of Exchangeable REMIC Certificates may be exchanged for the
Related Class or Classes of Exchangeable Certificates. In some cases, multiple
Classes of Exchangeable REMIC Certificates may be exchanged for one or more
Classes of Related Exchangeable Certificates.

    The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable
Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each Class of Exchangeable REMIC Certificates and Exchangeable
Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each Class of Exchangeable REMIC Certificates and Exchangeable Certificates.

    Exchanges. If a holder of Exchangeable REMIC Certificates elects to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates, then:

    o   the aggregate principal balance of the Related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the
        Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

    o   the aggregate amount of principal or interest payable on each
        Distribution Date with respect to the Related Exchangeable Certificates received in the exchange will equal the aggregate amount of principal or interest payable on each Distribution Date with respect to the
        Exchangeable REMIC Certificates so exchanged; and

    o   the Class or Classes of Exchangeable REMIC Certificates and Exchangeable
        Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    Different types of combinations may exist. Any individual series of
Certificates may have multiple types of Combinations. Some examples of
Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates
that differ in their interest characteristics include:

    o   Floating Rate Certificates and Inverse Floating Rate Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for
        Related Fixed Rate Certificates. In such a Combination, the Floating
        Rate Certificates and Inverse Floating Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed Rate Certificates. In addition, the aggregate Class
        Balance of a Class of Floating Rate

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        Certificates and a Class of Inverse Floating Rate Certificates would equal the aggregate Class Balance of the Related Fixed Rate
        Certificates.

    o   Interest Only Certificates and Principal Only Certificates that are
        Exchangeable REMIC Certificates may be exchangeable, together, for
        Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the Class Balance of the
        Class of Related Exchangeable Certificates would be equal to the Class
        Balance of the Class of Principal Only Certificates, and the interest rate on the Class of Related Exchangeable Certificates, when applied to the Class Balance of this Related Class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

    o   Two Classes of Fixed Rate Certificates that are Exchangeable REMIC
        Certificates with different interest rates may be exchangeable, together, for a single Class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the Class Balance of the single Class of Related Exchangeable Certificates would be equal to the aggregate Class Balance of the two Classes of Exchangeable REMIC
        Certificates, and the single Class of Related Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate
        Class Balance of the two Classes of Exchangeable REMIC Certificates,
        would generate interest equal to the aggregate annual interest amount of the two Classes of Exchangeable REMIC Certificates.

    In some series, a Certificateholder may be able to exchange its Exchangeable
REMIC Certificates for other Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that differ in the principal payment characteristics include:

    o   A Class of Exchangeable REMIC Certificates that is a Class of Accrual
        Certificates, and a second Class of Exchangeable REMIC Certificates that is a Class of Accretion Directed Certificates and receives all of the interest accrued on the Class of Accrual Certificates for so long as the
        Accrual Certificates are accreting, may be exchangeable, together, for a single Class of Related Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

    o   A Class of Exchangeable REMIC Certificates that is a Class of PAC,
        Scheduled Amortization or TAC Certificates, and a Class of Exchangeable
        REMIC Certificates that is a Class of Companion Certificates, may be exchangeable, together, for a Class of Related Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the Class of PAC, Scheduled Amortization or TAC
        Certificates from the first Distribution Date on which it receives principal until it is retired.

    The holder of the Class or Classes of Exchangeable Certificates in any of
the example Combinations described above may also exchange its Exchangeable
Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.

    A number of factors may limit the ability of a holder of Exchangeable REMIC
Certificates or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the Class or Classes of Exchangeable REMIC Certificates or Exchangeable Certificates
necessary to make the exchange in the necessary proportions. If a
Certificateholder does not own the necessary Classes of Exchangeable REMIC
Certificates or Exchangeable Certificates or does not own the necessary Classes of Exchangeable REMIC Certificates or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired Classes of Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may
be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary Class of Exchangeable REMIC Certificates or Exchangeable
Certificates from the then-current owner at a reasonable price, or the necessary

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proportion of the needed Class of Exchangeable REMIC Certificates or
Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that Class of Exchangeable REMIC
Certificates or Exchangeable Certificates.

    Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC Certificates and
Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the
Exchangeable REMIC Certificates or Exchangeable Certificates to be exchanged and the Related Exchangeable REMIC Certificates or Exchangeable Certificates to be
received, and the proposed exchange date. When the Trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the
Exchangeable REMIC Certificates or Exchangeable Certificates and payment of the administrative fee. A Certificateholder's notice to the Trustee will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC Certificates or
Exchangeable Certificates that are Book-Entry Certificates will be subject to
DTC's Rules.

    If the related prospectus supplement describes exchange proportions for a
Combination of Classes of Exchangeable REMIC Certificates and Exchangeable
Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these Classes.

    Distributions on an Exchangeable REMIC Certificate or Exchangeable
Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable
Certificateholder of record as of the applicable Record Date.

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PREPAYMENT AND YIELD CONSIDERATIONS
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Pass-Through Rates

    Any Class of Certificates of a series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes in the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rates of the underlying Mortgage Loans).

    The prospectus supplement for each series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage
Interest Rates for the Mortgage Loans underlying the series as of the Cut-off
Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Interest
Only Mortgage Loans or includes Mortgage Loans with different Net Mortgage
Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The prospectus supplement for a series will also specify the initial Pass-Through Rate for each
Class of Certificates of the series and will specify whether each Pass-Through
Rate is fixed or is variable.

    The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the level of the index specified in the applicable prospectus supplement on which Mortgage Interest Rate adjustments are based, subject to any applicable periodic or lifetime caps or floors on the related
Mortgage Interest Rate. In addition, the Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan may change if a different index is substituted for an index which is no longer available in accordance with the terms of the related Mortgage Note. The weighted average Net Mortgage Interest Rate for any series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate

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Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of those Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

    At the date of initial issuance of the Certificates of each series offered by this prospectus and the applicable prospectus supplement, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for that Class from the Cut-off Date for the series to, but not including, the date of issuance. The effective yield to
Certificateholders will be below the yield otherwise produced by the applicable
Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the Distribution Date of the month in which the Due Date occurs (or until another Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

    When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling Agreement and/or Underlying Servicing Agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each
Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the Distribution Date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the Servicer's or the Master Servicer's, as applicable, servicing compensation for the
Distribution Date specified in the applicable prospectus supplement. No comparable interest shortfall coverage will be provided by the Servicer or the
Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinate Certificateholders or any other credit support arrangements.

    A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

    The Mortgage Loans may be prepaid in full or in part at any time. The
Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related prospectus supplement. Fixed-rate Mortgage
Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related
Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the
Mortgage Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of Certificates may describe one or more prepayment

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standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original total Class Balance of each
Class that would be outstanding on specified Distribution Dates for the series and the projected yields to maturity on certain Classes, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

    There is no assurance that prepayment of the Mortgage Loans underlying a series of Certificates will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage
Loans underlying a series of Certificates, the prepayment rates of the Mortgage
Loans are likely to be higher than if prevailing rates remain at or above the rates on the Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage
Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those Mortgage Interest Rates. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates.
It should be noted that Certificates of a series may evidence an interest in a
Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of those Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying
Servicing Agreements may require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted
Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of
"Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain
Legal Aspects of the Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    At the request of a borrower, a Servicer, including the Sponsor, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by it by accepting a prepayment in full and permitting a new mortgage loan secured by a mortgage on the same property. Upon refinancing, the new mortgage loan will not be included in the Trust Estate. Any refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer, including the Sponsor, may, from time to time, implement programs designed to encourage refinancing through it, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. See
"The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General
Underwriting Standards" for a description of the Sponsor's mortgage refinance programs. A Servicer may also encourage refinancing of defaulted Mortgage Loans, or may encourage the assumption of defaulted Mortgage Loans by creditworthy borrowers.

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    Provided that a borrower has been current in his or her mortgage loan payment obligations in the previous twelve months, the Sponsor may agree to refinance a mortgage loan in order to reduce the borrower's mortgage interest rate or change the term of the mortgage loan through a reduced documentation refinancing. In addition, in the case of certain borrowers who have indicated an interest in refinancing or who have requested payoff information, the Sponsor may refinance the existing mortgage loan through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, with minimal new borrower credit or property underwriting standards or cost to the borrower.
Any refinancing of this type will have the same effect as a prepayment in full of the related mortgage loan. See "The Mortgage Loan Programs--Mortgage Loan
Underwriting--Bank of America General Underwriting Standards." The streamlined procedures, minimal borrower cost and minimal underwriting standards associated with the Sponsor's refinancing programs may result in an increase in the number of mortgage loans eligible for refinancing and a narrowing of the mortgage interest rate differential that may otherwise need to exist before a refinancing is practical and economical for the borrower. These factors, together with generally increased borrower sophistication regarding the benefits of refinancing, may also result in a significant increase in the rate of prepayments on the Mortgage Loans.

    The Depositor will be obligated, under the circumstances specified in "The
Pooling Agreement--Assignment of Mortgage Loans," to repurchase certain of the
Mortgage Loans. In addition, the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer to purchase any Mortgage
Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any purchase or repurchase under these circumstances will be deposited in the related Servicer Custodial Account and the purchase or repurchase will have the same effect as a prepayment in full of the related
Mortgage Loan. See "The Pooling Agreement--Assignment of Mortgage Loans." In
addition, if specified in the applicable prospectus supplement, the Depositor or another person identified in the prospectus supplement will have the option to purchase all or a portion (generally an identified group of Mortgage Loans) of the Mortgage Loans in any Trust under the limited conditions specified under
"The Pooling Agreement -- Termination; Optional Purchase of Mortgage Loans." For
any series of Certificates for which one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs, these purchases or repurchases may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A).

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SERVICING OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------

    The servicing of the Mortgage Loans in the Trust underlying a series of
Certificates will be performed by one or more Servicers, which may include the
Sponsor or its affiliates. If there is more than one Servicer of the Mortgage
Loans related to a series, a master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master
Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

    The following is a summary of the material servicing provisions of the
Pooling Agreements. A form of Pooling Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Pooling
Agreement for each series will be filed with the SEC following the date of initial issuance of the related Certificates.

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The Master Servicer

    The Master Servicer generally will be responsible under each applicable
Pooling Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the
Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage
Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making
Periodic Advances of delinquent payments of principal and interest on the
Mortgage Loans to the limited extent described below under the heading
"--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling Agreement. The Master
Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

The Servicers

    With respect to any series, one or more Servicers (each, a "Servicer")
specified in the applicable prospectus supplement, including the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related Pooling Agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the
Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned
(directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage
Loans serviced by them.

    Each Servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans.

    The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a
Servicer appoints a subservicer that meets the thresholds provided in Item
1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of
Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of

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Certificates, the Depositor will report such appointment on Form 8-K for so long as the related Issuing Entity is subject to the reporting requirements of the
Securities Exchange Act of 1934, as amended.

    The Trustee, or if so provided in the applicable Pooling Agreement, the
Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable
Pooling Agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master
Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer's nor the
Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable Pooling Agreement will, however, require the Master Servicer or the
Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

    The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

    The Pooling Agreement will provide that a Servicer may not resign from its obligations and duties under the Pooling Agreement for each series, except upon its determination that its duties under the Pooling Agreement are no longer permissible under applicable law. No resignation will become effective until the
Trustee for a series or a successor servicer or Master Servicer has assumed the
Servicer's obligations and duties under the Pooling Agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling Agreement, it may appoint another institution to so act as described under "The Pooling Agreement --
Rights Upon Event of Default" below.

    The Pooling Agreement will provide that no Servicer nor any director, officer, employee or agent of any Servicer will be under any liability to the
Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling
Agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Pooling
Agreement. Each Servicer and any director, officer, employee or agent of each
Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Underlying Servicing Agreement or the Certificates,
other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the Pooling Agreement or Underlying Servicing Agreement or by
reason of reckless disregard of obligations and duties under the Pooling
Agreement or Underlying Servicing Agreement. In addition, the Pooling Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling Agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate

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Certificate of a series before being allocated to the related Senior
Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various Classes of Certificates or in another manner specified in the applicable prospectus supplement.

    Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the
Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the Pooling Agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie
Mae or Freddie Mac.

    The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling Agreement for each series; provided that, if the Servicer desires to be released from its obligations under the Pooling
Agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac,
(ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling Agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any
Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the Pooling Agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

    In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar provisions will apply to each Servicer under the Underlying Servicing
Agreements.

Servicing Experience and Procedures of Bank of America

General

    Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

                                     As of           As of           As of           As of
                                  December 31,    December 31,    December 31,     June 30,
First Lien Mortgage Loans             2003            2004            2005           2006
-------------------------         ------------    ------------    ------------     ---------

By Number                          2,215,425       2,258,581       2,227,378       2,241,640
By Aggregate Unpaid Principal
Balance (in Billions)                $246.5          $273.1          $296.8         $313.0

    Within this portfolio, as of June 30, 2006, are 149,216 mortgage loans with an unpaid principal balance of approximately $42.8 billion related to securities issued through the Depositor's securitization program.

    Bank of America has been approved as a mortgagee and seller/servicer by the
Department of Housing and Urban Development, the Veterans Administration, Ginnie
Mae, Fannie Mae and Freddie

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Mac. In addition to servicing loans for mortgages securitized by the Depositor,
Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

    Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

    Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

    Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

    Bank of America may perform any of its obligations under the Pooling
Agreement through one or more third-party vendors, affiliates or subsidiaries.
Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

    Bank of America monitors Mortgage Loans for a variety of situations that present the risk of delinquency or loss to a Trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the
Mortgaged Property, where there has been damage to the Mortgaged Property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of
America's policies and procedures to respond to each of these situations.

    Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to recover insurance funds on behalf of the applicable Trust as described below under "-- Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans."

    More specifically, Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii)
flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

    Collections and Loss Mitigation. Account status is monitored and efforts are made to prevent a Mortgage Loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course

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of action is employed to make direct mail or phone contact with the borrower(s).
All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

    Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i)
obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of
America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

    Bank of America grants a grace period of fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a Mortgage Loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a Mortgage Loan with a Due Date of
May 1 is considered delinquent if a full monthly payment is not received by May
31.

    Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

    Direct mail contact efforts occur during the various stages of delinquency.
Generally a courtesy notice is sent to customers after the Due Date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency,
Bank of America again calls the customer, sends a loss mitigation letter
(setting forth appropriate options to bring the loan current) within the first
15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

    In recognition of the fact that Mortgage Loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing

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or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

    Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent Mortgage
Loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent Mortgage Loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

    During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a Mortgage Loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances
(including, but not limited to, the outstanding unpaid principal balance of the
Mortgage Loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

    Bankruptcy. When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i)
the chapter of the Bankruptcy Code under which the mortgagor filed; (ii)
federal, state and local regulations; (iii) determination-of-claim requirements;
(iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

    The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

    Foreclosure. Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the Mortgage Loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the Mortgaged Property;
(d) obtaining broker price opinions; and (e) if applicable, filing

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damaged property claims with insurance carriers on foreclosure Mortgage Loans.
Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

    Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

Payments on Mortgage Loans; Certificate and Custodial Accounts

    The Trustee for each series will establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Each Certificate
Account must be maintained with a depository institution either (i) whose long-term debt obligations (or, in the case of an institution which is part of a holding company structure, the long-term debt obligations of the parent holding company) are, at the time of any deposit, rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the
Certificates of the series, or (ii) that is otherwise acceptable to the Rating
Agency or Rating Agencies rating the Certificates of the series and, if one or more REMIC elections have been made, that would not cause each REMIC to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the
Certificate Account at any time exceeds the limit of insurance coverage established by the FDIC, the excess will be subject to loss in the event of the failure of the depository institution. This insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinate Certificates of a series will bear this loss up to the amount of principal payments on the related Mortgage Loans to which those holders are entitled.

    Pursuant to the applicable Pooling Agreement or the Underlying Servicing
Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial
Account") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each
Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating
Agencies (an acceptable account, an "Eligible Custodial Account") and other than in the case of a Servicer Custodial Account established by the Sponsor as
Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established by the Sponsor as Servicer will serve as a unitary Servicer Custodial Account both for the particular series and for other series of Certificates as well as other Mortgage Loans serviced by the
Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

    Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the
Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

        Each Servicer will be required to remit to the Trustee for deposit to the Certificate Account for each series of Certificates on the date the
Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable
Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master

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Servicer Custodial Account") or, if there is no Master Servicer, to remit to the
Trustee for deposit in the Certificate Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

            (i) all payments on account of principal, including prepayments, and interest;

            (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage
        Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Pooling Agreement or Underlying
        Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

            (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable Pooling Agreement or Underlying Servicing
        Agreement;

            (iv) all Periodic Advances made by the Servicer;

            (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

            (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the
        Pooling Agreement or the Underlying Servicing Agreement; and

            (vii) all other amounts required to be deposited to the Certificate
        Account pursuant to the applicable Pooling Agreement or the Underlying
        Servicing Agreement.

    Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the
Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

        Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable Pooling Agreement or Underlying Servicing
Agreement:

            (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

            (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made (including any amounts received from the Sponsor in connection with amounts cancelled due to BPP on a Mortgage Loan);

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            (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the
        Nonrecoverable Advances were made;

            (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

            (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "--The Servicers";

            (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the
        Master Servicer all amounts received after the date of repurchase or purchase;

            (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein;
        and

            (viii) to clear and terminate the Servicer Custodial Account.

    If there is a Master Servicer for a series of Certificates, the Master
Servicer will be permitted by the Pooling Agreement to make withdrawals from the
Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable Pooling Agreement. The Master Servicer or Trustee will be required to deposit in the Certificate Account any Periodic
Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which the Periodic
Advances are required to be distributed. All other amounts deposited in the
Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling
Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the
Certificate Account not later than the applicable Distribution Date. On each
Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts constituting the Pool Distribution
Amount for that Distribution Date.

    If a Servicer, the Master Servicer or the Trustee deposits in the
Certificate Account for a series any amount not required to be deposited, the
Trustee may at any time withdraw the amount from the Certificate Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in
Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Certificate Account, then the Eligible Investment may mature not later than the next Distribution Date).
In the event that one or more elections has been made to treat the Trust Estate
(or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on
"prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding.
All income and gain realized from any investment of funds in the Certificate
Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Certificate Account will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

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        The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling Agreement:

            (i) to pay itself the applicable Trustee Fee and to pay to the owner thereof any Fixed Retained Yield;

            (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under "The
        Pooling Agreement -- The Trustee";

            (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all of this interest or income to be withdrawn not later than the next Distribution
        Date);

            (iv) to withdraw from the Certificate Account any amount deposited in that account that was not required to be deposited therein; and

            (v) to clear and terminate the Certificate Account.

    The Trustee will be authorized to appoint a paying agent (the "Paying
Agent") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

    The Trustee will cause any Paying Agent to execute and deliver to the
Trustee an instrument in which the Paying Agent agrees with the Trustee that the
Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of
Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling Agreement.

Periodic Advances and Servicing Advances

    Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "Periodic Advance") and (ii) other advances of cash ("Servicing Advances" and, collectively with Periodic Advances, "Advances")
to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

    Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the
Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the

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Mortgage Loan or otherwise. An "REO Property" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

    The failure of a Servicer to make any required Periodic Advances or
Servicing Advances under an Underlying Servicing Agreement or a Pooling
Agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged
Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

    Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account or the
Certificate Account and will be due no later than the business day before the
Distribution Date to which the delinquent payment relates. Advances by the
Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an
Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be
unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account or the
Certificate Account prior to the distribution of payments to the
Certificateholders to the extent provided in the Underlying Servicing Agreement or Pooling Agreement.

    Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series.
However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the
Trust Estate for any Certificates.

Collection and Other Servicing Procedures

    Each Servicer will be required by the related Underlying Servicing Agreement or Pooling Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying
Servicing Agreement or the Pooling Agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage
Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

    Under each Underlying Servicing Agreement or the Pooling Agreement, each
Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "Escrow Account") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay

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interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise.
Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of
Certificates, covering loss occasioned by the failure to escrow amounts.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

    With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the "due-on-sale" clause contained in the Mortgage Note or Mortgage, if any, unless (i) it is not exercisable under applicable law, (ii) the exercise would result in loss of insurance coverage relating to the Mortgage Loan or
(iii) the person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the
Mortgage Note and Mortgage related thereto and the consent of the related mortgagee is not otherwise required as a condition to such transfer. In any case where such nonenforcement is permitted by the Underlying Servicing Agreement or
Pooling Agreement, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the
Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the
Mortgage Interest Rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged
Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Each Underlying Servicing Agreement and Pooling Agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the
Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged
Property securing the Mortgage Loans.

    Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each
Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the
Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the Mortgage Interest Rate and the payment terms of the related
Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the
Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a

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Servicer may encourage the refinancing of defaulted Mortgage Loans, including
Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i)
that the foreclosure or restoration will increase the proceeds to
Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a
Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer
Custodial Account an amount equal to all costs and expenses incurred by it.

    No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage
Loans--Environmental Considerations." If a Servicer does not foreclose on a
Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the
Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

    The Servicer may foreclose against property securing a defaulted Mortgage
Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see
"Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the
Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or
Pooling Agreement to seek deficiency judgments. In lieu of foreclosure, each
Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

    With respect to a Trust Estate (or any segregated pool of assets within a
Trust Estate) as to which one or more REMIC elections has been made, if the
Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged
Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the
Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or Pooling Agreement) unless the
Trustee (a) receives an opinion of counsel to the effect that the holding of the
Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section
860F(a)(1) or cause any REMIC to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the
Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section
860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged
Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal Income
Tax Consequences."

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Insurance Policies

    Each Servicer will generally be required to cause to be maintained for each
Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a
"Standard Hazard Insurance Policy"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard
Hazard Insurance Policy in an amount that is at least equal to the lesser of
100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below.
Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate
Account by the applicable Servicer.

    The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the
Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

    In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the Pooling Agreement, as
applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the
Federal Insurance Administration and the requirements of Fannie Mae or Freddie
Mac with a generally acceptable insurance carrier.

    Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard
Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each
Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance
Policy or flood insurance, had it been maintained.

    Any losses incurred relating to Mortgage Loans due to uninsured risks
(including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

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Fixed Retained Yield, Servicing Compensation and Payment of Expenses

    Fixed Retained Yield for any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust
Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of
Mortgage Loans for a series. If the Sponsor or the Depositor retains Fixed
Retained Yield, the Sponsor, if it is the Servicer, may deduct the Fixed
Retained Yield from mortgagor payments as received and retain or remit the Fixed
Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the Fixed Retained Yield in the Master Servicer Custodial Account
or Certificate Account and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a
Mortgage Loan (whether paid by the mortgagor or received as Liquidation
Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed
Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

    For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the Pooling Agreement. A
Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer
Custodial Account for the series or (b) withdrawing the Servicing Fee from the
Servicer Custodial Account after the entire interest payment has been deposited.
A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan, or withdraw from the Servicer Custodial Account.
The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure
Profits or otherwise will be retained by the Servicers.

    Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums.
The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any
Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related
Mortgaged Property) and of certain losses against which it is indemnified by the
Trust Estate as described above under "-- The Servicers."

    As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related
Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

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Evidence as to Compliance

    Each Servicer and Master Servicer will deliver annually to the Trustee or
Master Servicer, as applicable, on or before the date specified in the applicable Pooling Agreement or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master Servicer's activities during the preceding calendar year and of performance under the applicable Pooling Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable Pooling Agreement or Underlying
Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

    In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an
"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122)
and that contains the following:

    o   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o   a statement that the party used the criteria in Item 1122(d) of
        Regulation AB to assess compliance with the applicable servicing criteria;

    o   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
        and

    o   a statement that a registered public accounting firm has issued an
        Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

    Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

--------------------------------------------------------------------------------
THE POOLING AGREEMENT
--------------------------------------------------------------------------------

Assignment of Mortgage Loans

    In connection with the transfer and assignment of the Mortgage Loans to the
Trust, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage
Loan (collectively, the "Mortgage File"):

    o   the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Sponsor certifying that the related original Mortgage
        Note has been lost;

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    o   the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

    o   except as described below, an assignment in recordable form of the
        Mortgage (or a copy, if the assignment has been submitted for recording); and

    o   if applicable, any riders or modifications to the Mortgage Note and
        Mortgage.

    Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by any Rating Agency rating the Certificates of a series to obtain the initial ratings on the
Certificates set forth in the applicable prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the
Depositor or the Sponsor, or (ii) in the case of any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS")
or its designee. If a Mortgage has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The
Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

    Unless another entity is named as custodian in the applicable prospectus supplement, the Trustee will act as custodian of the Mortgage Files pursuant to the Pooling Agreement. In that capacity, the Trustee will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Certificateholders.

    If no separate custodian is initially designated, the Trustee may be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of the documents described above. Any custodian so appointed will keep and review the documents as the Trustee's agent under a custodial agreement.

Repurchases of Mortgage Loans

    If any portion of the Mortgage File is not delivered to the Trustee or if a
Mortgage Loan does not conform to the representations made by the Depositor in the Pooling Agreement, as described under "The Mortgage Loan Programs --
Representations and Warranties," and the Depositor does not cure this omission or defect within 90 days, the Depositor will be required on the Distribution
Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired relating to the
Mortgage Loan) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of the Mortgage Loan plus accrued and unpaid interest on its principal balance at its Mortgage Interest Rate or (ii) to substitute an
Eligible Substitute Mortgage Loan; provided however, that substitution generally is only allowed within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "Deleted Mortgage Loan." Generally, unless a representation is breached in a material respect, the Depositor is not required to repurchase, cure or substitute for the affected Mortgage Loan. In the case of the breach of the representation made by the Depositor that a Mortgage Loan at the time of its origination complied

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with any applicable federal, state or local predatory or abusive lending laws, the Depositor will be required to pay any costs or damages incurred by the Trust as a result of the violation of those laws.

    An "Eligible Substitute Mortgage Loan" generally will:

    o   have a principal balance, after deduction of all monthly payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

    o   have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage
        Loan;

    o   have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage
        Loan;

    o   if an adjustable-rate Mortgage Loan, have a Gross Margin equal to that of the Deleted Mortgage Loan;

    o   if an adjustable-rate Mortgage Loan, have a periodic cap and rate ceiling equal to that of the Deleted Mortgage Loan;

    o   if an adjustable-rate Mortgage Loan, have the same index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan;

    o   have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

    o   comply with all of the representations and warranties in the Pooling
        Agreement as of the date of substitution.

    "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of that Mortgage Loan at that Due Date, as specified in the amortization schedule (before any adjustment to that amortization schedule due to any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received, to the payment of principal due on that Due Date and to any reduction of the principal balance due to a bankruptcy proceeding but without taking into account any delinquency in payment by the related mortgagor.

    In connection with any substitution of a Deleted Mortgage Loan, the
Depositor will be required to deposit the amount of any shortfall to the
Servicer Custodial Account (any shortfall, a "Substitution Adjustment Amount");

    This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a material breach of any of the representations made by the Depositor in the Pooling Agreement.

Special Servicing Agreements

    The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate
Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the Pooling Agreement will permit the Master
Servicer to enter

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

into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying
Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

Reports to Certificateholders

        The Trustee will prepare and include with each distribution to
Certificateholders of record of each series a statement setting forth, among other things, the following information, if applicable:

                (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage
            Loans;

                (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

                (iii) the Class Balance of each Class of Certificates after giving effect to the distribution of principal on the Distribution
            Date;

                (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

                (v) the amount by which the Servicing Fee or Master Servicing
            Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

                (vi) the amount of Periodic Advances included in the
            distribution on the Distribution Date and the aggregate amount of
            Periodic Advances outstanding as of the close of business on the
            Distribution Date;

                (vii) the amount of Servicing Advances made since the previous
            Distribution Date, the aggregate amount of Servicing Advances outstanding as of the close of business on the Distribution Date and the amount of Servicing Advances reimbursed since the previous
            Distribution Date;

                (viii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement:

                    (a) the amounts so distributed under the form of credit
                enhancement on the applicable Distribution Date; and

                    (b) the amount of coverage remaining under the form of
                credit enhancement, after giving effect to any payments
                thereunder and other amounts charged thereto on the Distribution
                Date;

                (ix) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

                (x) the Pass-Through Rate (if any) for each Class of
            Certificates;

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                (xi) for any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal
            Balance of the Mortgage Loan as of the close of business on the
            Determination Date preceding the Distribution Date and the date of acquisition thereof;

                (xii) the total number and principal balance of any REO
            Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

                (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

                (xiv) any expenses or indemnification amounts paid by the
            related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

                (xv) the number and total principal balance of the Mortgage
            Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

                (xvi) any material modifications, extensions or waivers to
            Mortgage Loan terms, fees, penalties or payments since the previous
            Distribution Date or cumulatively since the Closing Date;

                (xvii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the
            Mortgage Loans or material breaches of transaction covenants;

                (xviii) the number and aggregate principal balance of any
            Mortgage Loans repurchased by the Depositor from the related Trust
            Estate since the previous Distribution Date;

                (xix) the number and aggregate principal amounts of Mortgage
            Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and
            (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

                (xx) whether any exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates have taken place since the preceding
            Distribution Date and, if applicable, the class designations, Class
            Balances or notional amounts, Pass-Through Rates, and any interest and/or principal paid, including any shortfalls allocated, with respect to any Classes of Certificates that were received by
            Certificateholders as a result of such exchange.

    In addition, the Trustee will include in the statement any information specific to the Classes of Certificates offered by the applicable prospectus supplement and, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during the calendar year the information as required by the
Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of each REMIC. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Administrative Matters."

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List of Certificateholders

    The Pooling Agreement for each series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of the series to any group of three or more Certificateholders who advise the
Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling Agreement or under the
Certificates.

Events of Default

    Events of Default under the Pooling Agreement for each series include (i)
any failure by the Master Servicer or, if a Servicer has executed the Pooling
Agreement, that Servicer, to deposit amounts in the Master Servicer Custodial
Account or Servicer Custodial Account, as applicable, in the amount and manner provided in the Pooling Agreement so as to enable the Trustee to distribute to
Certificateholders any payment required to be made under the terms of the
Certificates of a series and the Pooling Agreement (other than Periodic
Advances) which continues unremedied for a period of five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee, or to the Master Servicer or the Servicer and the Trustee by the
holders of Certificates of the series having voting rights allocated to the
Certificates ("Voting Rights") aggregating not less than 25% of the Voting
Rights allocated to all Certificates for the series; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling Agreement indicating its insolvency, reorganization or inability to pay its obligations; and (iv) the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distribution Date.

Rights Upon Event of Default

    So long as an Event of Default remains unremedied under the Pooling
Agreement for a series, the Trustee for the series may, or at the direction of
Certificateholders of the series evidencing not less than 51% of the Voting
Rights of all Certificates of the series affected by the Event of Default, will terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling Agreement, under the Pooling Agreement and in and to the
Mortgage Loans (other than the Master Servicer's or the Servicer's right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling Agreement, which rights the Master
Servicer or the Servicer will retain under all circumstances), whereupon the
Trustee will succeed to all the responsibilities, duties and liabilities of the
Master Servicer or the Servicer under the Pooling Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or the Servicer is entitled under the
Pooling Agreement. In the event that the Trustee is unwilling or unable so to act, it may select or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master
Servicer or the Servicer, under the provisions of the Pooling Agreement;
provided however, that the appointment not adversely affect the rating then assigned to any Class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the Pooling Agreement, unless prohibited by law, the Trustee will continue as the successor to the
Master Servicer or the Servicer as described above. The Trustee or the successor
Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master
Servicer or Servicer is

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unable to fulfill its obligations under the Pooling Agreement) for all costs associated with the transfer of servicing.

    During the continuance of any Event of Default under the Pooling Agreement for a series, the Trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates aggregating not less than 25% of the Voting Rights of each Class of Certificates affected by the Event of Default may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of these trusts or powers unless the applicable Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee. Also, the Trustee may decline to follow any of these directions if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

    No Certificateholder of a series, solely by virtue of that holder's status as a Certificateholder, will have any right under the Pooling Agreement for a series to institute any proceeding with respect to the Pooling Agreement, unless
(i) the holder previously has given to the Trustee for the series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for each Class of Certificates affected for the series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any proceeding.

Amendment

    Each Pooling Agreement may be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee without the consent of the
Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision in the Pooling Agreement that may be inconsistent with any other provision of the Pooling Agreement or the related prospectus supplement, (iii) if one or more REMIC elections has been made, to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the
Trust Estate pursuant to the Code that would be a claim against the Trust
Estate, provided that the Trustee has received an opinion of counsel to the effect that the action is necessary or desirable to maintain qualification as one or more REMICs or to avoid or minimize the risk of the imposition of any tax and the action will not, as evidenced by the opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that the change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that the change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to that effect, (v) to reduce the percentage of the unpaid principal balance of the
Mortgage Loans as of the Cut off Date at which the Depositor or other party specified in the applicable prospectus supplement will have the option to purchase all the remaining Mortgage Loans as set forth under "--Termination;
Optional Purchase of Mortgage Loans," provided that the reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Sponsor or to the Trust by the Depositor as sale for accounting purposes, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions of the Pooling Agreement, provided that the amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related series

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provided that the action will not be considered to adversely affect in any material respect the interests of the Certificateholders and no opinion of counsel will be required if each Rating Agency rating the Certificates states in writing that the action will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if
applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any
Certificate, without the consent of the holder of the Certificate or (ii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to the amendment, without the consent of the holders of all
Certificates of the affected Class then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any amendment if it would subject the
Trust Estate (or any segregated pool of assets therein) to tax or, if one or more REMIC elections has been made, cause each REMIC to fail to qualify as a
REMIC.

Termination; Optional Purchase of Mortgage Loans

    The obligations created by the Pooling Agreement for a series of
Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan in the Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Pooling Agreement. For each series of Certificates, the
Trustee will give written notice of termination of the Pooling Agreement to each
Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the
Depositor and specified in the notice of termination. The termination of the
Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

    In addition, the Depositor or another party specified in the applicable prospectus supplement (which may be a Certificateholder) will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Estate (or one or more groups of Mortgage Loans and other assets, if specified in the applicable prospectus supplement) when the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date or a lower percentage specified in the applicable prospectus supplement. This percentage may be reduced by amending to the Pooling Agreement, without Certificateholder consent, if the reduction is considered necessary by the Depositor, as evidenced by an officer's certificate delivered to the Trustee, to preserve the treatment of the transfer of the
Mortgage Loans to the Depositor by the Sponsor or to the Trust by the Depositor
as a sale for accounting purposes. The purchase price will generally be equal to the sum of (a) the unpaid principal balances of the Mortgage Loans in the applicable loan group or groups and (b) the fair market value of any related REO
Properties held by the Trust together with the amount of any unpaid interest shortfalls on the related Certificates and one month's interest on the unpaid principal balance of each related Mortgage Loan. However, for so long as the
Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision ("OTS", the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO
Properties to be purchased is greater than or equal to the purchase price described in the preceding sentence.

    Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to

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Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

The Trustee

    The trustee under each Pooling Agreement (the "Trustee") will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

    The Trustee generally will be responsible under each Pooling Agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the Certificate
Account; (ii) calculation of the amounts payable to Certificateholders on each
Distribution Date; (iii) making distributions to Certificateholders; (iv)
preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities
Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii)
making Periodic Advances on the Mortgage Loans to the limited extent described under "Servicing of the Mortgage Loans--Periodic Advances and Servicing
Advances," if those amounts are not advanced by a Servicer or the Master
Servicer.

    The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) the
Pooling Agreement, (ii) the Certificates, or (iii) the performance of any of the
Trustee's duties under the Pooling Agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the Pooling
Agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer or Master Servicer and (c) arising out of the transfer of any Certificate not in compliance with
ERISA.

    The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the Pooling Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling Agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

    The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the
Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling Agreement, is incapable of acting or if the
Trustee becomes insolvent. Upon becoming aware of these circumstances, the
Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting
Rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this

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removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable Rating Agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any Class of Certificates.

    Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related
Trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

--------------------------------------------------------------------------------
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the
Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

    The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of the trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.
The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Condominiums

    Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession

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of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

    Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the
Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

    The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

    See Risk Factors--Collateral Securing Cooperative Loans May Diminish in
Value" in this prospectus.

Foreclosure

    Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

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    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if a deficiency action is permitted by law. See "--Anti-Deficiency
Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Foreclosure on Shares of Cooperatives

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the
Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default.
The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the
Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the
"UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Leaseholds

    Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these consideration is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

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    In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

    In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a Cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    A Servicer generally will not be required under the Pooling Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the
Mortgage Loans even if permitted by law.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy
Code, 11 U.S.C. Sections 101 et seq. (the

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"Bankruptcy Code"), and state laws affording relief to debtors (together with the Bankruptcy Code (the "Insolvency Laws") may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

    A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.
Alternatively, a homeowner may file for relief under Chapter 13 of the
Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter
13 is often referred to as the "wage earner chapter" or "consumer chapter"
because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

    The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter
11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

    A reorganization plan under Chapter 11 and a rehabilitation plan under
Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default relating to a mortgage loan on its residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the
Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, the term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

    Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal

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residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

    The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of these loans can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

    State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

    In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

    The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and
related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct

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from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

Homeowners Protection Act of 1998

    The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI").
The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. These termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to
80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. The disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

    Generally, any "cash-out" refinance or other non-purchase money transaction
(except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of
Texas and its implementing statutes and regulations (the "Texas Home Equity
Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions.
Failure, inadvertent or otherwise, to comply with any requirement may render the
Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity
Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of these loans.
If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on these Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

    Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of his or her Mortgage Loan, including a borrower who is a member of the National
Guard or is in reserve status at the time of the origination of the Mortgage
Loan and is later called to active duty, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain

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of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series.
Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief
Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

    A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water;
generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls. Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of Cleanup Costs. Generally all subsequent liens on these properties are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

    Under the federal Comprehensive Environmental Response Compensation and
Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. These Cleanup Costs may be substantial.
CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

    The law is unclear as to whether and under what precise circumstances
Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under
CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender

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or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.
Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA
Secured-Creditor Exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

    The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA
Secured-Creditor Exemption")for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor
Exemption and be held liable under RCRA as a UST owner or operator if the lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the RCRA Secured-Creditor
Exemption may be deemed to be unavailable.

    A decision in May 1990 of the United States Court of Appeals for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed
CERCLA's Secured-Creditor Exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA;
rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the
Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

    Court decisions have taken varying views of the scope of the CERCLA
Secured-Creditor Exemption and the RCRA Secured-Creditor Exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

    On September 30, 1996 the President signed into law (the Asset Conservation,
Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset
Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset
Conservation Act more clearly defined the kinds of "participation in management"
that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA
Secured-Creditor Exemption, similar to the statutory protections under CERCLA.
However, since the courts have not yet had the opportunity to interpret the new statutory

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provisions, the scope of the additional protections offered by the Asset
Conservation Act is not fully defined. It also is important to note that the
Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

    If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to
Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the
CERCLA Secured-Creditor Exemption.

    Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of a Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a Mortgaged Property; the impact on
Certificateholders of any environmental condition or presence of any substance on or near a Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property. See "The
Mortgage Loan Programs--Representations and Warranties" and "Servicing of the
Mortgage Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted
Mortgage Loans" above.

"Due-on-Sale" Clauses

    The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October
15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of
1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that
"due-on-sale" clauses in certain loans (which loans may include the Mortgage
Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home
Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National
Credit Union Administration, respectively.

    The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window
Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October
15, 1982, in which that state prohibited the enforcement of "due-on-sale"
clauses by

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constitutional provision, statute or statewide court decision (the "Window
Period"). Though neither the Garn Act nor the OTS regulations actually names the
Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California,
Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington.
Under the Garn Act, unless a Window Period State took action by October 15,
1985, the end of the Window Period, to further regulate enforcement of
"due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States
(Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

    By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi)
a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder.
Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and
Yield Considerations."

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act
of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the
Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April
1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Depositor or other entity specified in the related prospectus supplement will represent and warrant in the Pooling Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling
Agreement--Assignment of Mortgage Loans."

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Enforceability of Certain Provisions

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the
Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

    The following discussion represents the opinion of Cadwalader, Wickersham &
Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations
(the "REMIC Regulations") promulgated by the U.S. Department of the Treasury.
Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

    If a series of Certificates includes Exchangeable Certificates, each Class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each Class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of
Exchangeable Certificates is discussed under "--Federal Income Tax Consequences for Exchangeable Certificates" below.

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

    For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of
Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the
Fixed Retained Yield. References to a "holder" or "Certificateholder" in this discussion generally mean the Beneficial Owner of a Certificate.

--------------------------------------------------------------------------------
Federal Income Tax Consequences for REMIC Certificates
--------------------------------------------------------------------------------

General

    With respect to a particular series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust
Estate as one or more REMICs within the meaning of Code Section 860D. A Trust
Estate or a portion of a Trust Estate as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion,
Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of
"Regular Certificates" and one Class of "Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Cadwalader,
Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in its opinion, assuming (i) the making of an appropriate election, (ii)
compliance with the Pooling Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular
Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections for the related Trust Estate will be made, in which event references to "REMIC" or
"REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

Status of REMIC Certificates

    REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the
REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual
Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC
Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the
Mortgage Loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for such treatment.

    Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . .
residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related

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Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section
851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section
582(c)(1).

Qualification as a REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations"
or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another
REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC
Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i)
in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery). A
Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC's initial assets) may be used to provide a

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

source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the reserve fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal
Revenue Service.

    In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC
Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for that series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

    In general, interest, Original Issue Discount, and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder"), and

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

principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular
Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

Original Issue Discount

    Compound Interest Certificates will be, and other classes of Regular
Certificates may be, issued with "Original Issue Discount" within the meaning of
Code Section 1273(a). Holders of any Class of Regular Certificates having
Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and
1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular
Certificates. To the extent these issues are not addressed in the OID
Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue
Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

    Each Regular Certificate (except to the extent described below for a Regular
Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. The total amount of Original
Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that
Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular
Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular
Certificate always includes the original principal amount of the Regular
Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular
Certificate, it is possible that no interest on any Class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the
Regular

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Certificates as qualified stated interest. Distributions of interest on a
Compound Interest Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of these Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

    Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular
Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption")
and the anticipated reinvestment rate, if any, relating to the Regular
Certificates. The Prepayment Assumption for a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and this income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular
Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See
"--Election to Treat All Interest Under the Constant Yield Method."

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original
Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original
Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of Original Issue
Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount
accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the
Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the
Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original
Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in prior periods. The Original Issue Discount

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

accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of
Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue
Discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of Original Issue
Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the Mortgage Loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular
Certificates can result in both a change in the priority of principal payments for certain Classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

    In the case of a Non-Pro Rata Certificate, it is anticipated that the
Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment
Assumption. In general, the Original Issue Discount accruing on each Non-Pro
Rata Certificate in a full accrual period would be its allocable share of the
Original Issue Discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue
Discount allocable to the Certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of the Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the Class and the adjusted issue price of the Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the Class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

    A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue
Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method."

Variable Rate Regular Certificates

    Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
A

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rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A
Class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class like this may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the OID Regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for
Original Issue Discount reporting purposes.

    The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

    Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat
Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded"
interest to create more than de minimis Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate
Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate
Mortgage Loans, the applicable index used to compute

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interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual
Pass-Through Rate on these Regular Certificates.

Market Discount

    A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue
Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in
Treasury regulations and should take into account the Prepayment Assumption. The
Conference Committee Report to the 1986 Act provides that until such regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the
Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest
Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate
(determined as described above in the third paragraph under "--Original Issue
Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original
Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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Premium

    A Regular Certificate purchased at a cost greater than its remaining stated
redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize this premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal
Revenue Service. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular
Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

    A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, Original Issue
Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue
Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

    Regular Certificateholders will be required to report income on Regular
Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that these amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with

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the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any of their
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, these non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of the Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The
Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The
Internal Revenue Service could also assert that losses on the Regular
Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount. This may have the effect of creating
"negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the Class.
Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular
Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

    If a Regular Certificateholder sells or exchanges a Regular Certificate, the
Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any Original
Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced by amounts included in the stated
redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

    Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its

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yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage
Loans, plus income from amortization of issue premium, if any, on the Regular
Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and
Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related series outstanding.

    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon these distributions on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular
Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such
Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing
Classes of Regular Certificates are made.

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Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding
Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given
Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of this mismatching or unrelated deductions against which to offset this income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of this mismatching of income and deductions described in this paragraph may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for these periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

Basis and Losses

    The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual
Certificate as of the close of the quarter (or time of disposition of the
Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom such loss was disallowed and may be used by this Residual Holder only to offset any income generated by the same REMIC Pool.

    A Residual Holder will not be permitted to amortize directly the cost of its
Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.
The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a
Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the
Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is

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required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

    Further, to the extent that the initial adjusted basis of a Residual Holder
(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the
Residual Holder will not recover a portion of its basis until termination of the
REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not provide for this outcome. See "--Treatment of Certain
Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

    It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to
Residual Holders or differences in capital gain versus ordinary income.

    Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular
Certificates as described above under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

    Market Discount. The REMIC Pool will have market discount income on the
Mortgage Loans if, in general, the basis of the REMIC Pool in the Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the
Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of this market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular
Certificates--Market Discount."

    Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a
Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27,
1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage
Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on these Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however,

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the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

    A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual
Certificate over the daily accruals for this quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificate (if it were a debt instrument) on the Startup Day under Code Section
1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such
Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S.
Persons (as defined below under "--Tax-Related Restrictions on Transfer of
Residual Certificates--Foreign Investors"), and the portion of that taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain
Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S.
Persons.

    There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

    Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for the Residual
Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment
Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the

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transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue
Service if the Disqualified Organization promptly disposes of the Residual
Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

    In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a
Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on the Pass-Through Entity equal to the product of
(i) the amount of excess inclusions that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by such Disqualified
Organization, and (ii) the highest marginal federal corporate income tax rate.
This tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for this tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

    If an Electing Large Partnership holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through
Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership"
means any partnership having more than 100 members during the preceding tax year
(other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity.

    The Pooling Agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i)
the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is
not purchasing such Residual Certificate on behalf of a Disqualified
Organization (i.e., as a broker, nominee or middleman

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thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the
Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each
Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the
Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing such information.

        Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii)
the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

        (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

                    (1) the present value of any consideration given to the
                transferee to acquire the residual interest;

                    (2) the present value of the expected future distributions on the residual interest; and

                    (3) the present value of the anticipated tax savings
                associated with holding the residual interest as the REMIC generates losses; or

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        (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                    (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C"
                corporation and would meet the requirement for a safe harbor transfer; and

                    (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual
                interest will not be paid by the transferee.

    For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

    The Pooling Agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements
(i) through (iii) above as part of the affidavit described above under
"--Disqualified Organizations." The Pooling Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above.
Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

    Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a Foreign Person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S.
Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the
United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such
U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

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Sale or Exchange of a Residual Certificate

    Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such
Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that
Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Holder's Residual
Certificate, in which case, if the Residual Holder has an adjusted basis in its
Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section
1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    In addition, under temporary Treasury Regulations, effective generally for partnership interests first acquired on or after August 1, 2006, a U.S.
partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S.
partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusion income allocable to non-U.S. Persons through certain other pass-through entities.

    Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section
582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

    The Internal Revenue Service has issued final regulations (the "Mark to
Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

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Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

    Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the
Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

    In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in
Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

    The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction

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rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual
Holders within the 90-day period.

Administrative Matters

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for a REMIC Pool's income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.
The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual
Holder chosen by the Residual Holders or such other person specified pursuant to
Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

    An investor who is an individual, estate, or trust will be subject to limitation on certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC
Pool, these deductions may include deductions under Code Section 212 for the
Servicing Fee and all administrative and other expenses relating to the REMIC
Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary
Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of
Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of these expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a
REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently

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with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

    Interest, including Original Issue Discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation
(described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section
1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or
IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS
Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and
W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term
"intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates

    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the
Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section
163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Holder will not be entitled to any exemption from the
30% withholding tax (or lower treaty rate) to the extent of that portion of
REMIC taxable income that constitutes an "excess inclusion." See "--Taxation

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of Residual Certificates--Limitations on Offset or Exemption of REMIC Income."
If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by these non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.
Instead, the amounts paid to these non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, these amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

    Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions,
Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a
non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section
1.6049-4(c)(l)(ii). Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required.
Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

    Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the
Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of
Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue
Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request such information from the nominee.

    The Internal Revenue Service's Form 1066 has an accompanying Schedule Q,
Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net
Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses
(see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore,

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under such regulations, information must be furnished quarterly to Residual
Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the
REMIC Pool's assets meeting the qualified asset tests described above under
"Status of REMIC Certificates."

--------------------------------------------------------------------------------
Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made
--------------------------------------------------------------------------------

General

    In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a series of Certificates as a
REMIC, the Trust Estate will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section
7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where the Certificates are not designated as
"Stripped Certificates," the holder of each Certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the
Mortgage Loans, subject to the discussion below under "--Recharacterization of
Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on such Mortgage Loans,
Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such
Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that these amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the Servicing Fee and all such administrative and other expenses of the
Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year.
These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability.
Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees,"
respectively.

Tax Status

        Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

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            (i) A Certificate owned by a "domestic building and loan
        association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of
        Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

            (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
        Section 856(c)(4)(A) to the extent that the assets of the related Trust
        Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
        856(c)(3)(B).

            (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

    Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

    The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain
Items of REMIC Income and Expense--Premium."

Original Issue Discount

    The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such
Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of
"teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding Original Issue Discount on Stripped Certificates.

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    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income.
Generally no prepayment assumption will be assumed for purposes of this accrual.
However, Code Section 1272 provides for a reduction in the amount of Original
Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue
Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by the holder.

Market Discount

    Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of this accrual.

Recharacterization of Servicing Fees

    If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal
Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these amounts is not greater than the value of the services provided.

    Accordingly, if the Internal Revenue Service's approach is upheld, a
Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the
Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the
Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the
Servicer, or as including this portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization

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should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

    Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the
Certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the Certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year.
The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion,
Certificates that are subject to those rules will be referred to as "Stripped
Certificates." The Certificates will be subject to those rules if (i) the
Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the
Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans
(see "--Recharacterization of Servicing Fees" above), and (iii) a Class of
Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the
Mortgage Loans.

    In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of
Servicing Fees." Although not free from doubt, for purposes of reporting to

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Stripped Certificateholders, the servicing fees will be allocated to the
Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"Federal Income Tax Consequences for Certificates as to Which No REMIC Election
Is Made--General," subject to the limitation described in that section.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a
Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue
Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. Although it is possible that computations with respect to
Stripped Certificates could be made in one of the ways described below under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations,"
the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for Original Issue Discount purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling
Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations provide for treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue
Discount or market discount (as described below), at a de minimis Original Issue
Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original
Issue Discount if either (i) the initial discount with respect to the Stripped
Certificate was treated as zero under the de minimis rule, or (ii) no more than
100 basis points in excess of reasonable servicing is stripped off the related
Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in this computation.

Status of Stripped Certificates

    No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of
Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount)
income attributable to

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Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section
856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the
Mortgage Loans qualify for such treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

Taxation of Stripped Certificates

    Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an Original Issue
Discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986
Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the
Stripped Certificate to the Stripped Certificateholder, presumably under the
Prepayment Assumption, other than qualified stated interest.

    If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of
Original Issue Discount will be either accelerated or decelerated and the amount of such Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the
Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped
Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

    Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were
Original Issue

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Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is unclear whether for federal income tax purposes these Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more
Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the
Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage
Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

    Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped
Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

    The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, information (prepared on the basis described above) as is necessary to enable Certificateholders to prepare their federal income tax returns. Such information will include the amount of Original Issue Discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the
Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each Class of Stripped Certificates.
The Trustee will also file Original Issue Discount information with the Internal
Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a
Certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income
Tax Consequences for REMIC Certificates--Backup Withholding."

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Taxation of Certain Foreign Investors

    To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("Foreign
Persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty.
Accrued Original Issue Discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

Reportable Transactions

    Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.

--------------------------------------------------------------------------------
Federal Income Tax Consequences for Exchangeable Certificates
--------------------------------------------------------------------------------

Tax Status

    The Exchangeable Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in
Code Section 7701(a)(19)(C). Original Issue Discount and interest accruing on
Exchangeable Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Exchangeable
Certificates will be "qualified mortgages" under Code Section 860G(a)(3) for a
REMIC. Prospective investors should consult their own tax advisors regarding the proper treatment of Exchangeable Certificates in respect of the above discussion.

Exchangeable Certificates Representing Proportionate Interests in Two or More
Exchangeable REMIC Certificates

    The related prospectus supplement for a series will specify whether an
Exchangeable Certificate represents beneficial ownership of a proportionate interest in two or more Exchangeable REMIC Certificates corresponding to that
Exchangeable Certificate. Each beneficial owner of such an Exchangeable
Certificate should account for its ownership interest in each Exchangeable REMIC
Certificate underlying that Exchangeable Certificate as described under
"--Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying Exchangeable REMIC Certificates in accordance with their relative fair market values as of the time of acquisition.
Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying Exchangeable
REMIC Certificates in accordance with their relative fair market values as of the time of sale.

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Exchangeable Certificates Representing Disproportionate Interests in
Exchangeable REMIC Certificates

    The related prospectus supplement for a series will specify whether an
Exchangeable Certificate represents beneficial ownership of a disproportionate interest in one or more Exchangeable REMIC Certificates corresponding to that
Exchangeable Certificate. The beneficial owner of such an Exchangeable
Certificate will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payments on such Exchangeable REMIC
Certificate. Under Code Section 1286, each beneficial owner of an Exchangeable
Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue
Discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Original Issue Discount."

    Each beneficial owner of such an Exchangeable Certificate should calculate
Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a Regular Certificate under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable
Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying Exchangeable REMIC
Certificate.

    While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single Exchangeable REMIC Certificate, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying Exchangeable REMIC
Certificate. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner's interests should be aggregated, with the beneficial owner treated as owning the underlying
Exchangeable REMIC Certificate (regardless of whether it has exchanged the
Exchangeable Certificates for the underlying Exchangeable REMIC Certificate).
Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an
Exchangeable Certificate in either of these circumstances.

Sales, Exchanges and Other Dispositions of Exchangeable Certificates

    If a beneficial owner exchanges one or more underlying Exchangeable REMIC
Certificates for one or more Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable REMIC Certificates and
Exchangeable Certificates" in this prospectus, the exchange will not be taxable.
Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding Exchangeable REMIC Certificate or Exchangeable REMIC
Certificates, the exchange will not be taxable.

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    Upon the sale, exchange or other disposition of an Exchangeable Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner's adjusted basis or bases in the Exchangeable
REMIC Certificate or Exchangeable REMIC Certificates underlying the Exchangeable
Certificate. The adjusted basis of each such Exchangeable REMIC Certificates will be determined as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of
Regular Certificates."

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ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

General

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to those employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA
Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA
Plans"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in
Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of
ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly,
Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

    Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to its purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such series of Certificates.

Certain Requirements Under ERISA and the Code

General

    In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the
ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield
Considerations."

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Parties in Interest/Disqualified Persons

    Other provisions of ERISA (and corresponding provisions of the Code)
prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the
Trustee or certain of their affiliates might be considered or might become
"parties in interest" or "disqualified persons" with respect to an ERISA Plan.
If so, the acquisition or holding of Certificates by or on behalf of the ERISA
Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

    Special caution should be exercised before the assets of an ERISA Plan
(including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed plan assets for purposes of
ERISA) are used to purchase a Certificate if, with respect to these assets, the
Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

    Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan's investment in the
Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the
Certificates, and certain transactions involved in the operation of the Trust
Estate might be deemed to constitute prohibited transactions under ERISA and the
Code. Neither ERISA nor the Code define the term "plan assets."

    The U.S. Department of Labor (the "DOL") has issued regulations (the "DOL
Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust
Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

    Certain exceptions are provided in the DOL Regulations whereby an investing
ERISA Plan's assets would be deemed merely to include its interest in the
Certificates instead of being deemed to include an interest in the assets of a
Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether these exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any
entity whose assets include "plan assets" by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

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

Applicability to Non-ERISA Plans

    Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons,"
prohibited transactions, delegation of fiduciary duty and plan assets applies to
Non-ERISA Plans as well as ERISA Plans.

Administrative Exemptions

Individual Administrative Exemptions.

    Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an
"Underwriter's Exemption") which are in some respects broader than Prohibited
Transaction Class Exemption 83-1 (described below). These exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's
Exemption might be applicable to a series of Certificates, the applicable prospectus supplement will refer to such possibility.

    Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

            (1) The acquisition of Certificates by an ERISA Plan is on terms
        (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated party.

            (2) The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of Standard & Poor's, a division of
        The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc.
        ("Moody's") or Fitch Ratings ("Fitch").

            (3) The Trustee must not be an affiliate of any other member of the
        Restricted Group (as defined below) other than an underwriter.

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer)
        represents not more than reasonable compensation for the person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection therewith.

            (5) The ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

    The Trust Estate must also meet the following requirements:

        (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

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

        (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the ERISA Plan's acquisition of the Certificates;
    and

        (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

    If the conditions to an Underwriter's Exemption are met, whether or not an
ERISA Plan's assets would be deemed to include an ownership interest in the
Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the
Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

    Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an
ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a
Trust Estate in which the fiduciary (or its affiliate) is an obligor on the
Mortgage Loans held in the Trust Estate provided that, among other requirements:
(i) in the case of an acquisition in connection with the initial issuance of
Certificates, at least fifty percent of each class of Certificates in which
ERISA Plans have invested is acquired by persons independent of the Restricted
Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;
(ii) the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust
Estate; (iii) the ERISA Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    An Underwriter's Exemption does not apply to ERISA Plans sponsored by the
Depositor, the underwriter specified in the applicable prospectus supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the
Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust
Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of any of these parties (the "Restricted Group").

PTE 83-1

    Prohibited Transaction Class Exemption 83-1 for Certain Transactions
Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

    The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as
"a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust
Estate.

                                      139

    However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any of these types of Certificates.

    PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.
The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool.
It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described in this prospectus.

Non-ERISA Plans and Exempt Plans

    Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law.
Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA
Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

    The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511 through
515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a
"Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under "Federal Income Tax Consequences--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations." In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any
Servicer to additional obligations imposed by ERISA or the Code.

                                      140

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

    The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

--------------------------------------------------------------------------------
LEGAL INVESTMENT
--------------------------------------------------------------------------------

    If specified in the related prospectus supplement, certain Classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only Classes of Certificates offered pursuant to this prospectus and the related prospectus supplement which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

    Those Classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds)
created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

    Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to

                                      141

authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning
"safety and soundness" and retention of credit information) certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R
ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any
Certificates.

    All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" of the Federal Financial Institutions
Examination Council, which has been adopted by the Board of Governors of the
Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and
the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.
This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities
(including mortgage pass-through securities and mortgage-derivative products)
used for investment purposes.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the
Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

    Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

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PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

    The Certificates are being offered by this prospectus and the applicable prospectus supplement in series through one or more of the methods described below. The applicable prospectus supplement for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of each Class of Certificates of the series, or the method by which the price is to be determined, and the net proceeds to the
Depositor from the sale of the Certificates.

    The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of Certificates may be made through a combination of two or more of these methods:

            1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

            2. By placements by the Depositor with investors through dealers;

            3. By direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates;
    and

            4. By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the
    Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the
    Depositor or its affiliate will be an underwriter with respect to the underlying securities.

    If underwriters are used in a sale of any Certificates, those Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a particular series of Certificates will be set forth on the cover of the prospectus supplement applicable to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any
Class of Certificates will be obligated to purchase all the Certificates of the
Class if any are purchased. The Depositor, and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

    The prospectus supplement relating to any series of Certificates offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of the series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with

                                      143

reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

    If specified in the prospectus supplement relating to a series of
Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement.
This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the
Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an
"underwriter" within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these
Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

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USE OF PROCEEDS
--------------------------------------------------------------------------------

    The Depositor will apply the net proceeds of the sale of each series of
Certificates to the purchase of the Mortgage Loans represented by the
Certificates of the series from the Sponsor.

--------------------------------------------------------------------------------
LEGAL MATTERS
--------------------------------------------------------------------------------

    The legality of, and certain federal income tax matters related to the
Certificates of a series, will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, New York, New York.

--------------------------------------------------------------------------------
RATING
--------------------------------------------------------------------------------

    It is a condition to the issuance of the Certificates of any series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency").

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating
Agency.

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REPORTS TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

    The Trustee will prepare and forward to the Certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "The Pooling
Agreement--Reports to Certificateholders." Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov"
under the name of the Trust as an exhibit to the Trust's monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as

                                      144

amended. In addition, each party to the servicing function for a series of
Certificates (generally the Trustee and the Servicer (and any Master Servicer))
will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under
"Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the Trust's annual statement on Form 10-K for each series of
Certificates.

--------------------------------------------------------------------------------
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
--------------------------------------------------------------------------------

    The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the Issuing Entity until the termination of the offering of the related series of Certificates offered hereby.

    As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents
(unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 214 North Tryon Street, Mail Code
NC1-027-22-02, Charlotte, North Carolina 28255, Attention: Senior Vice
President, telephone number (704) 387 8239.

--------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

    The Depositor filed a registration statement relating to the Certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    Copies of the registration statement and any other materials the Depositor files with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports
(collectively, "Periodic Reports") may be read and copied at the SEC's Public
Reference Room at 100 F Street NE, Washington, D.C. 20549. Information
concerning the operation of the SEC's Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The SEC also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The Depositor has filed the registration statement, including all exhibits, and will file Periodic Reports through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Mortgage Securities, Inc. at 214 North Tryon Street,
Mail Code NC1-027-22-02, Charlotte, North Carolina 28255, Attention: Senior Vice
President, telephone number (704) 387 8239.

                                      145

    Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee's website promptly after they are filed through the EDGAR system (which many not be the same day) as described under
"Reports to Certificateholders" in the related prospectus supplement.

                                      146

--------------------------------------------------------------------------------
INDEX OF PROSPECTUS DEFINITIONS
--------------------------------------------------------------------------------

1

100% LTV Program..........................36
1986 Act.................................107

8

80/20 Program.............................37

9

97% LTV Program...........................36

A

Accelerated Processing Programs...........33
Accretion Directed Certificates...........57
Accrual Certificates......................60
Actuarial Mortgage Loan...................22
Advances..................................77
All-Ready Home............................33
ALTA......................................35
Assessment of Compliance..................83
Asset Conservation Act...................101
Attestation Report........................83
Auction Administrator.....................61
Auction Certificates......................61
Auction Distribution Date.................61

B

Balloon Loans.............................26
Balloon Period............................26
Bank of America...........................27
Bankruptcy Code...........................97
Bankruptcy Loss...........................50
Bankruptcy Loss Amount....................50
Beneficial Owners.........................40
Benefit Plans............................136
Book-Entry Certificates...................40
BPP.......................................35
Buy-Down Fund.............................26
Buy-Down Loans............................26

C

Cash Flow Agreement.......................55
CERCLA...................................100
CERCLA Secured-Creditor Exemption........101
Certificate Account.......................74
Certificateholders........................38
Certificates..............................38
Class.....................................38
Class Balance.............................49
Cleanup Costs............................100
Closing Date..............................38
Code.....................................104
Combination...............................62
Combined Loan-to-Value Ratio..............32
Companion Certificates....................57
Component.................................57
Component Certificates....................57
Condominium Hotel Loan Program............37
Condominium Hotels........................21
Cooperatives..............................21
Credit Scores.............................29
Custom Mortgage Score.....................30
Cut-off Date..............................47

D

Debt-to-Income Ratio......................31
Deferred Interest.........................24
Definitive Certificates...................39
Deleted Mortgage Loan.....................84
Depositor.................................28
Determination Date........................47
Disqualified Organization................119
Distribution Date.........................47
DOL......................................137
DOL Regulations..........................137
Due Date..................................23

E

Electing Large Partnership...............119
Eligible Custodial Account................74
Eligible Investments......................74
Eligible Substitute Mortgage Loan.........85
ERISA....................................136
ERISA Plans..............................136
Escrow Account............................78
Euroclear Operator........................42
European Depositaries.....................40
Excess Bankruptcy Losses..................50
Excess Fraud Losses.......................50
Excess Special Hazard Losses..............50
Exchangeable Certificates.................57
Exchangeable Combination..................62

                                      147

Exchangeable REMIC Certificates...........57
Exempt Plans.............................136

F

Financial Intermediary....................40
Fitch....................................138
Fixed Rate Certificates...................60
Fixed Retained Yield......................48
Floating Rate Certificates................60
Foreclosure Profits.......................48
Foreign Persons..........................134
Fraud Loss................................50
Fraud Loss Amount.........................50

G

Garn Act.................................102
Graduated Pay Mortgage Loans..............25
Gross Margin..............................23
Growing Equity Mortgage Loans.............25

H

HOPA......................................99

I

Indirect Participants.....................40
Insolvency Laws...........................97
Interest Only Certificates................60
Interest Only Mortgage Loans..............24
Inverse Floating Rate Certificates........60
IRA......................................136
Issuing Entity............................38

L

Liquidation Proceeds......................75
Loan-to-Value Ratio.......................30
Lockout Certificates......................57

M

Mark to Market Regulations...............122
Master Servicer...........................67
Master Servicer Custodial Account.........75
Master Servicing Fee......................48
MERS......................................84
Moody's..................................138
Mortgage File.............................83
Mortgage Interest Rate....................22
Mortgage Loans............................21
Mortgage Notes............................21
Mortgage Rewards..........................33
Mortgaged Properties......................21
Mortgages.................................21

N

NCUA.....................................142
Net Mortgage Interest Rate................48
No Ratio Loan Program.....................36
Non-ERISA Plans..........................136
Non-Pro Rata Certificate.................108
Non-Resident Alien Loan Program...........37
Non-SMMEA Certificates...................141
Non-U.S. Holder...........................45
Notional Amount Certificates..............58

O

OCC.......................................27
OID Regulations..........................108
Option ARM Mortgage Loans.................24
Original Issue Discount..................108
OTS.......................................90

P

PAC Certificates..........................58
PaperSaver(R).............................33
Par Price.................................61
Participants..............................40
Pass-Through Certificates.................58
Pass-Through Entity......................119
Pass-Through Rate.........................48
Paying Agent..............................77
Percentage Interest.......................47
Periodic Advance..........................77
Periodic Reports.........................145
Planned Amortization Certificates.........58
PMI.......................................99
Pool Distribution Amount..................48
Pooling Agreement.........................38
Prepayment Assumption....................109
Principal Only Certificates...............61
Product Guides............................30
PTE 83-1.................................139
Purchase Price............................84

Q

Qualified Intermediary....................46

                                      148

R

Rapid.....................................33
Rating Agency............................144
Ratio Strip Certificates..................58
RCRA.....................................101
RCRA Secured Creditor Exemption..........101
Record Date...............................38
Regular Certificateholder................107
Regular Certificates......................39
Related...................................62
Relevant Depositary.......................40
Relief Act................................99
REMIC.....................................39
REMIC Certificates.......................105
REMIC Combination.........................62
REMIC Pool...............................105
REMIC Regulations........................104
REO Property..............................78
Residual Certificate......................39
Residual Holders.........................115
Restricted Group.........................139
Rules.....................................40

S

S&P......................................138
Scheduled Amortization Certificates.......59
SEC.......................................23
Securities Act............................39
Senior Certificates.......................59
Sequential Pay Certificates...............59
Servicer..................................68
Servicer Custodial Account................74
Servicing Advances........................77
Servicing Fee.............................48
Simple Interest Mortgage Loan.............22
SMMEA....................................141
Special Hazard Loss.......................50
Special Hazard Loss Amount................50
Sponsor...................................27
Standard Documentation Process............32
Standard Hazard Insurance Policy..........81
Startup Day..............................106
Stated Income Program.....................36
Stated Income, Stated Asset...............33
Stated Principal Balance..................85
Step Coupon Certificates..................61
Stripped Certificateholder...............132
Stripped Certificates....................130
Subordinate Certificates..................59
Subsidy Account...........................25
Subsidy Loans.............................25
Subsidy Payments..........................25
Substitution Adjustment Amount............85
Super Senior Certificates.................59
Super Senior Support Certificates.........59
Superliens...............................100
Support Certificates......................57

T

TAC Certificates..........................60
Targeted Amortization Certificates........60
Texas Home Equity Laws....................99
Tiered Payment Mortgage Loans.............25
Title V..................................103
Total Loan-to-Value Ratio.................32
Trust.....................................38
Trust Estate..............................21
Trustee...................................91
Trustee Fee...............................48

U

U.S. Person..............................121
U.S. Withholding Agent....................45
UCC.......................................95
Underlying Servicing Agreement............68
Underwriter's Exemption..................138
UST......................................101

V

Variable Rate Certificates................61
Voting Rights.............................88

W

Window Period............................103
Window Period Loans......................102
Window Period States.....................102

                                      149
</TEXT>
</DOCUMENT>
<DOCUMENT>
<TYPE>EX-4.1
<SEQUENCE>3
<FILENAME>ba6065078-ex4_1.txt
<DESCRIPTION>POOLING AND SERVICING AGREEMENT
<TEXT>
                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                  as Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated: October 30, 2006

                             -----------------------

    Banc of America Mortgage 2006-B Trust, Mortgage Pass-Through Certificates

                                  Series 2006-B

--------------------------------------------------------------------------------

PRELIMINARY STATEMENT......................................................

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................
Section 1.03  Fiscal Year..................................................

                                  ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations and Warranties of the Servicer...............
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims;
               Collections of BPP Mortgage Loan Payments...................
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account and Certificate Account.............................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account and Certificate Account.....................................
Section 3.12  Maintenance of Hazard Insurance..............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee.........................
Section 3.17  Servicing Compensation.......................................
Section 3.18  Annual Statement as to Compliance............................
Section 3.19  Assessments of Servicing Compliance; Registered Public
               Accounting Firm Attestation Reports.........................
Section 3.20  Advances.....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents..............
Section 3.22  Reports to the Securities and Exchange Commission............
Section 3.23  Buy-Down Account; Application of Buy-Down Funds..............

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate.......................................

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee...
Section 5.08  REMIC Related Covenants......................................

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer.....
Section 7.02  Merger or Consolidation of the Depositor or the Servicer.....
Section 7.03  Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................
Section 7.05  Assignment or Delegation of Duties by the Servicer...........

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee's Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans.......................................
Section 10.02 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement.....................................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................
Section 11.10 Insolvency...................................................
Section 11.11 Regulation AB Compliance; Intent of Parties;
               Reasonableness..............................................

EXHIBITS
--------

Exhibit A-1-A-1  -  Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-R  -  Form of Face of Class 1-A-R Certificate
Exhibit A-2-A-1  -  Form of Face of Class 2-A-1 Certificate
Exhibit A-2-A-2  -  Form of Face of Class 2-A-2 Certificate
Exhibit A-3-A-1  -  Form of Face of Class 3-A-1 Certificate
Exhibit A-4-A-1  -  Form of Face of Class 4-A-1 Certificate
Exhibit A-4-A-2  -  Form of Face of Class 4-A-2 Certificate
Exhibit A-4-A-3  -  Form of Face of Class 4-A-3 Certificate
Exhibit A-4-A-4  -  Form of Face of Class 4-A-4 Certificate
Exhibit B-1      -  Form of Face of Class B-1 Certificate
Exhibit B-2      -  Form of Face of Class B-2 Certificate
Exhibit B-3      -  Form of Face of Class B-3 Certificate
Exhibit B-4      -  Form of Face of Class B-4 Certificate
Exhibit B-5      -  Form of Face of Class B-5 Certificate
Exhibit B-6      -  Form of Face of Class B-6 Certificate
Exhibit C        -  Form of Reverse of all Certificates
Exhibit D        -  Addresses for Requesting Mortgage Loan Schedule
Exhibit E        -  Request for Release of Documents
Exhibit F        -  Form of Certification of Establishment of Account
Exhibit G-1      -  Form of Transferor Certificate
Exhibit G-2A     -  Form 1 of Transferee Certificate
Exhibit G-2B     -  Form 2 of Transferee Certificate
Exhibit H        -  Form of Transferee Representation Letter for ERISA
                     Restricted Certificates
Exhibit I        -  Form of Affidavit Regarding Transfer of Residual
                     Certificate
Exhibit J        -  Contents of Servicing File
Exhibit K        -  Form of Special Servicing Agreement
Exhibit L        -  List of Recordation States
Exhibit M        -  Form of Initial Certification of the Trustee
Exhibit N        -  Form of Final Certification of the Trustee
Exhibit O        -  Form of Sarbanes-Oxley Certification
Exhibit P        -  Form of Trustee's Certification
Exhibit Q        -  Servicing Criteria
Exhibit R-1      -  Additional Form 10-D Information
Exhibit R-2      -  Additional Form 10-K Information
Exhibit R-3      -  Form 8-K Information


                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated October 30, 2006, is hereby executed by and among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"),
BANK OF AMERICA, NATIONAL ASSOCIATION, as servicer (together with its permitted successors and assigns, the "Servicer"), and WELLS FARGO BANK, N.A., as trustee
(together with its permitted successors and assigns, the "Trustee").

                         W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the
Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the
Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Middle-Tier REMIC" and the
"Lower-Tier REMIC," respectively, and each, a "REMIC"). The Certificates (other than the Class 1-A-R Certificate) are referred to collectively as the "Regular
Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC.
The Uncertificated Middle-Tier Interests shall constitute the "regular interests" in the Middle-Tier REMIC. The Uncertificated Lower-Tier Interests
shall constitute the "regular interests" in the Lower-Tier REMIC. The Class R-U
Interest shall be the sole "residual interest" in the Upper-Tier REMIC. The
Class R-M Interest shall be the sole "residual interest" in the Middle-Tier
REMIC. The Class R-L Interest shall be the sole "residual interest" in the
Lower-Tier REMIC. The Class 1-A-R Certificate shall represent ownership of the
Class R-U Interest, the Class R-M Interest and the Class R-L Interest. The
Certificates, the Uncertificated Middle-Tier Interests and the Uncertificated
Lower-Tier Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum Denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:


                     Initial Class                                    Integral
                      Certificate                                    Multiples
                       Balance or      Pass-Through     Minimum      in Excess
     Classes        Notional Amount        Rate      Denomination    of Minimum
     -------        ---------------        ----      ------------    ----------
Class 1-A-1            $21,988,000.00      (1)           $1,000           $1
Class 1-A-R                   $100.00      (1)             $100          N/A
Class 2-A-1           $285,061,000.00      (2)           $1,000           $1
Class 2-A-2            $13,241,000.00      (2)           $1,000           $1
Class 3-A-1           $137,187,000.00      (3)           $1,000           $1
Class 4-A-1           $197,448,000.00      (4)           $1,000           $1
Class 4-A-2            $63,806,000.00      (5)           $1,000           $1
Class 4-A-3            $63,806,000.00      (6)         $100,000           $1
Class 4-A-4            $12,134,000.00      (4)           $1,000           $1
Class B-1              $18,703,000.00      (7)          $25,000           $1
Class B-2               $5,343,000.00      (7)          $25,000           $1
Class B-3               $3,053,000.00      (7)          $25,000           $1
Class B-4               $1,909,000.00      (7)          $25,000           $1
Class B-5               $1,526,000.00      (7)          $25,000           $1
Class B-6               $1,908,915.00      (7)          $25,000           $1

(1)   Interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

(2)   Interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

(3)   Interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 3 Mortgage Loans.

(4)   Interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

(5)   For each Distribution Date occurring prior to and including the
      Distribution Date in September 2016, interest will accrue on the Class
      4-A-2 Certificates at a per annum rate equal to the Net WAC for the Group
      4 Mortgage Loans minus 0.48318%. For each Distribution Date occurring on and after the distribution date in October 2016, interest will accrue on the Class 4-A-2 Certificates at a per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

(6)   For each Distribution Date occurring prior to and including the
      Distribution Date in September 2016, interest will accrue on the Class
      4-A-3 Certificates at a per annum rate equal to 0.48318%. For each
      Distribution Date occurring on and after the Distribution Date in October
      2016, the Pass-Through Rate on the Class 4-A-3 Certificates will be zero.

(7)   Interest will accrue on these Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan
      Group) of (i) with respect to Loan Group 1, the Net WAC for the Group 1
      Mortgage Loans, (ii) with respect to Loan Group 2, the Net WAC for the
      Group 2 Mortgage Loans, (iii) with respect to Loan Group 3, the Net WAC for the Group 3 Mortgage Loans and (iv) with respect to Loan Group 4, the
      Net WAC for the Group 4 Mortgage Loans.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            10-K Filing Deadline: As defined in Section 3.22(c).

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest
Accrual Period at the applicable Pass-Through Rate on the applicable Class
Certificate Balance or Notional Amount.

            Additional Form 10-D Information: As defined in Section 3.22(b).

            Additional Form 10-K Information: As defined in Section 3.22(c).

            Additional Servicer: As defined in Section 3.02(e)

            Adjusted Pool Amount: With respect to any Distribution Date and Loan
Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such
Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments,
Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to
Holders of the Certificates on such Distribution Date and all prior Distribution
Dates and (ii) the principal portion of all Realized Losses (other than Debt
Service Reductions) incurred on the Mortgage Loans in such Loan Group from the
Cut-off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Aggregate Subordinate Percentage: As to any Distribution Date, the
aggregate Class Certificate Balance of the Subordinate Certificates divided by the aggregate Pool Stated Principal Balance for all Loan Groups.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and
Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i)
Principal Prepayments and Liquidation Proceeds received or made on the Mortgage
Loans in such Loan Group in the month of such Distribution Date and (ii)
payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related
Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the
Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, either (i)
the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and
(b) the sales price for such property, except that, in the case of Mortgage
Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined either in an appraisal obtained at the time of refinancing or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program), or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Bank of America: Bank of America, National Association, a national banking association, or its successor in interest.

            Book-Entry Certificate: Any Class of Certificates other than the
Physical Certificates.

            BPP Mortgage Loan: Any Mortgage Loan which includes a Borrowers
Protection Plan(R) addendum to the related Mortgage Note whereby Bank of America agrees to cancel (i) certain payments of principal and interest on such Mortgage
Loan for up to twelve months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the Mortgagor; provided that such Borrowers
Protection Plan(R) has not been terminated in accordance with its terms.

            BPP Mortgage Loan Payment: With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total Covered Amount, if any payable by Bank of
America pursuant to Section 5 of the Mortgage Loan Purchase Agreement.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii)
a day on which banking institutions in the State of North Carolina, the State of
New York, the State of Minnesota, each state in which the servicing offices of the Servicer are located or each state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Buy-Down Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.23.

            Buy-Down Agreement: An agreement governing the application of
Buy-Down Funds with respect to a Buy-Down Mortgage Loan.

            Buy-Down Funds: Money advanced by a builder, seller or other interested party to reduce a Mortgagor's monthly payment during the initial years of a Buy-Down Mortgage Loan.

            Buy-Down Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buy-Down Agreement, the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided from Buy-Down Funds.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Certificate: Any of the Banc of America Mortgage 2006-B Trust,
Mortgage Pass-Through Certificates, Series 2006-B that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Banc of America Mortgage 2006-B Trust, Mortgage
Pass-Through Certificates, Series 2006-B." The Certificate Account shall be deemed to consist of six sub-accounts; one for each Group, a fifth sub-account referred to herein as the Middle-Tier Certificate Sub-Account and a sixth sub-account referred to herein as the Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the
Certificates of such Group for the uses and purposes set forth in this
Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage
Interest of such Certificate and the Class Certificate Balance of the Class of
Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the
Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section
6.02.

            Certificate Registrar: The registrar appointed pursuant to Section
6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Certification: As defined in Section 3.22(c).

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-R, Class
2-A-1, Class 2-A-2, Class 3-A-1, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class
4-A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates, as the case may be.

            Class 2-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 2-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 2-A-2 Loss Allocation Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 2-A-2 Certificates with respect to such
Distribution Date prior to any reduction for the Class 2-A-2 Loss Allocation
Amount and (b) the Class 2-A-1 Loss Amount with respect to such Distribution
Date.

            Class 4-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 4-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 4-A-2 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class
Certificate Balance of the Class 4-A-2 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 4-A-3 Notional Amount: As to any Distribution Date and the
Class 4-A-3 Certificates, the Class Certificate Balance of the Class 4-A-2
Certificates.

            Class 4-A-4 Loss Allocation Amount: With respect to any Distribution
Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class
Certificate Balance of the Class 4-A-4 Certificates with respect to such
Distribution Date prior to any reduction for the Class 4-A-4 Loss Allocation
Amount and (b) the sum of the Class 4-A-1 Loss Amount and Class 4-A-2 Loss
Amount with respect to such Distribution Date.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the
Class 4-A-3 Certificates) and any date of determination, and subject to Section
5.03(f), the Initial Class Certificate Balance of such Class minus the sum of
(i) all distributions of principal made with respect thereto, (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to
Section 5.03(b) and (iii) in the case of the Class 2-A-2 and Class 4-A-4
Certificates, any reduction allocated thereto pursuant to Section 5.03(e) plus the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) in the case of the Class 2-A-2 and
Class 4-A-4 Certificates, any increases allocated thereto pursuant to Section
5.03(e). The Class 4-A-3 Certificates are Interest-Only Certificates and have no
Class Certificate Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and
each interest-bearing Class, the amount by which the aggregate Class Interest
Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: October 30, 2006.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to any Distribution Date, the least of (a) the aggregate Servicing Fee for such Distribution Date (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment
Interest Shortfall for such Distribution Date and (c) one-twelfth of 0.25% of the Pool Stated Principal Balances of the Loan Groups. To the extent that the aggregate Prepayment Interest Shortfall for a Distribution Date exceeds
Compensating Interest, the Compensating Interest for such Distribution Date shall be allocated among the Loan Groups in proportion to the respective
Prepayment Interest Shortfalls relating to such Loan Groups.

            Co-op Shares: Shares issued by private non-profit housing
corporations.

            Corporate Trust Office: The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: Corporate Trust Services - BOAMS 2006-B, and for
certificate transfer purposes is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - BOAMS
2006-B, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

            Corresponding Upper-Tier Class or Classes: As to the following
Uncertificated Middle-Tier Interests, the Corresponding Upper-Tier Class or
Classes as follows:

           Uncertificated                      Corresponding Upper-Tier
        Middle-Tier Interest                       Class or Classes
-------------------------------   ----------------------------------------------
Class 1-A-M1 Interest                 Class 1-A-1 Certificates
Class 1-A-MUR Interest                Class 1-A-R Certificate
Class 2-A-M1 Interest                 Class 2-A-1 and Class 2-A-2 Certificates
Class 3-A-M1 Interest                 Class 3-A-1 Certificates
Class 4-A-M1 Interest                 Class 4-A-1 and Class 4-A-4 Certificates
Class 4-A-M2 Interest                 Class 4-A-2 and Class 4-A-3 Certificates
Class B-M1 Interest                   Class B-1 Certificates
Class B-M2 Interest                   Class B-2 Certificates
Class B-M3 Interest                   Class B-3 Certificates
Class B-M4 Interest                   Class B-4 Certificates
Class B-M5 Interest                   Class B-5 Certificates
Class B-M6 Interest                   Class B-6 Certificates

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the
Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-off Date: October 1, 2006.

            Cut-off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such
Loan Group which is $22,964,858.56 for Loan Group 1, $311,543,142.68 for Loan
Group 2, $143,276,380.38 for Loan Group 3 and $285,523,633.56 for Loan Group 4.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any
Determination Date, the excess of (i) the Monthly Payment due on the related Due
Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such
Due Date by the Mortgagor as established by a court of competent jurisdiction
(pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy
Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Section 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination
Date, the excess of (i) the then outstanding indebtedness under such Mortgage
Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the
Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-off
Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Denomination: The amount, if any, specified on the face of each
Certificate (other than an Interest Only Certificate) representing the principal portion of the Initial Class Certificate Balance evidenced by such Certificate.
As to any Interest Only Certificate of a Class, the amount specified on the face of such Certificate representing the portion of the Initial Notional Amount of such Class evidenced by such Certificate.

            Depositor: Banc of America Mortgage Securities, Inc., a Delaware
corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is
Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the
month of the related Distribution Date or, if such 16th day is not a Business
Day, the Business Day immediately preceding such 16th day.

            Distribution Date: The 20th day of each month beginning in November
2006 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company)
have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of
Counsel delivered to the Trustee and to each Rating Agency, the
Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or Bank of America.

            ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

            ERISA Restricted Certificates: Any Class B-4, Class B-5 or Class B-6
Certificate.

            Escrow Account: As defined in Section 3.09(a).

            Escrow Payments: The amounts constituting taxes, assessments,
Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Events of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage
Loan received in the calendar month in which such Mortgage Loan became a
Liquidated Mortgage Loan, net of any amounts previously reimbursed to the
Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such
Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement
Act of 1989, as amended.

            Fitch: Fitch Ratings, or any successor thereto.

            Form 8-K: As defined in Section 3.22(a).

            Form 8-K Information: As defined in Section 3.22(d).

            Form 10-D: As defined in Section 3.22(a).

            Form 10-K: As defined in Section 3.22(a).

            Fractional Interest: As defined in Section 5.02(d).

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate
Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate
Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Rate
Adjustment Date.

            Group: Any of Group 1, Group 2, Group 3 or Group 4.

            Group 1: The Group 1 Senior Certificates.

            Group 1 Lower-Tier Rate: A per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on the Mortgage
Loan Schedule as a Group 1 Mortgage Loan.

            Group 1 Senior Certificates: The Class 1-A-1 and Class 1-A-R
Certificates.

            Group 2: The Group 2 Senior Certificates.

            Group 2 Lower-Tier Rate: A per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on the Mortgage
Loan Schedule as a Group 2 Mortgage Loan.

            Group 2 Senior Certificates: The Class 2-A-1 and Class 2-A-2
Certificates.

            Group 3: The Group 3 Senior Certificates.

            Group 3 Lower-Tier Rate: A per annum rate equal to the Net WAC for the Group 3 Mortgage Loans.

            Group 3 Mortgage Loan: Each Mortgage Loan listed on the Mortgage
Loan Schedule as a Group 3 Mortgage Loan.

            Group 3 Senior Certificates: The Class 3-A-1 Certificates.

            Group 4: The Group 4 Senior Certificates.

            Group 4 Lower-Tier Rate: A per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

            Group 4 Mortgage Loan: Each Mortgage Loan listed on the Mortgage
Loan Schedule as a Group 4 Mortgage Loan.

            Group 4 Senior Certificates: The Class 4-A-1, Class 4-A-2, Class
4-A-3 and Class 4-A-4 Certificates.

            Group Subordinate Amount: With respect to any Distribution Date and any Loan Group, the excess of the Pool Stated Principal Balance for such Loan
Group over the aggregate Class Certificate Balance of the Senior Certificates of
the Related Group immediately prior to such date.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, a rate per annum that is defined to be the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-denominated deposits, as published in
The Wall Street Journal and most recently available either (i) as of the first
Business Day in the month preceding the month of the applicable Rate Adjustment
Date or (ii) forty-five days before the applicable Rate Adjustment Date or, in the event that such index is no longer available, a substitute index selected by the Servicer in accordance with the terms of the related Mortgage Note.

            Initial Class Certificate Balance: As to each Class of Certificates
(other than the Class 4-A-3 Certificates), the Class Certificate Balance set
forth in the Preliminary Statement. The Class 4-A-3 Certificates are
Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Notional Amount: For the 4-A-3 Certificates, the Notional
Amount set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the
Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any
Insurance Policy, in each case other than any amount included in such Insurance
Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest
Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 4-A-3
Certificates are the only Class of Interest-Only Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the
Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such
Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted
Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a
Mortgaged Property and any other proceeds received in connection with an REO
Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3 or Loan
Group 4.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan Group 4: The Group 4 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account (other than amounts held in respect of the Middle-Tier Certificate Sub-Account or the Upper-Tier Certificate
Sub-Account), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Middle-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Middle-Tier Distribution Amount: As defined in Section 5.02(a).

            Middle-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be deemed held in the Middle-Tier Certificate
Sub-Account.

            Monthly Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt
Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan or the Monthly Covered Amount representing such scheduled monthly payment.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage
Loan, as adjusted from time to time in accordance with the terms of the related
Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage
Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate
Adjustment Date, the sum of the Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage
Note, subject to the Periodic Cap and the Rate Ceiling applicable to such
Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase
Agreement, dated October 30, 2006 between Bank of America, as seller, and the
Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage
Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number;
(ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii)
the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the
Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the
Cut-off Date; (vii) the date on which the first Monthly Payment was due on the
Mortgage Loan, and, if such date is not the Due Date currently in effect, such
Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly
Payment as of the Cut-off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the
Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage
Loan; (xiv) a code indicating the documentation style; (xv) the Appraised Value;
(xvi) the first Rate Adjustment Date; (xvii) the Rate Ceiling; (xviii) the
Periodic Cap; (xix) the Gross Margin; (xx) the closing date of such Mortgage
Loan and (xxi) the Loan Group of such Mortgage Loan. With respect to the
Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans;
(ii) the current aggregate outstanding principal balance of the Mortgage Loans;
(iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and
(iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan
Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage
Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution
Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by (i)
the Servicing Fee Rate and (ii) the Trustee Fee Rate.

            Net WAC: As to any Loan Group and any Distribution Date, the
weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in
such Loan Group (based on the Stated Principal Balances of the Mortgage Loans in
such Loan Group on the Due Date in the month preceding the month of such
Distribution Date).

            Non-Supported Interest Shortfalls: As to any Distribution Date, the
amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds
Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to the Class 4-A-3 Certificates and any date of determination, the Class 4-A-3 Notional Amount.

            OCC: The Office of the Comptroller of the Currency.

            Offered Certificates: The Senior, Class B-1, Class B-2 and Class B-3
Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the
Board, Vice Chairman of the Board, President or a Vice President and by the
Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries, or any other duly authorized officer of the Depositor or the
Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the
Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as three separate REMICs or compliance with the REMIC Provisions must be an opinion of
Independent counsel.

            Original Fractional Interest: With respect to each of the following
Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.80%
                       Class B-2               1.10%
                       Class B-3               0.70%
                       Class B-4               0.45%
                       Class B-5               0.25%
                       Class B-6               0.00%

            Original Subordinate Class Certificate Balance: $32,442,915.00.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Section 2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing
Certificates, the per annum rate set forth or described in the Preliminary
Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for a Class 4-A-3 Certificate) by the Initial Class Certificate
Balance or Initial Notional Amount, as applicable, of the Class of which such
Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the
Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable
Advance if advanced.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan
Schedule.

            Permitted Investments: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of Freddie Mac or Fannie Mae shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

                  (ii) repurchase agreements on obligations specified in clause
            (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United
            States or any state thereof rated not lower than "A-1+" by S&P and
            "F-1" by Fitch;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days)
            denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the
            United States or any state thereof, rated not lower than "A-1+" by
            S&P and "F-1" by Fitch;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the
            United States or any state thereof which is rated not lower than
            "A-1+" by S&P and "F-1" by Fitch;

                  (v) investments in money market funds (including funds of the
            Trustee or its affiliates, or funds for which an affiliate of the
            Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or
            "AAAm G" by S&P and "AAA" by Fitch (if rated by Fitch) or otherwise approved in writing by each Rating Agency; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the
            Trust Estate as three separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on the
Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person, and (vi) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of the Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class B-4, Class B-5 and
Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            Pool Distribution Amount: As to any Distribution Date and Loan
Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the
Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage
Loan in such Loan Group due on the Due Date in the month in which such
Distribution Date occurs and which is received prior to the related
Determination Date (or in the case of any Monthly Covered Amount, the related
Remittance Date) and (B) all Periodic Advances and payments of Compensating
Interest made by the Servicer in respect of such Loan Group and Distribution
Date deposited to the Servicer Custodial Account pursuant to Section
3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the
Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal
Prepayments (other than Total Covered Amounts) received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i)
during such period and all Total Covered Amounts received and deposited in the
Servicer Custodial Account by the related Remittance Date; (iv) in connection with Defective Mortgage Loans in such Loan Group, the aggregate of the
Repurchase Prices and Substitution Adjustment Amounts deposited on the related
Remittance Date pursuant to Section 3.08(b)(vi); (v) any other amounts in the
Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv)
and (v) in respect of such Distribution Date and such Loan Group; (vi) any
Reimbursement Amount required to be included pursuant to Section 5.02(a) and
(vii) any Recovery with respect to such Distribution Date over (b) any (i)
amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) in respect of such
Loan Group and (ii) amounts permitted to be withdrawn from the Certificate
Account pursuant to clause (ii) of Section 3.11(b) in respect of such Loan
Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan
Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan
Group as of the Due Date in the month preceding the month in which such
Distribution Date occurs.

            Prepayment Interest Shortfall: As to any Distribution Date and each
Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to Fannie Mae or Freddie Mac.

            Principal Amount: As to any Distribution Date and Loan Group, the
sum of (i) the sum of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated
Principal Balance, as of the date of repurchase, of each Mortgage Loan in such
Loan Group that was repurchased by the Depositor pursuant to this Agreement received during the calendar month preceding the month of such Distribution
Date, (c) any Substitution Adjustment Amount in connection with a Defective
Mortgage Loan in such Loan Group received during the calendar month preceding the month of such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan
Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds
(excluding Excess Proceeds) allocable to principal received with respect to such
Mortgage Loan during the calendar month preceding the month of such Distribution
Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution
Date; and (ii) the Recovery for such Distribution Date.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment including the principal portion of any
Total Covered Amount.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Private Certificates: The Class B-4, Class B-5 and Class B-6
Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of
Subordinate Certificates, the portion of the Subordinate Principal Distribution
Amounts allocable to such Class, equal to the sum of (i) the product of the amounts determined in accordance with clause (i) of the Subordinate Principal
Distribution Amounts and a fraction, the numerator of which is the related Class
Certificate Balance thereof and the denominator of which is the aggregate Class
Certificate Balance of the Subordinate Certificates and (ii) if such class is not a Restricted Class, the product of the amounts determined in accordance with clause (ii) of the Subordinate Principal Distribution Amounts for such
Distribution Date and a fraction, the numerator of which is the related Class
Certificate Balance thereof and the denominator of which is the aggregate Class
Certificate Balance of the Subordinate Certificates that are not Restricted
Classes. The Pro Rata Share of a Restricted Class shall be 0% with respect to clause (ii) hereof.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of Fannie Mae or Freddie Mac.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note, which Due Date is the date set forth in the Mortgage Loan Schedule as the first Rate Adjustment Date and each subsequent anniversary thereof.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the
Trustee. References herein to a given rating or rating category of a Rating
Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the
Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related
Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient
Valuation. With respect to each Mortgage Loan that has become the subject of a
Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a
Business Day, the preceding Business Day) preceding the month in which the related Distribution Date occurs.

            Recovery: As to any Distribution Date and Loan Group, the sum of all
amounts received during the calendar month preceding the month of such
Distribution Date on each Mortgage Loan in such Loan Group subsequent to such
Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release
(Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg.
1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange
Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

            Reimbursement Amount: As defined in Section 2.04.

            Related Group: For Loan Group 1, Group 1; for Loan Group 2, Group 2;
for Loan Group 3, Group 3; and for Loan Group 4, Group 4.

            Related Loan Group: For Group 1, Loan Group 1; for Group 2, Loan
Group 2; for Group 3, Loan Group 3; and for Group 4, Loan Group 4.

            Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto. For clarification purposes, multiple parties can have responsibility for the same
Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee or the Servicer, the term "Relevant Servicing Criteria"
may refer to a portion of the Relevant Servicing Criteria applicable to the
Servicer or the Trustee.

            Relief Act: The Servicemembers Civil Relief Act, as it may be
amended from time to time.

            Relief Act Reduction: With respect to any Distribution Date, for any
Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date"
of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern
time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reportable Event: As defined in Section 3.22(d).

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the
Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this
Agreement in respect of such Mortgage Loan.

            Residual Certificate: The Class 1-A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior
Vice President, any Vice President, any Assistant Vice President, any Assistant
Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            Seller: Bank of America, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan
Purchase Agreement.

            Senior Certificates: Class 1-A-1, Class 1-A-R, Class 2-A-1, Class
2-A-2, Class 3-A-1, Class 4-A-1, Class 4-A-2, Class 4-A-3 and Class 4-A-4
Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Loan
Group, the percentage, carried six places rounded up, obtained by dividing (i)
the aggregate Class Certificate Balance of the Senior Certificates of the
Related Group immediately prior to such Distribution Date by (ii) the Pool
Stated Principal Balance of such Loan Group.

            Senior Prepayment Percentage: For any Distribution Date and Loan
Group during the seven years beginning on the first Distribution Date, 100%. The
Senior Prepayment Percentage for any Distribution Date and Loan Group occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the
Subordinate Percentage for such Loan Group for such Distribution Date; for any
Distribution Date in the second year thereafter, the Senior Percentage for such
Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such
Distribution Date; for any Distribution Date in the third year thereafter, the
Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and
for any Distribution Date in the fifth or later years thereafter, the Senior
Percentage for such Loan Group for such Distribution Date, unless (i) on any of the foregoing Distribution Dates the Total Senior Percentage exceeds the initial
Total Senior Percentage, in which case the Senior Prepayment Percentage for each
Loan Group for such Distribution Date will once again equal 100%, (ii) on any
Distribution Date before the Distribution Date occurring in November 2009, the
Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, in which case the
Senior Prepayment Percentage for Loan Group 1 for such Distribution Date will equal the Senior Percentage for Loan Group 1 plus 50% of the Subordinate
Percentage for Loan Group 1, the Senior Prepayment Percentage for Loan Group 2
for such Distribution Date will equal the Senior Percentage for Loan Group 2 plus 50% of the Subordinate Percentage for Loan Group 2, the Senior Prepayment
Percentage for such Distribution Date will equal the Senior Percentage for Loan
Group 3 plus 50% of the Subordinate Percentage for Loan Group 3 and the Senior
Prepayment Percentage for Loan Group 4 for such Distribution Date will equal the
Senior Percentage for Loan Group 4 plus 50% of the Subordinate Percentage for
Loan Group 4, or (iii) on any Distribution Date occurring on or after the
Distribution Date in November 2009, the Aggregate Subordinate Percentage for
such Distribution Date is greater than or equal to twice the initial Aggregate
Subordinate Percentage, in which case the Senior Prepayment Percentage for Loan
Group 1 for such Distribution Date will equal the Senior Percentage for Loan
Group 1, the Senior Prepayment Percentage for Loan Group 2 for such Distribution
Date will equal the Senior Percentage for Loan Group 2, the Senior Prepayment
Percentage for Loan Group 3 for such Distribution Date will equal the Senior
Percentage for Loan Group 3 and the Senior Prepayment Percentage for Loan Group
4 for such Distribution Date will equal the Senior Percentage for Loan Group 4.
Notwithstanding the foregoing, no decrease in the share of the applicable
Subordinate Percentage (for calculating the applicable Senior Prepayment
Percentage for any Loan Group) will occur and the Senior Prepayment Percentage for all Loan Groups will be calculated without regard to clause (ii) or (iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date
and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the amounts described in clauses (i)(a) through (d) of the definition of "Principal
Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment
Percentage for such Loan Group of the amounts described in clauses (i)(e) and
(f) and the amount described in clause (ii) of the definition of "Principal
Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage for any Loan Group applies, (i)
the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage
Loan for which the Mortgagor has filed for bankruptcy after the Closing Date)
delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate
Certificates, is not equal to or greater than 50% or (ii) cumulative Realized
Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Class Certificate
Balance set forth below:

                                                Percentage of
                                          Original Subordinate Class
Distribution Date Occurring                  Certificate Balance
-------------------------------------     ----------------------------
November 2006 through October 2009                   20%
November 2009 through October 2014                   30%
November 2014 through October 2015                   35%
November 2015 through October 2016                   40%
November 2016 through October 2017                   45%
November 2017 and thereafter                         50%

            Servicer: Bank of America, a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m.
Eastern time on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or
Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer Custodial Account Reinvestment Income: For each
Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Servicer
Custodial Account.

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any
REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Compensation: With respect to each Distribution Date, the sum of (i) the aggregate Servicing Fee for such Distribution Date subject to reduction as provided in Section 3.17, (ii) any Ancillary Income, (iii) Excess
Proceeds for the preceding month and (iv) the Servicer Custodial Account
Reinvestment Income for such Distribution Date.

            Servicing Criteria: The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time, which as of the Closing Date are listed on Exhibit Q hereto.

            Servicing Fee: With respect to each Mortgage Loan and Distribution
Date, the amount of the fee payable to the Servicer, which shall, for such
Distribution Date, be equal to one-twelfth of the product of the Servicing Fee
Rate with respect to such Mortgage Loan and the Stated Principal Balance of such
Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the
Servicing Fee is limited to, and payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly
Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Group 1 Mortgage Loan,
0.375% per annum, and with respect to each Group 2 Mortgage Loan, Group 3
Mortgage Loan and Group 4 Mortgage Loan, 0.250% per annum.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Function Participant: Any affiliate, third party vendor or
Subservicer engaged by the Servicer or the Trustee that is participating in the servicing function with respect to the Mortgage Loans, within the meaning of
Item 1122 of Regulation AB.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the
Servicer, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the
Trustee to service the Mortgage Loans properly and effectively.

            Similar Law: As defined in Section 6.02(e).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies,
Inc., or any successor thereto.

            Sponsor: Bank of America, National Association.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the specified Due Date or, if not specified, as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal
Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related
Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of the Class 1-LS Interest, Class 2-LS
Interest, Class 3-LS Interest and the Class 4-LS Interest, equal to the ratio among the Group Subordinate Amount of Loan Group 1, the Group Subordinate Amount
of Loan Group 2, the Group Subordinate Amount for Loan Group 3 and the Group
Subordinate Amount of Loan Group 4.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group,
100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and
Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any
Distribution Date and Loan Group, an amount equal to the sum of (i) the
Subordinate Percentage for such Loan Group of all amounts described in clauses
(i)(a) through (d) of the definition of "Principal Amount" for such Distribution
Date and Loan Group and (ii) the Subordinate Prepayment Percentage of the
amounts described in clauses (i)(e) and (f) and the amount described in clause
(ii) of the definition of "Principal Amount" for such Distribution Date and Loan
Group.

            Subservicer: Any Person with which the Servicer has entered into a
Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing)
between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a
Defective Mortgage Loan which must, on the date of such substitution (i) have a
Stated Principal Balance, after deduction of the principal portion of the
Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage
Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective
Mortgage Loan; (iv) have a Gross Margin equal to that of the Defective Mortgage
Loan; (v) have a Periodic Cap and Rate Ceiling equal to that of the Defective
Mortgage Loan; (vi) have the same Index and frequency of mortgage interest rate adjustment as the Defective Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the
Defective Mortgage Loan; and (viii) comply with each Mortgage Loan representation and warranty set forth in this Agreement relating to the
Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation
ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Total Covered Amount: As defined in the Mortgage Loan Purchase
Agreement.

            Total Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate
Class Certificate Balance of the Senior Certificates immediately prior to such
Distribution Date by the aggregate Pool Stated Principal Balance of all Loan
Groups for such Distribution Date.

            Treasury Regulations: The final and temporary regulations
promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the
Certificate Account, in accordance with this Agreement, REO Property, the
Primary Insurance Policies, any other Required Insurance Policy and the right to receive (i) amounts, if any, payable on behalf of any Mortgagor from the
Buy-Down Account relating to any Buy-Down Mortgage Loan and (ii) any BPP
Mortgage Loan Payment. The Buy-Down Account shall not be part of the Trust
Estate.

            Trustee: Wells Fargo Bank, N.A., and any successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated
Principal Balance of the Mortgage Loans in the Related Loan Group as of the Due
Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.00325% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the
Lower-Tier REMIC which is held as an asset of the Middle-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-L Interest, Class 1-LS Interest, Class 2-L Interest, Class 2-LS
Interest, Class 3-L Interest, Class 3-LS Interest, Class 4-L Interest and Class
4-LS Interest are Uncertificated Lower-Tier Interests.

            Uncertificated Middle-Tier Interest: A regular interest in the
Middle-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-A-M1 Interest, Class 1-A-MUR Interest, Class 2-A-M1 Interest, Class
3-A-M1 Interest, Class 4-A-M1 Interest, Class 4-A-M2 Interest, Class B-M1
Interest, Class B-M2 Interest, Class B-M3 Interest, Class B-M4 Interest, Class
B-M5 Interest and Class B-M6 Interest are Uncertificated Middle-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of
America.

            Unscheduled Principal Amount: As to any Distribution Date and Loan
Group, the sum of (a) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (excluding Excess
Proceeds) allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (b)
all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Upper-Tier Certificate Sub-Account: The sub-account of the
Certificate Account designated by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Middle-Tier Interests and such amounts as shall from time to time be deemed to be held in the Upper-Tier
Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury
Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury
Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, (b) 1% of all Voting Rights shall be allocated to the
Holders of the Class 4-A-3 Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

            Section 1.03 Fiscal Year. The fiscal year of the Trust will be the calendar year.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor,
concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. In addition, the Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, the Depositor's rights to receive any
BPP Mortgage Loan Payment. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of (i) the New Jersey Home Ownership
Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act,
effective January 1, 2004, (iii) the Massachusetts Predatory Home Loan Practices
Act, effective November 7, 2004 or (iv) the Indiana Home Loan Practices Act,
effective January 1, 2005.

            (b) In connection with such transfer and assignment, the Depositor shall deliver or cause to be delivered to the Trustee, for the benefit of the
Certificateholders, the following documents or instruments with respect to each
Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wells Fargo Bank,
      N.A., as trustee for the holders of the Banc of America Mortgage
      Securities, Inc. Mortgage Pass-Through Certificates, Series 2006-B,
      without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee for the holders of the Banc of America Mortgage Securities, Inc. Mortgage
      Pass-Through Certificates, Series 2006-B" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of
      Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates);
      provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and
      provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
      designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto, (B) a title search showing no lien (other than standard exceptions of the type described in Section 2.04
      (viii)) on the Mortgaged Property senior to the lien of the Mortgage or
      (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the
      Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for
            recordation).

provided, however, that on the Closing Date, with respect to item (iii), the
Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D)
the lender's title policy, if any, (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such
Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the
Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the
Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the
Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall
(except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an
Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such
Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of
Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. Set forth on
Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The
Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section
3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans.
Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage
Files, and that it will hold such other assets as are included in the Trust
Estate, in trust for the exclusive use and benefit of all present and future
Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver or cause the Custodian to deliver to the Depositor, the Trustee and the Servicer a certification in the form of Exhibit M hereto (the "Initial
Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, it has received the original Mortgage Note relating to each of the Mortgage Loans listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession, and shall deliver to the Depositor, the Trustee and the
Servicer a certification in the form of Exhibit N hereto (the "Final
Certification") to the effect that, as to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b).

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the
Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the
Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan
Schedule based solely upon the review of items (i) and (xi) in the definition of
Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b)
purchase such Mortgage Loan from the Trustee at the Repurchase Price for such
Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage
Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the
Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the
Determination Date for such month. Monthly Payments due with respect to any such
Substitute Mortgage Loan in the month of substitution shall not be part of the
Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly
Payment due for such month on any Defective Mortgage Loan for which the
Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage
Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute
Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required
Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the
Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more
Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount
(if any) by which the aggregate principal balance of all such Substitute
Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such
Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such
Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the
Servicer Custodial Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the
Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan and shall not be deemed to have certified that the content of such title search or opinion of counsel is sufficient to meet the requirements of Section 2.01(b)(v).

            Section 2.03 Representations and Warranties of the Servicer. The
Servicer hereby makes the following representations and warranties to the
Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the
      United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this
      Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.
      This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally or creditors of national banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the
      Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this
      Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this
      Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the representations or warranties set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the other parties.

            Section 2.04 Representations and Warranties of the Depositor as to
the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the
      Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan
      Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the
      Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary
      Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage
      Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal
      Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
      Administration is in effect which policy conforms to the requirements of
      Fannie Mae or Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the
      Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged
      Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged
      Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the
      Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage
      have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the
      Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.
      All costs, fees and expenses incurred in making or closing the Mortgage
      Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) (A) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above)
      the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, (B) a title search has been done showing no lien (other than the exceptions contained in (viii)(A) and (B) above) on the related Mortgaged Property senior to the lien of the Mortgage or (C) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received. For each Mortgage Loan covered by a title insurance policy (x) the Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and (y) no claims have been made under such lender's title insurance policy, and the
      Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of
      acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related
      Mortgage.

            (xvi) All improvements which were considered in determining the
      Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged
      Property.

            (xvii) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of
      Housing and Urban Development pursuant to sections 203 and 211 of the
      National Housing Act.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed.
      The Mortgage Loans are 25 to 40-year adjustable rate mortgage loans having an original term to maturity of not more than 40 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the
      Mortgaged Property. The Mortgaged Property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the
      Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the
      Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) Other than any Borrowers Protection Plan(R) addendum to the
      Mortgage Note of a BPP Mortgage Loan, the Mortgage Note and Mortgage are
      on forms acceptable to Fannie Mae or Freddie Mac.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged
      Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) Each appraisal of the related Mortgaged Property is in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the
      Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no
      Mortgage Loan has a shared appreciation or other contingent interest feature, and no more than 0.00%, 0.54%, 0.82% and 0.81% (by Cut-off Date
      Principal Balance) of the Group 1, Group 2, Group 3 and Group 4 Mortgage
      Loans, respectively, are Buy-Down Mortgage Loans.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Primary Insurance Policy to which any Mortgage Loan is subject, will be issued by an insurer acceptable to Fannie Mae or Freddie
      Mac, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by
      Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such
      Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any
      Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment
      contemplated herein, the Depositor was the sole owner and holder of the
      Mortgage Loans. The Mortgage Loans were not assigned or pledged by the
      Depositor and the Depositor had good and marketable title thereto, and the
      Depositor had full right to transfer and sell the Mortgage Loans to the
      Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the
      Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the
      Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b)
      allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the
      Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the
      Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) No more than 0.00%, 0.00%, 0.00% and 0.18% (by Cut-off Date
      Principal Balance) of the Group 1, Group 2, Group 3 and Group 4 Mortgage
      Loans, respectively, are secured by long-term residential leases.

            (xxxvii) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxviii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxix) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (xl) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            (xli) No Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

            (xlii) No Mortgage Loan is a High Cost Loan or Covered Loan, as
      applicable (as such terms are defined in the then-current S&P's LEVELS(R)
      Glossary which is now Version 5.7, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (xliii) No Mortgage Loan is subject to the provisions of the Home
      Ownership and Equity Protection Act of 1994, as amended.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged
Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage
Files to the Trustee or the Custodian and shall inure to the benefit of the
Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by any of the Depositor, the Servicer, the Trustee or
the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a custodial agreement); provided that any such breach that causes the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the
Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representations set forth in clause (vi) or
(xlii) of this Section 2.04 occurs as a result of a violation of an applicable predatory or abusive lending law, the Depositor shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "Reimbursement Amount"). The Repurchase Price of any
repurchase described in this paragraph, the Substitution Adjustment Amount, if any, and any Reimbursement Amount shall be deposited in the Servicer Custodial
Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of
Certificateholders, and such obligation shall survive until termination of the
Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor
hereby designates the Classes of Senior Certificates (other than the Class 1-A-R
Certificate) and the Classes of Class B Certificates as "regular interests" and the Class R-U Interest as the single class of "residual interest" in the
Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the Uncertificated
Middle-Tier Interests as classes of "regular interests" and the Class R-M
Interest as the single class of "residual interest" in the Middle-Tier REMIC and
(ii) the Uncertificated Lower-Tier Interests as classes of "regular interests"
and the Class R-L Interest as the single class of "residual interest" in the
Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC, Middle-Tier
REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC,
Middle-Tier REMIC and Lower-Tier REMIC is November 20, 2046.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i)
in exchange for the Mortgage Loans and all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, acknowledges the issuance of and hereby declares that it holds the
Uncertificated Lower-Tier Interests on behalf of the Middle-Tier REMIC and the
Certificateholders, (ii) in exchange for the Uncertificated Lower-Tier
Interests, acknowledges the issuance of and hereby declares that it holds the
Uncertificated Middle-Tier Interests on behalf of the Upper-Tier REMIC and the
Certificateholders and (iii) in exchange for the Uncertificated Middle-Tier
Interests, has executed and delivered to or upon the order of the Depositor,
Certificates in authorized Denominations which, together with the Uncertificated
Middle-Tier Interests and the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the
Mortgage Loans, all in accordance with the terms of this Agreement, Customary
Servicing Procedures, applicable law and the terms of the Mortgage Notes and
Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the
Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage
Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any
Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the
Certificateholders or any of them, any and all instruments or agreements of satisfaction, cancellation, default, assumption, modification, discharge, partial or full release, and all other comparable instruments and agreements, with respect to the Mortgage Loans it services, and with respect to the related
Mortgaged Properties held for the benefit of the Certificateholders. To the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence, the Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.
Alternatively, upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any additional powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this
Agreement.

            In accordance with the standards of the preceding paragraph, the
Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged
Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.
The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the
Certificateholders, be added to the Stated Principal Balances of the related
Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the
Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of
Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related
Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder.
Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the
Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this
Agreement without diminution of such obligation or liability by virtue of such
Subservicing Agreements or arrangements or by virtue of indemnification from the
Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing
Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the
Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the
Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            (e) Notwithstanding the foregoing, to the extent the Servicer engages any affiliate or third party vendor, including any Subservicer, in connection with the performance of any of its duties under this Agreement, the
Servicer shall immediately notify the Depositor in writing of such engagement.
To the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such affiliate, third party vendor or Subservicer is a
Servicing Function Participant, the Servicer shall cause such Servicing Function
Participant to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this Agreement and deliver such report to the
Trustee as set forth in Section 3.22 of this Agreement. In addition, to the extent the Depositor notifies the Servicer and the Trustee that it has determined that any such Servicing Function Participant would be a "servicer"
within the meaning of Item 1101 of Regulation AB and meets the criteria in Item
1108(a)(2)(i), (ii) or (iii) of Regulation AB (an "Additional Servicer"), the
Servicer shall cause such Additional Servicer to prepare a separate compliance statement as contemplated by Section 3.18 of this Agreement and deliver such statement to the Trustee as set forth in Section 3.22 of this Agreement. In addition, if the Depositor determines any such Servicing Function Participant would be a "servicer" within the meaning of Item 1101 of Regulation AB, the
Servicer shall cause such Servicing Function Participant to provide the
Depositor and the Trustee the information required by Section 1108(b) and
1108(c) of Regulation AB within two Business Days following such engagement. To the extent the Servicer terminates any such Servicing Function Participant that the Depositor has determined is a "servicer" within the meaning of Item 1101 of
Regulation AB, the Servicer shall provide the Depositor and the Trustee the information required to enable the Trustee to accurately and timely report such event under Item 6.02 of Form 8-K (if the Trust's Exchange Act reporting requirements have not been suspended pursuant to Section 15(d) of the Exchange
Act as set forth in 3.22(g)).

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The
Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the
Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie
Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac
Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of Fannie Mae or
Freddie Mac.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OCC, the OTS, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OCC, the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OCC, the OTS, the FDIC and such other authorities with respect to the Mortgage Loans. Such access shall be afforded upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims;
Collections of BPP Mortgage Loan Payments. (a) With respect to each Mortgage
Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value
Ratio as may be required by law that was originated with a Primary Insurance
Policy, the Servicer shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance
Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with Fannie Mae requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the
Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other
Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the
Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary
Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable
Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section
3.13, the Servicer shall promptly notify the insurer under the related Primary
Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance
Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the
Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage
Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            (b) The Servicer shall take all actions necessary to collect, on behalf of the Trust, any BPP Mortgage Loan Payments required to be made to the
Trust pursuant to the Mortgage Loan Purchase Agreement.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of
the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the
Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07.
The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the
Trustee shall not be (a) liable for losses of the Servicer pursuant to Section
3.12 or any acts or omissions of the predecessor Servicer hereunder, (b)
obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Sections 7.02 and 8.05. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing
Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the
Subservicing Agreement had been assigned to the assuming party except that the
Servicer shall not be relieved of any liability or obligations under any such
Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of such predecessor Servicer, deliver to the assuming party all documents and records relating to each Subservicing
Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Servicer (or the Trust if the predecessor Servicer is unable to fulfill its obligations hereunder) for all
Servicing Transfer Costs.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer
Custodial Account and Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the
Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the
Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a
Mortgage Loan it services and (ii) extend the due dates for payments due on a
Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the
Cut-off Date. In the event of any such arrangement, the Servicer shall make
Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage,
Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial
Account. The Servicer shall deposit or cause to be deposited into the Servicer
Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date)
and the following amounts required to be deposited hereunder with respect to the
Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with
      Customary Servicing Procedures or (3) required to be deposited to an
      Escrow Account pursuant to Section 3.09(a), and other than any Excess
      Proceeds and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices, all Substitution Adjustment Amounts and
      all Reimbursement Amounts, to the extent received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any Compensating Interest;

            (viii) any Recoveries;

            (ix) any Buy-Down Funds required to be deposited pursuant to Section
      3.23; and

            (x) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial
Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer
Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others; provided that such commingling of funds shall not be permitted at any time during which Fitch's senior long-term unsecured debt rating of Bank of
America is below "A." Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer
Custodial Account that have been identified by it as being attributable to the
Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section
3.11.

            (c) The Trustee shall establish and maintain, on behalf of the
Certificateholders, the Certificate Account, which shall be deemed to consist of five sub-accounts. The Trustee shall, promptly upon receipt, deposit in the
Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the
      Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the
Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the
Trustee which describes the amounts deposited in error in the Certificate
Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate
Account at the direction of the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the
Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer, in the case of the Servicer Custodial Account, or the
Trustee, in the case of the Certificate Account, in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such
Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such
Remittance Date) and (ii) in the case of the Certificate Account, the Business
Day next preceding the Distribution Date (except that if such Permitted
Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date)
and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All Servicer Custodial Account Reinvestment
Income shall be for the benefit of the Servicer as part of its Servicing
Compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein.
The amount of any losses realized in the Servicer Custodial Account or the
Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer
Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the
Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall designate each of the Middle-Tier Certificate
Sub Account and the Upper-Tier Certificate Sub-Account as a sub-account of the
Certificate Account. On each Distribution Date (other than the Final
Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Middle-Tier Certificate Sub-Account, the Lower-Tier Distribution
Amount. The Trustee shall then immediately, from funds available in the
Middle-Tier Certificate Sub-Account, be deemed to deposit into the Upper-Tier
Certificate Sub-Account, the Middle-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items;
Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow
Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "Bank of America, National
Association, in trust for registered holders of Banc of America Mortgage 2006-B
Trust, Mortgage Pass-Through Certificates, Series 2006-B and various
Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the
Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the
Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related
Mortgaged Property and (iii) all amounts representing proceeds of any Primary
Insurance Policy. Nothing herein shall require the Servicer to compel a
Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or
PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the
Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii)
to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the
Mortgagor), (viii) to the extent permitted under the terms of the related
Mortgage Note and applicable law, to pay late fees with respect to any Monthly
Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the
Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of
Primary Insurance Policy premiums and fire and hazard insurance coverage. The
Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the
Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the
Servicer, will be recoverable by the Servicer out of Insurance Proceeds,
Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information
Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial
Account and Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the Servicing Compensation to which it is entitled pursuant to Section
      3.17;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) (including amounts received in respect of BPP Mortgage Loan Payments for such Mortgage Loan) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii)
      being limited to amounts received on the Mortgage Loans in the same Loan
      Group as the Mortgage Loan(s) in respect of which such Nonrecoverable
      Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related
      Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or
      REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial
      Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial
Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an
Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and
identifying the related Mortgage Loan(s) and their respective portions of such
Nonrecoverable Advance. The Servicer shall notify the Depositor and the Trustee of the amount, purpose and party paid pursuant to clause (vi) above.

            (b) The Trustee shall be deemed to withdraw funds from the applicable Certificate Account sub-accounts for distributions to
Certificateholders in the manner specified in this Agreement. In addition, the
Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account and any other amounts (other than the Trustee Fee) due to it under this Agreement for the related Distribution Date;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 10.01.

            The Trustee shall notify the Depositor and the Servicer of the amount and purpose of any payments made pursuant to clause (ii) above (other than any earnings or investment income with respect to funds in the Certificate
Account).

            (c) On each Distribution Date, funds on deposit in the Certificate
Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates and the Class 1-A-R
Certificate (in respect of the Class R-U Interest) as provided in Sections 5.01 and 5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the
Mortgagor or loss payee of any coinsurance clause under the policy. If the
Mortgaged Property is in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of
Fannie Mae or Freddie Mac. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related
Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures)
shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related
Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption
Agreements. (a) Except as otherwise provided in this Section 3.13, when any
Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the
Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any
Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy.
Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related
Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement)
by the applicable Required Insurance Policies. The Servicer, subject to Section
3.13(b), is also authorized with the prior approval of the insurers under any
Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due on sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged
Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or if an instrument of release is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and execute the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the
Servicer in accordance with its underwriting standards as then in effect.
Together with each such substitution, assumption or other agreement or instrument, the Servicer shall execute an Officer's Certificate signed by a
Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the Officer's Certificate described in the previous sentence and the original of such substitution or assumption agreement, which in the case of the original shall be added to the related
Mortgage File and shall, for all purposes, be considered a part of such Mortgage
File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional Servicing Compensation.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO
Property. Subject to Section 3.21, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged
Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B
Certificates or a holder of a class of securities representing interests in the
Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the
Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the
Certificateholders, or its nominee, on behalf of the Certificateholders. The
Trustee's name shall be placed on the title to such REO Property solely as the
Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the
Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the
Certificateholders for the period prior to the sale of such REO Property. The
Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the
Trustee to comply with the reporting requirements of the REMIC Provisions;
provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO
Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by
Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged
Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A)
the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier REMIC or
cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense)
or the Servicer shall have applied for, prior to the expiration of the REO
Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such
Mortgaged Property (subject to any conditions contained in such Opinion of
Counsel) for the applicable period. Notwithstanding any other provision of this
Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section
860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.
The Servicer shall identify to the Trustee any Mortgaged Property relating to a
Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged
Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed
Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans
(solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:
first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed
Periodic Advances and to reimburse the Servicer Custodial Account for any
Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage
Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed)
on the Mortgage Loan or related REO Property, at the Mortgage Interest Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess
Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional Servicing Compensation pursuant to
Section 3.17.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon
the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the
Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven
Business Days release the related Mortgage File to the Servicer. The Trustee shall deliver to the Servicer the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any
Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the
Custodian) of a Request for Release signed by a Servicing Officer, release the
Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial
Account, in which case the Servicer shall deliver to the Trustee or the
Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            Upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer shall give an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the
Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the
Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the
Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the
Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any
Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.
The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial
Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the
Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this
Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial
Account an amount equal to the Servicing Fee for such Distribution Date;
provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans shall be reduced (but not below zero) by an amount equal to the Compensating Interest.

            Any additional Servicing Compensation shall be retained by the
Servicer to the extent not required to be deposited in the Servicer Custodial
Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3.18 Annual Statement as to Compliance. The Trustee and the
Servicer shall deliver, and the Servicer shall cause each Additional Servicer engaged by it to deliver, in electronic form to the Depositor, the Trustee and each Rating Agency on or before March 5 of each year or if such day is not a
Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), followed by a hard copy within 10 calendar days, commencing in March 2007, a certificate in the form required by Item 1123 of
Regulation AB, to the effect that (i) an authorized officer of the Trustee, the
Servicer or the Additional Servicer, as the case may be, has reviewed (or a review has been made under his or her supervision of) such party's activities under this Agreement or such other applicable agreement in the case of an
Additional Servicer, during the prior calendar year or portion thereof and (ii)
to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout the prior calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such certificate, the Depositor shall review such certificate and, if applicable, consult with the Servicer and the Trustee as to the nature of any failure to fulfill any obligation under the Agreement, or such other applicable agreement in the case of an Additional Servicer, in any material respect.

            Section 3.19 Assessments of Servicing Compliance; Registered Public
Accounting Firm Attestation Reports. (a) Each of the Servicer and the Trustee,
at its own expense, shall furnish, and shall cause any Servicing Function
Participant engaged by it to furnish, at such party's expense, to the Trustee and the Depositor in electronic form, not later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period, but in no event later than March 15), followed by a hard copy within 10 calendar days, commencing in March 2007, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the
Servicing Criteria applicable to it, (B) a statement that such party used the
Servicing Criteria to assess compliance with the Servicing Criteria applicable to it, (C) such party's assessment of compliance with the Servicing Criteria applicable to it as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22, including, if there has been any material instance of noncompliance with the Servicing Criteria applicable to it, an identification of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Servicing Criteria applicable to such party as of and for such period.

            Each such assessment of compliance report shall be addressed to the
Depositor and the Servicer and signed by an authorized officer of the applicable party, and shall address each of the Relevant Servicing Criteria set forth on
Exhibit Q hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 3.19(c). The Servicer and the Trustee hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit Q hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing
Criterion has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Servicer or the Trustee as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it
(or any Servicing Function Participant engaged or utilized by the Servicer or the Trustee, as applicable).

            (b) Each of the Servicer and the Trustee, at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it, at such party's expense, to cause, not later than March 5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period), commencing in March 2007, a registered public accounting firm (which may also render other services to the Servicer, the Trustee, or such other Servicing
Function Participants, as the case may be) and that is a member of the American
Institute of Certified Public Accountants to furnish electronically a report to the Depositor (with a hard copy to follow within 10 calendar days), to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Servicing Criteria applicable to it, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, it is expressing an opinion as to whether such party's assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. If requested by the Depositor, such report shall contain or be accompanied by a consent of such accounting firm to inclusion or incorporation of such report in the Depositor's registration statement on Form S-3 relating to the Offered Certificates and the Form 10-K for the Trust.

            Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the
Servicer or the Trustee if such report (i) states that a party's assessment of compliance was not fairly stated in any material respect or (ii) is unable to state an overall opinion.

            (c) No later than 30 days following the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, (i) the Servicer shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant and (ii) the
Trustee shall forward to the Depositor the name of each Servicing Function
Participant engaged by it and what Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function
Participant, in each case to the extent of any change from the prior year's notice, if any.

            (d) Beginning with fiscal year 2008 and thereafter, none of the
Servicer, the Trustee or any Servicing Function Participant engaged by such parties shall be required to deliver or cause the delivery of any such assessments or attestation reports until April 15 unless such party has received written notice from the Depositor that a Form 10-K is required to be filed in respect of the Trust for the preceding fiscal year.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the
Advance and/or (b) make an appropriate entry in its records relating to the
Servicer Custodial Account that any portion of the Amount Held for Future
Distribution with respect to a Loan Group in the Servicer Custodial Account has
been used by the Servicer in discharge of its obligation to make any such
Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next
Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the
Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make
Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such
Mortgage Loan. The Servicer shall inform the Trustee of the amount of the
Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer
Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a
Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a)
Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan;

            (ii) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (iii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iv) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in the case of clauses (ii) through (iv) above, (A) such Mortgage Loan is 90 days or more past due or (B) the Servicer delivers to the Trustee an
Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of any of the Upper-Tier REMIC, the
Middle-Tier REMIC or the Lower-Tier REMIC. Notwithstanding the foregoing, no
Opinion of Counsel need be delivered if the purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a partial Principal
Prepayment; provided that the Mortgage Loan is fully amortized by its original maturity date. Subject to Customary Servicing Procedures, the Servicer may
permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) The Servicer may, as a condition to granting any request by a
Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage
Loan and is permitted by the terms of this Agreement, require that such
Mortgagor pay to the Servicer, as additional Servicing Compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the
Servicer, which amount shall be retained by the Servicer as additional Servicing
Compensation.

            (d) The Servicer shall notify the Depositor and the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage
File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business
Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. (a)
The Trustee and the Servicer shall reasonably cooperate with the Depositor to enable the Depositor to satisfy its reporting requirements under the Exchange
Act and the parties hereto shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Depositor to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this
Section 3.22, to be conducted or allocated in a different manner. Without limiting the generality of the foregoing, the Trustee shall prepare on behalf of the Depositor any Current Reports on Form 8-K (each, a "Form 8-K"), Distribution
Reports on Form 10-D (each, a "Form 10-D") and Annual Reports on Form 10-K
(each, a "Form 10-K") as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, the Servicer shall sign such forms (other than Form 8-Ks) or the Depositor shall sign such
Form 8-Ks, the Trustee shall file (via the Securities and Exchange Commission's
Electronic Data Gathering and Retrieval System) such forms on behalf of the
Depositor. Notwithstanding the foregoing, the Depositor shall file the Form 8-Ks in connection with the issuance of the Certificates.

            (b) Each Form 10-D shall be filed by the Trustee within 15 days after each Distribution Date and will include a copy of the monthly statement to
Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution
Date Statement") for such Distribution Date as an exhibit thereto. In addition, the Trustee shall include under Item 1 of each Form 10-D any information required by Item 1121 of Regulation AB to the extent relevant that is not included on the Distribution Date Statement. Any information in addition to the
Distribution Date Statement and any other information required by Item 1121 of
Regulation AB ("Additional Form 10-D Information") shall be determined by the party preparing such information as set forth on Exhibit R-1 hereto and the
Trustee shall compile such information pursuant to the following paragraph. The
Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Information, except to the extent of its obligations as set forth in the next paragraph.

            As set forth on Exhibit R-1 hereto, within 5 calendar days after the related Distribution Date, certain parties hereto shall be required to provide to the Depositor and the Trustee, to the extent known by such parties, in
EDGAR-compatible format, or in such other form as otherwise agreed upon by the
Trustee and such party, (i) any Additional Form 10-D Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Information (other than with respect to Additional Form 10-D Information provided by the Trustee).
The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D
Information on Form 10-D pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

            After preparing the Form 10-D, the Trustee shall forward
electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, the Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to immediately follow) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 3.22(e). Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The
Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            (c) On or before 90 days after the end of each fiscal year of the
Trust (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission) (the "10-K Filing
Deadline") commencing in 2007, the Trustee shall file a Form 10-K, in form and substance as required by applicable law or applicable Securities and Exchange
Commission staff interpretations. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the
Trustee within the applicable time frames set forth in this Agreement: (i) an annual compliance statement for the Trustee, the Servicer and each Additional
Servicer, as described under Section 3.18, (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for the Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.19, and
(B) if the Servicer's, the Trustee's or each Servicing Function Participant's report on assessment of compliance with Servicing Criteria described under
Section 3.19 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be,
(iii)(A) the registered public accounting firm attestation report for the
Servicer, the Trustee and each Servicing Function Participant, as described under Section 3.19, and (B) if any registered public accounting firm attestation report described under Section 3.19 identifies any material instance of noncompliance or is not included, disclosure identifying such instance of noncompliance or disclosure that such report is not included and an explanation thereof, as the case may be, and (iv) a Certification as described in this
Section 3.22(c). Any information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Information") shall be prepared by the party responsible for preparing such information as set forth on Exhibit R-2 hereto and the Trustee shall compile such information pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Information, except to the extent of its obligations as set forth in the next paragraph.

            As set forth on Exhibit R-2 hereto, no later than March 1st of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, certain parties to this Agreement shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, (i) any Additional Form 10-K Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K
Information (other than with respect to Additional Form 10-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Information on Form 10-K pursuant to this paragraph, including converting any such information to an EDGAR-compatible format.

            After preparing the Form 10-K, the Trustee shall forward
electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. No later than the close of business on the fourth Business Day prior to the 10-K Filing Deadline, a senior officer of the Servicer in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K, together with a signed copy of the certification (the
"Certification") attached hereto as Exhibit O and required to be included with each Form 10-K pursuant to the Sarbanes-Oxley Act of 2002, as amended (with an original executed hard copy of each to follow by overnight mail) to the Trustee.
If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section
3.22(e). Form 10-K requires the registrant to indicate (by checking "yes" or
"no") that it "(1) has filed all reports required to be filed by Section 13 or
15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required filing reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th with respect to the filing of a report on
Form 10-K, if the answer to either question should be "no." The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report. Promptly (but no later than one Business Day) after filing with the Securities and Exchange Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this
Agreement acknowledge that the performance by the Trustee of its duties under this Section 3.22(c) relating to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing
Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.22, Section 3.18 and Section
3.19. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Trustee shall provide to the Servicer, on or before March
5 of each year or if such day is not a Business Day, the next Business Day (with a 10 calendar day cure period), followed by a hard copy within 10 days, commencing in March 2007, and otherwise within a reasonable period of time upon request, a certification in the form attached hereto as Exhibit P. In the event the Trustee is terminated or resigns pursuant to the terms of this Agreement, such Trustee shall provide a certification in the form attached hereto as
Exhibit P with respect to the period of time it was subject to this Agreement.
In addition, the Trustee shall indemnify and hold harmless the Depositor, the
Servicer and the Sponsor and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in (i) the assessment of compliance with the Servicing Criteria pursuant to Section 3.19 provided by Trustee or any
Servicing Function Participant appointed by the Trustee and (ii) the certification provided by the Trustee pursuant to this Section 3.22(c), any breach of the obligations under Sections 3.19 and 3.22(c) of the Trustee or any
Servicing Function Participant appointed by the Trustee or the Trustee's or such
Servicing Function Participant's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Servicer and the Sponsor and their officers, directors and affiliates, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor, the Servicer and the
Sponsor, any of their officers, directors or affiliates as a result of the losses, claims, damages or liabilities of the Depositor, the Servicer or the
Sponsor, any of their officers, directors or affiliates in such proportion as is appropriate to reflect the relative fault of the Depositor, the Servicer and the
Sponsor and each of their officers, directors and affiliates on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 3.22(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

            (d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the
Depositor shall file the initial Form 8-Ks in connection with the issuance of the Certificates. Any information related to a Reportable Event or that is otherwise required to be included on Form 8-K (such information, "Form 8-K
Information") shall be reported to the Depositor and the Trustee by the parties set forth on Exhibit R-3 hereto and compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Information or any Form 8-K, except to the extent of its obligations as set forth in the next paragraph.

            As set forth on Exhibit R-3 hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon on the second Business Day after the occurrence of a Reportable Event certain parties to this Agreement shall be required to provide to the Depositor and the
Trustee, to the extent known by such applicable parties, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee and such party, (i) any Form 8-K Information, if applicable and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Information (other than with respect to
Additional Form 8-K Information provided by the Trustee). The Depositor will be responsible for all reasonable fees and expenses assessed or incurred by the
Trustee in connection with including any Form 8-K Information on Form 8-K pursuant to this paragraph, including converting any such information to an
EDGAR-compatible format.

            After preparing the Form 8-K, the Trustee shall forward
electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than 12:00 noon on the fourth Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form
8-K (with an original executed hard copy to follow by overnight mail) to the
Trustee. Promptly (but no later than one Business Day) after filing with the
Securities and Exchange Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by
it. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section
3.22(e). The Depositor acknowledges that the performance by the Trustee of its duties under this Section 3.22(d) related to the timely preparation and filing of Form 8-K is contingent upon the parties to this Agreement and any other
Person obligated to provide Form 8-K Information as set forth on Exhibit R-3 hereto, observing all applicable deadlines in the performance of their duties under this Section 3.22(d). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (e) In the event that the Trustee is unable to timely file with the
Securities and Exchange Commission all or any required portion of any Form 8-K,
Form 10-D or Form 10-K required to be filed by this Agreement because required information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor and the Servicer. In the case of Form 10-D and
Form 10-K, the Depositor, Servicer and Trustee will cooperate to prepare and file a Form 12b-25 pursuant to Rule 12b-25 of the Exchange Act. In the case of
Form 8-K, the Trustee will, upon receipt of all information required to be included on Form 8-K, and upon approval and direction of the Depositor, include such disclosure in the filing of such Form 8-K or include such disclosure on the next Form 10-D. Within 5 calendar days following the original due date of the
Form 10-D, the Trustee shall prepare and file the related Form 10-D. Within 15 calendar days following the original due date of the Form 10-K, the Trustee shall prepare and file the related Form 10-K. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the party to this
Agreement deciding that an amendment to such Form 8-K, Form 10-D or Form 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form
10-K/A. Any Form 12b-25 or any amendment to Form 10-D or Form 10-K shall be signed by a senior officer of the Servicer in charge of the servicing function.
Any amendment to Form 8-K or any Form 15 (as described in Section 3.22(g)) shall be signed by an officer of the Depositor. The Depositor and Servicer acknowledge that the performance by the Trustee of its duties under this Section 3.22(e)
related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Servicer and the
Depositor performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than the Trustee or any Servicing
Function Participant utilized by the Trustee) needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Form 8-K, Form 10-D or
Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (f) Upon any filing with the Securities and Exchange Commission, the
Trustee shall promptly deliver or otherwise make available to the Depositor a copy of any such executed report, statement or information.

            (g) The obligations set forth in paragraphs (a) through (f) of this
Section shall only apply with respect to periods for which the Trustee is obligated to file reports on Form 8-K, 10-D or 10-K. Unless otherwise instructed by the Depositor, on or prior to January 30th of the first year in which the
Trustee is permitted to do so under Section 15(d) of the Exchange Act and other applicable law and regulations, the Trustee shall prepare and file with the
Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-D and 10-K as required pursuant to this Section and the parties hereto will again have the obligations set forth in paragraphs (a) through (f) of this Section.

            (h) The Depositor, the Trustee and the Servicer shall notify the
Depositor and the Trustee of any proceedings of the type described in Item 1117 of Regulation AB, together with a description thereof, within five Business Days of any such party's knowledge thereof. In addition, the Depositor, the Trustee and the Servicer shall notify the Depositor and the Trustee of any affiliations or relationships that develop following the Closing Date between the Depositor, the Trustee or the Servicer and any of parties listed in Item 1119 of Regulation
AB, together with a description thereof, within five Business Days of any such party's knowledge thereof.

            Section 3.23 Buy-Down Account; Application of Buy-Down Funds. In
addition to the Servicer Custodial Account, if any of the Mortgage Loans are
Buy-Down Mortgage Loans, the Servicer shall establish and maintain a Buy-Down
Account, which is not part of the Trust Estate, and shall deposit therein all
Buy-Down Funds not later than the Business Day following the day of receipt and posting by the Servicer. The Servicer shall keep and maintain a separate account for each Buy-Down Mortgage Loan for the purpose of accounting for deposits to and withdrawals from the Buy-Down Account. The Servicer shall invest the funds in the Buy-Down Account in investments which are Permitted Investments. All income and gain realized from any such investment, to the extent not required by the applicable Buy-Down Agreements to be applied to pay interest on the related
Buy-Down Mortgage Loans, shall be for the benefit of the Servicer. The amount of any losses incurred in respect of such investments shall be deposited in the
Buy-Down Account by the Servicer out of its own funds immediately as realized.

            With respect to each Buy-Down Mortgage Loan, on the Business Day next following receipt of the Mortgagor's required monthly payment under the related Buy-Down Agreement, the Servicer shall withdraw from the Buy-Down
Account and deposit in immediately available funds in the Servicer Custodial
Account an amount which, when added to such Mortgagor's payment, will equal the full monthly payment due under the related Mortgage Note.

            Upon termination of a Buy-Down Agreement, no further Buy-Down Funds relating thereto shall be deposited into the Servicer Custodial Account, and the
Servicer may withdraw the related Buy-Down Funds which remain in the Buy-Down
Account and distribute such funds as provided by such Buy-Down Agreement.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate. Each month, not later than
12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee)
certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The
Trustee may conclusively rely upon the information contained in a Servicer's
Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

                                   ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute or be deemed to distribute, as applicable, out of the Certificate Account, the
Middle-Tier Certificate Sub-Account or the Upper-Tier Certificate Sub-Account,
as applicable (to the extent funds are available therein), to each
Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such
Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than the Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the
Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution
Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amount payable to the Trustee pursuant to Section
3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution
Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the Business Day following the related Determination Date, and shall apply such funds (or be deemed to apply such funds, as applicable), first to the payment to itself of the amount payable with respect to such Loan Group pursuant to Section 3.11(b)(i) and then to distributions on the Certificates, paying Group 1 solely from the Pool
Distribution Amount for Loan Group 1, paying Group 2 solely from the Pool
Distribution Amount for Loan Group 2, paying Group 3 solely from the Pool
Distribution Amount for Loan Group 3, paying Group 4 solely from the Pool
Distribution Amount for Loan Group 4 and paying the Subordinate Certificates from the remaining combined Pool Distribution Amounts from all Loan Groups, in the following order of priority and to the extent of such funds:

            (i) concurrently, to each Class of Senior Certificates of such
      Group, pro rata, an amount allocable to interest equal to the Interest
      Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution
      Amount that would have been distributed in the absence of such shortfall;

            (ii) to the Senior Certificates of a Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section
      5.02(b) and;

            (iii) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

            (iv) to the Holder of the Class 1-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Sub-Account and the Middle-Tier
      Certificate Sub-Account and any remaining Pool Distribution Amounts.

            No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of
"Interest Distribution Amount" after its Class Certificate Balance or Notional
Amount has been reduced to zero.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, the Trustee shall distribute any
Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement
Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            (v) Distributions on the Uncertificated Lower-Tier Interests. On
      each Distribution Date, each Uncertificated Middle-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier
      Class or Classes as provided herein. On each Distribution Date, each
      Uncertificated Middle-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Corresponding Upper-Tier Class or Classes to the extent actually distributed thereon. Such amounts distributed to the
      Uncertificated Middle-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Middle-Tier Distribution Amount."

            As of any date, the principal balance or notional amount of each
Uncertificated Middle-Tier Interest equals the aggregate of the Class
Certificate Balances of the respective Corresponding Upper-Tier Class or
Classes. The initial principal balance or notional amount of each Uncertificated
Middle-Tier Interest equals the aggregate of the Initial Class Certificate
Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class 1-A-M1 Interest and
Class A-MUR Interest shall be the Group 1 Lower-Tier Rate. The pass-through rate with respect to the Class 2-A-M1 Interest shall be the Group 2 Lower-Tier Rate.
The pass-through rate with respect to the Class 3-A-M1 Interest shall be the
Group 3 Lower-Tier Rate. The pass-through rate with respect to the Class 4-A-M1
Interest and Class 4-A-M2 Interest shall be the Group 4 Lower-Tier Rate. The pass-through rate with respect to the Class B-M1 Interest, Class B-M2 Interest,
Class B-M3 Interest, Class B-M4 Interest, Class B-M5 Interest and Class B-M6
Interest shall be the weighted average of the Class 1-LS Interest, the Class
2-LS Interest, the Class 3-LS Interest and the Class 4-LS Interest.

            On each Distribution Date, interest shall be distributed in respect of each Uncertificated Lower-Tier Interest at the pass-through rate thereon, as described in the final paragraph of this Section 5.02(a). On each Distribution
Date, distributions of principal with respect to the Uncertificated Lower-Tier
Interests shall be made first, to the Class 1-LS Interest, Class 2-LS Interest,
Class 3-LS Interest and Class 4-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group 1, Loan
Group 2, Loan Group 3 and Loan Group 4, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class 1-LS Interest, Class 2-LS
Interest, Class 3-LS Interest and Class 4-LS Interest such that the Subordinate
Balance Ratio is maintained); and second, any remaining principal to the Class
1-L Interest, Class 2-L Interest, Class 3-L Interest and Class 4-L Interest. Any
distributions made to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be made (a) from Loan Group 1 Principal Distribution Amounts to
Uncertificated Lower-Tier Interests beginning with the numeral "1," (b) from
Loan Group 2 Principal Distribution Amounts to Uncertificated Lower-Tier
Interests beginning with the numeral "2," (c) from Loan Group 3 Principal
Distribution Amounts to Uncertificated Lower-Tier Interests beginning with the numeral "3" and (d) from Loan Group 4 Principal Distribution Amounts to
Uncertificated Lower-Tier Interests beginning with the numeral "4."

            Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LS Interest, the Class 2-LS
Interest, the Class 3-LS Interest and the Class 4-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan
Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be allocated to the Class 1-LS
Interest, Class 2-LS Interest, Class 3-LS Interest and Class 4-LS Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining
Realized Losses shall be allocated to the Class 1-L Interest, the Class 2-L
Interest, the Class 3-L Interest and the Class 4-L Interest. Any Realized Losses
allocated to the Uncertificated Lower-Tier Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group 1 in the case of
Uncertificated Lower-Tier Interests beginning with the numeral "1," (b) from
Realized Losses allocated to Loan Group 2 in the case of Uncertificated
Lower-Tier Interests beginning with the numeral "2," (c) from Realized Losses allocated to Loan Group 3 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "3" and (d) from Realized Losses allocated to Loan
Group 4 in the case of Uncertificated Lower-Tier Interests beginning with the numeral "4."

            Recoveries and Reimbursement Amounts shall be applied to the
Uncertificated Lower-Tier Interests in a manner analogous to the application of
Realized Losses to the Uncertificated Lower-Tier Interests.

            As of any date, the aggregate principal balance of the Class 1-L
Interest and the Class 1-LS Interest shall equal the aggregate Stated Principal
Balance of Loan Group 1. As of any date, the aggregate principal balance of the
Class 2-L Interest and the Class 2-LS Interest shall equal the aggregate Stated
Principal Balance of Loan Group 2. As of any date, the aggregate principal balance of the Class 3-L Interest and the Class 3-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 3. As of any date, the aggregate principal balance of the Class 4-L Interest and the Class 4-LS
Interest shall equal the aggregate Stated Principal Balance of Loan Group 4.

            The pass-through rate with respect to the Class 1-L Interest and the
Class 1-LS Interest shall be the Group 1 Lower-Tier Rate. The pass-through rate with respect to the Class 2-L Interest and the Class 2-LS Interest shall be the
Group 2 Lower-Tier Rate. The pass-through rate with respect to the Class 3-L
Interest and the Class 3-LS Interest shall be the Group 3 Lower-Tier Rate. The pass-through rate with respect to the Class 4-L Interest and the Class 4-LS
Interest shall be the Group 4 Lower-Tier Rate. Amounts distributed to the
Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the
"Lower-Tier Distribution Amount."

            (b) (i) With respect to the Group 1 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
Depletion Date, the amount distributable to the Group 1 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal, sequentially, to the Class 1-A-R and Class 1-A-1 Certificates, in
that order, until their Class Certificate Balances have been reduced to zero.

            (ii) With respect to the Group 2 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
Depletion Date, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro
rata, until their Class Certificate Balances have been reduced to zero.

            (iii) With respect to the Group 3 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
Depletion Date, the amount distributable to the Group 3 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal, to the Class 3-A-1 Certificates, until their Class Certificate
Balance has been reduced to zero.

            (iv) With respect to the Group 4 Senior Certificates:

            On each Distribution Date prior to the Senior Credit Support
Depletion Date, the amount distributable to the Group 4 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed as principal, concurrently, as follows:

            (a) 95.5616193834%, sequentially, to the Class 4-A-1 and Class 4-A-2
Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

            (b) 4.4383806166% to the Class 4-A-4 Certificates, until their Class
Certificate Balance has been reduced to zero.

            The Class 4-A-3 Certificates are Interest-Only Certificates and are
not entitled to distributions in respect of principal.

            On each Distribution Date on or after the Senior Credit Support
Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Certificates of each Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate
Balances thereof are reduced to zero.

            (v) Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the aggregate Class Certificate Balance of the Senior Certificates of a Group
has been reduced to zero, amounts otherwise distributable from the Unscheduled
Principal Amounts for the Related Loan Group on the Subordinate Certificates
will be paid as principal to the remaining Classes of Senior Certificates together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group in (i), (ii), (iii) or
(iv) above, provided that on such Distribution Date (a) the Aggregate
Subordinate Percentage for such Distribution Date is less than twice the initial
Aggregate Subordinate Percentage or (b) the outstanding principal balance of the
Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate
Balance of the Subordinate Certificates, is greater than or equal to 50%. If the
Senior Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Senior Certificates of such Groups, pro rata, in proportion to the aggregate Class Certificate Balance of the Senior
Certificates of each such Group. In addition, if on any Distribution Date, after giving effect to the second preceding sentence, the aggregate Class Certificate
Balance of the Senior Certificates of a Group is greater than the Adjusted Pool
Amount of the Related Loan Group (any such Group, the "Undercollateralized
Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates pursuant to
Section 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order, will be paid as principal to the Senior Certificates of the Undercollateralized Group
together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable Group above under (i), (ii),
(iii) or (iv) until the aggregate Class Certificate Balance of the Senior
Certificates of the Undercollateralized Group equals the Adjusted Pool Amount of the Related Loan Group. Also, the amount of any Class Unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Class Unpaid
Interest Shortfalls for such Distribution Date) will be paid to the
Undercollateralized Group (including the Class 4-A-3 Certificates, with respect to Group 4) pursuant to Section 5.02(a)(i) prior to the payment of any
Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates pursuant to Section 5.02(a)(iii)(L), (J), (H), (F),
(D) and (B), in that order. Such amount will be paid to such Undercollateralized
Group up to their Interest Distribution Amounts for such Distribution Date. If two or more Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate
Class Certificate Balance of the Senior Certificates of each such Group exceeds the Adjusted Pool Amount of the related Loan Group.

            On each Distribution Date on or after the Senior Credit Support
Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Certificates of each Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate
Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each
Class of Certificates for such Distribution Date shall be reduced by such Class'
pro rata share, based on such Class' Interest Distribution Amount for such
Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the
Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage
Loans in the Related Loan Group allocable to interest and (C) Relief Act
Reductions incurred on the Mortgage Loans during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section
5.02(a)(iii), if with respect to any Class of Subordinate Certificates on any
Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate
Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Stated Principal Balance for all Loan Groups
(the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal in respect of clause (ii) of the
Subordinate Principal Distribution Amounts will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the
Restricted Classes will not be used in determining the Pro Rata Share for the
Subordinate Certificates that are not Restricted Classes. If the aggregate Class
Certificate Balance of the Subordinate Certificates that are not Restricted
Classes is reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes in order of their respective numerical Class designations (beginning with the Class of
Restricted Certificates then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each
Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient
Valuation or a Debt Service Reduction, (2) of the amount of such loss or
Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group.
Based on such information, the Trustee shall determine the total amount of
Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the
Certificates by a reduction in the Class Certificate Balances of the designated
Classes pursuant to Section 5.03(b) below.

            (b) The Class Certificate Balance of the Class of Subordinate
Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the sum of the Adjusted Pool Amounts for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class
Certificate Balances of the Senior Certificates of each Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal on such Distribution
Date) equals the Adjusted Pool Amount for the Related Loan Group for such
Distribution Date.

            Any such reduction or increase shall be allocated among the Senior
Certificates of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date.

            (c) Any reduction or increase in the Class Certificate Balance of a
Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage
Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Subordinate Certificates with respect to a Distribution Date (the
"Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Subordinate Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is
greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding (beginning with the Class of Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class
Certificate Balance of each such Class is reduced to zero and then to the Senior
Certificates of such Group, pro rata, on the basis of their respective Class
Certificate Balances.

            (e) After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 2-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-2 Certificates will be reduced by the Class 2-A-2 Loss Allocation Amount and, notwithstanding Section
5.03(b), the Class Certificate Balance of the Class 2-A-1 Certificates will not be reduced by the Class 2-A-2 Loss Allocation Amount. Notwithstanding the
foregoing, on any Distribution Date in which the Class 2-A-1 Loss Amount exceeds the Class Certificate Balance of the Class 2-A-2 Certificates prior to any reduction for the Class 2-A-2 Loss Allocation Amount, such excess will be distributed in reduction of the Class Certificate Balance of the Class 2-A-1
Certificates. After the Senior Credit Support Depletion Date, on any
Distribution Date on which the Class 4-A-4 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 4-A-4 Certificates will be reduced by the Class 4-A-4 Loss Allocation Amount and, notwithstanding Section
5.03(b), the Class Certificate Balances of the Class 4-A-1 and Class 4-A-2
Certificates will not be reduced by the Class 4-A-4 Loss Allocation Amount.
Notwithstanding the foregoing, on any Distribution Date in which the sum of the
Class 4-A-1 Loss Amount and Class 4-A-2 Loss Amount exceeds the Class
Certificate Balance of the Class 4-A-4 Certificates prior to any reduction for the Class 4-A-4 Loss Allocation Amount, such excess will be distributed pro rata, based on the Class Certificate Balances of the Class 4-A-1 and Class 4-A-2
Certificates, in reduction of the Class Certificate Balances of the Class 4-A-1
and Class 4-A-2 Certificates.

            Any increase allocated to the Class 2-A-1 Certificates pursuant to
Section 5.03(b) will instead increase the Class Certificate Balance of the Class
2-A-2 Certificates and any increase allocated to the Class 4-A-1 nd Class 4-A-2
Certificates pursuant to Section 5.03(b) will instead increase the Class
Certificate Balance of the Class 4-A-4 Certificates.

            (f) Notwithstanding any other provision of this Section 5.03, no
Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class
Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

            (g) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated
Lower-Tier Interest as described in Section 5.02(a) and to each Uncertificated
Middle-Tier Interest in an amount equal to the Realized Losses allocated to such
Uncertificated Middle-Tier Interest's Corresponding Upper-Tier Class or Classes.

            Section 5.04 Statements to Certificateholders. (a) Prior to the
Distribution Date in each month, based upon the information provided to the
Trustee on the Servicer's Certificates delivered to the Trustee pursuant to
Section 4.01 and with respect to subsections (xx) and (xxi) below, after consultation with the Depositor, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the date of such Distribution Date and the Determination Date for such Distribution Date;

            (ii) for each Class, the applicable Record Date and Interest Accrual
      Period;

            (iii) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and
      Liquidation Proceeds included therein;

            (iv) for each Group, the amount allocable to interest, any Class
      Unpaid Interest Shortfall included in such distribution and any remaining
      Class Unpaid Interest Shortfall after giving effect to such distribution;

            (v) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (vi) the Class Certificate Balance of each Class of Certificates prior to and after giving effect to the distribution of principal on such
      Distribution Date;

            (vii) for each Loan Group, the Pool Stated Principal Balance for such Distribution Date;

            (viii) for each Loan Group, the Senior Percentage and the
      Subordinate Percentage for such Distribution Date and the Total Senior
      Percentage and Aggregate Subordinate Percentage for such Distribution
      Date;

            (ix) the amount of the Servicing Fee paid to or retained by the
      Servicer with respect to each Loan Group and such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date, the aggregate amount of
      Periodic Advances outstanding as of the close of business on such
      Distribution Date and the amount of Periodic Advances reimbursed since the previous Distribution Date;

            (xii) for each Loan Group, the number and aggregate Stated Principal
      Balance of the Mortgage Loans, the Net WAC, the ranges of Mortgage
      Interest Rates for the Mortgage Loans, separated by 0.25%, the weighted average remaining term to maturity of the Mortgage Loans and the cumulative amount of Principal Prepayments, each as of the close of business on the last day of the calendar month preceding such Distribution
      Date;

            (xiii) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or in bankruptcy) in 30-day increments until foreclosure or other disposition, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xiv) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xv) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xvi) for each Loan Group, the Senior Prepayment Percentage and the
      Subordinate Prepayment Percentage for such Distribution Date;

            (xvii) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month;

            (xviii) the Class 4-A-3 Notional Amount for such Distribution Date;

            (xix) any expenses or indemnification amounts paid by the Trust, the specific purpose of each payment and the parties to whom such payments were made;

            (xx) for each Loan Group, the amount of Recovery;

            (xxi) any material modifications, extensions or waivers to Mortgage
      Loan terms, fees, penalties or payments since the previous Distribution
      Date;

            (xxii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans and any material breach of covenants hereunder; and

            (xxiii) the number and aggregate principal balance of any Mortgage
      Loans repurchased by the Depositor from the Trust since the previous
      Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificate, shall make available to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (iii) and
(iv) of Section 5.04(a), the amounts shall be expressed as a dollar amount per
Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the
Depositor, the information contained in the statement described in Section
5.04(a) for such Distribution Date.

            The Trustee will make the monthly statement to Certificateholders
(and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee's Internet website, initially located at "www.ctslink.com." The Trustee will also make available copies of the periodic reports the Trustee prepares and files with the Securities and Exchange
Commission, including distribution reports on Form 10-D, annual reports on Form
10-K, current reports on Form 8-K and amendments to these reports available through this website promptly (but no later than one Business Day) after they are filed with the Securities and Exchange Commission. Assistance in using this website can be obtained by calling the Trustee's customer service desk at (301)
815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the
Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such
Person, a statement containing the information set forth in clauses (iii), (iv)
and (ix) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury
Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury
Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC
Provisions including, but not limited to, (i) information to be reported to the
Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual
Certificate by the Trustee), (ii) information to be provided to the Holders of
Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each
REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code;
provided, however, that in setting forth the percentage of such assets of each
REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC
Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For
federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby.
Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury
Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2006, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury
Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner"
under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the
Class 1-A-R Certificate is hereby designated as the Tax Matters Person for each of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC. By its
acceptance of the Class 1-A-R Certificate such Holder irrevocably appoints the
Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC, Middle-Tier REMIC and the Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the
Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the
Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC, the Middle-Tier
REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on any
REMIC created hereunder. In particular:

            (a) The Trustee shall not create, or permit the creation of, any
"interests" in any REMIC created hereunder within the meaning of Code Section
860D(a)(2) other than the interests represented by the Regular Certificates, the
Residual Certificate, the Uncertificated Middle-Tier Interests and the
Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC created hereunder after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of a REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of any REMIC created hereunder any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02 or
2.04), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any of the Upper-Tier REMIC, the Middle-Tier REMIC or the Lower-Tier
REMIC and will not disqualify any REMIC created hereunder from treatment as a
REMIC; and, provided, further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates
and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-R, A-2-A-1, A-2-A-2, A-3-A-1, A-4-A-1, A-4-A-2,
A-4-A-3, A-4-A-4, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all
Certificates) and shall, on original issue, be executed by the Trustee and shall be authenticated and delivered by the Trustee to or upon the order of the
Depositor upon receipt by the Trustee of the documents specified in Section
2.01. The Classes of Certificates shall be available to investors in the minimum
Denominations of initial Certificate Balance or initial notional amount and the integral multiples in excess thereof as set forth in the Preliminary Statement.
The Senior Certificates (other than the Class 1-A-R Certificate) and the Class
B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such
Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate
Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate
Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the
Book-Entry Certificates shall at all times remain registered in the name of the
Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the
Depository shall maintain book-entry records with respect to the Certificate
Owners and with respect to ownership and transfers of such Book-Entry
Certificates; (C) ownership and transfers of registration of the Book-Entry
Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E)
the Trustee shall deal with the Depository as the representative of the
Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository
Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate
Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the
      Depository Participant or brokerage firm representing such Certificate
      Owner. Each Depository Participant shall only transfer Book-Entry
      Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If the Depository advises the Trustee in writing that the
      Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Trustee or the Depositor is unable to locate a qualified successor, the Trustee shall notify all Certificate
      Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive
      Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the
      Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of
      Definitive Certificates, the Trustee shall recognize the Holders of the
      Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the
Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of
Counsel shall not be an expense of the Trustee or the Depositor and (ii) the
Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit
G-2B, which certificates shall not be an expense of the Trustee or the
Depositor; provided that the foregoing requirements under clauses (i) and (ii)
shall not apply to a transfer of a Private Certificate between or among the
Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the
Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the
Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the
Trustee and the Servicer to the effect that the purchase or holding of such
ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA,
Section 4975 of the Code or Similar Law and will not subject the Trustee, the
Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a
Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an
Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or
Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect
Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such
Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in the Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in the Residual
Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in the
      Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
      Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in the Residual
      Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership
      Interest in the Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the
      Trustee has actual knowledge that the proposed transferee is not a
      Permitted Transferee, no transfer of any Ownership Interest in the
      Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in the Residual Certificate may be
      purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds the Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service
      Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in the Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of the Residual
      Certificate, then the prior Holder of the Residual Certificate that is a
      Permitted Transferee shall, upon discovery that the registration of transfer of the Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of the Residual Certificate. The
      Trustee shall be under no liability to any Person for any registration of transfer of the Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on the Residual
      Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of the Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on the Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of the Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any
      Ownership Interest in the Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal
      Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in the Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the
Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the
Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage
Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Servicer, the
Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the
Certificate Registrar or any agent of the Servicer, the Trustee or the
Certificate Registrar shall be affected by notice to the contrary.

                                  ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the
Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the
Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that
(a) the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (b) the
Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two
Business Days prior to the effective date thereof and shall provide the
Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer
and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the
Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the
provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or, in the case of the Servicer, pursuant to Section 7.05. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the
Trustee. No such resignation by the Servicer shall become effective until the
Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

            Section 7.05 Assignment or Delegation of Duties by the Servicer. The
Servicer shall have the right to assign its rights and delegate its duties and obligations hereunder; provided, however, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer hereunder from and after the date of such agreement;
and (ii) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency. In no case, however, shall any permitted assignment and delegation relieve the Servicer of any liability to the
Trustee or the Depositor under this Agreement, incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events
("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer
Custodial Account in the amount and manner provided herein so as to enable the
Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the
Depositor and the Trustee by the Holders of Certificates evidencing Voting
Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the
Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20, which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default shall not have been remedied by the Servicer, the Trustee may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all
Certificates affected thereby shall, by notice then given in writing to the
Servicer (and to the Depositor), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause
(e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof (other than the Servicer's right to recovery of the aggregate Servicing Fees due prior to the date of termination and other expenses and amounts advanced pursuant to the terms of this Agreement, which rights the Servicer will retain under all circumstances) and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the
Advance which the Servicer failed to make. On or after the receipt by the
Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the
Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the
Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency. All costs and expenses (including attorneys'
fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as
Servicer pursuant to this Section 8.01 shall be paid by the predecessor
Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the
Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any
Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any
Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee
During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each
Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this
Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the
Certificateholders, unless such Certificateholders shall have offered to the
Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an
Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon
Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) Within 90
days after the time the Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07.
Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances, (ii) the Trustee in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii)
under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the
Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given.
Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this
Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above.
The Trustee and such successor shall take such action, consistent with this
Agreement, as shall be necessary to effectuate any such succession. All
Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor
Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i)
a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            (d) The predecessor Servicer and successor Servicer shall notify the
Depositor and Trustee of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            Section 8.06 Notification to Certificateholders. Upon any
termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of
Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a
      Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
      Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default
      (other than a default in payment to the Trustee) specified in clauses (a)
      and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the
      Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds
      (including, without limitation, the making of any Advance as successor
      Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as
otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's
      Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
      nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by
      Holders of Certificates of any Class evidencing, as to such Class,
      Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans.
The recitals contained herein and in the Certificates (other than the execution of, and the authentication of, the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any
Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).
The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the
Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder
(other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property;
the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the
Depositor or the Servicer with any warranty or representation made under this
Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor
Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the
Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same rights it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee
hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any
State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by both S&P and Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at
any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all
Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use its best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the
Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use its best efforts to appoint a mutually acceptable successor
Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this
Agreement (other than pursuant to Section 3.19 hereunder). All costs associated with the appointment of a successor Trustee shall be paid to the Person that incurred them by the predecessor Trustee. Without limiting the predecessor
Trustee's obligation, if the predecessor Trustee fails to pay such costs, such costs shall be reimbursed by the Trust; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of
Section 9.06, all reasonable expenses incurred in complying with this Section
9.07 shall be reimbursed by the Trust to the Person that incurred them.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            The predecessor Trustee and successor Trustee shall notify the
Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the
Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee.
Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged
Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust
Estate, or any part thereof, and, subject to the other provision of this Section
9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Initially, the
Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the
Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an
Authenticating Agent. Each Authenticating Agent must be acceptable to the
Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation or banking association into which any Authenticating
Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any
time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the
Servicer and shall mail notice of such appointment to all Certificateholders.
Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as
compensation for its activities hereunder, shall be entitled to receive on each
Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a)
incurred in connection with any claim or legal action relating to (i) this
Agreement, (ii) the Certificates, or (iii) the performance of any of the
Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any ERISA Restricted
Certificate or Residual Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the
Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii);
provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the
Servicer, appoint one or more Custodians to hold all or a portion of the
Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article
IX, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Notwithstanding the foregoing, to the extent the Trustee appoints one or more Custodians with respect to more than 5% of the aggregate Pool Stated
Principal Balance, the Trustee shall cause such Custodian to prepare a separate assessment and attestation report, as contemplated by Section 3.19 of this
Agreement and deliver such report to the Trustee as set forth in Section 3.22 of this Agreement.

            Section 9.13 Paying Agents. The Trustee may appoint one or more
Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the
Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the
Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this
Agreement to a distribution by the Trustee or the furnishing of a statement to
Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent.
Each Paying Agent shall provide to the Trustee such information concerning the
Certificate Account as the Trustee shall request from time to time. Each Paying
Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United
States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any
Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the
Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the
Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the
Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of
Certificates. All rights of action and claims under this Agreement or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the
Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal
Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or
Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee
created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all
Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage
Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below), (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related
Mortgage Interest Rate on the unpaid principal balance of each Mortgage Loan
(including any Mortgage Loan as to which REO Property has been acquired) and
(iii) any Reimbursement Amount owed to the Trust pursuant to Section 2.04 or (b)
the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all
REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the
United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon (A) the aggregate Stated Principal Balance of the Mortgage
Loans as of such Final Distribution Date being less than 10% of the aggregate
Cut-off Date Pool Principal Balance and (B) the sum of clauses (a)(i) and (ii)
of the second preceding paragraph being less than or equal to the aggregate fair market value of the Mortgage Loans (other than any Mortgage Loan as to which REO
Property has been acquired) and the REO Properties; provided, however, that this clause (B) shall not apply to any purchase by the Depositor if, at the time of the purchase, the Depositor is no longer subject to regulation by the OCC, the
FDIC, the Federal Reserve or the OTS. Fair market value for purposes of this paragraph and the second preceding paragraph will be determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage
Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date
(which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust)
or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final
Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the
Trustee therein designated, (2) the amount of any such final payment and (3)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the office or agency of the Trustee therein specified. If the
Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the
Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph. Not less than five (5) Business Days prior to the Final Distribution Date, the Trustee shall notify the Depositor of the amount of any unpaid Reimbursement Amount owed to the Trust and the
Depositor shall deposit such amount in the Certificate Account not later than the Business Day preceding the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to
Certificateholders of the same Class, an amount equal to (i) as to each Class of
Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate and (ii) as to the Class
1-A-R Certificate, the amounts, if any, which remain on deposit (or are deemed to remain on deposit) in the Upper-Tier Certificate Sub-Account, the Middle-Tier
Certificate Sub-Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (i)
above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests and the Uncertificated Middle-Tier
Interests in the same manner as principal and interest are distributed to the
Uncertificated Lower-Tier Interests and the Middle-Tier Interests, respectively, as provided in Section 5.02.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the
Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust
Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the
Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the
Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as three separate REMICs at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC, the Middle-Tier
      REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders).
      The Trustee shall also specify such date in the final tax returns of the
      Upper-Tier REMIC, Middle-Tier REMIC and the Lower-Tier REMIC.

            (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC, the Middle-Tier REMIC and the Lower-Tier REMIC as REMICs
at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such
Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account (and deemed deposits into the Middle-Tier Certificate
Sub-Account and the Upper-Tier Certificate Sub-Account), provided, that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3
Certificates, the Class B-4 Certificates or the Class B-5 Certificates as
evidenced by a letter from each Rating Agency rating such Certificates to such effect, (v) to reduce the percentage of the aggregate Cut-off Date Pool
Principal Balance at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an
Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by
the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this
Agreement, provided that such action shall not, as evidenced by an Opinion of
Counsel, adversely affect in any material respect the interests of any
Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no
Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the
Depositor, the Servicer and the Trustee, with the consent of the Holders of
Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates;
provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel to the effect that such amendment would not subject any of the Upper-Tier REMIC, Middle-Tier REMIC or the
Lower-Tier REMIC to any tax or cause any of the Upper-Tier REMIC, the
Middle-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.
Notwithstanding any other provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received such Opinion of Counsel.

            Promptly after the execution of any such amendment or consent the
Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting
Rights, but only upon direction of the Trustee accompanied by an Opinion of
Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE
CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES
OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt ) to (a) in the case of the Depositor, Banc of
America Mortgage Securities, Inc., 214 North Tryon Street, Charlotte, North
Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in
the case of the Servicer, Bank of America, National Association, 475 Crosspoint
Parkway, Getzville, New York 14068-9000, Attention: Servicing Manager, with a copy to: Bank of America, National Association, 101 South Tryon Street,
Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial
Officer, (c) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98,
Columbia, Maryland 21046, Attention: BOAMS, Series 2006-B, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951, Attention: BOAMS, Series 2006-B, with a copy to Wells Fargo
Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: BOAMS, Series 2006-B, (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York
10041, Attention: Mortgage Surveillance Group, and (e) in the case of Fitch,
Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention:
Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such
Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the
intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate
Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the
Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other
Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the
Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the
Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate
Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the
Depositor's right, title and interest in and to the Mortgage Loans.

            Section 11.10 Insolvency. The Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in
Item 1.03 of Form 8-K with respect to any of the Servicer, Depositor or Trustee at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.

            Section 11.11 Regulation AB Compliance; Intent of Parties;
Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the
Servicer and the Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Trustee, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.


            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor

                                    By: /s/ Judy Lowman
                                       ---------------------------------------
                                       Name:  Judy Lowman
                                       Title: Senior Vice President

                                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                                       as Servicer

                                    By: /s/ Stephen A. Cummings
                                       ---------------------------------------
                                       Name:  Stephen A. Cummings
                                       Title: Senior Vice President

                                    WELLS FARGO BANK, N.A.,
                                       as Trustee

                                    By: /s/ Darron C. Woodus
                                       ---------------------------------------
                                       Name: Darron C. Woodus
                                       Title: Assistant Vice President


STATE OF KANSAS              )
                             )  ss.:
COUNTY OF JOHNSON            )

            On the 30th day of October,  2006,  before me, a notary  public in and for the State of Kansas,  personally appeared Judy Lowman, Banc of America
Mortgage Securities,  Inc. a Delaware  corporation,  known to me who, being by me duly sworn,  did depose and say that she is a Senior Vice  President of one of the parties that  executed the  foregoing  instrument;  and that she signed her name thereto by order of the Board of Directors of such corporation.

                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.


STATE OF _______        )
                        )  ss.:
COUNTY OF _______       )

            On the 30th day of October,  2006,  before me, a notary  public in and for the State of North Carolina,  personally appeared Stephen A. Cummings, known  to me who,  being by me duly  sworn,  did  depose  and say that he is a
Senior Vice  President of Bank of America,  National  Association,  a national
banking   association,   one  of  the  parties  that  executed  the  foregoing
instrument;  and that he  signed  his name  thereto  by order of the  Board of
Directors of such association.

                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.


STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF BALTIMORE     )

            On the 30th day of October,  2006,  before me, a notary  public in and for the State of Maryland,  personally appeared Darron C. Woodus, known to me who,  being by me duly  sworn,  did depose and say that he is an  Assistant
Vice President of Wells Fargo Bank, N.A., a national banking association,  one of the parties that executed the foregoing instrument;  and that he signed his name thereto by order of the Board of Directors of such association.

                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.


                                                                                                        THIS FILING IS CONTINUED